 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-264598
Primary Offering of
69,780,665 Shares of Class A Common Stock Issuable Upon the Exchange of New Common Units and Class V Common Stock
Secondary Offering of
94,278,420 Shares of Class A Common Stock
INSPIRATO INCORPORATED

This prospectus relates to the issuance by us of up to 69,780,665 shares of Inspirato Class A common stock, par value $0.0001 per share (“Class A Common Stock”) issuable upon the exchange of an equal number of New Common Units (as defined herein) and Inspirato Class V common stock, par value $0.0001 per share (“Class V Common Stock”) held by Continuing Inspirato Members. In addition, this prospectus relates to the resale by the selling securityholders named in this prospectus (or their permitted transferees) (the “Selling Securityholders”) of up to 94,278,420 shares of Class A Common Stock (including (i) 30,393,285 shares issued to the Blocker Shareholders (as defined herein) in connection with the Business Combination (the “Blocker Shares”), (ii) 2,747,500 Founder Shares (as defined herein), (iii) 60,647,438 shares issuable upon the exchange of New Common Units and Class V Common Stock held by certain Continuing Inspirato Members (the “Continuing Member Shares”), and (iv) 490,197 shares held by the Sponsor) (collectively, the “Offered Shares”).
The Selling Securityholders may sell any, all or none of the securities, and we do not know when or in what amount the Selling Securityholders may sell their securities hereunder following the date of this prospectus. The Selling Securityholders may sell the securities described in this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell their securities in the section titled “Plan of Distribution” appearing elsewhere in this prospectus.
We are registering the offer and sale of some of the Offered Shares to satisfy registration rights we have granted under the Registration Rights Agreement (as defined herein) between us and certain Selling Securityholders. We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will pay the expenses associated with registering the sales by the Selling Securityholders other than any underwriting discounts and commissions, as described in more detail in the section titled “Use of Proceeds” appearing elsewhere in this prospectus.
Of the 94,278,420 Offered Shares, 93,788,223 Offered Shares (of which the Blocker Shares and the Founder Shares are currently outstanding and the Continuing Member Shares are issuable upon the exchange of an equal number of shares of Class V Common Stock and New Common Units) are subject to certain lock-up restrictions, pursuant to our bylaws and the Registration Rights Agreement, and all of the 69,780,665 shares of Class A Common Stock issuable upon the exchange of New Common Units and Class V Common Stock are also subject to certain lock-up restrictions, pursuant to our bylaws, as described in more detail below under “Restrictions on the Resale of our Securities — Lock-Ups.”
Our Class A Common Stock is currently listed on The Nasdaq Global Market (“Nasdaq”) under the symbol “ISPO.”
We are an “emerging growth company,” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for this prospectus and for future filings.
Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning on page 6 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Prospectus dated May 9, 2022.

Neither we nor the Selling Securityholders have authorized any person to provide you any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, we and the selling securityholders hereunder may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings. The Selling Securityholders may use this prospectus to sell up to an aggregate of 94,278,420 shares of Class A Common Stock from time to time through any means described in the section entitled “Plan of Distribution.” We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Class A Common Stock issuable upon the exchange of New Common Units and Class V Common Stock.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. Before purchasing any securities, you should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus titled “Where You Can Find Additional Information.”
“Inspirato,” Inspirato logos and other trademarks, service marks, and trade names of Inspirato are registered and unregistered marks of Inspirato LLC. Trade names, trademarks and service marks of other

i

companies appearing in this prospectus are the property of their respective holders. We have omitted the ® and TM designations, as applicable, for the trademarks used in this prospectus.
Information contained in this prospectus concerning the market and the industry in which we compete, including our market position, general expectations of market opportunity and market size, is based on information from various third-party sources, on assumptions made by us based on such sources and our knowledge of the markets for our services and solutions. Any estimates provided herein involve numerous assumptions and limitations, and you are cautioned not to give undue weight to such information. Third-party sources generally state that the information contained in such source has been obtained from sources believed to be reliable; however, we have not verified the accuracy or completeness of third-party data. The industry in which we operate is subject to a high degree of uncertainty and risk. As a result, the estimates and market and industry information provided in this prospectus are subject to change based on various factors, including those described in the section entitled “Risk Factors — Risks Related to Our Business and Industry and Risks Related to an Investment in our Securities” and elsewhere in this prospectus.

FREQUENTLY USED TERMS
In this document:
“A&R Inspirato LLCA” means the Ninth Amended and Restated Limited Liability Company Agreement of Inspirato, approved and entered into in connection with the Business Combination.
“Assumed Inspirato Options” means options to purchase shares of Class A Common Stock following the Mergers (for the avoidance of doubt, not inclusive of any options that may be granted under the Inspirato 2021 Equity Incentive Plan).
“Blocker Merger Sub 1” means Passport Merger Sub I Inc., a Delaware corporation and wholly-owned subsidiary of Thayer.
“Blocker Merger Sub 2” means Passport Merger Sub II Inc., a Delaware corporation and wholly-owned subsidiary of Thayer.
“Blocker Merger Sub 3” means Passport Merger Sub III Inc., a Delaware corporation and wholly-owned subsidiary of Thayer.
“Blocker Mergers” means (i) the merger of KPCB Blocker with Blocker Merger Sub 1, with Blocker Merger Sub 1 as the surviving company and wholly-owned subsidiary of Thayer, (iii) the merger of IVP Blocker with Blocker Merger Sub 2, with Blocker Merger Sub 2 as the surviving company and wholly-owned subsidiary of Thayer, (iii) the merger of W Capital Blocker with Blocker Merger Sub 3, with Blocker Merger Sub 3 as the surviving company and wholly-owned subsidiary of Thayer, and (iv) any Non-Party Blocker Mergers (if any).
“Blockers” mean, collectively, W Capital Broker, IVP Blocker, KPCB Blocker and any Non-Party Blocker.
“Blocker Shareholders” mean, collectively, the shareholders of the Blockers.
“Board” means the Board of Directors of the Company.
“Business Combination” means the transactions contemplated by the Business Combination Agreement.
“Business Combination Agreement” means the Business Combination Agreement, dated as of June 30, 2021 and as may be further amended from time to time, by and among Thayer, Inspirato, the Merger Subs and the Blockers.
“Class A Common Stock” means Inspirato’s Class A Common Stock, par value $0.0001 per share, authorized under the Certificate of Incorporation.
“Class V Common Stock” means the Inspirato’s Class V Common Stock, par value $0.0001 per share, authorized under the Certificate of Incorporation.
“Closing” means the consummation of the Business Combination.
“Closing Date” means the date on which the Closing occurred.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company” means Inspirato Incorporated and its consolidated subsidiaries after the Closing.
“Inspirato Common Stock” means Class A Common Stock and Class V Common stock.
“Company Merger Sub” means Passport Company Merger Sub, LLC, a Delaware limited liability company.
“Company Merger” means the merger of Company Merger Sub into Inspirato, with Inspirato as the surviving company, resulting in Inspirato becoming a subsidiary of Thayer, which merger occurred immediately following the Blocker Mergers.

“Continuing Inspirato Members” means the Members of Inspirato LLC prior to the Closing, other than the Blockers.
“DGCL” means the Delaware General Corporation Law.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Founder Shares” means the 2,747,500 shares of Class A Common Stock that are outstanding as of the date of this prospectus that were issued upon the conversion of shares of Thayer Class B Common Stock in connection with the Business Combination and were originally purchased by the Sponsor in a private placement prior to the Thayer IPO.
“Inspirato Common Units” means the Common Units, as such term is defined in the Inspirato LLCA.
“Inspirato Convertible Preferred Units” means, collectively, the Series A-1 Convertible Preferred Units, Series A-2 Convertible Preferred Units, Series B Convertible Preferred Units, Series B-1 Convertible Preferred Units, Series C Convertible Preferred Units, Series D Convertible Preferred Units and Series E Preferred Units, as such terms are defined in the Inspirato LLCA.
“Inspirato LLC” means (i) prior to the Company Merger, Inspirato LLC, a Delaware limited liability company, and its consolidated subsidiaries, and (ii) following the Company Merger, Inspirato LLC, a Delaware limited liability company, and its consolidated subsidiaries, a subsidiary of the Company.
“Inspirato LLCA” means the Amended and Restated Limited Liability Company Agreement of Inspirato, dated as of February 9, 2020.
“Inspirato Options” means options to purchase Inspirato Units outstanding immediately prior to the consummation of the Mergers.
“Inspirato Units” means, collectively, the Inspirato Common Units and the Inspirato Convertible Preferred Units.
“IVP Blocker” means Inspirato Group, Inc., a Delaware corporation.
“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended.
“KPCB Blocker” means KPCB Investment I, Inc., a Delaware corporation.
“Member” means a limited liability company member of Inspirato.
“Mergers” means, collectively, the Blocker Mergers and the Company Merger.
“Nasdaq” means the Nasdaq Capital Market.
“New Common Units” means common units representing limited liability company interests of Inspirato following the Business Combination, which are non-voting economic interests in Inspirato.
“Non-Party Blocker” means each holder of Inspirato Units that was a corporate entity that was not a party to the Business Combination Agreement as of June 30, 2021 and, with Inspirato LLC’s consent, executed and delivered a joinder to the Business Combination Agreement prior to the Closing in accordance with the terms thereof.
“Non-Party Blocker Merger” means the merger of any Non-Party Blocker with and into a newly formed merger sub of Thayer at the effective time of the Blocker Mergers.
“PCAOB” means the U.S. Public Company Accounting Oversight Board.
“PIPE” means that certain private placement in the aggregate amount of approximately $87.5 million, consummated substantially concurrently with the consummation of the Business Combination, pursuant to those certain Subscription Agreements with Thayer, under which, subject to the conditions set forth therein, the PIPE Subscribers purchased 8,750,385 shares of Thayer Class A Common Stock at a purchase price of $10.00 per share.

“PIPE Shares” means an aggregate of 8,750,385 shares of Thayer Class A Common Stock issued to PIPE Subscribers in the PIPE.
“PIPE Subscribers” means the purchasers of the PIPE Shares pursuant to the Subscription Agreements.
“Private Warrants” means the warrants to purchase shares of Thayer Class A Common Stock purchased in a private placement in connection with the Thayer IPO.
“Certificate of Incorporation” means the certificate of incorporation of Company effective upon the Closing.
“Public Shares” means shares of Thayer Class A Common Stock issued as a component of the Thayer Units sold in the Thayer IPO (whether such shares were purchased in the Thayer IPO or in the secondary market following the Thayer IPO).
“Public Stockholders” means the holders of the Public Shares.
“Public Warrants” means the warrants included as a component of the Thayer Units sold in the Thayer IPO, each of which is exercisable for one share of Thayer Class A Common Stock, in accordance with its terms.
“Registration Rights Agreement” means that certain amended and restated registration and stockholder rights agreement, dated as of the Closing Date, between the Sponsor, certain holders of Thayer Class A Common Stock and certain Continuing Inspirato Members.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Sponsor” means Thayer Ventures Acquisition Holdings LLC, a Delaware limited liability company.
“Subscription Agreement” means each agreement, as amended, pursuant to which the PIPE Subscribers agreed to purchase, and Thayer agreed to issue and sell 8,750,385 PIPE Shares at a purchase price of $10.00 per share in the PIPE.
“Tax Receivable Agreement” means that certain tax receivable agreement, dated as of the Closing Date, between certain holders of Inspirato Units, owners of equity interests of the Blockers, and the Company, pursuant to which, among other things, the Company will pay to the other parties thereto 85% of certain tax benefits, if any, that the Company realizes.
“Thayer” means Thayer Ventures Acquisition Corporation, a Delaware corporation, and legal predecessor of Inspirato.
“Thayer Certificate of Incorporation” means Thayer’s amended and restated certificate of incorporation as in effect prior to the Closing.
“Thayer Class A Common Stock” means Thayer’s Class A Common Stock, par value $0.0001 per share, prior to the filing of the Certificate of Incorporation.
“Thayer Class B Common Stock” means Thayer’s Class B common stock, par value $0.0001 per share, prior to the filing of the Certificate of Incorporation.
“Thayer IPO” means Thayer’s initial public offering of units, consummated on December 15, 2020.
“Thayer Unit” means one share of Thayer Class A Common Stock and one half of a Warrant.
“Thayer Warrant Agreement” means that certain warrant agreement, dated December 10, 2020, by and between Thayer and Continental Stock Transfer & Trust Company.
“Trust Account” means the trust account that held the net proceeds of the Thayer IPO and a portion of the proceeds from the concurrent sale of the Private Warrants.

v

“Warrants” means whole warrants to purchase shares of Thayer Class A Common Stock as contemplated under the Thayer Warrant Agreement, with each whole warrant exercisable for one share of Thayer Class A Common Stock at an exercise price of $11.50 and refer to whole warrants to purchase shares of Class A Common Stock following the consummation of the Business Combination.
“W Capital Blocker” means W Capital Partners III IBC, Inc., a Delaware corporation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our and our management team’s hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:
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Our ability to recognize the anticipated benefits of the Business Combination;

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Changes in our strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects and plans;

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The implementation, market acceptance and success of our business model and growth strategy;

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Our expectations and forecasts with respect to the size and growth of the travel and hospitality industry;

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The ability of our services to meet customers’ needs;

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Our ability to compete with others in the luxury travel and hospitality industry;

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Our ability to grow our market share;

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Our ability to attract and retain qualified employees and management;

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Our ability to adapt to changes in consumer preferences, perception and spending habits and develop and expand its destination offerings and gain market acceptance of our services, including in new geographies;

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Our ability to develop and maintain our brand and reputation;

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Developments and projections relating to our competitors and industry;

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The impact of health epidemics, including the COVID-19 pandemic, on our business and the actions we may take in response thereto;

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The impact of the COVID-19 pandemic on customer demands for travel and hospitality services;

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Expectations regarding the time during which we will be an emerging growth company under the JOBS Act;

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The ability to maintain the listing of our Class A Common Stock and Warrants on Nasdaq;

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Our future capital requirements and sources and uses of cash;

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Our ability to obtain funding for our operations and future growth;

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Our business, expansion plans and opportunities; and

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Other factors detailed under the section entitled “Risk Factors.”

We caution you that the foregoing list does not contain all of the forward-looking statements made in this prospectus.
You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, operating results, financial condition and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.
Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Moreover, the forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. You should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

PROSPECTUS SUMMARY
The following summary highlights information contained elsewhere in this prospectus. It does not contain all the information you should consider before investing in our Class A Common Stock. You should read this entire prospectus carefully, including the sections titled “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Where You Can Find Additional Information,” “Unaudited Pro Forma Condensed Combined Financial Information,” and our consolidated financial statements and related notes included elsewhere in this prospectus, before making an investment decision. In this prospectus, unless the context requires otherwise, all references to “we,” “our,” “us,” “Inspirato,” and the “Company” refer to Inspirato Incorporated and its consolidated subsidiaries.
Overview
We are a subscription-based luxury travel company that provides unique solutions for (i) affluent travelers seeking superior service and certainty across a wide variety of accommodations and experiences and (ii) hospitality suppliers who want to solve pain points that include monetizing excess inventory and efficiently outsourcing the hassle involved in managing rental properties.
For travelers, we offer access to a diverse portfolio of curated luxury vacation options that, as of December 31, 2021, included over 425 private luxury vacation homes available exclusively to our subscribers, and accommodations at over 420 luxury hotel and resort partners in more than 230 destinations around the world. Our portfolio also includes Inspirato Only, featuring one-of-a-kind luxury safaris, cruises, and other experiences, and Bespoke, which offers custom-designed “bucket list” itineraries. Every Inspirato trip comes with our personalized service envelope — including pre-trip planning, on-site concierge, and daily housekeeping — designed to meet the needs of affluent travelers and drive exceptional customer satisfaction.
The mailing address of our principal executive office is 1544 Wazee Street Denver, CO 80202, and our telephone number is 303-586-7771.
Background
On February 11, 2022, Thayer, our legal predecessor and a special purpose acquisition company, consummated the previously announced Business Combination with Inspirato LLC, pursuant to which, upon the Blocker Mergers and the Company Merger, Inspirato LLC became a subsidiary of Thayer. The Business Combination was approved by Thayer’s stockholders at a meeting held on February 8, 2022. In connection with the closing of the Business Combination, among other things, Thayer changed its name to “Inspirato Incorporated”.
Upon consummation of the foregoing transactions, the Company’s organizational structure became what is commonly referred to as an umbrella partnership corporation (or UP-C) structure, which is often used by entities classified as a partnership for U.S. federal income tax purposes, such as Inspirato LLC, undertaking an initial public offering, an initial business combination with a SPAC or other going-public transactions. This UP-C structure allows the Continuing Inspirato Members to retain their equity ownership in Inspirato LLC in the form of New Common Units issued pursuant to the Business Combination. Each Continuing Inspirato Member also holds a number of shares of Class V Common Stock equal to the number of New Common Units held by such Continuing Inspirato Member, which has no economic value, but which entitles the holder thereof to one (1) vote per share at any meeting of the stockholders of Inspirato. Those institutional investors in Inspirato who, prior to the Business Combination, held Inspirato Units through a Blocker, by contrast, hold their equity ownership in Inspirato in the form of Class A Common Stock. See the section entitled “Risk Factors — Risks Related to Our Organizational Structure” for additional information on our organizational structure.
Our Certificate of Incorporation was amended and restated to, among other things, change Thayer’s name to “Inspirato Incorporated” and authorize the issuance of up to 1,000,000,000 shares of Class A Common Stock and 500,000,000 shares of Class V Common Stock. The A&R Inspirato LLCA provides unitholders in Inspirato LLC (other than the Company and its subsidiaries) the right to exchange New Common Units, together with the cancellation of an equal number of shares of Class V Common Stock, for an equal number of shares of Class A Common Stock (or cash), subject to certain restrictions set forth therein. For more information, see the section titled “Description of Securities.”
On February 14, 2022, our Class A Common Stock and Warrants, formerly those of Thayer, began trading on Nasdaq under the symbols “ISPO” and “ISPOW,” respectively.
Channels for Disclosure of Information
Investors, the media, and others should note that we announce material information to the public through filings with the SEC, the investor relations page on our website, press releases, our blog, our Twitter account, public conference calls, and webcasts.
The information disclosed by the foregoing channels could be deemed to be material information. As such, we encourage investors, the media, and others to follow the channels listed above and to review the information disclosed through such channels.
Any updates to the list of disclosure channels through which we will announce information will be posted on the investor relations page on our website.
Risk Factors Summary
Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this prospectus summary. The following is a summary of the principal risks we face:
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The COVID-19 pandemic and the impact of actions to mitigate the COVID-19 pandemic have materially adversely impacted and will continue to materially adversely impact our business, results of operations, and financial condition.

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We have a history of net losses and may not be able to achieve or sustain profitability.

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If we fail to retain existing subscribers or add new subscribers, our business, results of operations, and financial condition would be materially adversely affected.

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Our revenue growth rate has slowed, and it may not increase at the rates we anticipate in the future or at all.

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The hospitality market is highly competitive, and we may be unable to compete successfully with our current or future competitors.

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We may be unable to effectively manage our growth.

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Our subscriber support function is critical to the success of our business, and any failure to provide high-quality service could affect our reputation and ability to retain our existing subscribers and attract new subscribers.

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We may not be able to obtain sufficient new and recurring supply of luxury accommodations and experiences or to renew our existing supply of luxury accommodations and experiences.

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We have limited experience with our pricing models, particularly for Inspirato Pass, and may not accurately predict the long-term rate of subscriber adoption or renewal or the impact these will have on our revenue or results of operations.

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We depend on our key personnel and other highly skilled personnel, and if we fail to attract, retain, motivate or integrate our personnel, our business, financial condition and results of operations could be adversely affected.

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Our business depends on our reputation and the strength of our brand, and any deterioration could adversely impact our business, financial condition, or results of operations.

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As a result of recognizing revenue in accordance with GAAP, our financial statements may not immediately reflect changes in customer bookings, cancellations and other operating activities.

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The failure to successfully execute and integrate acquisitions could materially adversely affect our business, results of operations, and financial condition.

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We rely on consumer discretionary spending and any decline or disruption in the travel or hospitality industries or economic downturn would materially adversely affect our business, results of operations, and financial condition.

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The subscription travel market and the market for our subscription offerings is still relatively new, and if it does not continue to grow, grows more slowly than expected or fails to grow as large as expected, our business, financial condition and results of operations could be adversely affected.

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If we are unable to manage the risks presented by our international business model, our business, results of operations, and financial condition would be materially adversely affected.

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We have experienced and may continue to experience significant fluctuations in our results of operations, which makes it difficult to forecast our future results.

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The hospitality industry is subject to seasonal and cyclical volatility, which may contribute to fluctuations in our results of operations and financial condition.

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Our management has identified material weaknesses in our internal control over financial reporting and may identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, which may result in material misstatements of our financial statements or cause us to fail to meet our periodic reporting obligations.

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We face risks related to our intellectual property.

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Our storage, use, disclosure and other processing of personal data exposes us to risks of internal or external security breaches and incidents and could give rise to liabilities and/or damage to reputation.

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Unfavorable changes in, or interpretations or enforcement of, government regulations or taxation of the evolving hospitality, Internet and e-commerce industries could harm our operating results.

Implications of Being an Emerging Growth Company
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. As a result, the information we provide will be different than the information that is available with respect to other public companies that are not emerging growth companies. This may make it difficult or impossible to compare our financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions because of the potential differences in accounting standards used.
We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of Thayer’s initial public offering, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we qualify as a “large accelerated filer”, which, in addition to certain other criteria, means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter or (2) the date on which we have issued more than $1 billion in non-convertible debt securities during the prior three-year period.

THE OFFERING
Issuer
Inspirato Incorporated.
Issuance of Class A Common Stock
Up to 69,780,665 shares of Class A Common Stock issuable upon the exchange of an equal number of New Common Units and Class V Common Stock.
Class A Common Stock Outstanding
52,427,638.
Class V Common Stock Outstanding
69,780,665.
Class A Common Stock offered by the Selling Securityholders hereunder
Up to 94,278,420 shares of Class A Common Stock.
Use of Proceeds
We will not receive any proceeds from the sale of the Offered Shares. See the section titled “Use of Proceeds” for more information.
Risk Factors
See the section titled “Risk Factors” beginning on page 6 of this prospectus and other information included in this prospectus for a discussion of factors that you should consider carefully before deciding to invest in our securities.
Nasdaq Symbol
“ISPO” for our Class A Common Stock.
Exchange Rights
The Continuing Inspirato Members from time to time, may, subject to the terms of the A&R Inspirato LLCA, exchange their New Common Units, together with the corresponding shares of Class V Common Stock, for shares of Class A Common Stock, on a one-for-one basis. When a New Common Unit, together with a share of Class V Common Stock is exchanged for a share of Class A Common Stock, the corresponding shares of Class V Common Stock will be cancelled.
Lock-Up
Of the 94,278,420 Offered Shares, 93,788,223 Offered Shares (of which the Blocker Shares and the Founder Shares are currently outstanding and the Continuing Member Shares are issuable upon the exchange of an equal number of shares of Class V Common Stock and New Common Units) are subject to certain lock-up restrictions, pursuant to our bylaws and the Registration Rights Agreement, and all of the 69,780,665 shares of Class A Common Stock issuable upon the exchange of New Common Units and Class V Common Stock are also subject to certain lock-up restrictions, pursuant to our bylaws, as described in more detail below under “Restrictions on the Resale of our Securities — Lock-Ups.”
The number of shares of Inspirato Common Stock outstanding is based on 52,427,638 shares of Class A Common Stock and 69,780,665 shares of Class V Common Stock outstanding as of April 10, 2022 and excludes the following:
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Up to 8,624,800 shares of Class A Common Stock issuable upon exercise of the Public Warrants;

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The exchange of 69,780,665 New Common Units into an aggregate of 69,780,665 shares of Class A Common Stock and the surrender and cancellation of a corresponding number of shares of Class V Common Stock;

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7,642,024 shares of our Class A Common Stock issuable upon the exercise of options to purchase shares of our Class A Common Stock outstanding as of April 10, 2022, with a weighted average exercise price of $0.78 per share;

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Up to 17,002,919 shares of our Class A Common Stock reserved for future issuance under our 2021 Equity Incentive Plan (the “2021 Plan”); and

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Up to 3,415,625 shares of our Class A Common Stock reserved for future issuance under our 2021 Employee Stock Purchase Plan (the “ESPP”).

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks and uncertainties described below. Our business, operating results, financial condition or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material. If any of the risks actually occur, our business, operating results, financial condition and prospects could be adversely affected. In that event, the market price of our Class A Common Stock could decline, and you could lose part or all of your investment. The risks discussed below may not prove to be exhaustive and are based on certain assumptions that later may prove to be incorrect or incomplete. Inspirato may face additional risks and uncertainties that are not presently known, or that are currently deemed immaterial, which may also impair our business or financial condition. Unless the context otherwise requires, any reference in this section of this prospectus to “Inspirato,” “the Company,” “we,” “us” or “our” refers to Inspirato LLC and its consolidated subsidiaries prior to the consummation of the Business Combination and to Inspirato and its consolidated subsidiaries following the Business Combination.
Risks Related to our Business and Industry
The COVID-19 pandemic and the impact of actions to mitigate the COVID-19 pandemic have materially adversely impacted and will continue to materially adversely impact our business, results of operations, and financial condition.
The COVID-19 pandemic has severely restricted the level of economic activity around the world and is continuing to have an unprecedented effect on the global hospitality and travel industries. The global spread of COVID-19 has been and continues to be a complex and evolving situation. Governments, public institutions and other organizations have and continue to impose or recommend, at various times and degrees, that businesses and individuals implement restrictions on a wide array of activities to combat its spread, such as restrictions and bans on travel or transportation, limitations on the size of in-person gatherings, closures of, or occupancy or other operating limitations on, work facilities, hospitality facilities, schools, public buildings and businesses, cancellation of events, including sporting events, conferences and meetings, and quarantines and lock-downs. While many countries have begun the process of vaccinating their residents against COVID-19, the unprecedented scale and logistical challenges of vaccine distribution, as well as uncertainty over the efficacy of the vaccines against new variants of the virus, may contribute to delays in the loosening of restrictions and economic recovery and continued reluctance to travel. The COVID-19 pandemic, which has required and may continue to require cost reduction measures, has materially adversely affected our operating and financial results and will continue to materially adversely impact Inspirato’s long-term operating and financial results. In light of the evolving nature of COVID-19 and the uncertainty it has produced around the world, we do not believe it is possible to predict the COVID-19 pandemic’s cumulative and ultimate impact on its future business, results of operations, and financial condition. The extent of the impact of the COVID-19 pandemic on our business and financial results will depend largely on future developments, including:
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the continued duration and scope of the COVID-19 pandemic, as well as whether and to what extent additional variants or resurgences of the virus occur (including due to the Delta, Omicron and any other variants of the virus);

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the COVID-19 pandemic’s negative impact on global and regional economies and economic activities, including the duration and magnitude of its impact on unemployment rates and consumer discretionary spending;

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the COVID-19 pandemic’s short- and long-term impact on the demand for travel and for accommodations in our markets;

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the actions governments, businesses and individuals take in response to the COVID-19 pandemic, including quarantines and lock-downs, and limiting or banning travel and/or in-person gatherings;

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the effectiveness, availability and deployment of COVID-19 vaccines; and

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how quickly economies, travel activity and demand for accommodations recover after the COVID-19 pandemic subsides.

In addition, we cannot predict the impact that the COVID-19 pandemic will continue to have on our business partners and third-party vendors and service providers. We may continue to be materially adversely impacted as a result of the material adverse impacts our business partners and third-party vendors suffered previously and may suffer now and in the future. To the extent the COVID-19 pandemic continues to materially adversely affect Inspirato’s business, results of operations, and financial condition, it may also have the effect of heightening many of the other risk factors described herein.
We have a history of net losses and may not be able to achieve or sustain profitability.
We incurred net losses of $6.2 million, $0.5 million, and $22.2 million for the fiscal years ended December 31, 2019, 2020 and 2021, respectively. As of December 31, 2020, and December 31, 2021, we had an accumulated deficit of $184.7 million and $211.2 million, respectively. Our accumulated deficit and net losses historically resulted primarily from the substantial investments required to grow our business. We have invested significantly in efforts to grow our subscriptions, introduce new or expanded offerings, increase our marketing spend, expanded our operations and hire additional employees. In 2021 and thereafter, we incurred significant costs related to the Business Combination and operating as a public company after the consummation of the Business Combination. We expect to continue making significant investments in our business in the future. These efforts may prove more expensive than currently anticipated, and we may not succeed in increasing our revenue sufficiently to offset these higher expenses. In particular, the impacts of the COVID-19 pandemic on our business have also contributed to the losses incurred during 2020 and 2021 and we expect the ongoing economic impact from the COVID-19 pandemic to have a material adverse impact on our revenue and financial results for 2022. We cannot predict the future or long term effects of the COVID-19 pandemic on our business or operations or the ways that the pandemic or a future public health crisis may fundamentally alter the travel and hospitality industries.
If we fail to retain existing subscribers or add new subscribers, our business, results of operations, and financial condition would be materially adversely affected.
We have experienced significant subscriber growth over the past several years, particularly with respect to Inspirato Pass. Our continued business and revenue growth is dependent on our ability to retain existing subscribers and add new subscribers, and we cannot be sure that we will be successful in these efforts, or that subscriber retention levels will not materially decline. There are a number of factors that could lead to a decline in subscribers or that could prevent us from increasing our subscribers, including:
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our failure to deliver offerings that subscribers find attractive;

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our ability to achieve and sustain market acceptance, particularly with respect to Inspirato Pass;

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harm to our brand and reputation;

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pricing and perceived value of our offerings;

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subscribers engaging with competitive products and services;

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problems affecting subscribers’ experiences;

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a decline in the public’s interest in luxury travel;

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deteriorating general economic conditions or a change in consumer discretionary spending preferences or trends;

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political, social or economic instability, such as the ongoing geopolitical tensions related to Russia’s actions in Ukraine, resulting sanctions imposed by the U.S. and other countries, and retaliatory actions taken by Russia in response to such sanctions; and

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events beyond our control such as the COVID-19 pandemic, other pandemics and health concerns, increased or continuing restrictions on travel, immigration, trade disputes, and the impact of climate change on travel, including fires, floods, severe weather and other natural disasters, and the impact of climate change on seasonal destinations.

In addition, if our platform is not easy to navigate; subscribers have an unsatisfactory sign-up, search, booking or payment experience on our platform; the content on our platform is not displayed effectively to subscribers; we are not effective in engaging subscribers across its various offerings and tiers; or we fail to provide an experience in a manner that meets rapidly changing demand, we could fail to acquire first-time subscribers and fail to retain our existing subscribers.
As a result of these factors, we cannot be sure that our subscriber levels will be adequate to maintain or permit the expansion of our operations. A decline in subscriber levels could have an adverse effect on our business, financial condition, and operating results.
Our revenue growth rate has slowed, and it may not increase at the rates we anticipate in the future or at all.
We have experienced significant revenue growth in the past; however, our revenue growth has slowed in recent periods, and there is no assurance that historic growth rates will return. For the year ended December 31, 2021, our revenue increased compared to the year ended December 31, 2020, primarily due to the decreased demand for travel in 2020 due to the COVID-19 pandemic. For the year ended December 31, 2020, our revenue decreased significantly compared to the year ended December 31, 2019, as a result of the COVID-19 pandemic. Our future revenue growth depends on the growth of supply and demand for our offerings, and our business is affected by general economic and business conditions worldwide as well as trends in the global travel and hospitality industries. In addition, we believe that our revenue growth depends upon a number of factors, including:
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the COVID-19 pandemic and its impact on the travel and accommodations industries;

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our ability to retain and grow our number of subscribers;

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our ability to retain and grow the number of luxury accommodations and experiences we offer;

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events beyond our control such as pandemics and other health concerns, increased or continuing restrictions on travel and immigration, trade disputes, economic downturns, and the impact of climate change on travel, including fires, floods, severe weather and other natural disasters, and the impact of climate change on seasonal destinations;

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political, social or economic instability, such as the ongoing geopolitical tensions related to Russia’s actions in Ukraine, resulting sanctions imposed by the U.S. and other countries, and retaliatory actions taken by Russia in response to such sanctions;

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competition;

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the legal and regulatory landscape and changes in the application of existing laws and regulations or adoption of new laws and regulations that impact our business, and/or subscribers, including changes in tax, short-term occupancy, and other laws;

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the attractiveness of our offerings to current and prospective subscribers, including the degree to which we correctly anticipate trends in consumer travel preferences;

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the level of consumer awareness and perception of our brand;

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the level of spending on sales and marketing to attract subscribers;

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our ability to grow new offering tiers, such as Inspirato Pass, and to deepen our presence in certain geographies;

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timing, effectiveness, and costs of expansion and upgrades to our platform and infrastructure; and

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other risks described elsewhere in this prospectus.

A softening of demand, whether caused by events outside of our control, such as COVID-19, changes in subscriber preferences, any of the other factors described above, or in this prospectus will result in decreased revenue. If our revenue does not improve, we may not achieve profitability and our business, results of operations, and financial condition would be materially adversely affected.
The hospitality market is highly competitive, and we may be unable to compete successfully with our current or future competitors.
The market to provide hospitality services is very competitive and highly fragmented. In addition, the barriers to entry are low and new competitors may enter. Our current or potential competitors include global hotel brands, regional hotel chains, independent hotels, online travel agencies and home-sharing and rental services, and short term/vacation rental. Our competitors may adopt aspects of our business model, which could reduce our ability to differentiate our offerings. Additionally, current or new competitors may introduce new business models or services that we may need to adopt or otherwise adapt to in order to compete, which could reduce our ability to differentiate our business or services from those of our competitors. Increased competition could result in a reduction in revenue, fewer attractive properties, higher lease rates, higher costs, or reduced market share.
We believe we compete primarily on the basis of the quality of our residences, the variety and attractiveness of our residences, the quality of our subscribers’ experience through our concierge and planning services and other subscriber service, and brand identity. Competitive factors in our industry are subject to change, such as the increased emphasis on cleaning and social distancing due to the COVID-19 pandemic. If subscribers choose to use other competitive offerings in lieu of ours, our revenue could decrease, and we could be required to incur additional expenditures to compete more effectively. Any of these events or results could harm our business, operating results and financial condition.
In addition, some of our current or potential competitors, such as major hotel brands, are larger and have more resources than we do. Many of our current and potential competitors enjoy substantial competitive advantages, such as greater name recognition in their markets, well-established loyalty programs, longer operating histories and larger marketing budgets, as well as substantially greater financial, technical and other resources. Moreover, the hospitality services industry has experienced significant consolidation, and we expect this trend may continue as companies attempt to strengthen or hold their market positions in a highly competitive industry. Consolidation amongst our competitors will give them increased scale and may enhance their capacity, abilities, and resources, and lower their cost structures. In addition, our current or potential competitors may have access to larger developer, landlord or customer bases. As a result, our competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards, or landlord or customer requirements. Furthermore, because of these advantages, existing and potential landlords and subscribers might accept our competitors’ offerings, even if our offerings are superior in other regards. For all of these reasons, we may not be able to compete successfully against our current and future competitors.
We may be unable to effectively manage our growth.
We have experienced rapid growth, and we continue to pursue rapid growth in existing and new markets throughout the world. The number of our Active Subscribers increased from approximately 1,500 as of December 31, 2012 to 13,802 as of December 31, 2021. After our reduction in force as a result of the COVID-19 pandemic in March 2020, our worldwide employee base grew from 498 employees as of December 31, 2020 to 791 as of December 31, 2021. Our business is becoming increasingly complex due in part to the continued rapid evolution of the hospitality industry, the ongoing COVID-19 pandemic, our expansion into new markets, the increasing number of residences and hotels within our portfolio and changing local and national regulatory requirements. This increased complexity and rapid growth have demanded, and will continue to demand, substantial resources and attention from our management. We may need to increase headcount and hire additional specialized personnel in the future as we pursue our growth objectives. For example, we may need to hire, train and manage additional qualified data scientists, website and app developers, software engineers, financial operations and accounting personnel, and sales and marketing staff to properly manage our growth. When we enter or expand operations in a particular city, we may also need to hire a substantial number of staff to effectively manage the new operations, including staff to research local laws and regulations and monitor legal compliance. If our new hires are not available when needed or perform poorly, or if we are unsuccessful in hiring, training, managing and integrating new employees or if we are unsuccessful in retaining existing employees, we may not be able to meet our business and growth objectives.
Our subscriber support function is critical to the success of our business, and any failure to provide high-quality service could affect our reputation and ability to retain our existing subscribers and attract new subscribers.
Our ability to provide high-quality support to our subscribers is important for the growth of our business and any failure to maintain such standards of subscriber support, or any perception that we do not provide high-quality service, could affect our ability to retain and attract subscribers. Meeting the support expectations of our subscribers requires significant time and resources from our support team and significant investment in staffing and technology. In particular, many travel reservations made through us include planning assistance, daily housekeeping, related property services and a local concierge to assist subscribers during their travel. If we or our third-party services providers fail to provide these services in a high-quality manner, or these services are not commensurate with those offered by other luxury travel providers such as hotel brands, our brand would be harmed. In addition, as we expand the destinations offered to our subscribers, particularly outside of North America and Europe, we need to be able to provide effective support that meets subscribers’ expectations in a variety of countries and languages.
Our local support is performed by a combination of our internal teams and third-party service providers. We rely on our internal teams and these third parties to provide timely, responsive and high-quality service to our subscribers. Reliance on these third parties requires that we provide proper guidance and training for their employees, maintain proper controls and procedures for interacting with our subscribers, and ensure acceptable levels of quality and subscriber satisfaction are achieved.
We rely on information provided by subscribers and are at times limited in our ability to provide adequate support or help subscribers resolve issues due to our lack of information or control of local third-party staff. To the extent that subscribers are not satisfied with the timeliness, responsiveness or quality of our support, we may not be able to retain subscribers, and our reputation and brand, as well as our business, results of operations, and financial condition, could be materially adversely affected.
Providing support that is timely, responsive and high-quality is costly, and we expect such cost to continue to rise in the future as we grow our business.
We may not be able to obtain sufficient new and recurring supply of luxury accommodations and experiences or to renew our existing supply of luxury accommodations and experiences.
We continually pursue entering into additional leases, adding residences to existing leases, and renewing and extending current leases as well as other occupancy arrangements with property owners, resorts, hotels and developers. If we fail to secure or renew leases or other occupancy arrangements for attractive luxury properties, resorts, and hotels, we will not be able to expand our portfolio of locations and may not achieve our growth and financial forecasts.
We may not be able to add sufficient properties that meet our brand standards at an acceptable cost to meet our strategic goals and financial forecasts. Due to the number of properties that we have already secured under leases or other occupancy arrangements in many locations and our emphasis on providing a luxury travel experience, we may find it more difficult to find additional attractive properties in those markets. In certain international markets, we have less experience and fewer real estate staff, and local regulations and real estate industry practices (including customary lease provisions and governing law) may make it more difficult to identify properties that are consistent with our brand and standards. Even where we identify suitable properties, we may not be able to negotiate leases or other occupancy arrangements on commercially reasonable terms or at all or may incur additional expenses engaging local counsel to assist with lease or other occupancy arrangement negotiations. Our leases and other occupancy arrangements are often complex and require substantial time to negotiate, which makes forecasting our revenue from new properties more difficult.
Even where we succeed in signing a lease for a new property, the landlord or developer may be unable or unwilling to deliver the property at the time provided for, or we may encounter other unforeseen delays, such as constructions delays in the case of new developments or in preparing the property for initial subscriber stays. Many newly leased properties become available for subscriber stays only after a considerable period of time, which increases the risk of unforeseen delays in recognizing revenue from such properties. In addition, the success of any new property will depend on our ability to integrate it into existing operations and successfully market it to our subscribers. Newly leased properties could be more difficult or expensive to onboard, have undisclosed conditions that result in unanticipated expenses or claims against us for which we may have little or no effective recourse against the landlord, or otherwise may not provide their anticipated benefits.

In addition to providing luxury accommodations, our business also depends on our ability to provide high-quality, personalized service including travel planning, on-site concierges, daily housekeeping and unique travel experiences. If we are not successful in providing high-quality, luxury experiences to our subscribers, the perceived benefits of subscriptions may decrease and our business, financial condition and operating results may be adversely impacted.
We have limited experience with our pricing models, particularly for Inspirato Pass, and may not accurately predict the long-term rate of subscriber adoption or renewal or the impact these will have on our revenue or results of operations.
We generate revenue primarily from travel bookings and subscriptions to our Inspirato Club and Inspirato Pass offerings. Our subscriptions provide varying degrees of travel booking rights, and additional bookings and travel-related services are available on an ad-hoc basis. We have limited experience with respect to determining the optimal prices and pricing models for our subscription plans and other travel-related services, particularly with respect to our newer offerings such as Inspirato Pass, which launched in 2019 and experienced significant disruption in 2020 due to the COVID-19 pandemic. As the markets for our offerings mature, as we create new offerings, or as new competitors introduce competing offerings, we may be unable to attract new subscribers or retain existing subscribers at the same price or based on the same pricing model as we have used historically.
We also have limited experience in determining complementary offerings to provide in conjunction with our subscription plans and which to offer as add-on offerings. Our limited experience in determining the optimal manner in which to bundle our various offerings could reduce our ability to capture the value delivered by our offerings, which could adversely impact our business, results of operations, and financial condition.
We depend on our key personnel and other highly skilled personnel, and if we fail to attract, retain, motivate or integrate our personnel, our business, financial condition and results of operations could be adversely affected.
Our success depends to a significant degree on the retention of our founders, senior management team, key technical, financial and operations employees and other highly skilled personnel. Our success also depends on our ability to identify, hire, develop, motivate, retain and integrate highly qualified personnel for all areas of our organization. We may not be successful in attracting and retaining qualified personnel to fulfill our current or future needs, and future governmental or regulatory orders related to COVID-19, which remain uncertain and cannot be predicted, may also impact our employee retention. Members of our management team or other key employees may terminate their employment with us at any time, and it may be difficult to find suitable replacements on a timely basis, on competitive terms or at all. If we are unable to attract and retain the necessary personnel, particularly in critical areas of our business, we may not achieve our strategic goals.
We face intense competition for highly skilled personnel, especially in Denver, Colorado, where we maintain our headquarters. To attract and retain qualified personnel, we have had to offer, and we believe we will need to continue to offer, competitive compensation and benefits packages. Job candidates and existing personnel often consider the value of the equity awards they receive in connection with their employment. If the perceived value of our equity awards declines, we may adversely affect our ability to attract and retain highly qualified personnel. We may need to invest significant amounts of cash and equity to attract and retain new employees and expend significant time and resources to identify, recruit, train and integrate such employees, and we may never realize returns on these investments. If we are unable to effectively manage our hiring needs or successfully integrate new hires, our efficiency, ability to meet forecasts and employee morale, productivity and retention could suffer, which could adversely affect our business, financial condition and results of operations.
Our business depends on our reputation and the strength of our brand, and any deterioration could adversely impact our business, financial condition, or results of operations.
Our business depends on our reputation and the strength of our brand as a provider of luxury accommodations and experiences. We believe that the strength of our brand is particularly important to our ability to attract and retain subscribers and to compete for attractive new properties. Many factors can affect our reputation and the value of our brand, including our level of service, safety of our subscribers, our approach to health and cleanliness, publicized incidents in or around our properties, ability to protect and use our brand and trademarks, levels of marketing, and the prevalence of other luxury accommodations and experiences in the destinations we serve. In addition, our brand and reputation could be harmed if we fail to act responsibly or is perceived as not acting responsibly, or fail to comply with regulatory requirements as interpreted by certain governments or agencies thereof in a number of other areas, such as safety and security, data security, privacy practices, provision of information about users and activities on our platform, sustainability, human rights, diversity, non-discrimination, and support for employees and local communities.
Reputational value is also based on perceptions, and broad access to social media makes it easy for anyone to provide public feedback that can influence perceptions of us, our brand and our properties and experiences. We may be difficult to control or effectively manage negative publicity, regardless of whether it is accurate. Social media compounds the potential scope of the negative publicity that could be generated and the speed with which such negative publicity may spread. Our efforts to preserve and enhance consumer awareness of our brands may not be successful, and even if we are successful in our branding efforts, such efforts may not be cost-effective or as efficient as they have been historically, resulting in increased customer acquisition costs.
Our brand and reputation may suffer as a result of any failure to provide service to our subscribers that is commensurate with their expectations. Subscriber complaints or negative publicity about our company, properties, experiences or services could diminish subscribers’ confidence in us or our brand and impair our relationships with landlords, regulators and other governmental authorities, third-party partners, and others that are important or impactful to our business. Effective subscriber service requires significant personnel and technology expense, and this expense, if not managed properly, could significantly impact our profitability. Failure to manage or train subscriber service representatives properly could compromise our ability to provide travel and experiences that are acceptable to our subscribers. We also rely on third-party companies to provide some subscriber services, including trip planning assistance, concierge services, daily housekeeping and related property services. We do not directly control these companies or their personnel. Negative publicity related to any of our third-party partners, including publicity related to quality standards or safety concerns, could adversely affect our reputation and brand, and could potentially lead to increased regulatory or litigation exposure. We may also be the subject of blog, social media or forum postings that include inaccurate or negative statements about our properties or services or our business in general that create negative publicity. Any deterioration of our brand could adversely impact our business, financial condition, or results of operations.
As a result of recognizing revenue in accordance with GAAP, our financial statements may not immediately reflect changes in customer bookings, cancellations and other operating activities.
We experience a difference in timing between when a booking is made for travel and when we recognize revenue, which occurs upon check-in. The effect of significant downturns in bookings in a particular quarter may not be fully reflected in our results of operations until future periods because of this timing in revenue recognition. Our booking metrics are also not necessarily reflective of revenue in a specific time period as a result of potential cancellations between booking and check-in. For example, the COVID-19 pandemic resulted in cancellations of bookings and those bookings were not recognized as revenue until the trips were taken.
The failure to successfully execute and integrate acquisitions could materially adversely affect our business, results of operations, and financial condition.
One element of our growth strategy is to acquire businesses. We may expend significant cash or incur substantial debt to finance such acquisitions, which indebtedness could result in restrictions on our business and significant use of available cash to make payments of interest and principal. In addition, we may finance acquisitions by issuing equity or convertible debt securities, which could result in further dilution to our stockholders. We may enter into negotiations for acquisitions that are not ultimately consummated. Those negotiations could result in diversion of management time and significant out-of-pocket costs. If we fail to evaluate and execute acquisitions successfully, our business, results of operations, and financial condition could be materially adversely affected.

In addition, we may not be successful in integrating acquisitions or the businesses we acquire may not perform as well as we expect. Any future failure to manage and successfully integrate acquired businesses could materially adversely affect our business, results of operations, and financial condition. Acquisitions involve numerous risks, including the following:
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difficulties in integrating and managing the combined operations, technology platforms, or offerings of the acquired companies and realizing the anticipated economic, operational, and other benefits in a timely manner, which could result in substantial costs and delays, and failure to execute on the intended strategy and synergies;

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failure of the acquired businesses to achieve anticipated revenue, earnings, or cash flow;

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diversion of management’s attention or other resources from our existing business;

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our inability to maintain the business relationships of acquired businesses;

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uncertainty of entry into businesses or geographies in which we have limited or no prior experience or in which competitors have stronger positions;

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unanticipated costs associated with pursuing acquisitions or greater than expected costs in integrating the acquired businesses;

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responsibility for the liabilities of acquired businesses, including those that were not disclosed to us or exceed our estimates, such as liabilities arising out of the failure to maintain effective data protection and privacy controls, and liabilities arising out of the failure to comply with applicable laws and regulations, including short-term occupancy and tax laws;

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difficulties in or costs associated with assigning or transferring to us the acquired companies’ intellectual property or its licenses to third-party intellectual property;

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inability to maintain our culture and values, ethical standards, controls, procedures, and policies;

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challenges in integrating the workforce of acquired companies and the potential loss of key employees of the acquired companies;

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challenges in integrating and auditing the financial statements of acquired companies that have not historically prepared financial statements in accordance with GAAP; and

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potential accounting charges to the extent goodwill and intangible assets recorded in connection with an acquisition, such as trademarks, business relationships, or intellectual property, are later determined to be impaired and written down in value.

We rely on consumer discretionary spending and any decline or disruption in the travel and hospitality industries or economic downturn would materially adversely affect our business, results of operations, and financial condition.
Our business is particularly sensitive to trends in the travel, real estate and vacation rental markets, and trends in the general economy, which are all unpredictable. Travel, including accommodation, is significantly dependent on discretionary spending levels. As a result, sales of travel services tend to decline during general economic downturns, recessions and times of political or economic uncertainty as consumers engage in less discretionary spending, are concerned about unemployment or inflation, have reduced access to credit or experience other concerns or effects that reduce their ability or willingness to travel. Leisure travel in particular, which accounts for substantially all of our current business, is dependent on discretionary consumer spending levels. Downturns in worldwide or regional economic conditions, such as the current downturn resulting from the COVID-19 pandemic and the ongoing geopolitical tensions related to Russia’s actions in Ukraine, have led to some decrease in leisure travel and travel spending, and similar downturns in the future may materially adversely impact demand for our offerings. Such a shift in consumer behavior could materially adversely affect our business, results of operations, and financial condition. Our operating results, to the extent they reflect changes in the broader travel, real estate and vacation rental industries, may be subject to significant fluctuations.

The subscription travel market and the market for our subscription offerings is still relatively new, and if it does not continue to grow, grows more slowly than expected or fails to grow as large as expected, our business, financial condition and results of operations could be adversely affected.
We offer a distinctive type of luxury travel service for which the market is still relatively new, and it is uncertain to what extent market acceptance will continue to grow, if at all. Our success will depend on the willingness of potential subscribers and the market at large to adopt our particular model of luxury travel, which differs from both traditional hotels and home-sharing or rental marketplaces. In many geographies, including geographies that we hope to enter in the future, the market for our subscription-based luxury travel is unproven, with little data or research available regarding the market and industry. If potential subscribers do not perceive our accommodations or experiences as compelling, or choose different accommodations due to concerns regarding safety, the availability of on-site staffing, amenities or services associated with traditional hotels, affordability or other reasons, then the market for our luxury travel may not further develop, may develop more slowly than expected or may not achieve our expected growth potential. Such outcomes could adversely affect our business, financial condition and results of operations. Additionally, our ability to develop the market in which we operate will depend to a substantial extent on the willingness of landlords and property developers to enter into leases, property development or other occupancy arrangements with us, and our ability to operate in markets without clear or well-established regulations covering properties used in our business. Regulation of short-term occupancy is an evolving field, and in numerous localities, local regulations have been adopted in recent years that seek to discourage short-term occupancy. Moreover, homeowners’ associations and other associations in communities where our properties are located may seek to restrict limit the ability of landlords to enter into lease agreements with companies such as us. Additionally, the majority of our revenue is driven by our subscription offerings, and the adoption of subscription models in the travel industry is relatively new. For example, Inspirato Pass was first launched in 2019. If customers do not shift to subscription travel models and subscription travel services do not achieve widespread adoption, or if there is a reduction in demand for subscription travel services, our business, financial condition, and results of operations could be adversely affected. For these and other reasons, we may be unable to accurately predict the demand for and the supply of potential units in certain markets, which could cause us to spend more in a certain market than is justified by the resulting revenues, or to miss our financial targets, and could otherwise harm our business.
If we are unable to manage the risks presented by our international business model, our business, results of operations, and financial condition would be materially adversely affected.
We have leased properties, work with hotel and resort partners, and offer Inspirato Only Experiences around the world and continue to expand our operations. Currently, we feature destinations in the U.S., Canada, Europe, Central and South America, the Caribbean and Oceania, and plan to continue our efforts to expand internationally, including in jurisdictions where we do not currently operate to a significant degree, such as many countries in Europe, Asia, South America and Oceania. Operating in international markets also requires significant management attention and financial resources. Due to the COVID-19 pandemic, international travel restrictions and other regulations related to the pandemic are regularly and rapidly changing, causing disruptions to travel plans. For example, one of the 2021 African Safari and Winelands Inspirato Only Experiences was postponed, likely to be rescheduled for 2022 or 2023, following South Africa implementing level 4 lockdown regulations, as a result of the COVID-19 pandemic.
Expansion into new international emerging markets may have risks due to factors specific to those markets. Emerging markets are countries which have less developed economies and may be vulnerable to economic and political instability, such as significant fluctuations in gross domestic product, interest and currency exchange rates, civil disturbances, government instability, nationalization and expropriation of private assets, trafficking and the imposition of taxes or other charges by governments. The occurrence of any of these events in markets where we operate, and the resulting instability may adversely affect our business.
We have expanded and expect to continue to expand our service to countries in the Caribbean and Latin America and possibly other jurisdictions throughout the world, some of which have less developed legal systems, financial markets, and business and political environments than the U.S., and therefore present greater political, legal, regulatory, economic and operational risks. We have emphasized legal compliance and have implemented and continue to implement and refresh policies, procedures and certain ongoing training of employees with regard to business ethics and compliance, anti-corruption laws and policies and many other key legal requirements; however, there can be no assurance our employees or third party service providers in such locations will adhere to our code of business conduct, anti-corruption law and policies, other Company policies, or other legal requirements. If we fail to enforce our policies and procedures properly or maintain adequate record-keeping and internal accounting practices to accurately record our transactions, we may be subject to sanctions. In the event we believe or have reason to believe our employees have or may have violated applicable laws or regulations, we may be subject to investigation costs, potential penalties and other related costs which in turn could negatively affect our reputation, and our results of operations and cash flow.
Managing a multinational organization is difficult, time consuming and expensive, and any international expansion efforts that we undertake may not be profitable in the near or long term or otherwise be successful. We have limited operating experience in many foreign jurisdictions and are making significant investments to build our international operations. Conducting international operations subjects us to risks that we generally do not face in the U.S. These risks include:
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costs, resources and uncertainties associated with tailoring our services in international jurisdictions as needed to better address the needs of subscribers;

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costs and risks associated with local and national laws and regulations governing zoning, hotels and other accommodations, accessibility, property development and rental, health and safety, climate change and sustainability, and employment;

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differences in local real estate and hotel industry practices, including leasing and hotel transaction terms, that may make it difficult for us to add properties on satisfactory terms or that may require higher than expected upfront payments or other costs;

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operational and compliance challenges caused by distance, language, and cultural differences;

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costs and risks associated with compliance with international tax laws and regulations;

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costs and risks associated with compliance with the U.S. Foreign Corrupt Practices Act and other laws in the U.S. related to conducting business outside the U.S., as well as the laws and regulations of non-U.S. jurisdictions governing bribery and other corrupt business activities;

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being subject to other laws and regulations, including laws governing online advertising and other Internet activities, email and other messaging, collection, use, and other processing of personal data and other content, ownership of intellectual property, taxation and other activities important to our online business practices;

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political, economic, and social instability, war (including ongoing geopolitical tensions related to Russia’s actions in Ukraine, resulting sanctions imposed by the U.S. and other countries, and retaliatory actions taken by Russia in response to such sanctions), armed conflict, or terrorist activities;

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competition with companies that understand the local market better than we do or who have pre-existing relationships with landlords, property developers, regulators and travelers in those markets; and

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reduced or varied protection for intellectual property rights in some countries.

We cannot guarantee that our international expansion efforts in any or multiple territories will be successful. The investment and additional resources required to establish operations and manage growth in other countries may not produce desired levels of revenue or profitability and could instead result in increased costs.
We have experienced and may continue to experience significant fluctuations in our results of operations, which make it difficult to forecast our future results.
Our results of operations have historically varied from period-to-period and we expect that our results of operations will continue to fluctuate for a variety of reasons, many of which are outside of our control and difficult to predict. We experience seasonal fluctuations in our financial results. Because our results of operations may vary significantly from quarter-to-quarter and year-to-year, the results of any one period should not be relied upon as an indication of future performance. Our revenue, expenses, operating results and cash flows, as well as our key operating metrics, have fluctuated from quarter-to-quarter in the past and are likely to continue to do so in the future. These fluctuations are due to, or may result from, many factors, including:
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the quantity of our accommodations;

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the timing and success of changes in amenities and services;

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the impact of the COVID-19 pandemic or other public health crises on demand for our accommodations, and on our operating expenses and capital requirements;

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the introduction and performance of new properties, experiences, amenities, technologies and services, including how quickly new properties are ready for booking by subscribers and the degree to which we correctly anticipates trends in consumer travel preferences;

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the timing, cost and success of advertising and marketing initiatives;

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the amount and timing of financing activities, operating expenses and capital expenditures;

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changes in prevailing lease rates for attractive properties, and any adjustments in rental rates under existing leases;

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changes in cash flow due to lease renewals and amendments and new lease acquisitions and property onboardings;

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changes in cash flow due to the seasonal nature of vacation travel and the unpredictability of subscriber cancellations;

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economic instability in major markets, and fluctuations in exchange rates;

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geopolitical uncertainty and instability, such as the ongoing geopolitical tensions related to Russia’s actions in Ukraine, resulting sanctions imposed by the U.S. and other countries, and retaliatory actions taken by Russia in response to such sanctions;

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the introduction of new properties, amenities or services by our competitors;

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declines or disruptions in the hospitality industry, particularly in cities or regions where we have significant operations;

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changes in the timing of holidays or other vacation events;

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unanticipated disruptions or costs due to regulatory issues, including changes in hospitality laws, hotel regulations, or zoning or accessibility laws;

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litigation and settlement costs, including unforeseen attorneys’ fees and costs;

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new accounting pronouncements and changes in accounting standards or practices, particularly any affecting the recognition of revenue as well as accounting for leases;

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new laws or regulations, or new interpretations of existing laws or regulations, that harm our business or restrict the hospitality industry, travel, the Internet, e-commerce, online payments or online communications; and

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other risks described elsewhere in this prospectus.

Fluctuations in operating results may, particularly if unforeseen, cause us to miss projections we may have provided to the public. In addition, a significant portion of our expenses and investments are fixed and such fluctuations in operating results may cause us to face short-term liquidity issues, impact our ability to retain or attract key personnel or expand our portfolio of properties, or cause other unanticipated issues.
The hospitality industry is subject to seasonal and cyclical volatility, which may contribute to fluctuations in our results of operations and financial condition.
The hospitality industry is seasonal in nature. The periods during which our properties experience higher occupancy vary from property to property, depending principally upon their location, type of property and competitive mix within the specific location, and may change with changes in overall availability of lodging and hospitality options within a local market. Based on historical results, we generally expect our revenues to be lower in the second quarter of each year than in each of the three other quarters. In addition, the hospitality industry is cyclical, and demand generally follows the general economy on a lagged basis. The hospitality industry as a whole experienced a downturn driven by the COVID-19 pandemic. We have entered into a recovery phase as vaccines and treatments become more widely available and travel restrictions abate. However, this recovery may not progress to the degree expected. The seasonality and cyclicality of our industry may contribute to fluctuations in our results of operations and financial condition.
Our leases may be subject to premature termination, which can be disruptive and costly.
Our leases or management contracts may be subject to premature termination in certain circumstances, such as the bankruptcy of a developer or landlord, noncompliance with underlying covenants governing the property, or, under some agreements, failure to meet specified financial or performance criteria, which we may fail or elect not to waive or cure, or, in certain leases, termination for convenience by a landlord by providing us prior notice (typically one year). Some of our leased properties have been pledged as collateral for mortgage loans entered into by the owners of the properties when those properties were purchased or refinanced. If those owners cannot repay or refinance maturing indebtedness on favorable terms or at all, such owners may declare bankruptcy and/or lenders could declare a default, accelerate the related debt, and foreclose on the subject property. Such foreclosures or bankruptcies could in some cases result in the termination of our leases and eliminate our anticipated income and cash flows, which could have a significant negative effect on our results of operations. Landlords or other business partners may also assert the right to terminate leases or other significant contracts even where the agreements do not provide such a right. If terminations occur for these or other reasons, we may need to enforce our right to damages for breach of contract and related claims, which may cause us to incur significant legal fees and expenses. Any damages we ultimately collect could be less than the projected future value of the revenues and income we would have otherwise generated from the property. For example, if a landlord breaches a lease agreement by terminating without cause, we may choose not to or it may be financially impractical to enforce lease provisions requiring such landlord to pay an administrative fee plus the cost of relocating reservations, and we may choose to settle for a lower amount. Premature terminations of significant agreements could hurt our financial performance or our ability to grow our business.
In addition, our ability to negotiate favorable terms to extend an expiring lease or to secure an alternate location will depend on then-prevailing conditions in the real estate market, such as overall rental cost increases, competition from other would-be tenants for desirable leased spaces, our relationships with current and prospective building owners and landlords, and other potential factors that are not within our control. If we are not able to renew or replace an expiring lease, we will incur significant costs related to vacating that space and developing alternative space, if any.
The relatively long-term and fixed-cost nature of our leases may limit our operating flexibility and could adversely affect our liquidity and results of operations.
We currently lease most of our properties. Our obligations to landlords under these agreements extend for periods that frequently significantly exceed the duration of customers’ subscriptions, often by several years.
Our leases generally provide for fixed monthly payments that are not tied to occupancy rates or revenues, and our leases typically contain minimum rental payment obligations. As a result, if we are unable to maintain sufficient occupancy rates, our lease expenses may not be sufficiently offset by our revenue from subscribers. In addition, we may not be able to lower our fixed monthly payments under our leases in an amount sufficient to offset any revenue lost as a result of future prices that we charge our subscribers, which may also reduce our margins and cash flow. In any such event, we would not have the ability to reduce our rent under the lease or otherwise terminate the lease in accordance with our terms.
We have limited flexibility to rapidly alter our portfolio of properties and our lease commitments in response to changing circumstances. Leases require substantial time to negotiate, and there is often a significant delay between a lease signing and the availability of a property to our subscribers. In addition, our leases generally require the landlord’s consent to assign the lease or sublease the property, which may not be granted or may be granted only on unfavorable terms. Even if we are able to assign or sublease an unprofitable property, we may incur significant costs, including transaction costs associated with finding and negotiating with potential transferees, upfront payments or other inducements, costs to restore the property to our previous condition, and other costs to exit the property.
Moreover, our leases contain a variety of contractual rights and obligations that may be subject to interpretation. Our interpretations of our leases are sometimes disputed by landlords, which result in expensive and disruptive litigation in some instances. For example, certain landlords have asserted breach of contract for failure to maintain a property in “substantially the same condition” and in 2020, certain landlords disputed “force majeure” clauses in relation to the COVID-19 pandemic. Similar disputes may occur in the future. Our failure to satisfy our contractual obligations in these leases could result in defaults under the leases. Any default, claim or dispute regarding our leases or our other occupancy arrangements could result in litigation, damage to our reputation, disruption of operations and our subscribers’ experiences at the affected property, a requirement that we exit the property earlier than planned, and damages or other legal remedies against us, any of which could have a material and adverse effect on our business, results of operations and financial condition.
If we are unable to adapt to changes in technology, our business could be harmed.
Because the Inspirato website, custom applications supporting the Inspirato website, the Inspirato app and the algorithms we use to generate trip lists are critical to our business, and subscribers increasingly demand technology-driven features and amenities when they seek accommodations, we will need to continuously modify and enhance our services and business systems to keep pace with technological changes. We may not be successful in developing or obtaining from third parties necessary, functional and popular modifications and enhancements. Furthermore, uncertainties about the timing and nature of these necessary changes could result in unplanned research and development expenses. In addition, if our properties, website or app, or internal systems fail to operate effectively with future technologies, we may experience subscriber dissatisfaction, lost revenue, difficulties in providing subscriber service or adding new properties to our portfolio, or other disruptions in our operations may result, any of which could harm our business.
We may become involved in claims, lawsuits, and other proceedings that could adversely affect our business, financial condition, and results of operations.
We are involved in various legal proceedings relating to matters incidental to the ordinary course of our business and may be subject to additional legal proceedings from time to time. Legal proceedings can be time-consuming, divert management’s attention and resources, and cause us to incur significant expenses or liabilities. The expense of litigation and the timing of this expense from period to period are difficult to estimate and subject to change and could adversely affect our financial condition and results of operations. In particular, the international nature of our operations and the number of countries in which we operate could subject us to increased risk of litigation in foreign jurisdictions, which may be lengthier, costlier or less predictable than comparable litigation in the U.S. Because of the potential risks, expenses and uncertainties of litigation, we may, from time to time, settle disputes even where we have meritorious claims or defenses. Any of the foregoing could adversely affect our business, financial condition, and results of operations.
Our properties are relatively concentrated in a limited number of travel destinations.
Our operations are relatively concentrated in a limited number of travel destinations. Our accommodations and experiences are located in popular vacation destinations, some of which are more heavily utilized on a seasonal basis. As a result, our ability to realize a benefit from our properties in these regions is heavily dependent upon our ability to maintain occupancy during key seasonal periods. In addition, factors influencing the desirability of our properties in a particular city or region or during a specific season could adversely affect our ability to attract new subscribers and retain existing subscribers. Moreover, to the extent that consumer travel preferences change, we may not correctly anticipate these changes in a timely manner, or at all, which could adversely impact our ability to maintain occupancy in our properties.
Geographic concentration magnifies the risk to us of localized economic, political, public health and other conditions. We expect that our operations will continue to be concentrated in a limited number of travel destinations. Civil unrest, public health crises, unusual weather, natural disasters or other factors affecting travel to these destinations or other markets in which we are expanding, as well as changes in local competitive conditions, may have a disproportionate effect on our revenue and on our ability to secure sufficient staffing, supplies or services for our largest markets. In addition, our property leasing and onboarding process can take substantial time, which may make it more difficult to compete for subscribers in a newly popular travel destination.
We face possible risks associated with natural disasters and the physical effects of climate change, which may include more frequent or severe storms, hurricanes, flooding, rising sea levels, shortages of water, droughts and wildfires, any of which could have a material adverse effect on our business, results of operations, and financial condition.
We are subject to the risks associated with natural disasters and the physical effects of climate change, which may include more frequent or severe storms, hurricanes, flooding, rising sea levels, shortages of water, droughts, and wildfires, any of which could have a material adverse effect on our business, results of operations, and financial condition. To the extent climate change causes changes in weather patterns, our coastal destinations could experience increases in storm intensity and rising sea-levels causing damage to our properties and result in a reduced number of properties in these areas. Climate change may also affect our business by increasing the cost of, or making unavailable, property insurance on terms we or our landlords find acceptable in areas most vulnerable to such events, increasing operating costs, including the cost of water or energy, and requiring us or our landlords to expend funds as they seek to repair and protect their properties in connection with such events. As a result of the foregoing and other climate-related issues, we may be unable to provide properties in certain areas due to climate change, and we may lose both landlords and guests, which could have a material adverse effect on our business, results of operations, and financial condition.
We require additional capital to support business growth, and this capital might not be available in a timely manner or on favorable terms.
We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to develop or acquire new properties or experiences or enhance our existing properties or experiences, enhance our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we may need to engage in equity or debt financings to secure additional funds. If additional funds are raised through further issuances of equity or convertible debt securities, existing stockholders could suffer significant dilution, and any new equity securities issued could have rights, preferences and privileges superior to those of holders our Common Stock. Any debt financing could involve restrictive covenants relating to financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions or strategic partnerships. In addition, we may not be able to obtain additional financing on favorable terms, if at all. If we are unable to obtain adequate or satisfactory financing when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly limited.
We are subject to risks associated with the employment of hospitality personnel and the use of third-party subscriber services contractors.
Our hospitality employees and other subscriber services personnel are critical to our ability to add properties, maintain our properties, strengthen our reputation for subscriber service, and attract and retain subscribers. If our relationship with employees in any city or key property, or within our central subscriber services function, deteriorates for any reason, our reputation, subscriber relationships and revenue may suffer, and we may incur costs to replace and retrain additional personnel or third-party contractors. In addition, many of our subscriber services representatives and housekeepers who provide services to us and our subscribers are employed by third-party agencies, that we do not control. Our business and reputation could be harmed in the event of any dispute with these agencies, whether by their staff or with us, or if their staff fail to provide services that meet our or our subscribers’ standards and expectations. In addition, labor costs are a significant component of our operating expenses, and any increase in the cost of wages, benefits or other employee-related costs could cause our results of operations and cash flow to be lower than anticipated. Our costs associated with any future governmental or regulatory orders related to COVID-19 or the current economic or geopolitical instability related to Russia’s actions in Ukraine, which remain uncertain and unpredictable, may also impact worker retention and increase costs associated with any re-training of newly hired or newly engaged workers.
We may also incur increased legal costs and indirect labor costs because of disputes involving our workforce. The resolution of labor disputes or labor contracts could lead to increased labor costs, either by increases in wages or benefits or by changes in work rules that raise operating costs. Labor disputes and disruptions may also occur within landlords’ workforces at buildings we occupy, which could harm our subscribers’ experience and reduce bookings at the affected property.
We incur costs relating to the preparation, maintenance, refurbishment and remediation of our luxury properties, which are typically high compared to other travel companies and may be higher than anticipated.
We typically incur expenses to prepare a newly-leased property for our initial subscribers and to keep our leased properties in an attractive condition. Although we attempt to have the landlord or developer bear some of the capital repair costs, we are often responsible for all or a significant portion of routine property care and maintenance. Even where landlords and developers are contractually responsible for some costs, they may dispute or fail to comply with their obligations. In addition, the terms of our leases generally require that we ensure that the spaces we occupy are kept in good repair throughout the term of the lease. Our leases may also require that we return the space to the landlord at the end of the lease term in essentially the same condition it was delivered to us, which may require removing all fixtures and improvements to the space, and often requires repainting and other repair work. The costs associated with our onboarding, maintenance, removal and repair work are often significant and may vary from our forecasts.
Because of our focus on providing unique, luxury accommodations, we may incur significantly greater expenses, with greater frequency, to maintain our accommodations in a condition that is satisfactory to our subscribers as compared to other companies in the travel industry. For example, we may expend significantly more on premium fixtures than other travel companies and may be unable to realize economies of scale available to larger hotel companies that utilize standard furniture across rooms in their properties. Accordingly, the costs incurred by us for refurbishing our properties may be less predictable than other travel companies. Any failure to provide luxury accommodations that are acceptable to our subscribers would harm our brand and reputation. If we do not effectively anticipate subscriber preferences and tastes, we may incur additional costs related to further refurbishment or may experience under-utilization of a given property, either of which could harm our business, financial condition and results of operations.
We are exposed to fluctuations in currency exchange rates.
Since we conduct a significant portion of our business outside the U.S. but report our results in U.S. dollars, we face exposure to adverse movements in currency exchange rates, which may cause our revenue and operating results to differ materially from expectations. In addition, fluctuation in our mix of U.S. and foreign currency denominated transactions may contribute to this effect as exchange rates vary. Moreover, as a result of these exchange rate fluctuations, revenue, cost of revenue, operating expenses and other operating results may differ materially from expectations when translated from the local currency into U.S. dollars upon consolidation. For example, if the U.S. dollar weakens relative to foreign currencies, our non-U.S. expenses would be adversely affected when translated into U.S. dollars. Conversely, a rise in the U.S. dollar relative to foreign currencies would decrease our non-U.S. expenses when translated into U.S. dollars. As exchange rates vary, cost of revenue, operating expenses and other operating results, when translated, may differ materially from expectations. In addition, our operating results are subject to fluctuation if our mix of U.S. and foreign currency denominated transactions and expenses changes in the future. We may enter into hedging arrangements in order to manage foreign currency exposure, but such activity may not completely eliminate fluctuations in our operating results.
We are subject to claims and liabilities associated with potential health and safety issues and hazardous substances at our properties.
We and the owners of our leased properties are exposed to potentially significant liabilities and compliance costs as a result of any hazardous or unsafe conditions at our properties, including under environmental, health and safety laws and regulations. These laws and regulations govern matters such as the release, use, storage and disposal of hazardous and toxic substances, and unsafe or unhealthy conditions at hotels and other residential premises. Failure to comply with these laws, including any required permits or licenses, can result in substantial fines or possible revocation of the authority to conduct operations. Any impairment of our or our landlords’ authority to permit hospitality operations at our leased properties, due to these factors, could harm our reputation and revenue. We could also be liable under environmental, health and safety laws for the costs of investigation, removal or remediation of hazardous or toxic substances or unsafe or unhealthy conditions at our currently or formerly leased or managed properties, even if we did not know of or cause the presence or release of the substances or conditions, and even where it is contractually the responsibility of our landlord.
The presence or release of toxic, unhealthy or hazardous substances or conditions at our properties, such as asbestos, mold, radon gas, or lead, could result in governmental investigations and third-party claims for personal injury, property or natural resource damages, business interruption or other losses, and costly disputes with our landlords and subscribers. We may encounter claims, governmental investigations and potential enforcement actions about property conditions and related matters in the future. These claims and the need to investigate, remediate or otherwise address hazardous, toxic or unsafe conditions could adversely affect our business, reputation, results of operations and financial condition. Environmental, health and safety requirements have also become increasingly stringent, and our costs may increase as a result. New or revised laws and regulations or new interpretations of existing laws and regulations, such as those related to climate change, could affect the operation of our properties or result in significant additional expense and restrictions on our business operations.
We rely on our third-party landlords to deliver properties to us in a safe and suitable condition, and we do not undertake to independently verify the safety, suitability or condition of the properties we lease. We expect to continue to rely on landlords to disclose information about their properties, though such disclosures may be inaccurate or incomplete, and to keep the properties in a safe and compliant condition in accordance with the terms of our leases and applicable law. If unsafe or unhealthy conditions are present or develop at our properties, our subscribers may be harmed, we may be subject to expensive and disruptive claims, and our reputation, business, results of operations, and financial condition could be materially and adversely affected.
Operating as a public company will require us to incur substantial costs and will require substantial management attention. In addition, key members of our management team have limited experience managing a public company.
As a public company, we will face increased legal, accounting, administrative and other costs and expenses that we did not incur as a private company. The Sarbanes-Oxley Act, including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the PCAOB and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements require us to carry out activities we have not done previously. For example, we have created new board committees and adopted new internal controls and disclosure controls and procedures. In addition, expenses associated with SEC reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, see the risk factor below titled “Our management has identified material weaknesses in their internal control over financial reporting and may identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, which may result in material misstatements of our financial statements or cause us to fail to meet our periodic reporting obligations.”), we could incur additional costs rectifying those issues, and the existence of those issues could harm our reputation or investor perceptions of us. It may also be more expensive to obtain director and officer liability insurance. Risks associated with our status as a public company may make it more difficult to attract and retain qualified persons to serve on our Board or as executive officers. The additional reporting and other obligations imposed by these rules and regulations will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require us to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs. In addition, we may be subject to stockholder activism, which can lead to additional substantial costs, distract management, and impact the manner in which we operate our business in ways that we cannot currently anticipate. As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition will become more visible, which may result in threatened or actual litigation, including by competitors.
Our executive officers have limited experience in the management of a publicly traded company. Our management team may not successfully or effectively manage our transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities, which will result in less time being devoted to the management and growth of Inspirato. We may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the U.S. The development and implementation of the standards and controls necessary for us to achieve the level of accounting standards required of a public company in the U.S. may require costs greater than expected. It is possible that we will be required to expand our employee base and hire additional employees to support our operations as a public company, which will increase our operating costs in future periods.
Our management has identified material weaknesses in their internal control over financial reporting and may identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, which may result in material misstatements of our financial statements or cause us to fail to meet our periodic reporting obligations.
We have identified and are currently working to remediate material weaknesses in internal control over financial reporting related to our financial closing and reporting process and to our information technology general controls (“ITGCs”). A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented or detected on a timely basis.
As a public company, we are required to maintain an effective system of internal controls over financial reporting and to report any material weaknesses in such internal controls. As a private company, Inspirato LLC historically had limited accounting and financial reporting personnel and other resources in our internal control over financial reporting.
Our management has concluded that the material weaknesses in our internal control over financial reporting are due to the fact that we have lacked sufficient number of personnel with the appropriate level of knowledge and experience in the application of GAAP, including the application of new accounting standards, and in the design and implementation of internal controls and has not had the necessary business processes and related internal controls. The material weakness relating to ITGCs is due to a lack of the design and implementation of certain ITGCs related to our financial applications and data being adequately restricted. To remediate these material weaknesses, we have hired personnel with appropriate levels of knowledge and also engaged third-party consultants and are developing formal policies and procedures over our financial closing and reporting processes and ITGCs. We believe these measures will remediate the material weaknesses identified. We are committed to continuing to improve our internal control over financial reporting and will continue to review and improve our internal control over financial reporting controls and ITGCs.
While we continue to remediate the material weaknesses described above, we cannot predict the success of such remediation steps. If the steps taken are insufficient to remediate the material weaknesses successfully and otherwise establish and maintain an effective system of internal control over financial reporting, the reliability of our financial reporting, investor confidence in Inspirato, and the value of our Common Stock could be materially and adversely affected. We can give no assurance that the implementation of this plan will remediate these deficiencies in internal control or that additional material weaknesses or significant deficiencies in our internal control over financial reporting will not be identified in the future. Our failure to implement and maintain effective internal controls over financial reporting could result in errors in our financial statements that could result in a restatement of our financial statements and could cause us to fail to meet our reporting obligations, any of which could diminish investor confidence in Inspirato and cause a decline in the price of our Common Stock. Failure to implement and maintain effective internal controls over financial reporting could also subject us to potential delisting from Nasdaq or any other stock exchange on which our stock is listed or to other regulatory investigations and civil or criminal sanctions.
Risks Related to Our Organizational Structure
Our principal asset is our interest in Inspirato LLC, and we are dependent upon Inspirato LLC and its consolidated subsidiaries for our results of operations, cash flows, and distributions.
We are a holding company and have no material assets other than our ownership of New Common Units. As such, we have no independent means of generating revenue or cash flow, and our ability to pay taxes and operating expenses, including payments under the Tax Receivable Agreement, or declare and pay dividends in the future, if any, are dependent upon the results of operations and cash flows of Inspirato LLC and its consolidated subsidiaries and distributions we receive from Inspirato LLC. There can be no assurance that Inspirato LLC and its subsidiaries will generate sufficient cash flow to distribute funds to us or that applicable state law and contractual restrictions, including negative covenants in its debt instruments, will permit such distributions.
Our ability to pay taxes and expenses, including payments under the Tax Receivable Agreement, may be limited by our structure.
Our principal asset is a controlling equity interest in Inspirato LLC. As such, we have no independent means of generating revenue. Inspirato LLC will continue to be treated as a partnership for U.S. federal income tax purposes and, as such, generally will not be subject to U.S. federal income tax. Instead, taxable income will be allocated to holders of its New Common Units, including the Company. Accordingly, we will incur income taxes on our allocable share of any net taxable income of Inspirato LLC and will also incur expenses related to its operations. Pursuant to the A&R Inspirato LLCA, Inspirato LLC will make cash distributions to the owners of New Common Units in an amount sufficient to fund their tax obligations in respect of the taxable income for the taxable year in excess of taxable losses of Inspirato LLC allocated to them, to the extent previous tax distributions from Inspirato LLC for the taxable year have been insufficient. In addition to tax expenses, we will incur expenses related to our operations, plus payments under the Tax Receivable Agreement, which may be substantial. We intend to cause Inspirato LLC to make distributions or, in the case of certain expenses, payments in an amount sufficient to allow us to pay our taxes and operating expenses, including distributions to fund any payments due under the Tax Receivable Agreement. However, Inspirato LLC’s ability to make such distributions may be subject to various limitations and restrictions. If we do not have sufficient funds to pay tax or other liabilities or to fund our operations (as a result of Inspirato LLC’s inability to make distributions due to various limitations and restrictions or as a result of the acceleration of the obligations under the Tax Receivable Agreement), we may have to borrow funds and thus our liquidity and financial condition could be materially and adversely affected. To the extent that we do not make payments under the Tax Receivable Agreement when due, as a result of having insufficient funds or otherwise, interest will generally accrue at a rate equal to LIBOR plus 100 basis points or in some cases LIBOR plus 500 basis points until paid. Nonpayment of our obligations for a specified period may constitute a breach of a material obligation under the Tax Receivable Agreement, and therefore, may accelerate payments due under the Tax Receivable Agreement resulting in a lump-sum payment.
We are required to pay the Continuing Inspirato Members and Blocker Shareholders for certain tax benefits we may claim, and it is expected that the payments we are required to make may be substantial.
Future exchanges or redemptions of New Common Units for cash or shares of our Class A Common Stock are expected to produce favorable tax attributes for the Company. When the Company acquires New Common Units from Continuing Inspirato Members through these exchanges or redemptions, anticipated tax basis adjustments are likely to increase (for tax purposes) our depreciation and amortization deductions and therefore reduce the amount of income tax we would be required to pay in the future in the absence of this increased basis. This increased tax basis may also decrease the gain (or increase the loss) on future dispositions of certain assets to the extent the tax basis is allocated to those assets. Under the Tax Receivable Agreement, we generally expects to retain the benefit of 15% of the applicable tax savings after our payment obligations as described below are taken into account.

In connection with Business Combination, we entered into the Tax Receivable Agreement. Under the Tax Receivable Agreement, we generally will be required to pay to the Blocker Shareholders or Continuing Inspirato Members, as applicable, 85% of the tax savings that we realized as a result of increases in tax basis in Inspirato LLC’s assets resulting from the sale of New Common Units for the consideration paid pursuant to the Business Combination Agreement and the future exchange of New Common Units for shares of our Class A Common Stock (or cash) pursuant to the A&R Inspirato LLCA, and certain pre-existing tax attributes of the Blockers, as well as certain other tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement.
The increase in tax basis, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including the timing of exchanges or redemptions, the price of Class A Common Stock at the time of the exchange or redemption, whether such exchanges or redemptions are taxable, the amount and timing of the taxable income we generate in the future, the U.S. federal and state tax rates then applicable, and the portion of our payments under the Tax Receivable Agreement constituting imputed interest. Payments under the Tax Receivable Agreement are expected to give rise to certain additional tax benefits attributable to either further increases in basis or in the form of deductions for imputed interest, depending on the circumstances. Any such benefits are covered by the Tax Receivable Agreement and will increase the amounts due thereunder. In addition, the Tax Receivable Agreement will provide for interest, generally at a rate equal to LIBOR plus 100 basis points or in some cases LIBOR plus 500 basis points, accrued from the due date (without extensions) of the corresponding tax return to the date of payment specified by the Tax Receivable Agreement.
We anticipate that the payments that we will be required to make under the Tax Receivable Agreement may be substantial. To the extent that we are unable to make timely payments under the Tax Receivable Agreement for any reason, the unpaid amounts will be deferred and will accrue interest until paid. Nonpayment for a specified period may constitute a material breach of a material obligation under the Tax Receivable Agreement and therefore may accelerate payments due under the Tax Receivable Agreement. Furthermore, our future obligation to make payments under the Tax Receivable Agreement could make us a less attractive target for an acquisition, particularly in the case of an acquirer that cannot use some or all of the tax benefits that may be deemed realized under the Tax Receivable Agreement.
Payments under the Tax Receivable Agreement will be based on the tax reporting positions that the Company determines. Although we are not aware of any issue that would cause the U.S. Internal Revenue Service, or IRS, to challenge a tax basis increase or other tax attributes subject to the Tax Receivable Agreement, if any subsequent disallowance of tax basis or other benefits were so determined by the IRS, generally it would not be reimbursed for any payments previously made under the Tax Receivable Agreement (although it would reduce future amounts otherwise payable under the Tax Receivable Agreement). As a result, payments could be made under the Tax Receivable Agreement in excess of the tax savings that the Company realizes in respect of the attributes to which the Tax Receivable Agreement relate.
The amounts that we may be required to pay under the Tax Receivable Agreement may be accelerated in certain circumstances and may also significantly exceed the actual tax benefits that we ultimately realize.
The Tax Receivable Agreement provides that if certain mergers, asset sales, other forms of business combination, or other changes of control were to occur or if, at any time, the Company elects an early termination of the Tax Receivable Agreement, then the Tax Receivable Agreement will terminate and our obligations, or our successor’s obligations, to make future payments under the Tax Receivable Agreement would accelerate and become immediately due and payable. The amount due and payable in those circumstances is determined based on certain assumptions, including an assumption that the Company would have sufficient taxable income to fully utilize all potential future tax benefits that are subject to the Tax Receivable Agreement. We may need to incur debt to finance payments under the Tax Receivable Agreement to the extent our cash resources are insufficient to meet our obligations under the Tax Receivable Agreement as a result of timing discrepancies or otherwise. In these situations, our obligations under the Tax Receivable Agreement could have a substantial negative impact on our liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combination, or other changes of control. There can be no assurance that we will be able to finance our obligations under the Tax Receivable Agreement.

Our organizational structure, including the Tax Receivable Agreement, confers certain benefits upon holders of New Common Units that will not benefit holders of our Class A Common Stock to the same extent as it will benefit the holders of New Common Units.
Our organizational structure, including the Tax Receivable Agreement, confers certain benefits upon the holders of New Common Units (other than the Company and our Subsidiaries) that will not benefit the holders of our Class A Common Stock to the same extent as it will benefit such holders of New Common Units. We entered into the Tax Receivable Agreement with the Blocker Shareholders and Continuing Inspirato Members and provides for the payment by us to the Blocker Shareholders or Continuing Inspirato Members, as applicable, of 85% of the tax savings that we realize as a result of increases in tax basis in Inspirato LLC’s assets resulting from the sale of New Common Units for the consideration paid pursuant to the Business Combination Agreement and the future exchange of New Common Units for shares of our Class A Common Stock (or cash) pursuant to the A&R Inspirato LLCA, and certain pre-existing tax attributes of the Blockers, as well as certain other tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement. Although the Company will retain 15% of the amount of such tax benefits, this and other aspects of our organizational structure may adversely impact the future trading market for Class A Common Stock.
Subject to the obligation of Inspirato LLC to make tax distributions and to reimburse us for corporate and other overhead expenses, the Inspirato LLC Board will have the right to determine when distributions will be made to the Inspirato LLC unitholders and the amount of any such distributions. If the Inspirato LLC Board authorizes a distribution, such distribution will be made to the Inspirato LLC unitholders, including the Company, on a pro rata basis in accordance with their respective percentage ownership of New Common Units. However, we are not required to distribute any corresponding amounts as dividends to the holders of our Class A Common Stock. Further, because the Company may have liabilities for taxes resulting from the completion of the Business Combination, under the Tax Receivable Agreement or otherwise, any amounts we may distribute as dividends to the holders of our Class A Common Stock could be less on a per share basis than the amounts distributed by Inspirato LLC to the holders of New Common Units on a per unit basis.
Generally, we will not be reimbursed for any payments made under the Tax Receivable Agreement in the event that any tax benefits are disallowed.
If the IRS challenges the tax basis or other tax attributes that give rise to payments under the Tax Receivable Agreement and the tax basis or other tax attributes are subsequently required to be adjusted, generally the recipients of payments under the Tax Receivable Agreement will not reimburse us for any payments previously made to them. Instead, any excess cash payments made by the Company under the Tax Receivable Agreement will be netted against any future cash payments that the Company might otherwise be required to make under the terms of the Tax Receivable Agreement. However, a challenge to any tax benefits initially claimed by the Company may not arise for a number of years following the initial time of such payment or, even if challenged early, such excess cash payment may be greater than the amount of future cash payments that the Company might otherwise be required to make under the terms of the Tax Receivable Agreement and, as a result, there might not be future cash payments to net against. The applicable U.S. federal income tax rules are complex and factual in nature, and there can be no assurance that the IRS or a court will not disagree with our tax reporting positions. As a result, it is possible that we could make cash payments under the Tax Receivable Agreement that are substantially greater than our actual cash tax savings.
The disparity between the U.S. corporate tax rate and the U.S. tax rate applicable to non-corporate Members of Inspirato LLC may complicate our ability to maintain our intended capital structure, which could impose transaction costs on it and require management attention.
If and when Inspirato LLC generates taxable income, Inspirato LLC will generally make quarterly tax distributions to each of its Members, including the Company, based on each Member’s allocable share of net taxable income (calculated under certain assumptions) multiplied by an assumed tax rate. The assumed tax rate for this purpose will be the highest effective marginal combined federal, state, and local income tax rate applicable to an individual or corporate resident of California (whichever is higher). Currently, the highest marginal federal income tax rate applicable to corporations such as the Company is significantly lower than the highest marginal federal income tax rate applicable to non-corporate taxpayers. As a result of this disparity, we expect to receive tax distributions from Inspirato LLC significantly in excess of our actual tax liability and our obligations under the Tax Receivable Agreement, which could result in it accumulating a significant amount of cash. This would complicate our ability to maintain certain aspects of our capital structure. Such cash, if retained, could cause the value of a New Common Unit to deviate from the value of a share of our Class A Common Stock. In addition, such cash, if used to purchase additional New Common Units, could result in deviation from the one-to-one relationship between our Class A Common Stock outstanding and New Common Units held by us and our Subsidiaries unless a corresponding number of additional shares of our Class A Common Stock are distributed as a stock dividend. We may, if permitted under our debt agreements, choose to pay dividends to all holders of Class A Common Stock with any excess cash. These considerations could have unintended impacts on the pricing of our Class A Common Stock and may impose transaction costs and require management efforts to address on a recurring basis. To the extent that the Company does not distribute such excess cash as dividends on our Class A Common Stock and instead, for example, holds such cash balances or lends them to Inspirato LLC, holders of New Common Units during a period in which the Company holds such cash balances could benefit from the value attributable to such cash balances as a result of redeeming or exchanging their New Common Units and obtaining ownership of our Class A Common Stock (or a cash payment based on the value of our Class A Common Stock). In such case, these holders of New Common Units could receive disproportionate value for their New Common Units exchanged during this time frame.
Risks Related to Intellectual Property and Data Privacy
We face risks related to our intellectual property.
Our intellectual property is important to our success, and we rely on domain name registrations, registered and unregistered trademarks, copyright law, trade secret protection and confidentiality and/or license agreements with our employees, third party providers, partners and others to protect our proprietary rights. We have also applied for patent rights with respect to certain aspects of our technology. We endeavor to defend our intellectual property rights diligently, but intellectual property litigation is expensive and time-consuming, and may divert managerial attention and resources from our business objectives. We may not be able to successfully defend our intellectual property rights, which could have a material adverse effect on our business, brand, and results of operations.
From time to time, in the ordinary course of business, we may be subject to legal proceedings and claims relating to the intellectual property rights of others, and we expect that third parties will continue to assert intellectual property claims, in particular trademark claims, against us, particularly as we expand the complexity and scope of our business. Successful claims against us could result in a significant monetary liability or prevent us from operating our business, or portions of our business. In addition, resolution of claims may require us to obtain licenses to use intellectual property rights belonging to third parties, which may be expensive to procure, or to cease using those rights altogether. Any of these events could have a material adverse effect on our business, results of operations and financial condition.
Our technology contains third-party open source software components, and failure to comply with the terms of the underlying open source software licenses could restrict our ability to operate as intended or could increase our costs.
Certain of our owned and third-party technology contains software modules licensed to us by third-party authors under “open source” licenses. Use and distribution of open source software may entail greater risks than use of third-party commercial software, as open source licensors generally do not provide support, warranties, indemnification or other contractual protections regarding infringement claims or the quality of the code. In addition, the public availability of such software may make it easier for others to compromise or copy our technology.
Some open source licenses contain requirements that could obligate us to make available source code for modifications or derivative works we creates based upon the type of open source software we use, or grant other licenses to our intellectual property. If we combine our proprietary software with open source software in a certain manner, we could, under certain open source licenses, be required to release the source code of our proprietary software to the public. This would allow our competitors to create similar offerings with lower development effort and time and ultimately could result in a loss of our competitive advantages. Alternatively, to avoid the public release of the affected portions of our source code, we could be required to expend substantial time and resources to re-engineer some or all of our software.
Although we monitor our use of open source software to avoid subjecting our technology to conditions we does not intend, the terms of many open source licenses have not been interpreted by U.S. or foreign courts, and there is a risk that these licenses could be construed in a way that could impose unanticipated conditions or restrictions on our ability to provide or distribute our technology. From time to time, there have been claims challenging the use of open source software against companies that incorporate open source software into their solutions. As a result, we could be subject to lawsuits by parties claiming violation by Inspirato of the terms of an open source license or ownership of what such parties believe to be their open source software. Moreover, we cannot assure you that our processes for controlling our use of open source software in our technology will be effective. If we are held to have breached or failed to fully comply with all the terms and conditions of an open source software license, we could face infringement or other liability, or be required to seek costly licenses from third parties to continue providing our offerings on terms that may not be economically feasible, re-engineer our technology, discontinue or delay the provision of our offerings if re-engineering could not be accomplished on a timely basis or make generally available, in source code form, our proprietary code, any of which could adversely affect our business, financial condition and results of operations.
Our storage, use, disclosure and other processing of personal data exposes us to risks of internal or external security breaches and incidents and could give rise to liabilities and/or damage to reputation.
The security of data when engaging in electronic commerce is essential to maintaining consumer confidence. Among other things, we may collect subscribers’ credit card data, proof of identity and other personal information as part of the booking process. Additionally, we collect and process other personal information, such as personal information of our employees and contractors, and we process and maintain other confidential and proprietary information, such as our confidential and proprietary business information. Cyberattacks and other attempts to obtain unauthorized access to systems or data by individuals, groups of hackers and state-sponsored organizations are increasing in frequency and sophistication and are constantly evolving. Because our subscribers are generally high-income or high net-worth individuals, we may be particularly attractive as a target for cyberattacks and other attacks. Security breaches and incidents may also occur due to misuse or misappropriation of subscribers’ personal data by employees or third-party contractors. Additionally, we make use of third-party service providers to store and otherwise process data on our behalf, and they face similar risks of security breaches and incidents and may suffer from security vulnerabilities or malicious code and may introduce them to our systems. Any security breach, cyberattack, or other security incident, whether instigated internally or externally on our systems or third-party systems, or the perception that any such breach or incident has occurred, could significantly harm our reputation and therefore our business, brand, market share and results of operations. It is possible that computer circumvention capabilities, new discoveries or advances or other developments, including our own acts or omissions, could result in a compromise or systems used in our business or a security breach or incident impacting breach of subscriber data or other data stored or processed by Inspirato or on our behalf. For example, third parties may attempt to fraudulently induce employees or subscriber services contractors, travel service provider partners or consumers to disclose usernames, passwords or other sensitive information (“phishing”), which may in turn be used to access our information technology systems or to defraud our partners or subscribers. Third parties may also attempt to take over subscribers’ accounts by using passwords, usernames and other personal information obtained elsewhere. We have experienced targeted and organized phishing and account takeover attacks and may experience more in the future. These risks are likely to increase as we expand our business and store and process more data, including personal information. Our efforts to protect information from unauthorized access may be unsuccessful or may result in the rejection of legitimate attempts to book reservations, each of which could result in lost business and have a material adverse effect on our business, reputation and results of operations.
Our existing security measures may not be successful in preventing security breaches and other security incidents. A party (whether internal, external, an affiliate or unrelated third party) that is able to circumvent our security systems could gain unauthorized access to our systems and steal, modify, encrypt or otherwise render unavailable, destroy, disclose or otherwise without authorization process subscriber information, transaction data or other information. In the last few years, several major companies experienced high-profile security breaches that exposed their systems and information and/or their consumers’ or employees’ personal information, and it is expected that these types of events will continue to occur. Although we are increasing resources to protect against security breaches and incidents, it is virtually impossible for us to entirely mitigate these risks in particular, as the frequency and sophistication of cyberattacks increases. For example, cybersecurity researchers anticipate an increase in cyberattack activity in connection with Russia’s activities in Ukraine. We have experienced and responded to cyberattacks, which we believe have not had a significant impact on the integrity of our systems or the security of data, including subscriber data maintained by it. These issues are likely to become more difficult to manage as we expand the number of places where we operate and the number of our subscribers, and as the tools and techniques used in such attacks become more advanced. Security breaches or incidents, including ransomware attacks and other cyberattacks and attacks introducing other types of malicious code, could result in severe disruptions of and damage to our information technology infrastructure, including damage that could impair our ability to book stays, collect payments or otherwise operate our business, or the ability of consumers to make reservations or access our properties or in-room features and services, as well as loss or other unauthorized processing of subscriber, financial or other data that could materially and adversely affect our ability to conduct our business or satisfy our commercial obligations. Security breaches and cyberattacks or other security incidents, or the perception that any of these has occurred, could also result in negative publicity, damage our reputation, expose us to risk of loss or litigation and possible liability, subject us to regulatory investigations and other proceedings, and penalties and sanctions, or cause consumers to lose confidence in our security and choose to stay with our competitors, any of which would have a negative effect on our brand, market share, results of operations and financial condition. Our insurance policies have coverage limits and deductibles and may not be adequate to reimburse us for all losses caused by security breaches and incidents.
We also face risks associated with security breaches affecting third parties conducting business over the Internet. Consumers generally are concerned with security and privacy on the Internet, and any publicized security problems could negatively affect consumers’ willingness to provide private information or affect online commercial transactions generally. Additionally, our subscribers could be affected by security breaches and incidents at third parties such as travel service providers. A security breach at any such third party could be perceived by consumers as a security breach of our systems and in any event could result in negative publicity, subject us to notification requirements, damage our reputation, expose us to risk of loss or litigation and possible liability and subject us to regulatory penalties and sanctions. In addition, such third parties may not comply with applicable disclosure requirements, which could expose us to liability.
If we fail to comply with federal, state, and foreign laws and regulations relating to privacy, data protection, and information security, we may face potentially significant liability, negative publicity, and an erosion of trust, and increased regulation could materially adversely affect our business, results of operations, and financial condition.
In our processing of travel transactions and information about subscribers and their stays, we receive and store a large volume of data, including personal data and other data relating to individuals. Numerous federal, state, local, and international laws and regulations relate to privacy, data protection, information security, and the storing, sharing, use, transfer, disclosure protection and other processing of personal information and other content, the scope of which are changing, subject to differing interpretations, and may be inconsistent among jurisdictions, or conflict with other rules. These laws and regulations relating to privacy, data protection and information security are evolving and may result in ever-increasing regulatory and public scrutiny and escalating levels of enforcement and sanctions. For example, the EU’s General Data Protection Regulation (the GDPR), in effect since May 25, 2018, imposes more stringent data protection requirements than previous EU data protection laws and provides for penalties for noncompliance of up to the greater of €20 million or four percent of worldwide annual revenues. In addition, the Court of Justice of the European Union (the CJEU) invalidated the U.S.-EU Privacy Shield in July 2020. The GDPR requires certain measures in order for the personal data of EU residents to be transferred to the U.S. for processing. The U.S.-EU Privacy Shield was one such measure. The CJEU’s decision also called into question the validity of the EU Standard Contractual Clauses (SCCs) — the other widely used means for transferring data to the U.S. The CJEU opinion found the SCCs a valid basis for transfer but found that a data processor must also have in place additional safeguards to provide GDPR-level protection for EU personal data. The European Commission has issued revised SCCs to address these and other concerns, and the United Kingdom has issued new standard contractual clauses. These both are required to be implemented. The CJEU opinion and related developments have necessitated additional steps to legitimize impacted personal data transfers, and we may find it necessary or desirable to further modify our data handling practices in connection with this decision or future legal challenges or related developments relating to cross-border data transfers from the European Economic Area (EEA), United Kingdom, Switzerland, or other jurisdictions. This could result in increased costs of compliance and limitations on Inspirato and our service providers and other third parties we work with. This CJEU decision or future legal challenges also could result in Inspirato being required to implement duplicative, and potentially expensive, information technology infrastructure and business operations or could limit our ability to collect or process personal information in Europe or other regions, may necessitate additional contractual negotiations, and may serve as a basis for our personal data handling practices, or those of our service providers or other third parties we work with, to be challenged. Any of these or other changes or developments impacting cross-border data transfers could disrupt our business and otherwise adversely impact our business, financial condition and operating results.
The number of data protection laws globally is rising as more jurisdictions explore new or updated comprehensive data protection regimes or propose or enact other laws or regulations addressing local storage of data or other matters. In Canada, numerous laws and regulations, including the Personal Information Protection and Electronic Documents Act and provincial legislation, apply to the collection, use, and other processing of personal information, with potential fines, penalties, and other liabilities for noncompliance. The United Kingdom enacted a Data Protection Act in May 2018 that substantially implements the GDPR, and has implemented legislation referred to as the “UK GDPR” that generally provides for the GDPR to be implemented in the United Kingdom following Brexit and the transition period that ended on December 31, 2020. This legislation provides for substantial penalties for noncompliance of up to the greater of £17.5 million or four percent of worldwide revenues. While the EU has deemed the United Kingdom an “adequate country” to which personal data could be exported from the EEA, this decision is required to be renewed after four years of being in effect and may be modified, revoked, or challenged in the interim, creating uncertainty regarding transfers of personal data to the United Kingdom from the EEA.
In the U.S., the California Consumer Privacy Act (the CCPA) went into effect on January 1, 2020 and accompanying regulations were issued by the California Office of the Attorney General in June 2020. Among other things, the CCPA requires covered companies to provide new disclosures to California consumers and afford such consumers new abilities to access and delete their personal information, and to opt-out of certain sales of personal information. On November 3, 2020, California voters approved the California Privacy Rights and Enforcement Act (the CPRA), which is expected to go into effect on January 1, 2023. The CPRA significantly modifies the CCPA and further aligns California privacy laws with the GDPR.
Similar legislation has been proposed or adopted in other states. On March 2, 2021, Virginia enacted the Virginia Consumer Data Protection Act, a comprehensive privacy statute that becomes effective on January 1, 2023 and shares similarities with the CCPA, CPRA, and legislation proposed in other states. Colorado enacted the similar Colorado Privacy Act on June 8, 2021, which will become effective July 1, 2023. Aspects of the CCPA, the CPRA and these other state laws and regulations, as well as their enforcement, remain unclear.
We will need to closely monitor developments, including enforcement actions or private litigation under the GDPR, CCPA, CPRA, and other laws to determine whether we will need to modify our data processing practices and policies, which may result in us incurring additional costs and expenses in an effort to comply.
We are also subject to the terms of our privacy policies and contractual obligations to third parties related to privacy, data protection, and information security, and may be subject to other actual or asserted obligations, including industry standards, relating to privacy, data protection, and information security. We strive to comply with applicable laws, regulations, policies, and other legal obligations relating to privacy, data protection, and information security to the extent possible. However, the regulatory frameworks for privacy, data protection, and information security worldwide are evolving rapidly, and it is possible that these or other actual or alleged obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices.
Any failure or perceived failure by us to comply with our privacy policies, our privacy-related obligations to subscribers or other third parties, applicable laws or regulations, or any of our other legal obligations could materially adversely affect our business.
Additionally, if third parties we work with, such as sub-processors, vendors, or developers, violate applicable laws or regulations, contractual obligations, or our policies — or if it is perceived that such violations have occurred — such actual or perceived violations may also have an adverse effect on our business. Further, any significant change to applicable laws, regulations, or industry practices regarding the collection, use, retention, security, disclosure, or other processing of data, or regarding the manner in which the express or implied consent of users for the collection, use, retention, disclosure, or other processing of data is obtained, could increase our costs and require us to modify our business practices.
Risks Related to Our Reliance on Third Parties
We rely on partners and third-party service providers and if such third parties do not perform adequately or terminate their relationships, our costs may increase and our business, financial condition and results of operations could be adversely affected.
Our success depends in part on our relationships with our partners and third-party service providers. For example, we use third parties to provide housekeeping services and maintain our subscription platform. If any of our third-party providers terminates their relationship with us or refuses to renew their agreement with us on commercially reasonable terms, we would need to find alternate providers and may not be able to secure similar terms or replace such providers in acceptable time frames. Moreover, we are limited by exclusivity terms and other restrictions with certain third-party service providers which may limit our ability to enter into relationships with new or alternative third-party service providers.
Our relationships with our partners continue to shift as industry dynamics change, and our partners may be less willing to partner with us as such shifts occur. If any significant partner decided to compete with us, it could adversely impact our sales and harm our business, operating results, and prospects.
Furthermore, any negative publicity related to any of our third-party partners, including any publicity related to quality standards or safety concerns, could adversely affect our reputation and brand, and could potentially lead to increased regulatory or litigation exposure.
We depend on landlords for maintenance and other significant obligations related to our properties, and any failures in this area could hurt our business.
We do not own any of our properties and manage and operate them under leases or other occupancy arrangements with third-party landlords. At certain of our properties, our subscriber units comprise only a portion of the building, and common areas and amenities are often shared with other tenants or unit owners. We depend on our landlords to deliver properties in a suitable condition and to perform important maintenance, repair and other activities that affect our operations and subscribers’ experience at certain properties. We have no control over common areas of buildings in which certain of our units are located. If our landlords do not fulfill their obligations or fail to maintain and operate their buildings appropriately, our business, reputation and subscriber relationships may suffer. The nature of our rights and responsibilities under our leases may be subject to interpretation and will from time to time give rise to disagreements, which may include disagreements over the timing and amount of capital investments or improvements, operational and repair responsibilities, liability to third parties, a party’s right to terminate a lease, and reimbursement for certain renovations and costs.
We seek to resolve any disagreements and develop and maintain positive relations with current and potential landlords, but we cannot always do so. Failure to resolve such disagreements has resulted in litigation in the past and could result in litigation in the future. If any such litigation results in an adverse judgment, settlement, or court order, we could suffer significant losses, our profits could be reduced, and our ability to operate our business could be constrained.

We incorporate technology from third parties into our technology.
We incorporate technology from third parties into our technology. We cannot be certain that our licensors are not infringing the intellectual property rights of others or that our suppliers and licensors have sufficient rights to the technology in all jurisdictions in which we may operate. If we are unable to obtain or maintain rights to any of this technology because of intellectual property infringement claims brought by third parties against our suppliers and licensors or against Inspirato, our ability to operate some aspects of our business could be limited and our business could be harmed. In addition, some of our license agreements may be terminated by our licensors for convenience. If we are unable to obtain necessary technology from third parties, we may be forced to acquire, license or develop alternate technology, which may require significant time and effort and may be of lower quality or performance standards. This would limit and delay our ability to provide new or competitive offerings and increase our costs. In addition, we may be unable to enter into new agreements on commercially reasonable terms or develop our own technologies and amenities relying on or containing technology previously obtained from third parties. If alternate technology cannot be obtained, licensed or developed, we may not be able to offer certain functionality to subscribers or manage our business as intended, which could adversely affect our business, financial condition and results of operations.
We rely on third-party payment processors to process payments made by subscribers, and if we cannot manage our relationships with such third parties and other payment-related risks, our business, financial condition and results of operations could be adversely affected.
We rely on a limited number of third-party payment processors to process payments made by our subscribers. If any of our third-party payment processors terminates its relationship with us or refuses to renew its agreement with us on commercially reasonable terms, we would need to find an alternate payment processor, and may not be able to secure similar terms or replace such payment processor in an acceptable time frame. Furthermore, the software and services provided by our third-party payment processors may fail to meet our expectations, contain errors or vulnerabilities, be compromised or experience outages. Any of these risks could cause us to lose our ability to accept online payments or other payment transactions, any of which could adversely affect our ability to attract and retain subscribers or disrupt our operations.
Nearly all payments made by our subscribers are made by credit card, debit card or through third-party payment services, which subjects us to certain regulations and to the risk of fraud. We may in the future offer new payment options to subscribers that may be subject to additional regulations and risks. We are also subject to a number of other laws and regulations relating to the payments we accept from our subscribers, including with respect to money laundering, money transfers, privacy and information security, and these regulations may differ by locality and can be expected to change over time.
For example, if we are deemed to be a money transmitter as defined by applicable regulation, we could be subject to certain laws, rules and regulations enforced by multiple authorities and governing bodies in the U.S. and numerous state and local agencies who may define money transmitter differently. For example, certain states may have a more expansive view of who qualifies as a money transmitter. Additionally, outside of the U.S., we could be subject to additional laws, rules and regulations related to the provision of payments and financial services, and if we expand into new jurisdictions, the foreign regulations and regulators governing our business that we are subject to will expand as well. If we are found to be a money transmitter under any applicable regulation and we are not in compliance with such regulations, we may be subject to fines or other penalties in one or more jurisdictions levied by federal or state or local regulators, including state Attorneys General, as well as those levied by foreign regulators. In addition to fines, penalties for failing to comply with applicable rules and regulations could include criminal and civil proceedings, forfeiture of significant assets or other enforcement actions. We could also be required to make changes to our business practices or compliance programs as a result of regulatory scrutiny.
Industry-specific payment regulations and standards are evolving and unfavorable industry-specific laws, regulations, interpretive positions or standards could harm our business.
Our payment processors expect attestation of compliance with the Payment Card Industry Data Security Standard (the PCI-DSS). If we are unable to comply with the PCI-DSS or other applicable policies, guidelines or controls, or if our third-party payment processors are unable to obtain regulatory approval to use our services where required, our business may be harmed. For example, failing to maintain our Attestation of Compliance for the PCI-DSS could result in monthly fines or other adverse consequences until compliance is re-established via an external qualified security assessor, and may result in increased costs of processing credit card payments, as well as potential fines, penalties, and other liabilities. Existing third parties or future business partnerships may opt out of processing payment card transactions if we are unable to achieve or maintain industry-specific certifications or other requirements or standards relevant to our subscribers and business partners.
Risks Related to Government Regulation
Unfavorable changes in, or interpretations or enforcement of, government regulations or taxation of the evolving hospitality, Internet and e-commerce industries could harm our operating results.
We operate in markets throughout the world, in jurisdictions which have various regulatory and taxation requirements. Our regulatory compliance efforts are burdensome because each local jurisdiction has different requirements, including with respect to zoning, licensing and permitting, sanitation, accessibility, taxes, employment, labor and health and safety, and regulations in the industry are constantly evolving. We operate units in multiple states and international jurisdictions. Our business efficiencies and economies of scale depend on reducing variations among properties and subscriber services across all jurisdictions in which we operate. Compliance requirements that vary significantly from jurisdiction to jurisdiction reduce our ability to achieve economies of scale, add compliance costs, and increase the potential liability for compliance deficiencies. In addition, laws or regulations that may harm our business could be adopted, or interpreted in a manner that affects our activities, including but not limited to the regulation of personal and consumer information, consumer advertising, labor laws, accessibility, health and safety, and real estate and hotel licensing and zoning requirements. Violations or new interpretations of these laws or regulations may result in penalties, disrupt our ability to operate existing properties or to develop new ones, negatively impact our subscriber relations or operations in other ways, increase our expenses, and damage our reputation and business.
In addition, since we began our operations, there have been, and continue to be, regulatory developments that affect the travel industry and the ability of companies like Inspirato to offer accommodations for specified durations or in certain neighborhoods. These include short-term occupancy regulations and restrictions adopted by municipalities and homeowners’ associations where our properties are located. In addition, many of the fundamental statutes and regulations that impose taxes or other obligations on travel and lodging companies were established before the growth of the Internet and e-commerce, which creates a risk of these laws being used in ways not originally intended that could harm our business. These and other similar new and newly interpreted regulations could increase our costs, require us to reduce or even cease operations in certain locations, reduce the diversity and number of units available for us to lease and offer to subscribers, and otherwise harm our business and operating results.
From time to time, we may become involved in challenges to, or disputes with government agencies regarding, laws and regulations. There can be no assurance that we will be successful in these challenges or disputes. Furthermore, if we were required to comply with regulations and government requests that negatively impact our relations with subscribers, our business, operating results and financial results could be adversely impacted.
Additionally, new, changed, or newly interpreted or applied laws, statutes, rules, regulations or ordinances, including tax laws, could increase landlords’ compliance, operating and other costs. This, in turn, could deter landlords from renting their properties to Inspirato, negatively affect lease renewals, impair landlords’ ability or willingness to repair and maintain leased properties, or increase costs of doing business. Any or all of these events could adversely impact our business and financial performance.
Furthermore, as we expand or change our business and the services that we offer or the methods by which we offer them, we may become subject to additional legal regulations, tax requirements or other risks. Whether we comply with or challenge these additional regulations, our costs may increase, and our business may otherwise be harmed.

Changes in our effective tax rate could harm our future operating results.
The Company is subject to federal and state income taxes in the U.S. and in various international jurisdictions. Our provision for income taxes and our effective tax rate are subject to volatility and could be adversely affected by several factors, including:
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earnings being lower than anticipated in countries that have lower tax rates and higher than anticipated in countries that have higher tax rates;

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effects of certain non-tax-deductible expenses, including those arising from the requirement to expense stock-based compensation;

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changes in the valuation of our deferred tax assets and liabilities;

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adverse outcomes resulting from any tax audit, including transfer pricing adjustments with respect to intercompany transactions;

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limitations on our ability to utilize our net operating losses and other deferred tax assets; and

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changes in accounting principles or changes in tax laws and regulations, or the application of tax laws and regulations, including those relating to income tax nexus or possible U.S. changes to the deductibility of expenses attributable to foreign income or the foreign tax credit rules.

Significant judgment is required in the application of accounting guidance relating to uncertainty with respect to income taxes. If tax authorities challenge our (including Inspirato LLC’s) tax positions, any such challenges that are settled unfavorably could adversely impact our provision for income taxes. Additionally, as the Inspirato LLC Members exchange their New Common Units for shares of our Class A Common Stock, we will be responsible for a greater share of the tax payments due as a result of Inspirato LLC’s operations.
Our structure and intercompany arrangements cause us to be subject to the tax laws of various jurisdictions, and we could be obligated to pay additional taxes, which could materially adversely affect our business, financial condition, results of operations, and prospects.
We are expanding our international operations and personnel to support our business in international markets. We generally conduct our international operations through wholly-owned subsidiaries and are or may be required to report our taxable income in various jurisdictions worldwide based upon our business operations in those jurisdictions. Our intercompany relationships are subject to complex transfer pricing regulations administered by tax authorities in various jurisdictions. The amount of taxes we pay in different jurisdictions may depend on the application of the tax laws of such jurisdictions, including the U.S., to our international business activities, changes in tax rates, new or revised tax laws, interpretations of existing tax laws and policies, and our ability to operate our business in a manner consistent with our structure and intercompany arrangements. The relevant tax authorities may disagree with our determinations as to the income and expenses attributable to specific jurisdictions. If such a disagreement were to occur, and our position was not sustained, we could be required to pay additional taxes, interest, and penalties, which could result in one-time tax charges, higher effective tax rates, reduced cash flows, and lower overall profitability of our operations.
If existing tax laws, rules or regulations are amended, or if new unfavorable tax laws, rules or regulations are enacted, including with respect to occupancy, sales, value-added, withholding, or revenue based taxes, unclaimed property, or other tax laws applicable to the multinational businesses, the results of these changes could increase our tax liabilities. Possible outcomes include double taxation, multiple levels of taxation, or additional obligations, prospectively or retrospectively, including the potential imposition of interest and penalties. If such costs are passed on to our subscribers, demand for our products and services could decrease, or there could be increased costs to update or expand our technical or administrative infrastructure, or the scope of our business activities could be effectively limited should we decide not to conduct business in particular jurisdictions.
We are subject to federal, state, and local income, sales, and other taxes in the U.S. and income, withholding, transaction, and other taxes in numerous foreign jurisdictions. Evaluating our tax positions and our worldwide provision for taxes is complicated and requires exercising significant judgment. During the ordinary course of business, there are many activities and transactions for which the ultimate tax determination is uncertain. In addition, our tax obligations and effective tax rates could be adversely affected by changes in the relevant tax, accounting, and other laws, regulations, principles, and interpretations. We may be audited in various jurisdictions, and such jurisdictions may assess additional taxes (including income taxes, sales taxes, and value added taxes) against us. Although we believe our tax estimates are reasonable, the final determination of any tax audits or litigation could differ materially from our historical tax provisions and accruals.
Tax authorities may successfully assert that we should have collected, or in the future should collect, sales and use, value added or similar taxes, and we could be subject to substantial liabilities with respect to past or future sales, which could materially adversely affect our business, financial condition and results of operations.
We currently collect and remit applicable sales taxes and other applicable transfer taxes in jurisdictions where we, through our employees or economic activity, have a presence and where we have determined, based on applicable legal precedents, that our business activities are classified as taxable. We do not currently collect and remit state and local excise, utility user, or ad valorem taxes, fees, or surcharges in jurisdictions where we believe we do not have sufficient “nexus.” The application of indirect taxes, such as sales and use, value added, goods and services, business, and gross receipts taxes, to businesses that transact online, such as ours, is a complex and evolving area. There is uncertainty as to what constitutes sufficient nexus for a state or local jurisdiction to levy taxes, fees, and surcharges on sales made over the Internet, and there is also uncertainty as to whether our characterization of our traveler accommodations in certain jurisdictions will be accepted by state and local tax authorities.
There are substantial ongoing costs associated with complying with the various indirect tax requirements in the numerous markets in which we conduct or may conduct business. The application of existing or future indirect tax laws, whether in the U.S. or internationally, or the failure to collect and remit such taxes, could materially adversely affect our business, financial condition and results of operations.
The costs and other risks associated with the Americans with Disabilities Act and similar legislation outside of the U.S. may be substantial.
We are subject to the Americans with Disabilities Act, commonly referred to as the ADA, and similar laws and regulations in certain jurisdictions outside of the U.S. These laws and regulations require public accommodations to meet certain requirements related to access and use by disabled people. Our landlords may not have designed, constructed or implemented procedures on their properties to comply fully with the ADA or similar laws, and efforts by them or by us to achieve compliance may be costly, may delay planned openings of newly-leased properties, and could be disruptive to existing subscribers. Operators of websites or other online tools are also occasionally targeted by complaints that they have failed to make their sites sufficiently accessible. We may be required to expend substantial resources to remedy any noncompliance at our leased properties or in our app or website, or to defend against complaints of noncompliance, even if they lack merit. If we fail to comply with the requirements of the ADA or similar laws, we could be subject to fines, penalties, injunctive action, costly legal proceedings, reputational harm and other business effects that could materially and adversely affect our brand and results of operations.
Failure to comply with consumer protection, marketing and advertising laws, including with regard to direct marketing and internet marketing practices, could result in fines or place restrictions on our business.
Our business is subject to various laws and regulations governing consumer protection, advertising and marketing. We may encounter governmental and private party investigations and complaints in areas such as the clarity, accuracy and presentation of information on our website. In addition, our marketing activities will be subject to various laws and regulations in the U.S. and internationally that govern online and other direct marketing and advertising practices. Its marketing activities could be restricted, our subscriber relationships and revenues could be adversely affected, and our costs could increase, due to changes required in our marketing, listing or booking practices, or any investigations, complaints or other adverse developments related to these laws and regulations.

Failure to comply with anti-bribery and anti-corruption laws and anti-money laundering laws, and similar laws, could subject us to penalties and other adverse consequences.
We are subject to the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”), the U.S. domestic bribery statute contained in 18 U.S.C. § 201 and possibly other anti-bribery and anti-corruption laws and anti-money laundering laws in countries outside of the United States where we conduct our activities. Anti-corruption and anti-bribery laws have been enforced aggressively in recent years and are interpreted broadly to generally prohibit companies, their employees, agents, representatives, business partners, and third-party intermediaries from authorizing, offering, or providing, directly or indirectly, improper payments or benefits to recipients in the public or private sector.
We sometimes leverage third parties to sell our products and conduct our business abroad. Inspirato, our employees, agents, representatives, business partners and third-party intermediaries may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities and we may be held liable for the corrupt or other illegal activities of these employees, agents, representatives, business partners or third-party intermediaries even if we do not explicitly authorize such activities. We cannot assure you that all of our employees, agents, representatives, business partners or third-party intermediaries will not take actions in violation of applicable law for which we may be ultimately held responsible. As we increase our international sales and business, our risks under these laws may increase.
These laws also require that we keep accurate books and records and maintain internal controls and compliance procedures designed to prevent any such actions. While we have policies and procedures to address compliance with such laws, we cannot assure you that none of our employees, agents, representatives, business partners or third-party intermediaries will take actions in violation of our policies and applicable law, for which we may be ultimately held responsible.
Any allegations or violation of the FCPA or other applicable anti-bribery and anti-corruption laws and anti-money laundering laws could result in whistleblower complaints, sanctions, settlements, prosecution, enforcement actions, fines, damages, adverse media coverage, investigations, loss of export privileges, severe criminal or civil sanctions, or suspension or debarment from government contracts, all of which may have an adverse effect on our reputation, business, results of operations, and prospects. Responding to any investigation or action will likely result in a materially significant diversion of our management’s attention and resources and significant defense costs and other professional fees.
We are subject to governmental export and import controls and economic sanctions programs that could impair our ability to compete in international markets or subject us to liability if we violate these controls.
In many cases, our business activities are subject to U.S. and international import and export control laws and regulations including trade and economic sanctions maintained by the Office of Foreign Assets Control. As such, an export license may be required to export or reexport our services to certain countries and end-users, including to certain U.S. embargoed or sanctioned countries, governments, and persons and for certain end-uses. If we were to fail to comply with such import or export control laws and regulations, trade and economic sanctions, or other similar laws, we could be subject to both civil and criminal penalties, including substantial fines, possible incarceration for employees and managers for willful violations, and the possible loss of our export or import privileges. Obtaining the necessary export license for a particular sale or offering may not be possible and may be time-consuming and may result in the delay or loss of sales opportunities. The following developments could result in decreased use of our services by or in our decreased ability to provide our services to existing or potential end-customers with international operations: any change in export or import laws or regulations, economic sanctions or related legislation; shift in the enforcement or scope of existing export, import, or sanctions laws or regulations; or change in the countries, governments, persons, or technologies targeted by such export, import or sanctions laws or regulations. Any decreased use of our products or services or limitation on our ability to export to or sell our products or services in international markets could adversely affect our business, financial condition and results of operations.

Risks Related to an Investment in Securities of the Company
The market price of shares of our Class A Common Stock may be volatile, which could cause the value of your investment to decline.
The market price of our Class A Common Stock may be highly volatile and could be subject to wide fluctuations. Securities markets worldwide experience significant price and volume fluctuations. The securities markets have experienced significant volatility as a result of the COVID-19 pandemic. Market volatility, as well as general economic, market, or political conditions, such as the ongoing geopolitical tensions related to Russia’s actions in the Ukraine, could reduce the market price of shares of our Class A Common Stock regardless of our operating performance. Our operating results could be below the expectations of public market analysts and investors due to a number of potential factors, including: (1) variations in quarterly operating results or dividends, if any, to stockholders, (2) additions or departures of key management personnel, (3) publication of research reports about the our industry, (4) litigation and government investigations, (5) changes or proposed changes in laws or regulations or differing interpretations or enforcement of laws or regulations affecting our business, (6) adverse market reaction to any indebtedness incurred or securities issued in the future, (7) changes in market valuations of similar companies, (8) adverse publicity or speculation in the press or investment community, (9) announcements by competitors of significant contracts, acquisitions, dispositions, strategic partnerships, joint ventures, or capital commitments and (10) the impact of the COVID-19 pandemic on our management, employees, partners, customers, and operating results. In response, the market price of shares of our Class A Common Stock could decrease significantly. You may be unable to resell your shares of our Class A Common Stock at or above your purchase price. Following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against such company. Such litigation, if instituted against us, could result in substantial costs and a diversion of management’s attention and resources.
Our ability to timely raise capital in the future may be limited, or capital may be unavailable on acceptable terms, if at all. The failure to raise capital when needed could harm our business, operating results and financial condition. Debt or equity issued to raise additional capital may reduce the value of our Class A Common Stock.
We cannot be certain when or if our operations will generate sufficient cash to fund our ongoing operations or the growth of our business. We intend to make investments to support our current business and may require additional funds to respond to business challenges, including the need to develop new features or enhance our software, improve our operating infrastructure or acquire complementary businesses and technologies. Additional financing may not be available on favorable terms, if at all. If adequate funds are not available on acceptable terms, we may be unable to invest in our future growth opportunities, which could harm our business, operating results and financial condition. If we incur debt, the debt holders could have rights senior to holders of our Class A Common Stock to make claims on our assets. The terms of any debt could restrict our operations, including our ability to pay dividends on our Class A Common Stock. If we issue additional equity securities in the future, stockholders will experience dilution, and the new equity securities could have rights senior to those of our Class A Common Stock. Because the decision to issue securities in the future will depend on numerous considerations, including factors beyond our control, we cannot predict or estimate the amount, timing or nature of any future issuances of debt or equity securities. As a result, stockholders will bear the risk of future issuances of debt or equity securities reducing the value of their Class A Common Stock and diluting their interest.
A small number of stockholders have substantial control over the Company, which may limit other stockholders’ ability to influence corporate matters and delay or prevent a third party from acquiring control over the Company.
As of April 10, 2022, the directors and executive officers of the Company, and beneficial owners of 5% or more of our voting securities and their respective affiliates, beneficially own, in the aggregate, approximately 73.3% of our outstanding Common Stock. This significant concentration of ownership may have a negative impact on the trading price for our Class A Common Stock because investors often perceive disadvantages in owning stock in companies with controlling stockholders. In addition, these stockholders will be able to exercise influence over all matters requiring stockholder approval, including the election of directors and approval of corporate transactions, such as a merger or other sale of the Company or our assets. This concentration of ownership could limit stockholders’ ability to influence corporate matters and may have the effect of delaying or preventing a change in control, including a merger, consolidation or other business combination, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control, even if that change in control would benefit the other stockholders.
There can be no assurance that our securities will continue to be listed on Nasdaq or that will be able to comply with the continued listing standards of Nasdaq.
Our Class A Common Stock and Warrants are listed on Nasdaq under the symbols “ISPO” and “ISPOW,” respectively. On February 14, 2022, we received written notice from the Staff of the Listing Qualifications Department (the “Staff”) of Nasdaq stating that the Staff had determined that the we had not complied with the requirements of IM-5101-2 because (i) we had not demonstrated that our Class A common stock complied with the minimum 400 Round Lot Holder requirement in Listing Rule 5405(a)(3) and (ii) our Warrants did not qualify for initial listing since the security underlying the warrant, our Class A Common Stock, did not qualify. On March 9, 2022, we received a letter from the Staff of Nasdaq informing us that we had regained compliance with Nasdaq Listing Rule IM-5101-2 and that we were in compliance with the Nasdaq Global Market’s listing requirements and our securities continue to trade on Nasdaq. Even though we were able to regain compliance with the Nasdaq listing standards with respect to our Class A Common Stock and Warrants, we can provide no assurance that we can maintain compliance with those standards.
If Nasdaq delists the Company’s securities from trading on its exchange for failure to meet the listing standards, the Company and our stockholders could face significant negative consequences including:
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limited availability of market quotations for the Company’s securities;

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a determination that our Class A Common Stock is a “penny stock” which will require brokers trading in our Class A Common Stock to adhere to more stringent rules,

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possible reduction in the level of trading activity in the secondary trading market for shares of our Class A Common Stock;

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a limited amount of analyst coverage; and

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a decreased ability to issue additional securities or obtain additional financing in the future.

If our operating and financial performance in any given period does not meet the guidance provided to the public or the expectations of investment analysts, the market price of the our Class A Common Stock may decline.
We may, but are not obligated to, provide public guidance on our expected operating and financial results for future periods. Any such guidance will consist of forward-looking statements, subject to the risks and uncertainties described in this prospectus and in our other public filings and public statements. The ability to provide this public guidance, and the ability to accurately forecast our results of operations, may be impacted by the COVID-19 pandemic. Our actual results may not always be in line with or exceed any guidance we have provided, especially in times of economic uncertainty, such as the current global economic uncertainty being experienced as a result of the COVID-19 pandemic or the ongoing geopolitical tensions related to Russia’s actions in the Ukraine. If, in the future, our operating or financial results for a particular period do not meet any guidance provided or the expectations of investment analysts, or if we reduce its guidance for future periods, the market price of our Class A Common Stock may decline as well. Even if we do issue public guidance, there can be no assurance that we will continue to do so in the future.
The unaudited pro forma combined financial information included elsewhere in this prospectus may not be indicative of what our actual financial position or results of operations would have been.
The unaudited pro forma combined financial information included elsewhere in this prospectus is presented for illustrative purposes only and does not necessarily reflect what our financial condition or results of operations would have been had the Business Combination occurred on the dates indicated.

Further, the unaudited pro forma combined financial information also may not be useful in predicting our future financial condition and results of operations. Our actual financial position and results of operations may differ significantly from our pro forma amounts reflected herein due to a variety of factors. Our unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma combined financial statements and are subject to change as additional information becomes available and analyses are performed.
We are an “emerging growth company.” The reduced public company reporting requirements applicable to emerging growth companies may make our common stock less attractive to investors.
We are an “emerging growth company” under SEC rules. As an emerging growth company, we are permitted and plans to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These provisions include: (1) presenting only two years of audited financial statements, (2) presenting only two years of related selected financial data and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure, (3) an exemption from compliance with the auditor attestation requirement in the assessment of internal control over financial reporting pursuant to Section 404 of Sarbanes-Oxley, (4) not being required to comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, (5) reduced disclosure obligations regarding executive compensation arrangements in periodic reports, registration statements, and proxy statements, and (6) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. As a result, the information we provide will be different than the information that is available with respect to other public companies that are not emerging growth companies. If some investors find our Class A Common Stock less attractive as a result, there may be a less active trading market for our Class A Common Stock, and the market price of our Class A Common Stock may be more volatile. We will remain an emerging growth company until the earliest of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of Thayer’s initial public offering, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we qualify as a “large accelerated filer”, which, in addition to certain other criteria, means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter or (2) the date on which we have issued more than $1 billion in non-convertible debt securities during the prior three-year period.
If securities or industry analysts do not publish research or reports about our business or publish negative reports, the market price of our Class A Common Stock could decline.
The trading market for our Class A Common Stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. If regular publication of research reports ceases, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume of our Class A Common Stock to decline. Moreover, if one or more of the analysts who cover Inspirato downgrades our Class A Common Stock or if reporting results do not meet their expectations, the market price of our Class A Common Stock could decline.
If our security holders exercise their registration rights, it may negatively impact the market price of Class A Common Stock.
In connection with the Closing, Thayer’s existing registration rights agreement was amended and restated to: (i) provide that the Company will file a registration statement within 15 business days following the Closing to register for resale (A) the Founder Shares and shares of Class A Common Stock issuable upon exercise of the Private Warrants held by the Sponsor and (B) the shares of Class A Common Stock to be issued to the Inspirato LLC unitholders in the Business Combination; (ii) provide the Inspirato LLC unitholders with unlimited demand registration rights; (iii) provide the Inspirato LLC unitholders and the Sponsor with customary underwritten takedown rights (subject to customary priorities, minimums, frequency, and quantity limits, cutbacks, deferrals and other terms); and (iv) afford each of the Inspirato LLC unitholders and the Sponsor, on a pari passu basis, “piggy back” registration rights with respect to any underwritten offerings by the other stockholders and by the Company. The issuance and/or resale of certain of these securities is being registered under the registration statement of which this prospectus forms a part. The sale or possibility of sale of these additional securities trading in the public market may negatively impact the market price of our securities.
The Company has no current plans to pay cash dividends on our common stock; as a result, stockholders may not receive any return on investment unless they sell their Class A Common Stock for a price greater than the purchase price.
We have no current plans to pay dividends on our Class A Common Stock. Any future determination to pay dividends will be made at the discretion of our Board, subject to applicable laws. It will depend on a number of factors, including our financial condition, results of operations, capital requirements, contractual, legal, tax and regulatory restrictions, general business conditions, and other factors that our Board may deem relevant. In addition, the ability to pay cash dividends may be restricted by the terms of debt financing arrangements, as any future debt financing arrangement likely will contain terms restricting or limiting the amount of dividends that may be declared or paid on our Class A Common Stock. As a result, stockholders may not receive any return on an investment in our Class A Common Stock unless they sell their shares for a price greater than that which they paid for them.
The Company may issue additional shares of common stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of Class A Common Stock.
Pursuant to the 2021 Plan and ESPP, for fiscal year 2022, we may issue an aggregate of up to 20,418,544 shares of Class A Common Stock, which amount may be subject to increase from time to time. We may also issue additional shares of common stock or other equity securities of equal or senior rank in the future in connection with, among other things, future acquisitions or repayment of outstanding indebtedness, without stockholder approval, in a number of circumstances.
The issuance of additional shares or other equity securities of equal or senior rank would have the following effects:
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existing stockholders’ proportionate ownership interest in the Company will decrease;

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the amount of cash available per share, including for payment of dividends in the future, may decrease;

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the relative voting strength of each previously outstanding common stock may be diminished; and

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the market price of our Class A Common Stock may decline.

Provisions in our organizational documents and certain rules imposed by regulatory authorities may delay or prevent an acquisition by a third party that could otherwise be in the interests of stockholders.
Our Certificate of Incorporation and Bylaws contain several provisions that may make it more difficult or expensive for a third party to acquire control of the Company without the approval of our Board. These provisions, which may delay, prevent or deter a merger, acquisition, tender offer, proxy contest, or other transaction that stockholders may consider favorable, include the following:
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the division of our Board into three classes and the election of each class for three-year terms;

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advance notice requirements for stockholder proposals and director nominations;

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provisions limiting stockholders’ ability to call special meetings of stockholders, to require special meetings of stockholders to be called, and to take action by written consent;

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restrictions on business combinations with interested stockholders;

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in certain cases, the approval of holders representing at least 66 2/3% of the total voting power of the shares entitled to vote generally in the election of directors will be required for stockholders to adopt, amend or repeal the bylaws, or amend or repeal certain provisions of the certificate of incorporation;

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no cumulative voting;

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the required approval of holders representing at least 66 2/3% of the total voting power of the shares entitled to vote at an election of the directors to remove directors; and

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the ability of our Board to designate the terms of and issue new series of preferred stock without stockholder approval, which could be used, among other things, to institute a rights plan that would have the effect of significantly diluting the stock ownership of a potential hostile acquirer, likely preventing acquisitions.

These provisions of our Certificate of Incorporation and Bylaws could discourage potential takeover attempts and reduce the price that investors might be willing to pay for shares of our Class A Common Stock in the future, which could reduce the market price of our Class A Common Stock. For more information, see the section titled “Description of Securities — Certain Anti-Takeover Provisions of Delaware Law.”
The provision of our Certificate of Incorporation requiring exclusive venue in the Court of Chancery in the State of Delaware and the federal district courts of the U.S. for certain types of lawsuits may have the effect of discouraging lawsuits against directors and officers.
Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for: (1) any derivative action or proceeding brought on behalf of the Company, (2) any action asserting a claim of breach of fiduciary duty owed by any director, officer, agent or other employee or stockholder to the Company or its stockholders, (3) any action asserting a claim arising pursuant to any provision of the DGCL, our Certificate of Incorporation or Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, (4) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of our Certificate of Incorporation or Bylaws or (5) any action asserting a claim governed by the internal affairs doctrine, in each case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.
This provision would not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended, or the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. In addition, to prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the U.S. will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, including all causes of action asserted against any defendant named in such complaint. For the avoidance of doubt, this provision is intended to benefit and may be enforced by us, our officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering. However, as Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, there is uncertainty as to whether a court would enforce such provision. Our Certificate of Incorporation further provides that any person or entity holding, owning or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to these provisions. Investors also cannot waive compliance with the federal securities laws and the rules and regulations thereunder.
These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring such a claim arising under the Securities Act against us, our directors, officers, or other employees in a venue other than in the federal district courts of the United States. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of our Certificate of Incorporation. This may require significant additional costs associated with resolving such action in other jurisdictions and we cannot assure you that the provisions will be enforced by a court in those other jurisdictions. If a court were to find either exclusive-forum provision in our Certificate of

Incorporation to be inapplicable or unenforceable in an action, we may incur further significant additional costs associated with resolving the dispute in other jurisdictions, all of which could harm our business.
General Risk Factors
We may be subject to liability claims and our insurance may be inadequate to cover our losses.
We are subject to numerous obligations in our contracts with third parties and otherwise. Despite the procedures, systems and internal controls we have implemented to comply with our contracts and avoid or mitigate various risks, we may breach these commitments, whether through a weakness in these procedures, systems and internal controls, or because of negligence or the willful act of an employee, contractor or third party. Our insurance policies may be inadequate to compensate us for the potentially significant losses that may result from claims arising from breaches of our contracts, disruptions in our service, including those caused by cybersecurity incidents, failures or disruptions to our infrastructure, catastrophic events and disasters or otherwise. In addition, such insurance may not be available to us in the future on economically reasonable terms, or at all. Further, the insurance may not cover all claims made against us and defending a suit, regardless of its merit, could be costly and divert management’s attention.
Our business is subject to the risks of catastrophic events.
The occurrence of any catastrophic event, including an earthquake, fire, flood, tsunami, or other weather event, power loss, telecommunications failure, software or hardware malfunctions, epidemic or pandemic diseases (such as the ongoing COVID-19 pandemic), cyber-attack, war (such as Russia’s actions in Ukraine), or terrorist attack, could result in significant disruptions to our business. In addition, acts of terrorism could cause disruptions to the Internet or the economy as a whole. Although we have implemented disaster recovery arrangements, there can be no assurance that these arrangements will appropriately address all potential disaster scenarios. If our systems were to fail or be negatively impacted as a result of a natural disaster or other event, our business would be impaired or we could lose critical data.
Our partners, suppliers, and subscribers are also subject to the risk of catastrophic events. In those events, our ability to operate our business, as well as the demand for our offerings, may be impaired as a result of factors outside our control.

USE OF PROCEEDS
All of the Offered Shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.
The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the Offered Shares, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of Regulation S-X and presents the combination of the historical financial information of Thayer and Inspirato adjusted to give effect to the Business Combination, the issuance of the PIPE Shares and the other related events contemplated by the Business Combination Agreement (the “Transactions”). Defined terms included below shall have the same meaning as terms defined and included elsewhere in this prospectus.
The unaudited pro forma condensed combined balance sheet as of December 31, 2021 gives pro forma effect to the Transactions as if they were consummated on December 31, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 gives pro forma effect to the Transactions as if they were consummated on January 1, 2021.
The assumptions and estimates underlying the unaudited adjustments to the pro forma condensed combined financial statements are described in the accompanying notes, which should be read in conjunction with, the following:
•
Thayer’s audited financial statements and related notes as of and for the year ended December 31, 2021 included in Thayer’s Form 10-K filed with the SEC on February 9, 2022.

•
Inspirato LLC’s audited financial statements and related notes as of and for the year ended December 31, 2021, included in this prospectus.

•
Thayer’s Management’s Discussion and Analysis of Financial Condition and Results of Operations included in Item 7 of Thayer’s Form 10-K filed with the SEC on February 9, 2022.

•
The Management’s Discussion and Analysis of Financial Condition and Results of Operations included in this prospectus.

Certain direct and incremental costs related to the Business Combination will be recorded as a reduction against additional-paid-in-capital, consistent with the accounting for reverse recapitalizations. The unaudited pro forma condensed combined financial statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the Business Combination.
The unaudited condensed combined pro forma adjustments reflecting the consummation of the Business Combination and related transactions are based on certain estimates and assumptions. These estimates and assumptions are based on information available as of the dates of these unaudited pro forma condensed combined financial statements and may be revised as additional information becomes available. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material.
The following describes the above entities:
Thayer
Thayer was a blank check company formed under the laws of the State of Delaware on July 31, 2020 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, or initial business combination. Thayer generated no operating revenues to date and did not expect to generate operating revenues until the consummation of an initial business combination.
Inspirato
Inspirato is a subscription-based luxury travel company that provides unique solutions for (i) affluent travelers seeking superior service and certainty across a wide variety of accommodations and experiences and (ii) hospitality suppliers who want to solve pain points that include monetizing excess inventory and efficiently outsourcing the hassle involved in managing rental properties.
For travelers, Inspirato offers access to a diverse portfolio of curated luxury vacation options that, as of December 31, 2021, included over 425 private luxury vacation homes available exclusively to its subscribers, and accommodations at over 420 luxury hotel and resort partners in more than 230 destinations around the world. Inspirato’s portfolio also includes Inspirato Only, featuring one-of-a-kind luxury safaris, cruises, and other experiences, and Bespoke, which offers custom-designed “bucket list” itineraries. Every Inspirato trip comes with Inspirato’s personalized service envelope — including pre-trip planning, on-site concierge, and daily housekeeping — designed to meet the needs of affluent travelers and drive exceptional customer satisfaction.
Description of the Business Combination
On February11, 2022, Inspirato LLC consummated the previously announced Business Combination pursuant to that Business Combination Agreement. The Business Combination was approved by Thayer’s stockholders at a meeting held on February 8, 2022. In connection with the Closing, among other things, Thayer changed its name to “Inspirato Incorporated.”
Also upon the Closing, Inspirato’s Class A Common Stock was listed on Nasdaq and trades under the ticker symbol “ISPO.” As Inspirato LLC’s current management team and business operations comprise Inspirato’s management and operations, Inspirato has and continues to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. Inspirato expects it will incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting and legal and administrative resources, including increased audit and legal fees.
Prior to the Closing, the units representing equity interests in Inspirato LLC were held by (i) Blockers, which are corporations (or entities treated as corporations for U.S. federal tax purposes) that are affiliated with certain institutional investors, and (ii) other the Continuing Inspirato Members, which consist of entities and individuals, including members of management and other employees of Inspirato or its subsidiaries.
Following the completion of the Business Combination, as described above, Inspirato’s organizational structure is what is commonly referred to as an umbrella partnership corporation (or UP-C) structure, which is often used by entities classified as a partnership for U.S. federal income tax purposes, such as Inspirato LLC, undertaking an initial public offering, an initial business combination with a SPAC or other going-public transactions. This organizational structure allows the Continuing Inspirato Members to retain their equity ownership in Inspirato LLC in the form of New Common Units issued pursuant to the Business Combination. Each Continuing Inspirato Member also holds a number of shares of Inspirato Class V Common Stock equal to the number of New Common Units held by such Continuing Inspirato Member, which have no economic value, but which entitle the holder thereof to one (1) vote per share at any meeting of the stockholders of Inspirato. Those institutional investors in Inspirato LLC who, prior to the Business Combination, held Inspirato Units through a Blocker, by contrast, hold their equity ownership in Inspirato in the form of Inspirato Class A Common Stock. This structure allows the Continuing Inspirato Members to continue to realize the tax benefits associated with their ownership in an entity that is treated as a partnership for U.S. federal income tax purposes, as well as to provide potential future tax benefits to Inspirato (85% of which the Continuing Inspirato Members will benefit from pursuant to the Tax Receivable Agreement), which are expected to arise when the Continuing Inspirato Members ultimately exchange their New Common Units and Inspirato Class V Common Stock for shares of Inspirato Class A Common Stock. Because the New Common Units are issued by Inspirato LLC and not Inspirato, the New Common Units could be entitled to different after-tax economics on a per unit basis compared to the Inspirato Class A Common Stock on a per share basis (for example, as a result of Inspirato being subject to corporate income tax, and the potential that holders of New Common Units, including Inspirato, will receive distributions, including tax distributions, directly from Inspirato LLC but Inspirato may not make corresponding distributions to the holders of Inspirato Class A Common Stock).
Accounting Treatment of the Business Combination
The Business Combination was accounted for as a reverse recapitalization in accordance with the U.S. generally accepted accounting principles (“GAAP”). Under this method of accounting, Thayer was treated as the “acquired” company for accounting purposes. This determination is primarily based on the fact that subsequent to the Business Combination, the unitholders of Inspirato LLC have a majority of the voting power of Inspirato and Inspirato LLC’s operations comprise all of the ongoing operations of Inspirato

Incorporated. Inspirato LLC is managed by a seven-person board of managers designated by Inspirato Incorporated and the other Members holding outstanding vested New Common Units. Accordingly, the financial statements will reflect the net assets of Thayer and Inspirato LLC at historical cost with no goodwill or other intangible assets recognized.
Basis of Pro Forma Presentation
In accordance with Article 11 of Regulation S-X, pro forma adjustments to the combined historical financial information of Thayer and Inspirato LLC give effect to transaction accounting adjustments that (1) depict in the pro forma condensed combined balance sheet, the accounting for the Transactions required by GAAP, and (2) depict in the pro forma condensed combined statement of operations, the effects of the pro forma balance sheet adjustments, assuming those adjustments were made as of the beginning of the fiscal year presented. The pro forma condensed combined financial information does not give effect to any management adjustments or any synergies, operating efficiencies, or other benefits that may result from consummation of the Transactions. In addition, as (i) Thayer and Inspirato LLC have not had any historical relationship prior to the Transactions and (ii) there is no historical activity with respect to Merger Subs, preparation of the accompanying pro forma financial information did not require any adjustments with respect to such activities.
Management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of this prospectus. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Management considers this basis of presentation to be reasonable under the circumstances.
The unaudited pro forma condensed combined financial information has been presented to provide relevant information necessary for an understanding of the Company subsequent to completion of the Transactions. Accordingly, the unaudited pro forma condensed combined financial information includes, among other things, pro forma adjustments to reflect the completion of the Business Combination, the issuance of the PIPE Shares, the settlement of transaction costs that have been reported in the companies’ historical financial statements or were incurred upon consummation of the Business Combination, and the impact of certain other associated pro forma adjustments necessary to give full effect to the Transactions.
Pursuant to the Thayer Certificate of Incorporation, Thayer provided the holders of shares of Thayer Class A Common Stock originally sold as part of the Thayer Units issued in Thayer’s IPO with the opportunity to redeem, upon the Closing, the Public Shares then held by them for cash equal to their pro rata share of the aggregate amount on deposit as of two business days prior to the Closing, in the Trust Account that held the proceeds (including interest not previously released to Thayer to pay its income taxes or any other taxes payable) from the Thayer IPO. The unaudited pro forma condensed combined financial information has been prepared based on actual redemptions of Thayer Class A Common Stock.
The following table provides a pro forma summary of the shares of the Company’s common stock as of closing on February 11, 2022 (in thousands):
	Shares	%
Thayer public shareholders	256	0%
Thayer Class B	2,748	3%
Total Thayer	3,004	3%
PIPE	8,750	8%
Inspirato LLC unitholders(1)	95,579	89%
Total Shares at Closing	107,333	100%

(1)
Excludes 9 million shares issued for profits interests which are subject to vesting.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of December 31, 2021
(in thousands except per share amounts)
	Thayer (Historical)	Inspirato LLC (Historical)	Pro Forma Adjustments		Combined Pro Forma

Assets
Current assets:
Cash and cash equivalents	$113	$80,233	$2,564	2a	$138,011
			87,500	2b
			(32,399)	2d
Restricted cash	—	2,720	—		2,720
Accounts receivable, net	—	2,389	—		2,389
Prepaid expenses	159	11,101	—		11,260
Prepaid subscriber travel	—	17,183	—		17,183
Accounts receivable, related parties	—	386	—		386
Other current assets	—	762	—		762
Deferred tax asset	—	—	—	2g	—
Total current assets	272	114,774	57,665		172,711
Cash and marketable securities held in Trust Account	175,992	—	(175,992)	2a	—
Property and equipment, net	—	8,695	—		8,695
Goodwill	—	21,233	—		21,233
Other long-term, assets	—	1,068	—		1,068
Total assets	$176,264	$145,770	$(118,327)		$203,707
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$2,971	$33,140	$—		$36,111
Accrued liabilities	1,130	6,035	—		7,165
Franchise tax payable	178	—	—		178
Deferred revenue	—	176,813	—		176,813
Deferred rent	—	457	—		457
Debt	—	13,267	—		13,267
Total current liabilities	4,279	229,712	—		233,991
Deferred underwriting fee payable	6,900	—	(6,900)	2d	—
Debt	—	—	—		—
Deferred revenue	—	14,450	—		14,450
Deferred rent	—	7,468	—		7,468
Warrants	15,484	547	—		16,031
Tax receivable agreement liability	—	—	—	2h	—
Total liabilities	26,663	252,177	(6,900)		271,940
Series A-1	$—	$12,809	$(12,809)	2f	$—
Series A-2	—	5,489	(5,489)	2f	—
Series B	—	19,860	(19,860)	2f	—

	Thayer (Historical)	Inspirato LLC (Historical)	Pro Forma Adjustments		Combined Pro Forma

Series B-1	—	15,282	(15,282)	2f	—
Series D	—	20,125	(20,125)	2f	—
Series E	—	9,719	(9,719)	2f	—
Thayer Class A Common stock: 17,250,000 shares subject to possible redemption at $10.20 per share	175,950	—	(175,950)	2a	—
Total temporary equity	175,950	83,284	(259,234)		—
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—	—		—
Noncontrolling interest	—	—	(38,461)	2i	(38,461)
Combined Company Class A common stock, $0.0001 par value; 100,000,000 shares authorized; no non-redeemable shares issued or outstanding on a historical basis; 107,333,024 issued and outstanding on a pro forma basis	—	—	11	2e	11
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 4,312,500 issued and outstanding on a historical basis; none issued or outstanding on a pro forma basis	—	—	—		—
Series C	—	21,477	(21,477)	2f	—
Additional paid-in capital	—	—	2,522	2a	181,385
			87,500	2b
			(26,349)	2c
			(25,499)	2d
			(11)	2e
			104,761	2f
			38,461	2i
Accumulated deficit	(26,349)	(211,168)	26,349	2c	(211,168)
Total shareholders’ equity	(26,349)	(189,691)	147,807		(68,233)
Total liabilities and shareholders’ equity	$176,264	$145,770	$(118,327)		$203,707

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the year ended December 31, 2021
(in thousands except per share data)
	Thayer (Historical)	Inspirato, LLC (Historical)	Pro Forma Adjustments		Combined Pro Forma
Revenue	$—	$234,747	$—		$234,747
Cost of revenue	—	152,747	—		152,747
General and administrative	5,156	50,477	3,243	3a	58,876
Franchise Tax expenses	152	—	—		152
Sales and marketing	—	27,821	—		27,821
Operations	—	26,814	—		26,814
Technology and development	—	4,914	—		4,914
Depreciation and amortization	—	2,619	—		2,619
Interest, net	(42)	635	42	3b	635
Warrant fair value (gains) losses	(388)	456	—		68
Gain on forgiveness of debt	—	(9,518)	(9,518)
Income (loss) before income taxes	(4,878)	(22,218)	(3,285)		(30,381)
Income tax expense (benefit)	—	—	(7,595)	3c	(7,595)
Net income (loss)	(4,878)	(22,218)	4,310		(22,786)
Net income (loss) attributable to noncontrolling interest	—	—	(12,844)	3d	(12,844)
Net income (loss) attributable to Inspirato Incorporated	$(4,878)	$(22,218)	$17,154		$(9,942)
Basic and diluted weighted average units		1,166
Basic and diluted loss per unit		$(19.05)
Weighted average shares outstanding of Class A and Class B non-redeemable common stock	4,313
Basic and diluted net loss per share, Class A and Class B	$(0.23)
Weighted average shares outstanding of Class A redeemable common stock	17,250				107,333
Basic and diluted net loss per share, Class A	$(0.23)				$(0.09)

Note 1.   Basis of Pro Forma Presentation
The Business Combination was accounted for as a reverse recapitalization in accordance with the U.S. generally accepted accounting principles (“GAAP”). Under this method of accounting, Thayer was treated as the “acquired” company for accounting purposes. This determination is primarily based on the fact that subsequent to the Business Combination, the unitholders of Inspirato LLC have a majority of the voting power of Inspirato and Inspirato LLC’s operations comprise all of the ongoing operations of Inspirato. Inspirato LLC is managed by a seven-person board of managers designated by Inspirato and the other Members holding outstanding vested New Common Units. Accordingly, the financial statements will reflect the net assets of Thayer and Inspirato LLC at historical cost with no goodwill or other intangible assets recognized. Operations prior to the Business Combination will be those of Inspirato LLC.
The pro forma adjustments have been prepared as if the Business Combination had been consummated on December 31, 2021 in the case of the unaudited pro forma condensed combined balance sheet and on January 1, 2021, the beginning of the earliest period presented in the unaudited pro forma condensed combined statement of operations. The unaudited pro forma condensed combined financial information has been prepared assuming the following methods of accounting in accordance with GAAP.
One-time direct and incremental transaction costs incurred prior to, or concurrent with, the consummation are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to the Company additional paid-in capital and are assumed to be cash settled.
The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that Inspirato LLC believes are reasonable under the circumstances. Inspirato LLC believes that these assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor do they purport to project the future consolidated results of operations or financial position of the Company. They should be read in conjunction with the historical consolidated financial statements and notes thereto of Thayer and Inspirato LLC.
Management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of this prospectus. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Management considers this basis of presentation to be reasonable under the circumstances.
The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.
There were no significant intercompany balances or transactions between Thayer and Inspirato LLC as of the date and for the periods of these unaudited pro forma condensed combined financial statements.
The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had Thayer and Inspirato LLC filed consolidated income tax returns during the periods presented.
The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the Company’s shares outstanding, assuming the Business Combination and related transactions occurred at January 1, 2021.

Note 2.   Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments
The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2021 are as follows:
a)
Reflects the reclassification of $176 million of cash and cash equivalents held in Thayer’s trust account that became available for transaction consideration, transaction expenses, redemption of public shares and the operating activities following the Business Combination. Approximately $173.4 million of cash and cash equivalents held in Thayer’s trust account were utilized to satisfy redemptions of Thayer Class A Common Stock.

b)
Reflects the gross cash proceeds from PIPE financing of 8.75 million shares of Thayer Class A Common Stock for $87.5 million from private investors.

c)
Reflects the elimination of Thayer’s accumulated deficit.

d)
Reflects the payment of Thayer’s and Inspirato LLC’s transaction costs of $32.4 million, including deferred underwriting fees, incurred in connection with the closing of the Business Combination, of which $3.2 million will be expensed.

e)
Reflects the issuance of 105 million shares to the Blocker Shareholders and Continuing Inspirato Members at $0.0001 par value, including 9 million shares issued for profits interests which are subject to vesting, as consideration for the Business Combination.

f)
Reflects the recapitalization of Inspirato LLC including the reclassification of temporary and permanent member’s equity to common stock and additional paid in capital. This presentation does not account for the Sponsor’s agreement to purchase 490,197 shares of Inspirato Class A Stock for $10.20 per share for aggregate proceeds of approximately $5.0 million, in a private placement or the potential forfeiture of an additional 1.0 million shares of Thayer Class B Common Stock (which became 1.0 million shares of Inspirato Class A Common Stock upon the Closing) in the event such private placement does not occur within the 60-day period following the Closing pursuant to Inspirato LLCs waiver of the minimum cash condition contained in the Business Combination Agreement.

g)
Represents adjustments to reflect applicable deferred tax assets. The Company’s deferred tax assets are not more likely than not expected to be realized in accordance with ASC 740 — Income Taxes. As such, the Company has reduced the full carrying amount of the deferred tax assets with a valuation allowance. The deferred taxes are primarily related to the tax basis step up of the Company’s investment in Inspirato LLC, and the Company’s net loss tax effected at a constant federal income tax rate of 21.0% and a state tax rate of 4%.

h)
Upon the completion of the Transaction, the Company will be a party to the Tax Receivable Agreement. Under the terms of the Tax Receivable Agreement, the Company will be required to pay to certain parties to the agreement 85% of the tax savings that it is deemed to realize in certain circumstances as a result of certain tax attributes that exist following the Transaction and that are created thereafter, including as a result of payments made under the Tax Receivable Agreement. The Company does not expect to record net deferred tax assets related to the tax basis adjustments associated with the exchange of New Common Units in Inspirato LLC as those deferred tax assets are not more likely than not expected to be realized in accordance with ASC 740 — Income Taxes. Accordingly, the Company has not recorded a liability related to the Tax Receivable Agreement as of December 31, 2021, as the liability is not considered to be probable in accordance with ASC 450 — Contingencies.

i)
Noncontrolling interest ownership of 56.4% represents ownership of Inspirato LLC to be held by Continuing Inspirato Members.

Note 3.   Unaudited Pro Forma Condensed Combined Statements of Operations Adjustments
The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 are as follows:

a)
Reflects Thayer’s and Inspirato LLC’s transaction costs to be expensed of $3.2 million.

b)
Represents the elimination of interest income on Thayer’s trust account of $42 thousand for the year ended December 31, 2021.

c)
Following the Transaction, the Company will be subject to U.S. federal income taxes as well as state and local taxes, estimated at 25%. Also, there is not expected to be a material change to the aforementioned tax benefit nor liability related to the Tax Receivable Agreement.

d)
Represents net loss attributable to noncontrolling interest ownership of 56.4%.

Note 4.   Net loss per share
Pro Forma Weighted Average Shares (Basic and Diluted)
The following pro forma weighted average shares calculation has been performed for the year ended December 31, 2021. The unaudited condensed combined pro forma net loss per share, basic and diluted, is computed by dividing loss by the weighted-average number of shares of common stock outstanding during the period.
Prior to the Business Combination, Thayer had two classes of shares: Thayer Class A Common Stock and Thayer Class B Common Stock. The shares of Thayer Class B Common Stock were held by the Sponsor. In connection with the closing of the Business Combination, each currently issued and outstanding share of Thayer Class B Common Stock not forfeited, was automatically converted on a one-for-one basis, into shares of Thayer Class A Common Stock. Immediately thereafter, each currently issued and outstanding share of Thayer Class A Common Stock was automatically converted on a one-for-one basis into shares of the Inspirato’s Class A Common Stock.
Thayer had 8.6 million outstanding Public Warrants sold during the initial public offering and 7.2 million Private Warrants to purchase an aggregate of 0.9 million Class A shares simultaneous to the Thayer IPO. The Warrants were exercisable at $11.50 per share amounts which exceeded the market price of Thayer Class A Common Stock on the transaction date. In connection with the closing of the Business Combination, these Warrants became exercisable for one share each of Inspirato Class A Common Stock at a price of $11.50 per share. The Warrants are considered anti-dilutive and excluded from the earnings per share calculation when the exercise price exceeds the average market value of the common stock price during the applicable period. Inspirato Options and Inspirato Profits Interests are also anti-dilutive.
As a result, pro forma diluted net loss per share is the same as pro forma basic net loss per share for the periods presented.
For the year ended December 31, 2021

Pro forma net loss attributable to Inspirato Incorporated	$(9,942)
Basic and diluted weighted average shares outstanding	107,333
Pro forma basic and diluted loss per share	$(0.09)
Pro forma basic and diluted weighted average shares
TVAC Public Stockholders	256
Thayer Class B	2,748
Total Thayer	3,004
Inspirato LLC unitholders	95,579
PIPE Investors	8,750
Total pro forma basic weighted average shares	107,333

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
As a result of the closing of the Business Combination, the financial statements of Inspirato LLC are now the financial statements of Inspirato. Thus, the following discussion and analysis of our financial condition and results of operations of Inspirato LLC prior to the Business Combination and Inspirato following the completion of the Business Combination should be read together with Inspirato LLC’s consolidated financial statements and the related notes appearing elsewhere in this prospectus. The discussion and analysis should also be read together with the pro forma financial information as of the year ended December 31, 2021 included in this prospectus. See “Unaudited Pro Forma Condensed Combined Financial Information.” This discussion includes both historical information and forward-looking statements based upon current expectations that involve risk, uncertainties and assumptions. Inspirato’s actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under the section titled “Risk Factors” starting on page 6 and elsewhere in this prospectus. Inspirato’s historical results are not necessarily indicative of the results that may be expected for any period in the future.
OVERVIEW
Inspirato is a subscription-based luxury travel company that provides unique solutions for (i) affluent travelers seeking superior service and certainty across a wide variety of accommodations and experiences and (ii) hospitality suppliers who want to solve pain points that include monetizing excess inventory and efficiently outsourcing the hassle involved in managing rental properties.
For travelers, we offer access to a diverse portfolio of curated luxury vacation options that includes over 425 private luxury vacation homes available exclusively to our subscribers, and accommodations at over 420 luxury hotel and resort partners in more than 230 destinations around the world as of December 31, 2021. Our portfolio also includes Inspirato Only, featuring one-of-a-kind luxury safaris, cruises, and other experiences, and Bespoke, which offers custom-designed “bucket list” itineraries. Every Inspirato trip comes with our personalized service envelope — including pre-trip planning, on-site concierge, and daily housekeeping — designed to meet the needs of affluent travelers and drive exceptional customer satisfaction.
The Business Combination and Public Company Costs
On February 11, 2022, Inspirato LLC consummated the previously announced Business Combination pursuant to that Business Combination Agreement. The Business Combination was approved by Thayer’s stockholders at a meeting held on February 8, 2022. In connection with the Closing, among other things, Thayer changed its name to “Inspirato Incorporated.”
The Business Combination, which has not been reflected in the historical financial information presented herein, as the Business Combination occurred after the end of the fiscal year ended on December 31, 2021, will be accounted for as a reverse recapitalization in accordance with the U.S. generally accepted accounting principles (“GAAP”). Under this method of accounting, Thayer will be treated as the “acquired” company for accounting purposes. This determination is primarily based on the fact that subsequent to the Business Combination, the unitholders of Inspirato LLC have a majority of the voting power of Inspirato and Inspirato LLC’s operations comprise all of the ongoing operations of Inspirato. Inspirato LLC is managed by a seven-person board of managers designated by Inspirato and the other Members holding outstanding vested New Common Units.
Upon the Closing, our Class A Common Stock was listed on Nasdaq and trades under the ticker symbol “ISPO.” As Inspirato LLC’s current management team and business operations comprise our management and operations, we have and continue to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. We expect we will incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting and legal and administrative resources, including increased audit and legal fees.
Prior to the Closing, the units representing equity interests in Inspirato LLC were held by (i) Blockers, which are corporations (or entities treated as corporations for U.S. federal tax purposes) that are affiliated with certain institutional investors, and (ii) the Continuing Inspirato Members, which consist of entities and individuals, including members of our management and other employees of Inspirato LLC or its subsidiaries.
Following the completion of the Business Combination, as described above, our organizational structure is what is commonly referred to as an umbrella partnership corporation (or UP-C) structure, which is often used by entities classified as a partnership for U.S. federal income tax purposes, such as Inspirato LLC, undertaking an initial public offering, an initial business combination with a SPAC or other going-public transactions. This organizational structure allows the Continuing Inspirato Members to retain their equity ownership in Inspirato LLC in the form of New Common Units issued pursuant to the Business Combination. Each Continuing Inspirato Member also holds a number of shares of our Class V Common Stock equal to the number of New Common Units held by such Continuing Inspirato Member, which have no economic value, but which entitle the holder thereof to one (1) vote per share at any meeting of the stockholders of Inspirato. Those institutional investors in Inspirato LLC who, prior to the Business Combination, held Inspirato Units through a Blocker, by contrast, hold their equity ownership in Inspirato in the form of our Class A Common Stock. This structure allows the Continuing Inspirato Members to continue to realize the tax benefits associated with their ownership in an entity that is treated as a partnership for U.S. federal income tax purposes, as well as to provide potential future tax benefits to Inspirato (85% of which the Continuing Inspirato Members will benefit from pursuant to the Tax Receivable Agreement), which are expected to arise when the Continuing Inspirato Members ultimately exchange their New Common Units and Inspirato Class V Common Stock for shares of Inspirato Class A Common Stock. Because the New Common Units are issued by Inspirato LLC and not Inspirato, the New Common Units could be entitled to different after-tax economics on a per unit basis compared to the Inspirato Class A Common Stock on a per share basis (for example, as a result of Inspirato being subject to corporate income tax, and the potential that holders of New Common Units, including Inspirato, will receive distributions, including tax distributions, directly from Inspirato LLC but Inspirato may not make corresponding distributions to the holders of Inspirato Class A Common Stock).
Key Business Metrics
We review a number of operating and financial metrics, including the following key metrics, to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections and business plans, and make strategic decisions.
Active Subscriptions and Active Subscribers
We use Active Subscriptions to assess the adoption of our subscription offerings, which is a key factor in assessing our penetration of the market in which we operate and a key driver of revenue. We define Active Subscriptions as subscriptions as of the measurement date that are paid in full, as well as those for which we expect payment for renewal. Active Subscribers are subscribers who have one or more Active Subscription(s). As of December 31, 2020 and 2021, we had 11,727 and 13,802 Active Subscribers, respectively.
At December 31, 2020, we had 12,631 Active Subscriptions which consisted of 10,602 legacy Inspirato Club subscriptions, 1,791 Inspirato Pass subscriptions, and 238 new Inspirato Club subscriptions. At December 31, 2021, we had 14,875 Active Subscriptions which consisted of 10,464 legacy Inspirato Club subscriptions, 2,987 Inspirato Pass subscriptions, and 1,424 new Inspirato Club subscriptions. We experienced a decrease in Active Subscriptions from December 31, 2019 to December 31, 2020 primarily due to the impact of the COVID-19 pandemic. Reduced travel restrictions, increased marketing spend, and an overall increase in the hospitality sector contributed to a higher subscriber count in 2021.
Legacy Inspirato Club subscriptions had substantial enrollment fees and have annual dues that are lower than annualized dues for new Inspirato Club subscriptions. Subscribers who have legacy Inspirato Club subscriptions that add Inspirato Pass pay less in annual dues for their Inspirato Pass subscription than the Inspirato Pass subscribers without Legacy Inspirato Club subscriptions. Legacy Inspirato Club subscriptions are only available as annual contracts and Inspirato Club and Inspirato Pass subscriptions are available as monthly, semi-annual, annual, and multi-year contracts. The new Inspirato Club subscription was launched in the second half of 2020. The majority of our subscriptions are annual contracts including approximately half of the new Inspirato Club and Inspirato Pass subscriptions. Subscription revenue contributed approximately 43% of our total revenue for the year ended December 31, 2021.
Annual Recurring Revenue
We believe that ARR is a key metric to measure our business performance because it is driven by our ability to acquire Active Subscriptions and to maintain our relationship with existing subscribers. ARR represents the amount of revenue that we expect to recur annually, enables measurement of the progress of our business initiatives, and serves as an indicator of future growth. ARR should be viewed independently of revenue and deferred revenue, and is not intended to be a substitute for, or combined with, any of these items.
ARR consists of contributions from our subscription revenue streams and does not include travel revenue or enrollment fees. We calculate ARR as the number of Active Subscriptions as of the end of a period multiplied by the then-current annualized subscription rate for each applicable subscription type at the end of the period for which ARR is being calculated. The majority of current Active Subscriptions are legacy Inspirato Club subscriptions. ARR is not a forecast of subscription revenue as subscription revenue includes enrollment fees and Active Subscriptions at the date used in calculating ARR may or may not be renewed by our subscribers in the future, but we believe it is a useful measure. In addition, revenues from certain legacy subscriptions may be higher or lower than our then-current annualized subscription rate as a result of previously offered or contractual renewal rates. Our ARR was $91 million and $135 million at December 31, 2020 and 2021, respectively.
Before the launch of Inspirato Pass and new Inspirato Club subscriptions, approximately 15% of our subscription revenue was from enrollment fees. Since the launch of those products in late 2019 and 2020, enrollment fee revenue as a percentage of subscription revenue has declined to approximately 4% in the year ended December 31, 2020 and to under 1% in the year ended December 31, 2021. As the amount of our subscription revenue that comes from enrollment fees has declined, the difference between ARR and subscription revenue has decreased. In addition, our subscription revenue as a percentage of total revenue has increased from approximately 30% in the year ended December 31, 2019 prior to the launch of Inspirato Pass and the new Inspirato Club subscriptions, to 55% in the year ended December 31, 2020 when total revenues decreased, and 43% in the year ended December 31, 2021. ARR does not have a standardized meaning and therefore may not be comparable to similarly titled measures presented by other companies in the luxury travel industry or that have subscription-based models.
Key Factors Affecting Our Performance
We believe that the growth and future success of our business depend on many factors. While each of these factors presents significant opportunities for our business, they also pose important challenges that we have to successfully address in order to continue to grow our business and further improve our results of operations.
COVID-19 Pandemic
The ongoing impact of the COVID-19 pandemic on the global economy and the extent to which it will continue to adversely impact us remains uncertain. Our financial results for 2020 were materially adversely affected by the COVID-19 pandemic, and the impact continued into 2021. COVID-19 may continue to materially adversely impact our business operations, results of operations and liquidity in the near term. In early March 2020, as the world locked down, in order to protect our business from the near term market disruptions and the prospect of a prolonged business impact from the COVID-19 pandemic, we took action quickly to reduce costs and applied for and received a $9.4 million Paycheck Protection Program (“PPP”) loan, which was forgiven in June 2021. While our revenue has been gradually improving since the third quarter of 2020, the extent of the recovery is uncertain and will be largely dependent on the effectiveness of COVID-19 prevention (vaccination and continued social distancing) and treatment and infection rates in the cities and countries in which we operate. The COVID-19 pandemic transformed how society works, connects, and travels, while at the same time creating incredible challenges, particularly for the hospitality and travel industries and Inspirato.

In particular, to reduce costs during the COVID-19 pandemic, we:
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rebalanced our portfolio and actively managed lease expenses through negotiations with real estate owners and exercise of force majeure clauses in our leases;

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temporarily reduced our payroll costs through layoffs and short-term salary reductions; and

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substantially reduced discretionary expenditures.

Our rapid management of expenses, together with our existing cash position, and the PPP funds helped us prudently manage our business through the effects of the pandemic during 2020 and allowed us to invest in the business in 2021 as travel restrictions eased and travel demands increased.
Through the course of 2021, both subscriber demand for travel and our occupancy rates increased compared to the pre-pandemic levels of 2019. Our subscriber counts also returned to pre-pandemic levels. During the pandemic, while travel restrictions were at their tightest, we took measures to maintain our subscriber base. Once restrictions eased, we experienced an increase in travel demand we believe was the result of a shift in consumer prioritization of safety, and a resulting change in the way people travel, with Inspirato well positioned to benefit from these shifts.
In particular, to maintain subscribers during the COVID-19 pandemic, we:
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provided Inspirato Pass subscribers credit for future subscription months in exchange for maintaining their subscriptions payments during the onset of the pandemic;

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offered a more flexible cancellation policy; and

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offered subscribers special value through a promotion to welcome them back to booking Inspirato travel.

Subscribers
Our subscriber revenue and operating results are impacted by our ability to attract and maintain subscribers. Increasing our subscriber base increases our revenues, gross margin and Adjusted EBTIDA. We are continually working on improving our subscription offerings and the trips available on our Inspirato Pass list to make our subscription products more appealing to potential subscribers.
Travel
Our travel revenue and operating results are impacted by the number of trips that we are able to deliver to our subscribers and members as well as the rates we charge for stays. Our business intelligence team establishes nightly rates to achieve a desired occupancy and nightly rates.
Cost and Expense Management
Our operating results are impacted by our ability to manage costs and expenses and achieving a balance between making appropriate investments to retain and grow subscribers while driving increased profitability. We are working on finding opportunities to enhance gross margin and operate more efficiently, including reducing costs by potentially bringing housekeeping, concierge, property management, and other services in-house. We believe these opportunities will increase as our business grows and we increase the number of properties in certain areas and thus lower the cost of revenue.
Economic Conditions
The travel industry is volatile and affected by economic cycles and trends. Travel is typically discretionary for subscribers and customers and may be affected by negative trends in the economy. Consumer confidence, fluctuations in fuel prices, changes in governmental regulations, safety concerns, and other factors all could negatively impact our business. The post-pandemic recovery in the economy and in the travel industry has increased our subscription and travel revenue as a result of pent up travel demand.

Seasonality
Our travel revenues are seasonal, reflecting typical travel behavior patterns of travelers over the course of the calendar year. In a typical year, the first, third, and fourth quarters have higher travel revenues than the second quarter. Our subscription services are seasonal to the extent that interest from potential new subscribers tends to also follow travel revenue, however revenues from existing subscribers is not impacted by seasonality.
Our key metrics, including total revenues, Adjusted EBITDA and Free Cash Flow, are also impacted by the timing of holidays and other events. Holidays and other events generally increase the rates we are able to charge for travel which results in higher gross margin. The majority of our costs are relatively fixed across quarters. In 2020, we saw the COVID-19 pandemic overwhelm the historical patterns of seasonality resulting in a significant decrease in revenue most notably in the second quarter of 2020. In 2021, travel patterns returned to pre-pandemic levels with the loosening of travel restrictions.
Key Components of Results of Operations
Revenue
We generate revenue from sales of subscriptions to our platform that grant access to book Inspirato residences and other privileges that vary based on the type of subscription. The two primary components of revenue are subscription revenue and travel revenue.
Subscription revenue is comprised of a one-time enrollment fee paid at the commencement and recurring dues, net of discounts and refunds provided to subscribers. Our subscription agreements typically have monthly or annual contractual terms. Our agreements are generally cancellable at the end of the contract term. Legacy Inspirato Club subscriptions are only available as annual contracts and Inspirato Club and Inspirato Pass subscriptions are available as monthly, semi-annual and annual contracts. The majority of our subscriptions are annual contracts including approximately half of the new Inspirato Club and Inspirato Pass subscriptions. Revenue is recognized ratably over the related contractual term generally beginning on the date that our platform is made available to a subscriber. We typically bill in advance for monthly contracts and annually in advance for contracts of one year. Amounts that have been billed are initially recorded as deferred revenue until the revenue is recognized. Enrollment fees for Inspirato Pass and Inspirato Club subscriptions are typically recognized immediately when paid. Enrollment fees earned from legacy subscriptions are recognized over the estimated life of the subscriptions which is typically five years.
We derive our travel revenue from our travel operations, including per trip, nightly and service fees charged to our subscribers and guests per trip. In addition to subscribers, approximately 7% of total revenue in 2019, 2020 and 2021 was earned from guests who are not subscribers. These guests include guests who receive trial subscriptions under promotions with partners, including Wheels Up, Exclusive Resorts and others. Travel revenue related to stays in our residences is higher than travel revenue related to stays at our hotel partners because our residences generally have substantially higher average nightly rates, as residences are typically larger and accommodate more guests than hotel rooms. In 2020, we delivered 56,000 nights in our residences and 28,400 nights in our hotel rooms. In 2021, we delivered 95,994 nights in our residences and 47,198 nights in our hotel rooms. Travel revenue is generally recognized when travel occurs and amounts that have been billed are initially recorded as deferred revenue until recognized when travel occurs.
Cost of Revenue
Cost of revenue includes costs directly related to delivering travel to our subscribers and guests as well as depreciation and amortization related to leasehold improvements and equipment at residences. These costs include payments for properties we lease, operating and maintenance costs of those properties, including on-site service personnel costs as well as costs paid to our hotel partners for subscriber stays. We expect our cost of revenue will continue to increase on an absolute dollar basis for the foreseeable future due to inflation, escalation clauses in leases, increased operating costs and the addition of properties. Cost of revenue may vary as a percentage of revenue from period to period based on the number of properties that we have under lease, and the mix of subscription and travel revenue that we earn.

Gross margin
Our gross margin may fluctuate from period to period based on the number and type of subscribers, trips taken and nightly rates charged. We generally expect our gross margin to increase or decrease in both the near term and long term with increases or decreases in subscriber counts, nightly rates, and occupancy rates.
General and Administrative
General and administrative expenses include costs related to overall operations of the company, including executive management, finance and accounting, legal, people operations, and corporate information services. General and administrative expenses also include all equity-based compensation costs related to all employees. We expect to incur additional general and administrative costs as a result of operating as a public company, including expenses to comply with the rules and regulations of the SEC and stock exchange, as well as higher expenses for corporate insurance, director and officer insurance, investor relations, and professional services. Overall, Inspirato expects its general and administrative costs will vary from period to period as a percentage of revenue for the foreseeable future.
Sales and Marketing
Sales and marketing expenses include costs related to the sales and marketing of our products, including personnel related costs as well as costs paid for advertising and lead generation. Inspirato expects its sales and marketing expense will vary from period to period as a percentage of revenue for the foreseeable future.
Operations
Operations expenses include costs related to providing, acquiring, and overall management of our properties as well as providing subscriber services. These costs include the cost of personnel working in our subscriber services teams, real estate development teams as well as the cost of subscriber benefits including lounges and events. Inspirato expects operations to increase on an absolute dollar basis for the foreseeable future to the extent that Inspirato continues to expand its property offerings.
Depreciation and amortization
Depreciation and amortization expense primarily consist of depreciation of property and equipment including furniture and fixtures, as well as amortization of capitalized internal-use software development costs.
Technology and development
Technology and development expenses include costs related to development of our technology that supports our products, including website and app development and ongoing maintenance. These costs include the costs of personnel working on our development teams. Inspirato expects technology and development costs to increase on an absolute dollar basis for the foreseeable future to the extent that Inspirato continues to develop and expand its product offerings.
Interest, net
Interest consists primarily of interest expense incurred on our revolving line of credit.
Warrant fair value gains/losses
Warrant fair value gains or losses consists of the periodic change in the fair value of warrant liabilities. The fair value of the liability is evaluated at each period and the gain or loss flows through this line item.
Forgiveness of debt
Forgiveness of debt relates to a gain realized on the PPP loan, which was forgiven in 2021.

Results of Operations
The period-to-period comparisons of our results of operations have been prepared using the historical periods included in our audited consolidated financial statements. The following discussion should be read in conjunction with the audited consolidated financial statements and related notes included elsewhere in this prospectus.
Consolidated Results of Operations for the years ended December 31, 2019, 2020 and 2021:
	For the years ended December 31,			Amount of increase (decrease)	Percent change favorable (unfavorable)	Amount of increase (decrease)	Percent change favorable (unfavorable)
	2019	2020	2021	2019 to 2020		2020 to 2021
	(in thousands, except percentages)
Revenue	$217,079	$165,590	$234,747	$(51,489)	-24%	$69,157	42%
Cost of revenue	138,768	100,599	152,747	(38,169)	28%	52,148	-52%
Gross margin	78,311	64,991	82,000	(13,320)	-17%	17,009	26%
General and administrative	27,522	25,940	50,477	(1,582)	6%	24,537	-95%
Sales and marketing	25,527	14,764	27,821	(10,763)	42%	13,057	-88%
Operations	24,396	18,814	26,814	(5,582)	23%	8,000	-43%
Technology and development	2,579	2,787	4,914	208	-8%	2,127	-76%
Depreciation and amortization	3,471	2,898	2,619	(573)	17%	(279)	10%
Interest, net	999	542	635	(457)	46%	93	-17%
Warrant fair value losses (gains)	66	(214)	456	(280)	424%	670	-313%
Gain on forgiveness of debt	—	—	(9,518)	—	n/m	(9,518)	n/m
Net loss and comprehensive loss	$(6,249)	$(540)	$(22,218)	$5,709	91%	$(21,678)	n/m

n/m — Percent change calculation returns a non-meaningful figure
Comparison of years ended December 31, 2020 and 2021
Revenue.   Total revenue was $166 million for 2020 and increased to $235 million for 2021, an increase of 42% primarily due to the decrease in demand for travel in 2020 due to the COVID-19 pandemic.
Subscription revenue increased by $8 million from $92 million in 2020 to $100 million in 2021, an increase of 9%, as a result of launching the Inspirato Pass subscription product in late 2019 and the new Inspirato Club subscription product in 2020. These new subscription products have a significantly lower enrollment fee than prior subscription products and this resulted in an increase in overall subscription sales. Also, the new subscription products have higher per subscriber annual revenues than legacy products. At December 31, 2020, we had 12,631 Active Subscriptions compared to 14,875 Active Subscriptions at December 31, 2021. In addition, we offered more discounts to subscribers in 2020 to retain members during the pandemic than in 2021.
Travel revenue increased by $60 million, from $74 million in 2020 to $134 million in 2021, an increase of 81%, primarily due to loosening of travel restrictions and increase in travel demand.
Cost of revenue.   Cost of revenue increased 52% from $101 million in 2020 to $153 million in 2021. This increase was primarily a result of higher direct travel costs resulting from increased travel as a result of higher travel demand and loosened travel restrictions. Lease payments on properties we lease also increased year over year. Many of our lease agreements include force majeure clauses which enabled us to not make payments on those leases when the related properties were not in use due to the COVID-19 pandemic. The exercise of force majeure clauses was largely isolated to 2020. Our gross margin decreased from 39% in 2020 to 35% in 2021 due largely to the force majeure exercises in 2020 and the subsequent increase in payments under leases we made in 2021.
General and administrative.   General and administrative expenses increased 95% from $26 million in 2020 to $50 million in 2021. General and administrative employees were 108 and 152 at December 31, 2020 and 2021, respectively. Overall our headcount and costs increased to accommodate increased travel demand and to prepare for becoming a publicly traded company.
Sales and marketing.   Sales and marketing expenses increased 88% from $15 million in 2020 to $28 million in 2021 due to an increase in travel demand, higher subscription activity and increased marketing efforts. Sales and marketing employees were 72 and 156 at December 31, 2020 and 2021, respectively.
Operations.   Operations expenses increased 43% from $19 million in 2020 to $27 million in 2021. This was due to the increase in travel demand and indirect travel related costs returning to pre-pandemic levels. Operations employees were 282 and 303 at December 31, 2020 and 2021, respectively.
Technology and development.   Technology and development expenses increased 76% from $3 million in 2020 to $5 million in 2021 due largely to increased investment in our information technology infrastructure, which was driven by an overall increase in travel demand.
Depreciation and amortization.   Depreciation and amortization expenses were relatively level at $3 million for both 2020 and 2021.
Interest, net.   Interest expense increased 17% from $0.5 million in 2020 to $0.6 million in 2021 due to interest incurred on the PPP loan and slightly higher borrowings against the Company’s line of credit.
Gain on forgiveness of debt.   During the year ended December 31, 2020, we received a PPP loan in the amount of $9.4 million with a maturity date of April 2022. The PPP Loan program was created under the Coronavirus Aid, Relief, and Economic Security (CARES) Act and was administered by the Small Business Administration (SBA). We submitted a request for forgiveness of the entire loan balance in September 2020, and in June 2021, we received notice from the SBA that the loan was forgiven and the SBA repaid the lender on our behalf. We recorded a gain on forgiveness debt of $9.5 million in June 2021, representing the principal amount of the loan and accrued interest through the forgiveness date.
Comparison of the years ended December 31, 2019 and 2020
Revenue.   Total revenue was $217 million for the year ended December 31, 2019 as compared to $166 million for the year ended 2020, a decrease of 24% primarily due to the decrease in demand for travel due to the COVID-19 pandemic.
Subscription revenue increased from $73 million in 2019 to $92 million in 2020 as a result of launching the Inspirato Pass subscription product in late 2019 and new Inspirato Club subscription product in 2020. These new subscription products have a significantly lower enrollment fee than prior subscription products and this resulted in an increase in overall subscription sales. At December 31, 2019, we had 14,548 Active Subscriptions compared to 12,631 Active Subscriptions at December 31, 2020. Revenues increased despite the decrease in subscribers at the end of 2020 as new subscription products have higher per subscriber annual revenues than legacy products.
Travel revenue decreased significantly from $144 million in 2019 to $74 million in 2020 due to the COVID-19 pandemic, which significantly reduced travel throughout most of 2020.
Cost of revenue.   Cost of revenue decreased 28% from $139 million in 2019 to $101 million in 2020. This decrease was primarily a result of reduced direct travel costs resulting from reduced travel as a result of the pandemic. Lease payments on properties we lease also declined year over year. Many of our lease agreements include force majeure clauses which enabled us to not make payments on those leases when the related properties were not in use due to the COVID-19 pandemic. Our gross margin increased from 36% in 2019 to 39% in 2020 due to the increase in subscription revenue which has lower associated cost of revenue.

General and administrative.   General and administrative expenses decreased from $28 million in 2019 to $26 million in 2020. General and administrative employees at December 31, 2019 and 2020 were 120 and 108. Overall our headcount and costs decreased as a result of cost reduction measures implemented in response to reduced travel demand resulting from the pandemic.
Sales and marketing.   Sales and marketing expenses decreased 42% from $26 million in 2019 to $15 million in 2020. This was due to cost reduction measures implemented as a result of the pandemic. Sales and marketing employees were 117 and 72 at December 31, 2019 and 2020.
Operations.   Operations expenses decreased 23% from $24 million in 2019 to $19 million in 2020. This was due to the cost reduction measures that were implemented in response to the pandemic and reduced travel resulting in less indirect travel related costs such as personal vacation advisors. Operations employees were 326 and 282 at December 31, 2019 and 2020.
Technology and development.   Technology and development expenses stayed relatively consistent at $3 million in both 2019 and 2020.
Depreciation and amortization.   Depreciation and amortization expenses decreased 17% from $3.5 million in 2019 to $2.9 million in 2020 as a result of fewer purchases of new assets in 2020 due to the pandemic.
Interest, net.   Interest expense decreased 46% from $1.0 million in 2019 to $0.5 million in 2020 due to a reduction in borrowing against the revolving line of credit as a result of decrease in overall expenses.
Liquidity and Capital Resources
Overview
Our principal sources of liquidity have historically consisted of our operations activities primarily from subscription and travel revenue as well as our financing activities, including borrowings under our revolving line of credit. As of December 31, 2021, we had $80 million of cash and cash equivalents, $3 million of restricted cash and $733 thousand in amounts available for future borrowings under our credit facilities.
Since inception, we have consistently maintained a working capital deficit, in which our current liabilities exceed our current assets, primarily due to our significant deferred revenue. Prior to 2019, our subscriptions included substantial enrollment fees that are recognized over the expected life of subscriptions, which is typically five years. In addition, we also have significant deferred revenue related to travel that is paid in advance but not yet taken. Our cash needs vary from period to period primarily based on the timing of travel and sales promotions.
Our future capital requirements will depend on many factors including our rate of subscriber and revenue growth, travel bookings, addition of new residences and the timing and extent of spending on residences and other growth initiatives, our ability to achieve further reductions in operating expenses, and overall economic conditions. Providing incentives or promotions for booking travel can and has historically increased our liquidity.
We believe our cash and cash equivalents on hand will be sufficient to meet our projected working capital and capital expenditure requirements for a period of at least the next 12 months.
The following table sets forth general information derived from our consolidated statements of cash flows:
	For the years ended December 31,
	2019	2020	2021
Net cash provided by operating activities	$3,948	$11,579	$28,755
Net cash used in investing activities	(4,425)	(3,892)	(4,016)
Net cash provided by financing activities	6,076	16,550	(8,787)
Net increase in cash and cash equivalents	$5,599	$24,237	$15,952

We may be required to seek additional equity or debt financing. In the event that additional financing is required from outside sources, we may not be able to raise it on terms acceptable to us or at all. If we are unable to raise additional capital or generate cash flows necessary to expand our operations and invest in new technologies, our competitive position could weaken, and our business, financial condition and results of operations could be adversely affected.
Cash Flows
Comparison of the years ended December 31, 2020 and 2021
Cash flows provided by operating activities.   Cash flow from operating activities increased from $12 million in 2020 to $29 million in 2021. This increase was primarily due to the changes in current assets and liabilities which provided $5 million in 2020 compared to providing $53 million in 2021. This was primarily the result of a significant increase in deferred revenue and higher accounts payable balances. Increased travel demand and investment our business operations drove an increase for both categories. This change in cash resulting from changes in assets and liabilities was partially offset by a $30 million decrease in net income excluding depreciation, amortization, warrant fair value adjustments, equity-based compensation and gain on forgiveness of debt.
Cash flows used in investing activities.   Cash used in investing activities was approximately $4 million for both 2020 and 2021. While we incurred less costs for internally developed software in 2021, this was largely offset by higher expenditures for leasehold improvements as new properties were added to our lease portfolio.
Cash flows used in financing activities.   The loan facility had a balance of $14 million outstanding on December 31, 2020 compared to $13 million outstanding at December 31, 2021. We redeemed $8 million in preferred and common units of Inspirato LLC in December 2021.
Comparison of years ended December 31, 2019 and 2020
Cash flows provided by operating activities.   Cash flows from operating activities increased from $4 million in 2019 to $12 million in 2020. This increase was primarily due to the decrease in net loss of $6 million. In addition, there was $18 million less cash provided by deferred revenue as a result of reduced travel bookings as well as enrollment fees as a result of reduced travel due to the COVID-19 pandemic. Inspirato Pass and Inspirato Club subscriptions, which were introduced in 2019 and 2020 respectively, do not include deferred revenue whereas previous subscriptions included a substantial enrollment fee, a component of which is deferred and recognized over time.
Cash flows used in investing activities.   Cash invested in property and equipment stayed relatively consistent at $4 million in 2019 and 2020.
Cash flows provided by financing activities.   The loan facility had a balance of $7 million at December 31, 2019 compared to $14 million outstanding on December 31, 2020. At December 31, 2020, we had outstanding a PPP loan in the amount of $9.4 million with a maturity date of April 2022. The PPP loan was forgiven by the SBA in June 2021.
Non-GAAP Financial Metrics
In addition to our results determined in accordance with GAAP, we use Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our business and financial performance. We believe that these non-GAAP financial measures provide useful information to investors about our business and financial performance, enhance their overall understanding of our past performance and future prospects, and allow for greater transparency with respect to metrics used by our management in their financial and operational decision making. We are presenting these non-GAAP financial measures to assist investors in seeing our business and financial performance through the eyes of management, and because we believe that these non-GAAP financial measures provide an additional tool for investors to use in comparing results of operations of our business over multiple periods with other companies in our industry.
There are limitations related to the use of these non-GAAP financial measures, including that they exclude significant expenses that are required by GAAP to be recorded in our financial measures. Other companies may calculate non-GAAP financial measures differently or may use other measures to calculate their financial performance, and therefore, our non-GAAP financial measures may not be directly comparable to similarly titled measures of other companies. Thus, these non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to any measures derived in accordance with GAAP.
We compensate for these limitations by providing a reconciliation of Adjusted EBITDA, Adjusted EBTIDA Margin and Free Cash Flow to their respective related GAAP financial measures. We encourage investors and others to review our business, results of operations, and financial information in its entirety, not to rely on any single financial measure, and to view Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow in conjunction with their respective related GAAP financial measures.
Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted EBITDA is a non-GAAP financial measure that we define as net income (loss) before interest expense, interest income, taxes, depreciation and amortization, equity-based compensation expense, warrant fair value gains and losses, pandemic related severance costs, public company readiness expenses, and gain on forgiveness of debt.
The above items are excluded from our Adjusted EBITDA measure because our management believes that these costs and expenses are not indicative of our core operating performance and do not reflect the underlying economics of our business. The following table represents a reconciliation of our net income (loss) to Adjusted EBITDA:
	For the year ended December 31,
	2019	2020	2021
	(in thousands)
Net loss	$(6,249)	$(540)	$(22,218)
Interest expense, net	999	542	635
Depreciation and amortization	5,108	4,632	4,275
Equity-based compensation	1,434	2,790	3,258
Warrant fair value losses (gains)	66	(214)	456
Public company readiness costs	—	—	7,511
Pandemic-related severance costs	—	607	—
Gain on forgiveness of debt	—	—	(9,518)
Adjusted EBITDA	$1,358	$7,817	$(15,601)
Adjusted EBITDA Margin(1)	0.6%	4.7%	-6.6%

(1)
We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of total revenue for the same period.

Free Cash Flow
We define Free Cash Flow as net cash provided by operating activities less purchases of property and equipment and additions to capitalized software. We believe that Free Cash Flow is a meaningful indicator of liquidity that provides information to our management and investors about the amount of cash generated from operations, after purchases of property and equipment and additions to capitalized software, that can be used for strategic initiatives. Our Free Cash Flow is impacted by the timing of bookings because we collect travel revenue between the time of booking and 30 days before a stay or experience occurs. The following table presents the components of Free Cash Flow for the three years ended December 31, 2021.
	For the year ended December 31,
	2019	2020	2021
	(in thousands)
Net cash provided by operating activities	$3,948	$11,579	$28,755
Development of internal-use software	(1,125)	(2,274)	(1,052)
Purchase of property and equipment	(3,300)	(1,618)	(2,964)
Net cash provided by operating activities	(4,425)	(3,892)	(4,016)
Free Cash Flow	$(477)	$7,687	$24,739
Commitments and Contingencies
We have obligations under operating leases, primarily for vacation properties and our corporate headquarters. The leases require us to pay taxes, insurance, utilities, and maintenance costs. See Note 9 to our consolidated financial statements for the years ended December 31, 2021 included elsewhere in this prospectus.
Future minimum annual commitments under these operating leases are as follows:
Years Ending December 31	Amount
(in thousands)
2022	$69,329
2023	58,744
2024	37,850
2025	28,203
2026	20,345
Thereafter	25,716
Total	$240,187
Our credit facility, which had a balance of $14 million and $13 million as of December 31, 2020 and 2021, respectively, matures in October 2023.
Critical Accounting Policies and Estimates
This Management’s Discussion and Analysis of Financial Condition and Results of Operations is based upon the Inspirato consolidated financial statements included elsewhere in this prospectus, which have been prepared in accordance with GAAP. Our significant accounting policies and estimates are more fully described in Note 2 to the Inspirato consolidated financial statements for the year ended December 31, 2021. Certain of our accounting estimates are particularly important to our financial position and results of operations and require us to make difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Our management uses its judgment to determine the appropriate assumptions to be used in the determination of certain estimates. We evaluate our estimates on an ongoing basis. Estimates are based on, among other things, historical experience, terms of existing contracts, our observance of trends in the travel industry and on various other assumptions that we believe to be reasonable under the circumstances. Our actual results may differ from these estimates under different assumptions or conditions. Our critical accounting policies that involve significant estimates and judgments of management include the following:
Revenue Recognition
The Company recognizes revenue from monthly or annual subscription fees over the time. The Company has determined that enrollment fees for subscriptions that are not substantive do not provide a material right to customers. These enrollment fees are recognized upon receipt. Certain legacy subscriptions included substantive upfront enrollment fees. These enrollment fees may have entitled the subscriber to annual dues, travel or other perks. The value of those services, estimated based on their stand-alone selling price, were deferred and recognized when those services are provided. The remaining revenue is recognized on a straight-line basis over the expected average life of these subscription types. The average estimated life of these subscriptions is five years. The option to renew is considered a material right of the customer and is treated herein as an additional performance obligation.
The calculation of the expected average life of subscriptions with substantive upfront enrollment fees is a critical estimate in the recognition of revenue associated with enrollment fees. The calculation includes certain management judgments and projections regarding the estimated period that customers are expected to remain subscribers and continue to benefit from these subscriptions along with annual renewal rates for these subscriptions. Management relies on multiple metrics to determine the average customer life. These include historical average renewal and attrition rates, expected future renewal rates, and other qualitative measures obtained through market research. The Company review its estimates and assumptions with regard to the average customer life based on the Company’s projections and historical experience on an annual basis. For each of the three years ended December 31, 2021, the expected average life of subscriptions with substantive upfront enrollment fees was five years.
Revenue from travel is recognized when performance obligations are met, generally over the period of the stay.
Goodwill
Goodwill is not amortized, but rather is assessed annually for impairment in the fourth quarter and when events and circumstances indicate that the fair value of a reporting unit with goodwill has been reduced below its carrying value. We have determined that the Company has one reporting unit. The impairment test requires that the Company first perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. If it is concluded that this is the case, the Company then performs a quantitative impairment test. Otherwise, the quantitative impairment test is not required. Under the quantitative impairment test, the Company would compare the estimated fair value of each reporting unit to its carrying value. The Company determined based on the qualitative assessments that it is not more likely than not that the fair value of the Company’s reporting unit is less than its carrying value, therefore no quantitative impairment tests were performed at December 31, 2020 and 2021 and no goodwill impairment charges were recognized in each of the three years ended December 31, 2021.
Equity-based compensation
The Company accounts for equity-based payments in accordance with GAAP for all transactions in which an entity exchanges its equity instruments for goods or services, which generally requires us to measure the cost of employee services received in exchange for an award of equity instruments in earnings based on the fair value and vesting provisions of the award on the date of grant. Forfeitures are accounted for as they occur by reversing the expense previously recognized in the period of the forfeiture.
Capitalized Software
Direct costs incurred in the development of internal-use software products are capitalized once the preliminary project stage is completed, management has committed to funding the project, and completion and use of the software for its intended purpose is probable. We cease capitalization of development costs once the software has been substantially completed and is ready for its intended use. Software development costs are amortized over their estimated useful lives of three years.
Internal Controls Over Financial Reporting
The Company has identified and is currently working to remediate material weaknesses in internal control over financial reporting related to its financial closing and reporting process and to its information technology general controls (“ITGCs”). A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented or detected on a timely basis.
The Company’s management has concluded that the material weaknesses in its internal control over financial reporting are due to the fact that Inspirato has lacked sufficient number of personnel with the appropriate level of knowledge and experience in the application of GAAP, including the application of new accounting standards, and in the design and implementation of internal controls and has not had the necessary business processes and related internal controls. The material weakness relating to ITGCs are due to a lack of the design and implementation of certain ITGCs related to Inspirato’s financial applications and data being adequately restricted. To remediate these material weaknesses, Inspirato has hired personnel with appropriate levels of knowledge and also engaged third-party consultants and is developing formal policies and procedures over its financial closing and reporting processes and ITGCs. We believe these measures will remediate the material weaknesses identified. The Company is committed to continuing to improve its internal control over financial reporting and will continue to review and improve its internal control over financial reporting controls and ITGCs.
Recently Issued Accounting Standards
For further information on recent accounting pronouncements, see Note 2 to Inspirato’s consolidated financial statements included elsewhere in this prospectus.
Quantitative and Qualitative Disclosures About Market Risk
Our principal market risks are our exposure to interest rates and commodity risks.
Interest Rate Risk
We are exposed to interest rate risk primarily related to our outstanding debt. Changes in interest rates affect the interest earned on its total cash as well as interest paid on its debt.
We have not been exposed to, nor anticipate exposure to, material risks due to changes in interest rates. A hypothetical 100 basis points increase or decrease in interest rates would not have had a material impact on our consolidated financial statements as of December 31, 2021.
Foreign Currency Risk
We are exposed to foreign currency risk related expenditures that we incur in foreign countries. Many of our leases, which are the most significant component of operating costs in foreign countries are denominated in U.S. dollars and thus do not result in foreign currency risk. In the year ended December 31, 2021, our expenditures included approximately $9.4 million in foreign currencies, primarily in Mexican Pesos and Euros. A hypothetical 100 basis points increase or decrease in the value of the U.S. dollar relative to the Mexican Peso and Euro would not have had a material impact on our consolidated financial statements for the year ended December 31, 2021.

BUSINESS
References in this section to “we,” “our,” “us,” “the Company,” or “Inspirato” generally refer to Inspirato LLC and its consolidated subsidiaries prior to the consummation of the Business Combination and to Inspirato and its consolidated subsidiaries following the Business Combination.
Overview
Inspirato is an innovative luxury travel subscription company on a mission to inspire lasting memories and relationships by changing the way family and friends experience the world.
Our History
More than two decades ago, Brent and Brad Handler took a much-anticipated vacation with their families in Hawaii. While the Maui sunsets were breathtaking, the brothers weren’t completely satisfied with the experience. They spent their vacation wishing they had more space to spread out, more bedrooms to accommodate extended family and friends, a kitchen to prepare meals for the kids, and more personalized local insights about the best things to see and do on the island. The brothers envisioned a private club that combined the luxury, space, and character of private vacation homes with warm, personalized service and a host of rich resort amenities. In 2002, the brothers co-founded Exclusive Resorts, a closed-ended luxury vacation rental club with high initiation fees, set annual dues for a fixed number of nights each year, and owned real estate around the globe.
Brent and Brad subsequently sold their interests in Exclusive Resorts. Brent and Brad, along with co-founders Brian Corbett and Martin Pucher, founded Inspirato in 2010, an open-ended luxury vacation club offering travelers access to a curated collection of high-end vacation options, expert trip planning, and personalized service, but without the six-figure initiation fees or the business constraints imposed by owned real estate.
In the beginning, the focus was developing a better way for families to vacation together. Today, Inspirato offers so much more. The founders’ vision, realized through Inspirato, is revolutionizing luxury hospitality. Inspirato Pass, the world’s first luxury travel subscription inclusive of nightly rates, taxes, and fees, is poised to capture a growing share of the luxury travel market which, as of 2019, was estimated to be $135 billion.
Who We Are Now
Inspirato is a subscription-based luxury travel company that provides unique solutions for (i) affluent travelers seeking superior service and certainty across a wide variety of accommodations and experiences and (ii) hospitality suppliers who want to solve pain points that include monetizing excess inventory and efficiently outsourcing the hassle involved in managing rental properties.
For travelers, we offer access to a diverse portfolio of curated luxury vacation options that, as of December 31, 2021, included over 425 private luxury vacation homes available exclusively to our subscribers, and accommodations at over 420 luxury hotel and resort partners in more than 230 destinations around the world. Our portfolio also includes Inspirato Only, featuring one-of-a-kind luxury safaris, cruises, and other experiences, and Bespoke, which offers custom-designed “bucket list” itineraries. Every Inspirato trip comes with our personalized service envelope — including pre-trip planning, on-site concierge, and daily housekeeping — designed to meet the needs of affluent travelers and drive exceptional customer satisfaction.
Our portfolio of luxury vacation options is accessed through our subscription platform, which creates a frictionless booking journey for discerning travelers seeking accommodations and experiences that they know will meet their high standards. We currently offer two subscriptions, Inspirato Club and Inspirato Pass. Both offer travelers (i) the ability to book trips of their choice within our luxury vacation portfolio up to one year in advance, paying applicable nightly rates for each trip, (ii) the full Inspirato service experience, and (iii) access to Inspirato benefits such as member events, luxury travel agent services, and partner benefits. Importantly, Inspirato Pass subscribers enjoy the additional benefit of being able to book trips from the

Inspirato Pass trip list, which is a constantly updated selection that, as of December 31, 2021, was comprised of more than 1.8 million vacations, with no fees required beyond their subscription payments.
In addition to offering a better way to travel, Inspirato also solves critical pain points for hospitality suppliers, including luxury vacation homeowners seeking to monetize their property with rental income. For example, because Inspirato Pass does not show nightly rates, it provides an opaque distribution channel through which luxury hotels, resorts, and vacation homeowners can generate revenue from their excess inventory — unoccupied hotel rooms or vacation rentals — without undercutting rates on their own website and other brand assets, which can lead to customer complaints, refund requests, and harm to their overall brand reputations. We also have arrangements with hotels and resort partners to lease rooms under long term agreements, providing them with fixed income for excess inventory versus uncertain occupancy-based income. We provide luxury vacation homeowners with a simplified, hassle-free ownership experience by providing a fixed monthly lease payment, expert property management services, and flexible usage benefits in exchange for leasing their home to us for inclusion within our portfolio.
We serve a large and growing addressable market for luxury travel, where demand is expected to reach $230 billion by 2025 in the U.S. alone, a 70% increase from 2019 demand of $135 billion. Our business is supported by broader industry trends, including the recent post-COVID travel recovery and the rise of the “work from anywhere” lifestyle.
From our inception, we have generated more than $1.3 billion in revenue, with subscribers booking more than 799,00 total nights. As of December 31, 2021 we had 14,875 Active Subscriptions. For the years ended December 31, 2020 and 2021, we generated revenue of $166 million and $235 million, respectively and had net losses of $0.5 million and $22.2 million, respectively.
Our COVID-19 Response
The COVID-19 pandemic transformed how society works, connects, and travels, while at the same time creating a variety of business challenges, particularly for the hospitality and travel industries, including Inspirato. In early March 2020, we began to experience the early effects of the pandemic. As the world locked down, in order to protect our business from near-term market disruptions and the prospect of a prolonged negative impact, we applied for and received a $9.4 million U.S. Small Business Association PPP loan, which was forgiven in June 2021, and quickly took action to reduce costs. In particular, we (i) rebalanced our portfolio and actively managed lease expenses through negotiations with real estate owners and exercise of “force majeure” clauses in our leases; (ii) temporarily reduced our payroll costs through layoffs and short-term salary reductions; and (iii) substantially reduced discretionary expenditures. Our rapid management of expenses, together with our existing cash position, and the PPP loan funds helped us prudently manage our business through the effects of the pandemic during 2020. In addition, while travel restrictions were at their tightest during the pandemic, we also took measures to maintain our subscriber base, including (i) providing Inspirato Pass subscribers credit for future subscription months in exchange for maintaining their subscriptions payments during the onset of the pandemic; (ii) offering a more flexible cancellation policy; and (iii) offering subscribers special value through a promotion to welcome them back to booking Inspirato travel.
As pandemic concerns ease and restrictions continue to lift, pent-up demand for our travel subscriptions has proven to be stronger than expected. In the first half of 2021, the number of nights our subscribers booked increased versus comparable time periods in years prior to the pandemic. We enjoyed robust momentum in January and February of 2021, as total nights booked and new subscriber additions rebounded from pandemic lows. Historically, the fourth quarter of our fiscal year represents the strongest quarter each year, which is typically followed by a slowdown in the first quarter. However, in the second quarter of 2021, our subscribers booked approximately 43% more nights than in the fourth quarter of 2019 (pre-pandemic), despite the continuing impact of the pandemic in the first half of 2021. Our momentum continued through the balance of 2021 where residential nights delivered totaled 95,994, representing a record for our Company and a 71% increase from 2020.
Moving forward, we believe the COVID-19 pandemic has led to a shift in the way affluent consumers travel, including more prioritization on safety and privacy, with Inspirato well positioned to benefit. While the long-term impacts of the pandemic on the global economy and the extent to which it will continue to impact our business remain uncertain, consumers’ desire to explore the world and share experiences has not diminished. Travel uniquely addresses this fundamental need and will continue to play an integral role in bringing people together. We believe our portfolio of luxury accommodations and experiences, including our selection of private luxury vacation homes, is well-suited to satisfy the changing needs of traveling in the post-pandemic world.
Our Value Proposition
We provide exceptional vacations with outstanding value for luxury travelers (who drive demand) and attractive economics and certainty for hospitality suppliers including hotels, resorts and luxury vacation rental property owners (who drive supply).
Value Proposition for Luxury Travelers
Inspirato addresses the following core marketplace problems faced by luxury travelers:
•
Inconsistent quality of accommodations.   Booking vacation residences through online platforms that are simply intermediaries for the actual property owner/manager, in contrast with booking with Inspirato where we directly manage and control the residence and deliver the experience, involves inherent uncertainty. Travelers cannot be certain of the quality of their accommodations until they enter the residence. This is an acute problem for luxury travelers who do not want to subject themselves to “vacation roulette” and a potentially poor experience that does not meet their expectations.

•
Inconsistent quality of service.   High-quality personal service is a primary expectation for luxury travelers. However, luxury vacation rental properties are typically available through online booking platforms acting as intermediaries for the actual property owner/manager, rather than true hospitality brands like Inspirato with deep service expertise. As a result, professional on-site service is often unpredictable, not standardized, or only available at additional cost, resulting in a disappointing experience.

•
Anxiety regarding nightly rate value.   With the proliferation of online booking sites and travel platforms, we believe it is increasingly difficult for travelers to feel confident that they obtained a “good rate” when booking luxury accommodations. In addition, real-time revenue management practices can drive rapidly changing pricing that create challenges for consumers seeking peace of mind about value. Together, these conditions can make the booking process stress-inducing, time-consuming, and ultimately an anxiety-driven and tedious comparison-shopping process.

•
Frustration with unclear and undisclosed fees.   Travelers continue to express frustration with high nightly hotel rates, high resort fees, and other additional costs. Consumers often click on digital ads featuring attractive nightly rates only to later find that the real rate is significantly higher than the advertised price. The frustration has resulted in multiple lawsuits against major hotel companies as well as pushes for legislation at the state and federal levels. A consumer research study from American Society of Travel Advisors (ASTA) found that 61% of travelers support prohibiting the practice of hotels adding mandatory resort fees on top of advertised room rates.

•
Concern over exposure to other travelers with COVID-19.   Ongoing health concerns due to the COVID-19 pandemic are expected to continue through the remainder of 2021 and will likely continue to be a consideration for travelers in 2022. A leading consultancy reported that overall exposure to other travelers is one of the top concerns for consumers, with over 40% of survey respondents reporting exposure as a driver of journey anxiety.

Our subscription offerings are intended to solve these pain points by offering the following benefits to luxury travelers:
•
Certainty of luxury accommodations.   Both Inspirato Club and Inspirato Pass subscriptions provide exclusive access to a high-quality portfolio of luxury properties that we directly manage to our high standards. For example, when we onboard luxury vacation homes into our portfolio we typically outfit them with premium linens, kitchenware, technology, and other amenities and then refresh them at regular intervals to ensure they meet our standards. In addition, after each guest checks out from a stay, we perform a detailed walkthrough to ensure it is ready for the next arrival, thus ensuring a consistent quality experience for our members.
•
Certainty of high-quality personalized service.   Inspirato is a hospitality company, rather than an online booking platform, with an expert team of dedicated professionals that offer personalized service comparable to the finest hotel and resort brands. Every Inspirato trip includes pre-trip itinerary planning, on-site concierge service, and daily housekeeping. In particular, our on-site staff are available to our subscribers to assist with their needs during their stay, to ensure we provide the level of confidence and assurance that luxury travelers expect.

•
Confidence with regard to value.   We believe our subscription model and partnerships with hospitality suppliers lead to reduced rates versus comparable luxury vacation alternatives, while saving our subscribers from the hassle of scouring travel websites to confirm whether they have found the best rate or value for their stay. For a fixed monthly subscription fee, Inspirato Pass is inclusive of nightly rates, taxes and fees for travel from the Inspirato Pass list of trips, which as of December 31, 2021, gave Pass subscribers access to more than 1.8 million trips.

•
Simple, transparent fee structure.   Inspirato Pass subscribers pay a monthly subscription fee in exchange for their Pass travel and are not subject to per-trip taxes, resort fees, and other add-on charges imposed by certain hotels. This provides them with predictability and certainty regarding their travel costs and spares them the frustration of encountering unclear or undisclosed fees.

•
Safe, private luxury residences.   We believe our portfolio of private luxury residences inherently offers a level of safety and cleanliness that traditional hospitality companies are not able to offer since private residences do not expose travelers to shared amenities such as elevators, lounges, restaurants, gyms, and pools. In addition, as part of our response to the COVID-19 pandemic, we instituted heightened housekeeping standards to help ensure our homes are clean and safe, which we see as a critical near-term differentiator.

Value Proposition for Hospitality Suppliers
Inspirato addresses the following core problems faced by hospitality suppliers, including hotels and owners of luxury vacation rental properties:
•
Spoilage due to inability to discount hotel rooms.   A leading data analytics firm specializing in global hospitality, estimated that on a worldwide basis, hotels lost hundreds of billions in 2019 as a result of unoccupied room nights, or spoilage — an amount equal to approximately one third of total worldwide potential hotel room revenue. The luxury segment accounted for a sizeable portion of this spoilage. According to the report, one primary factor driving spoilage is the inability to discount hotel rooms due to (i) rate parity rules that require consistent pricing across distribution channels and (ii) hospitality suppliers’ need to avoid undercutting rates on their own website and other brand assets, which can lead to customer complaints, refund requests, and harm to their overall brand reputations.

•
Unpredictable booking income.   Hotels and luxury vacation homeowners that generate and receive booking income experience revenue unpredictability based on seasonal swings, variable cancellation policies, and other factors. This unpredictability can make it difficult to efficiently plan and budget for debt service, maintenance, property improvements, and other expenses.

•
Less profitable guests booking through traditional opaque and “flash sale” channels.   To the extent hospitality suppliers are able to leverage opaque and “flash sale” channels to sell excess inventory that would otherwise spoil, the inventory is often booked by less affluent, more cost-conscious guests who then spend less while on-property on food and beverage, golf, spa services, and other profit centers.

•
Hassle of dealing with rental property guest logistics.   Monetizing a luxury vacation home as a rental property requires significant time and expertise to ensure sufficient bookings and deliver a satisfactory guest experience. The property must be properly marketed and priced, each reservation requires communication and planning, and each stay requires on-site service and responsiveness to create a flywheel of positive reviews and booking income. For many destinations, property owners have limited options to secure these services, leaving them with the choice of handling them themselves, or paying a premium to outsource them and thereby diminishing their rate of return.
•
Hassle and expense of maintaining rental properties.   Maintaining a luxury vacation home as a rental property requires a significant investment of time and money to ensure booking income, as well as to help ensure asset appreciation. Many luxury vacation homeowners want to enjoy the benefits of their property, but typically do not want to deal with the hassle of maintaining the home to a luxury standard. Unfortunately, in many instances, property management companies charge significant fees for these services without taking on any financial risk, resulting in unpredictable and variable booking income for the homeowner.

Our platform solves these pain points by providing the following benefits to hospitality suppliers:
•
Innovative opaque pricing model to reduce spoilage.   Inspirato Club and Inspirato Pass both feature opaque pricing. With Inspirato Club, nightly rates are not viewable to the public, and can only be seen by Inspirato Club subscribers once logged into inspirato.com. With Inspirato Pass, subscribers book Pass trips in exchange for their monthly subscription fee and do not see or pay nightly rates for their stays. As a result, hospitality suppliers can reduce spoilage and generate additional cash flow from their excess inventory of unoccupied hotel rooms or vacation rentals without undercutting the rates on their own website and other brand assets, which can lead to customer complaints, refund requests, and harm to their overall brand reputations.

•
More predictable revenue.   Inspirato enters into long-term leases with hospitality suppliers which provide fixed rental payments that do not deviate based on bookings, thus helping to provide predictable revenue regardless of seasonality, guest cancellations, and other factors.

•
Affluent subscribers with higher propensity for on-site spend.   Unlike traditional opaque booking channels which we believe tend to attract more cost-conscious, less affluent travelers prioritizing value when they book vacations, Inspirato subscribers typically have annual income exceeding $250,000, and we believe this translates to spending more on dining and other on-site amenities while in-residence with our hotel partners.

•
Inspirato handles all rental property guest logistics.   For luxury vacation homeowners who want to monetize their property as a rental, Inspirato provides access to a vetted luxury clientele of subscribers and manages the entire guest experience, including bookings, payment, arrivals, on-site service, and any property issues that may arise. We also manage issues caused by guests, including recovery for any property damage from their stay. As a result, property owners enjoy a completely hassle-free experience where they never have to deal with a customer and instead simply collect their monthly fixed lease payments.

•
Worry-free property management and asset appreciation.   For luxury vacation homeowners who want peace of mind that their property is being maintained to an expert standard, both to ensure its attractiveness as a rental and help maximize appreciation, Inspirato provides comprehensive property management service. This includes periodic, pro-active inspections and maintenance, as well as daily housekeeping when guests are in-residence and regularly scheduled “deep cleans” to help minimize wear-and-tear and identify necessary repairs.

The Inspirato Portfolio
Inspirato subscribers enjoy exclusive access to a diverse portfolio of curated luxury vacation options that, as of December 31, 2021, included over 425 private luxury vacation residences, and accommodations at over 420 luxury hotel and resort partners in more than 230 destinations around the world. Our portfolio also includes Inspirato Only, featuring one-of-a-kind luxury safaris, cruises, adventures and other experiences, and Bespoke, which offers custom-designed “bucket list” itineraries. Every Inspirato trip comes with our personalized service envelope — including pre-trip planning, on-site concierge, and daily housekeeping — designed to meet the needs of affluent travelers and drive exceptional customer satisfaction.
Inspirato Residences
As of December 31, 2021, over 425 private luxury vacation residences make up the heart of the Inspirato portfolio as they are exclusively available to our subscribers. Further, travel revenue related to stays in our residences is higher than travel revenue related to stays at our hotel partners because our residences generally have substantially higher average nightly rates, as residences are typically larger and accommodate more guests than hotel rooms. In 2019, we delivered 69,700 nights in our residences and 40,300 nights in our hotel rooms. In 2020, we delivered 56,000 nights in our residences and 28,400 nights in our hotel rooms. In 2021, we delivered 96,000 nights in our residences and 47,900 nights in our hotel rooms. We carefully select each multi-million dollar residence in accordance with our expert standards to ensure it offers the exceptional quality and attention-to-detail of an accommodation at a five-star luxury hotel, combined with the comfort and space of a private home. Once selected, our in-house design team commences a thorough onboarding process to equip the home with premium linens, kitchenware, technology, and amenities. Once placed in service, we directly manage, control, and staff each home similar to the way that top hotel and resort brands manage their inventory, ensuring a consistently exceptional experience for our subscribers. Our residences typically feature:
•
Up to nine bedrooms

•
Fully equipped kitchens fit for a gourmet chef

•
Spacious gathering areas to entertain family and friends

•
On-site amenities including private pools, hot tubs, theater rooms, and expansive private outdoor space

•
Luxury furnishings and design

•
Desirable locations with attractive views, often within or adjacent to top resorts

•
Easy access to amenities like golf, spa, fitness, and fine dining

For example, some of our properties include:
Joya del Mar, Los Cabos, Mexico
Joya del Mar is a 6,700 square foot, five-bedroom oceanfront villa located in the private Punta Ballena resort community in Los Cabos. One of 37 Inspirato residences in Los Cabos, this property sleeps 16 and features a private infinity-edge pool, hot tub, and palapa with glass floor perched just above the beach. Guests have access to the exclusive Punta Ballena Beach Club while in-residence, and at their leisure can also take their private golf cart to the neighboring restaurants and spa at the acclaimed Esperanza Resort within the resort community.
Resolution, Vail, Colorado
Resolution is a 5,000 square foot, six-bedroom penthouse residence located in the heart of Vail Village. With an expansive view of Vail Mountain, this spacious home sleeps 14 and features complimentary on-mountain ski storage, access to a heated indoor pool, an in-residence Peloton bike, and two heated parking spaces. Guests are just steps away from noted chef and restauranteur Nobu Matsuhisa’s gourmet Japanese seafood and sushi restaurant as well as an Inspirato Lounge available for the exclusive use of our subscribers, both of which are located in the same building.
Il Campanile, Tuscany, Italy
Il Campanile is a 12,700 square foot, nine-bedroom estate in Tuscany. Approximately 35 minutes from Siena, this 11th century estate is comprised of three luxury villas and features a private pool and tennis court, expansive outdoor dining and living areas with a custom-built pizza oven, and sweeping views of the Tuscan countryside. Among other unique touches, the property includes an ancient stone church available to guests for special events.
Luxury Hotel and Resort Partners
In addition to our growing selection of Inspirato residences, our portfolio, as of December 31, 2021, also included rooms and suites at hotels and resorts in more than 230 destinations around the world. Some of our notable hotel partners include Casa Palmero at Pebble Beach; Montage properties in Los Cabos, Deer

Valley, Healdsburg, and Maui; Andaz properties in Riviera Maya and Maui; and 26 units at The Dominick Hotel in New York City’s trendy SoHo neighborhood constituting our first boutique “hotel within a hotel” concept. When booking hotel rooms using Inspirato Club access benefits, our subscribers are eligible to receive a variety of perks that can include preferred rates, room upgrades, early check-ins and late check-outs, and amenity credits.
Inspirato Only Experiences
Experiential travel is an important and growing component of the overall luxury travel market. We address demand for this type of travel among our subscribers with our Inspirato Only program, which offers one-of-a-kind experiences thoughtfully planned and curated by our expert team. Each year we announce a new slate of adventures that typically includes cruises and safaris, custom itineraries at iconic events like The Masters, Kentucky Derby, and Formula 1 races, and specialty experiences such as road trips, catamaran charters, and national park tours. Inspirato Only experiences planned for 2022 include an Antarctic expedition, a Botswana safari, a Rome-to-Venice cruise, an Amazon River cruise, and a rail adventure through the Scottish Highlands. Each experience is typically staffed by a team of Inspirato hospitality professionals, features a customized itinerary with VIP programming that can include private tours, after-hour visits to landmarks, and special guest speakers, and is available exclusively to our subscribers. We believe that our Inspirato Only program will continue to grow in popularity over the coming years, particularly in light of the trend toward experiential travel prompted by the COVID-19 pandemic.
Bespoke
The newest component of the Inspirato portfolio is our Bespoke program, which delivers 100% customized travel experiences for subscribers who want to take “bucket list”-type trips as part of their overall travel lifestyle. Our Bespoke team consists of expert travel planners who maintain and work with a network of third-party partners around the world with the ability to coordinate almost any type of itinerary. Examples of Bespoke trips we have crafted for subscribers in the past include African safaris and custom yacht charters. Our Bespoke program is designed to address two important strategic priorities: (i) it allows us to capitalize on growing demand for custom travel and (ii) because it gives us the ability to fulfill any travel wish, it significantly minimizes the need for our subscribers to turn to alternative travel providers.
Inventory Management and Expansion
Overall Approach
We are highly disciplined in our overall approach to growing and managing our luxury vacation portfolio.
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We carefully choose new destinations, accommodations, and experiences based on market trends, booking results, subscriber feedback, and other factors to align our additions with demand.

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We only seek to partner with hotels and resorts that align well with the Inspirato luxury hospitality brand and offer service commensurate with our own, to ensure that every trip booked through our platform meets or exceeds our subscribers’ expectations.

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We engage best-in-class partners for our Inspirato Only experiences, including Silversea, National Geographic, and Uniworld.

Managing our Residences
Since our founding over ten years ago we have developed a highly flexible, asset-light approach to controlling and managing our residences. The central tenet of this approach is that we lease our homes, paying the owners fixed rental income, rather than buying them. Our leases typically permit us to terminate with one years’ notice, giving us the ability to remove underperforming residences as well as curate the portfolio generally in response to market opportunities and travel demand trends. Many of our leases also have “force majeure” clauses in anticipation of impossible-to-predict disruptive market events. During the COVID-19 pandemic, we were able to collaborate with our landlord partners regarding these clauses to significantly reduce operating costs.

In addition to traditional leases, we also use other flexible arrangements to secure less than approximately 10% of our residences. These include net rate and profit-sharing agreements whereby we pay the property owner based on occupancy and costs instead of fixed monthly payments.
Inspirato Real Estate
Historically, we have identified prospective new homes for our portfolio through our network of developers and organic outreach to real estate brokers and owners within our target destinations. In September 2021, we launched “Inspirato Real Estate,” a new platform designed to enhance our supply pipeline by leasing luxury vacation homes from new home buyers who want to leverage Inspirato’s unique expertise to help them reach their real estate and financial goals — whether to vacation more often, invest smartly, or both.
Launched as a new consumer-facing brand, Inspirato Real Estate offers an easy way to find, buy, own, and enjoy a luxury vacation home. Prospective buyers can explore a vetted collection of properties in dozens of top vacation destinations directly on the Inspirato Real Estate website. Once they decide where to buy, Inspirato Real Estate’s expert team assists them every step of the way as they select the perfect vacation home, including connecting them to a local real estate professional. Prior to closing, they receive a personalized lease overview and financial return profile including a net income projection for their chosen property. At closing, they lease their new home to Inspirato, and enjoy benefits specifically designed to remove the worry and uncertainty of luxury vacation home ownership, such as:
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Leases that provide for predictable fixed rental income regardless of bookings.

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Flexible owner usage plans with Inspirato’s luxury hospitality services like daily housekeeping and onsite concierge to make it easy to enjoy their new home with family and friends.

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24/7 expert property management, including everything from marketing and booking to guest service, housekeeping, bill payment, and maintenance.

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Pro-active planning and improvements to help maximize property value.

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A complimentary Inspirato Club subscription, with members-only rates for travel throughout Inspirato’s growing portfolio of luxury vacation homes.

We are making a significant investment to market Inspirato Real Estate, to create awareness among affluent consumers and the broader real estate community about our unique platform. We believe we can leverage our in-house marketing expertise and existing customer and prospect databases to build a proprietary audience of prospective luxury vacation homeowners who in turn will purchase and lease properties to us with favorable terms, thereby allowing us to add new properties to the Inspirato portfolio even more quickly and efficiently.
Our Subscribers
Historically, Inspirato’s typical subscribers have been leisure travelers enjoying luxury vacations with family and friends, including traditional family trips, multi-generational get-togethers, and gatherings with friends. We believe this focus on family travel is evidenced by the fact that, as of February 28, 2021, approximately 82% of our subscribers were married and approximately 54% had children at home. They were relatively affluent, with 67% having an annual income exceeding $250,000, skewed older with 60% aged 45 to 64 years, and reside primarily in North America.
We believe we have three significant opportunities to expand our subscriber base. First, we believe Inspirato Pass is attractive to a younger demographic that is accustomed to and comfortable with purchasing a variety of services via subscription models, particularly as they resume traveling as COVID-19 pandemic restrictions ease. Second, although our subscribers already utilize our residence portfolio to meet up with professional colleagues and hold informal corporate retreats, the growing variety of hotel partners available on Inspirato Pass gives them flexibility to use it more for business travel. Third, because the majority of our current customers reside in North America, we have untapped markets in Europe, Asia and elsewhere where our combined hospitality and subscription expertise creates an opportunity for us to be the “first mover” in subscription travel.

The Inspirato Experience
Hallmark Personalized Service
We believe that our hallmark personalized service is a key factor in differentiating us from other luxury hospitality providers. As a subscription business that prioritizes recurring revenue, we emphasize a long-term, relationship-driven service approach distinguished by sustained personal outreach. We execute this approach in four distinct phases:
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Onboarding and Engagement.   All new subscribers are assigned to a dedicated customer service team tasked with cultivating and managing a long-term relationship with our subscribers, or our “Care” team, that is responsible for getting to know them and maximizing their customer satisfaction. These teams conduct personalized onboarding for their new subscribers to educate them on how to get the most from their Inspirato subscription. During this process, they gather information such as food preferences, birthdays, and travel interests to enable them to deliver a more personalized experience when the subscriber travels with us. Once onboarded, our service team continues to gather preference information organically, and also maintains a metric requiring that we call each subscriber multiple times each year to discuss their vacation goals. In addition, we constantly measure each subscriber’s engagement with Inspirato using a varied set of data that includes booking behavior, email and website metrics, survey responses, and other factors, and use this information to tailor additional ongoing outreach, travel recommendations, and targeted promotional messaging.

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The Booking Journey.   We have developed a carefully considered booking and travel journey for our subscribers. It starts with our Care teams recommending destinations, accommodations, and experiences and then assisting with booking and planning the trips. This phase typically involves multiple touchpoints to ensure that we are responsive to every question and concern that may arise, ranging from the number of bedrooms and bedding configurations in a residence, to the availability of cribs and highchairs, to last-minute cancellations and re-scheduling requests. One of the most important and value-add services we provide at this stage is pro-actively keeping our subscribers informed about developments at their destination that may impact their experience, whether it is on-site construction, hurricane or other inclement weather forecasts, or changing COVID-19 requirements. As each trip approaches, our Care team coordinates with our on-site concierge staff and partners to share the subscriber’s information and expectations.

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Trip Planning and In-Residence Service.   Once a trip is booked, our on-site concierge teams begin the itinerary planning process. They specialize in sharing insider tips and local recommendations, with the goal of crafting an itinerary to match the subscriber’s personal objectives for the trip. This can include restaurant reservations, private chefs, spa appointments, golfing reservations, excursion bookings, and other typical vacation activities. It can also include coordinating celebrations like birthdays and anniversaries, and even assisting with weddings and corporate retreats. The teams then welcome each arriving subscriber at the home to provide a tour (with contactless welcome options available on request) and review the trip itinerary. In addition, they provide grocery service in our residences to ensure a well-stocked refrigerator and pantry upon arrival and coordinate daily housekeeping service at no extra charge. They also check-in with each subscriber while in-residence to handle itinerary changes and are available to assist in the event of unexpected issues with the home or other emergencies.

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Additional Services.   We offer a variety of additional services beyond assisting with travel within the Inspirato portfolio, all designed to increase “stickiness” among our subscribers and promote satisfaction, loyalty, and retention. For example, through our Subscriber Events program we conduct hundreds of events around the U.S. each year exclusively for subscribers. Examples of events include wine tastings, subscriber dinners and movie screenings. We also maintain a “travel desk” for the exclusive use of our subscribers, similar to a full-service luxury travel agency, with a team of experts who can book flights, rental cars, and cruises for any trip around the world.

Our Luxury Travel Subscriptions
We currently offer two luxury travel subscriptions, Inspirato Club and Inspirato Pass.

Inspirato Club
Launched in 2011, Inspirato Club subscribers pay an enrollment fee and monthly or annual subscription for access to our portfolio of private luxury vacation homes, luxury hotels and resort partners, Inspirato Only experiences, and custom Bespoke itineraries. In addition to their monthly or annual subscription, subscribers pay exclusive nightly rates to book the trips of their choice. Inspirato Club subscribers can book vacations up to one year in advance. Every Club trip includes first-class, personalized service from a team of hospitality experts, including pre-trip planning, on-site concierge, and daily housekeeping. We revenue manage these rates to achieve occupancy and average daily rate goals while also delivering value to drive subscriber satisfaction. Every Club trip includes first-class, personalized service from a team of hospitality experts, including pre-trip planning, on-site concierge, and daily housekeeping.
Inspirato Pass
Launched in 2019, Inspirato Pass subscribers pay an enrollment fee and a monthly subscription that is inclusive of nightly rates, taxes, and fees for Pass trips. Inspirato Pass subscribers book Pass trips from the Inspirato Pass trip list, which is a constantly updated selection that, as of December 31, 2021 was comprised of more than 1.8 million vacations, ranging from Inspirato residences and hotel partners to custom experiences such as luxury cruises and safaris. Inspirato Pass subscribers have full access to all the benefits of Inspirato Club, including the ability to pay exclusive nightly rates to book trips of their choice, access to our booking promotions, and personalized service on every trip.
This timeline shows Pass trips taken by an actual Inspirato Pass subscriber who joined in October 2019, which we believe is generally representative of our subscriber base:
In October 2021, we announced meaningful improvements to Inspirato Pass, expanding the Inspirato Pass trip list from approximately 145,000 options to over 1.5 million, adding the flexibility to hold multiple Inspirato Pass reservations at the same time, and increasing the average value of Inspirato Pass trips relative to the monthly Inspirato Pass subscription cost.
Partnerships
In addition to partnering with luxury vacation homeowners, hotels and resorts, and leading experiential travel providers as we build our portfolio, we also partner with luxury brands to deliver exclusive privileges for our subscribers that we are also able to leverage in acquisition campaigns for new subscribers. Examples of current partnerships include:
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Travel Services.   New Inspirato Pass subscribers are eligible to receive a complimentary six-month Wheels-Up Core Membership after six subscription payments. At the end of the complimentary membership, they may join Wheels Up with no initiation fee by paying the applicable annual dues.

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In-Residence Benefits.   As the official automotive partner of Inspirato, Cadillac provides complimentary vehicles for the exclusive use of our subscribers in select destinations.

We believe there is significant opportunity to expand our partnership program to deliver increased value to our subscribers.
Competitive Strengths
As an innovator within the luxury travel subscription market, we believe we have built significant barriers to entry for competitors with an array of differentiated strengths.
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Managed and Controlled Residential Inventory.   As of December 31, 2021, our selection of Inspirato residences included over 425 private luxury vacation homes in over 90 destinations. These residences include leased properties where we directly manage, maintain, and operate the asset, as well as resort-based properties where we work closely with resort partners to ensure an exceptional subscriber experience. By managing and controlling these assets directly, including staffing them with Inspirato team members, we are able to deliver a consistent experience comparable to top luxury hospitality resort brands, versus a “vacation roulette” experience that is dependent on the expertise and attention of the individual homeowner or a local property management company.

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Rate and Calendar Control.   Inspirato manages nightly rates and calendar availability for our residences and leased hotel inventory, without owner interference. This allows us to revenue-manage each inventory unit to (i) help maximize occupancy by ensuring our rates are competitive with comparable accommodations in the applicable market, (ii) help reduce spoilage, and (iii) leverage availability to increase subscriber engagement and retention through booking promotions, “surprise and delight” outreach, and other tactics.

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Control Over Bookings and Property Maintenance.   We control the booking calendar for the majority of our Inspirato residences, giving us visibility into actionable metrics such as how often and what times of year homes are typically used. This provides us greater control over proactive property maintenance planning and necessary repairs and upgrades. For example, we are able to more precisely plan renovations and other significant activities such as painting, flooring, and furniture updates compared to companies that don’t control the calendars for their properties.

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Flexible Cost Structure.   Our leases and other inventory agreements, as well as our overall strategic property mix, provide us with flexibility to respond to changes in travel demand and events beyond our control. For example, as of December 31, 2021, 89% of our leases included “force majeure” clauses in the event of severe unexpected business disruption. Further, in addition to leasing individual luxury vacation homes, we also lease inventory from hotel and resort partners with flexible termination provisions. Together, these approaches enable us to tailor our overall inventory cost structure to meet changing demand.

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Expert Sales and Service Teams.   We maintain an expert sales and service organization, including sales professionals to welcome new subscribers, relationship-driven Care teams to create the overall Inspirato experience, and on-site concierge teams to deliver memorable vacations. Each of these teams undergoes regular training to enrich their expertise as hospitality specialists and ambassadors of the Inspirato brand. We believe the high-quality service they deliver is a key differentiator separating Inspirato from other hospitality companies.

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Predictable Subscription Revenue.   Our subscriber base provides predictable, consistent cash flow and stability relative to many traditional hospitality and revenue models. Inspirato Club and Pass enrollment fees generate guaranteed revenue. Incentives for upfront prepayment of monthly subscription fees, typically in the form of a waived enrollment fee, travel credit or a free trip, ensure that new subscribers remain customers for a minimum period of time, and enhances retention.

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Multiple Customer Journeys.   Inspirato trips can only be booked through our website, iOS application, or Care teams. They cannot be booked on online travel agencies or other third-party channels. In addition, our Care teams and on-site concierge staff help with trip planning, which is a service many hotel companies do not offer. As a result, we engage with our subscribers throughout the entire booking journey on every trip they take, from consideration, booking, planning, in-residence, checkout, and post-trip feedback. We also engage with them through a parallel renewal journey, pro-actively marketing booking promotions, subscriber benefits, upgrade opportunities, and other aspects of our value proposition to maximize retention. We believe our deep involvement in these twin customer journeys gives us greater influence and impact over their customer experience than luxury hospitality companies that do not utilize our service approach or a subscription platform.
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Trusted Luxury Brand, Proprietary Database.   Since 2011 we have made significant investments to build a one-of-a-kind luxury hospitality brand anchored by an innovative subscription platform. At the same time, we have used data-driven marketing to build a proprietary database of over 850,000 affluent households who have demonstrated interest in Inspirato as of December 31, 2021.

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Network Effect.   We believe Inspirato’s growth trajectory will benefit from a business phenomenon referred to as the “network effect.” Network effects are typically positive, resulting in individual users deriving more value and utility from a product as other users join the same network. In our case, as we acquire more subscribers, we are able to more aggressively expand our portfolio, which in turn quickly improves the value proposition for subscribers by giving them access to more exceptional luxury vacation options.

Industry Background and Market Trends
Overall Momentum in Travel
As COVID-19 related restrictions ease, data from a variety of sources suggests a significant recovery in demand for travel. We expect this recovery to be a positive tailwind for Inspirato as an increasing number of affluent travelers look to book trips and take luxury vacations.
Increase in Air Travel
Recent airport traffic data has shown daily traveler levels have recently been three times greater than levels seen in 2020. We believe this is evidence of travel recovery and increased confidence and willingness for travelers to resume taking trips to “fly-to” destinations. As of July 24, 2021, the Transportation Security Administration reported the following daily checkpoint travel numbers:
Pace of Leisure Travel Recovery
Historically, leisure travel has been less volatile and faster to recover than business travel following economic downturns and other disruptions to travel patterns. During the global financial crisis, international business travel from the U.S. declined more than 13%, compared with a decline of just 7% for international leisure travel from the U.S., and international leisure travel had fully recovered to pre-recession levels within two years, while business travel took five years to recover. Given Inspirato’s focus on the leisure traveler and a large number of vacation-oriented destinations, we are well positioned to take advantage of what we believe will be an accelerated leisure recovery.

Leisure Travel — Pent-Up Demand & Shifting Preferences
There is substantial evidence that indicates sizable pent-up demand for leisure travel as COVID-19 pandemic restrictions ease. A leading consultancy report indicated that over half of US consumers plan to “treat themselves” in 2021, with leisure travel, lodging and vacations seen as one of the most popular spending categories based on survey results. We believe Inspirato can capitalize on the expected increase in consumers’ willingness to spend more on travel as leisure travel returns.
Further supporting this trend, an international survey conducted by American Express (“Amex”), which surveyed travelers from Australia, Canada, Mexico, Japan, India, the United Kingdom and the U.S. about their travel plans in January 2021, revealed similar themes of pent-up demand for travel, while also indicating a shift in consumer preferences for more flexible booking options. Amex reported that 78% of respondents said that they wanted to travel in 2021 in order to relieve stress from 2020, while 87% of respondents reported that having a trip planned in the future gave them something to which they could look forward to. Of these respondents, 56% indicated that they miss travel so much that they are willing to book a trip even if they might have to cancel it in the future. This suggests a strong demand for flexible booking options and cancellation policies. We believe Inspirato is well positioned to provide travelers with enhanced flexibility and cancellation policies based on its current product offerings.
Lodging Industry Recovery & Positive Sector Outlook
The positive trends and signs of recovery in leisure travel during the first half of 2021 have flowed through to segments of the U.S. hospitality industry. In a number of leisure destinations, U.S. hotel demand, occupancy, average daily rate, or ADR, and revenue per available room, or RevPAR, are at or near pre-pandemic highs. Given Inspirato’s focus on leisure markets and vacation travelers, we view the recent positive data on leisure travel as a key demand driver, particularly in markets where we have a high concentration of destinations. For example, Inspirato had 52 residences in Florida as of December 31, 2021, making it one of the top three states by residence count in the Inspirato portfolio. Notably, Florida is also one of the three largest demand states in the U.S. (measured by room nights) for us and as of May 2021, demand levels are nearly at pre-pandemic.
Going forward, the hotel industry is expected to expand due to a recovering global economy and increased rates of overall travel. The COVID-19 pandemic reduced travel spending and tourism in 2020, and many consumers canceled or postponed travel. These consumers will likely rebook, which will boost demand in the years immediately following the pandemic. Increased consumer and business spending will likely contribute to more demand for the industry over the next five years, and new supply will follow a sustained boost. We believe Inspirato is well positioned to capture the benefits of the broader increases in demand in the luxury travel sector as it expands its portfolio and offers differentiated supply to its subscribers.
Key Hospitality Trend — The Changing Landscape of Luxury Travel
The preferences of luxury travelers have continued to evolve, as more personal, customized vacations become a priority. In a recent survey, Amex found that the most desirable luxury amenities for travelers consisted of personalized experiences (82%), high cleanliness standards (81%), and privacy (79%), all of which Inspirato is well positioned to provide. Amex Travel has also seen increased interest in customers searching for unique getaways and spacious, fully equipped villas on AmexTravel.com, which is precisely what Inspirato offers its subscribers.
Given the complexity of the travel landscape, consumers are seeking out trusted travel advisors to help them navigate and plan their future travels. More than half of the respondents (59%) indicated that they wanted to use a travel agent to help plan and customize their next trip. The consistency and high standard offered by Inspirato across its portfolio paired with its extensive staff and services — comprised of a Care team, Bespoke travel advisers, destination planners, and on-site concierges, all with no incremental fees — will enable us to capitalize on current luxury traveler preferences while simultaneously guaranteeing a high-quality experience.
Key Hospitality Trend — Shift Towards Second-City Destinations
Willingness to travel to destinations during the offseason to avoid crowds has grown, with 80% of respondents indicating this is the case. Looking to avoid large crowded destinations, 69% of Amex respondents expressed interest in visiting lesser-known locations. Amex Travel booking data reinforces this trend, showing a rise in reservations for second-city destinations. For example, Dallas and Charlotte saw a higher share of bookings from International Card Members in January 2021 than the previous year. American Express Travel consultants are also seeing requests for smaller cities like Porto (instead of Lisbon) in Portugal, and Wellington (instead of Auckland) in New Zealand. Many customers are open to going anywhere they can safely travel right now, which suits Inspirato’s business model of offering subscribers trips in hundreds of destinations around the world.
Key Hospitality Trend — “Work from Anywhere”
The COVID-19 pandemic contributed to the trend of remote work and resulted in many companies investing in technological infrastructure that makes a remote working environment more efficient than it previously had been. According to a Pew Research poll, most workers said their job responsibilities can mainly be done from home, a large shift from the approximately 20% that said they worked from home most of the time prior to the pandemic. The survey also indicated that this trend will likely have a long-term impact, as over 50% of people said given a choice, they would want to keep working from home even after the pandemic. Additionally, higher income individuals are more likely to have the option of teleworking, which we believe could be a strong demand driver for Inspirato. Over two thirds of employed adults with a postgraduate degree and nearly 60% of those with a bachelor’s degree say the responsibilities of their job can mostly be done from home. In contrast, 83% of those with a high school diploma or less education and 71% of those with some college say that, for the most part, their job cannot be done from home. Inspirato’s subscription platform represents an attractive opportunity for remote workers, looking for luxury travel accommodations and booking flexibility.
Teleworking Trends — Income Brackets
Source: Pew Research Center
Inspirato’s subscription platform represents an attractive opportunity for remote workers, looking for luxury travel accommodations and booking flexibility.
Our Market Opportunity
Leisure travel is a vital piece of high-net-worth individuals’ lifestyle. The identified total addressable market has been largely untapped by Inspirato to date and presents opportunity for growth. Inspirato views its addressable market in terms of both potential new subscribers to be added to its platform (the demand side) as well as potential new rooms and residences that could be added to the platform in the future (the supply side).
The following discusses our markets, both in terms of customer demand and product supply. Customer demand is further broken down into the size of the total spend on lodging by high-net worth individuals addressed by our current business model (our demand serviceable addressable market, or “demand SAM”), as well as the total demand for lodging by these individuals (our demand total addressable market, or “demand TAM”). Product supply is broken down into the annual market rental value of luxury rooms and residences available to us under our current business model (“supply SAM”), as well as the total market rental value from all luxury rooms and residences (“supply TAM”).
Demand
A leading consultancy has estimated our demand SAM as of 2019 was approximately $100 billion and is expected to grow to $175 billion by 2025. The demand SAM includes lodging spend by high-net worth individuals, which are defined as households with annual income greater than $250,000 or a net worth greater than $1 million, who are frequently engaged in luxury travel or otherwise actively interested in luxury travel.
The demand TAM as of 2019 was approximately $135 billion and is expected to grow to $230 billion by 2025. The demand TAM represents total spend on lodging by high-net worth individuals, including both high net worth individuals who frequently engage in luxury travel as well as those who do not.
Our current business model and product offerings focus on the demand SAM by tailoring what we offer to high-net worth individuals who frequently engage in luxury travel. We believe that we may in the future be able to address the entire demand TAM by offering additional innovative products at different price points that may appeal to individuals who do not frequently engage in luxury travel.
We believe the substantial size of both the demand SAM and demand TAM serves as a significant advantage to us, and supports our belief that demand for travel from high net worth households is a large market that is expected to continue to grow through 2025.
Market Demand TAM
Supply
Our supply SAM was estimated to be approximately $65 billion as of 2019 and is expected to grow to $90 billion by 2025. The supply SAM includes the annual market rental value of lodging available through partnerships with luxury hotels with excess inventory and through luxury residences.
The supply TAM was estimated to be approximately $275 billion and is expected to grow to $385 billion by 2025. The supply TAM includes the annual market rental value of luxury hotels and luxury residences.
Our current business model focuses on the supply SAM in part by partnering with hotels and other luxury accommodation providers to obtain their excess rooms, or spoilage. These are room nights that the provider may not otherwise be able to sell at a given time at their desired rates. To access the total supply TAM, however, we will need to expand our supply of rooms in luxury hotels to include rooms that are not considered spoilage by these hotels.
The large and growing supply TAM and supply SAM demonstrate the overall market for luxury travel, support our belief that overall investment in luxury lodgings will grow and support our assumptions around the availability of future supply to add to our platform through 2025.
Market Supply TAM
Our Growth Strategy
We believe that by retaining existing and attracting new subscribers, both in the U.S. and internationally, through the following initiatives, we are positioned to achieve significant and sustained growth:
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Expand our portfolio of rental properties.   To retain existing subscribers and attract new subscribers, we expect to continue to grow our portfolio of residences both organically and inorganically. We intend to expand our inventory through strategic transactions with luxury vacation rental managers, through which we can acquire their inventories of rental properties. We believe this space is highly fragmented and ripe for consolidation. In addition, by recycling capital through strategic purchase and leaseback partnerships with vacation rental owners, Inspirato will be able to remain asset-light while growing its inventory footprint. We are currently experiencing high occupancy rates, and thus expanding our portfolio provides us with more options for subscriber travel which we believe will drive subscriber growth as well increase travel revenue.

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Expand our portfolio of hotel and resort partners.   We partner with hotels and resorts to offer inventory at their properties. We are able to take advantage of hotel vacancy and spoilage without showing room rates through its subscription pricing model, making it an attractive channel for luxury hotel companies. There is significant opportunity to grow these partnerships with hotels and resorts around the globe in both number and magnitude by contract, particularly as we become a more widely known brand.

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Invest in platform innovation.   Our Inspirato Pass platform is an innovative new way for luxury hospitality suppliers to monetize inventory that would otherwise spoil. We believe there is significant opportunity to enhance the Inspirato Pass customer experience with new functionality, features, and user experience optimization. We believe these will improve Inspirato Pass subscriber acquisition and retention, and may also potentially provide a model for us to adapt to serve additional markets beyond travel that could also benefit from a more efficient way to distribute perishable inventory in the future.
Optimize sales and marketing.   We believe that Inspirato has historically spent less on marketing as a percentage of total revenue than other comparable luxury brands. As COVID-19 travel restrictions begin to ease, investing in the resumption and expansion of “high-funnel” brand awareness marketing tactics, combined with new audience targeting techniques, creates the potential to significantly increase word-of-mouth and conversion within our supply and demand SAM.
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Expand subscription offerings to new price points.   Inspirato has historically created subscription plans that target high net-worth individuals. We believe we will also have an opportunity to offer additional subscription offerings at different price points to serve different categories of travelers in our demand TAM in the future.

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Form partnerships to enhance offerings.   By partnering with other companies in the travel and hospitality space, we believe we can enhance the benefits available through our platform, allowing us to retain existing subscribers and attract new subscribers. Historically, we have partnered with Wheels Up to offer our own subscribers access to Wheels Up’s private aviation services, as well as offering Wheels Up’s customers access to our book travel within luxury vacation portfolio. We believe we have the opportunity to enter into partnerships with companies in adjacent industries such as the commercial air or rental car industries and to bundle our product offerings.

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Expand to adjacent industries.   We believe that our subscription platform and technology for matching unused inventory with untapped demand has the potential to be leveraged in adjacent industries where economic spoilage is prevalent. For example, tickets at sporting events, concerts and other entertainment events, as well as dinner reservations, often go unused and could benefit from an efficient, subscription-based distribution system.

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Build corporate partnerships.   We believe we have an opportunity to partner with companies interested in offering Inspirato trips to their employees as gifts and incentives. For example, in the future we could develop and use a custom version of our Inspirato Pass trip list to offer a curated selection of trips for employees to select from depending on their travel needs. We could control the trip selection to reduce cannibalization with existing subscribers while increasing occupancy of select properties. Potential partnerships would also expose non-subscribers to our platform with limited marketing spend.

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Powerful Flywheel Dynamic.   As Inspirato grows supply, acquiring subscribers becomes more efficient. This leads to a powerful flywheel dynamic that will help accelerate growth and improve retention through the following:

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Greater efficiency, higher occupancy, improved economic utilization, and increased nightly rates;

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Lower inventory cost, lower subscriber acquisition cost, and increased volume with captive, zero cost demand; and

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Enhanced service offerings and higher customer retention and engagement.

Technology
Our technology platform was built for the unique needs of our subscribers; it allows us to quickly adapt to what our subscribers require and delivers deep business intelligence insights to help us manage our platform. It was built to scale and operates through a patented algorithm, which can be adjusted depending on business needs. We believe that this algorithm will enable us to efficiently manage trips with scale to optimize profitability of the inventory.
Our subscriber experiences sit on a technology platform that has allowed for maximum flexibility in our product development strategy. Inspirato has invested significantly for many years in engineering, product, and design in order to build out the platform. We operate a modern technology stack that allows for rapid development and deployment as well as integrations. We have a dedicated engineering team responsible for development and the creation of new features to support our products and services across a full range of devices (desktop, mobile web and native mobile applications). Our engineering teams use an agile development process that allows us to deploy frequent iterative releases for product and service features.
Design has been at the core of everything we do, and it has enabled us to create an intuitive and attractive user interface. Inspirato uses customer feedback to optimize the platform and have employees dedicated to supporting subscribers through the booking process. Our subscribers vary in age and technological sophistication, and we believe that our user interface is built for a broad subscriber base.
Sales and Marketing
Our sales and marketing strategy is designed to support new subscriber acquisition, subscriber upgrades, subscriber bookings, and subscriber retention. We rely on a mix of tactics to generate demand for each of these revenue lines, using a full-funnel approach to reach its audiences at multiples stages within each consideration process. These include print, digital, video and television buys to build general brand awareness; performance marketing tactics such as direct mail, paid digital media, and paid search; multiple brand urgency campaigns each year to help drive predictable results; and a highly trained team of Sales and Care professionals.
Prior to 2018, we relied principally on direct mail and a co-marketing relationship with American Express to generate new leads, together with relatively small investments in print advertising and paid digital media. In 2018, we supplemented our marketing program with our first-ever nationwide television media buy. In early 2020, as part of our effort to contain costs in connection with the COVID-19 pandemic, we paused our direct mail program and television media buys, shifting the vast majority of our marketing spend to digital paid media and paid search. We track each channel to monitor response and conversion rates, along with cost-per-lead and cost-per-sale data. We utilize regular testing and consumer insights exercises to optimize within each channel, typically leading to rapid improvement.
Since inception, we have prioritized the development and growth of our prospect database which includes more than 850,000 prospects who have registered with us as of December 31, 2021. With all of our performance marketing programs for new subscriber acquisition, we use iterative data-driven models developed in partnership with leading data providers to help us target high net worth individuals as potential new customers. For example, our direct mail acquisition model with one of our primary ad-targeting partners is currently in its sixth iteration. The model identifies over five million affluent households using demographic, aggregated credit data, along with a variety of niche data, all within a predictive modeling methodology designed to optimally select prospective customers in terms of ROI.
We communicate with our prospect database regularly to educate them on our value proposition and inform them about brand offers and other closing incentives, which typically provide value in exchange for pre-payment of monthly subscription fees. Our Sales team interacts with prospects using a defined pipeline approach and predictive in-month metrics to monitor pacing and quota attainment, supplemented by sophisticated email and website engagement monitoring tactics to help determine the best subscription and purchase timeframe for their needs.
We also conduct a variety of broad-based marketing initiatives to promote bookings, upgrades, and retention within our subscriber base. These initiatives include:
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A content strategy to educate subscribers about the destinations and accommodations within our luxury vacation portfolio.

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Recurring trip merchandising campaigns including new property announcements; a weekly discount program called Jaunt; two annual brand promotions offering special value for eligible bookings; and a special event in the first quarter of each year to promote travel over the following Christmas and New Year’s weeks.

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Virtual events to educate our subscribers on how to use their Inspirato subscription to achieve their travel goals.

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More targeted marketing tactics using data points such as state of residence, last trip booked, next trip booked, last net promoter score, and renewal date to deliver messages to defined subsets of our subscriber base to help drive engagement.

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Ongoing personal outreach from our Care team to cultivate personal relationships and understanding of our subscribers’ travel goals, tracked within our CRM.

We have paralleled the growth of our prospect database and subscriber marketing strategy with significant investment in leading marketing technology such as Salesforce Marketing Cloud, as well as leading marketing CRM practices designed to drive sales and marketing alignment.
New Subscriber Acquisition
Prior to 2018, we relied principally on direct mail and a co-marketing relationship with American Express to generate new leads, together with relatively small investments in print advertising and paid digital media. In 2018, we supplemented our marketing program with its first-ever nationwide television media buy, running thirty and sixty-second spots on targeted cable channels with favorable audience demographics. In early 2020, as part of our effort to contain costs in connection with the COVID-19 pandemic, we paused our direct mail program and television media buys, shifting the vast majority of our marketing spend to digital paid media and paid search. We track each channel to monitor response and conversion rates, along with cost-per-lead and cost-per-sale data. We utilize regular testing and consumer insights exercises to optimize within each channel.
With all of our performance marketing programs, whether direct mail, digital media, or search, we use iterative data-driven acquisition models developed in partnership with leading data providers to help us target high net worth individuals as potential new customers. For example, our direct mail acquisition model with one of our primary ad-targeting partners is currently in its sixth iteration. The model identifies over five million affluent households using demographic, aggregated credit data, along with a variety of niche data, all within a predictive modeling methodology designed to optimally select prospective customers in terms of ROI.
We communicate with our prospect database regularly to educate them on our value proposition and inform them about quarterly brand offers, which typically provide value in exchange for pre-payment of monthly subscription fees. Our inside sales team interacts with prospects using sophisticated email and website engagement monitoring tactics to help them choose the best subscription and timeframe for their needs. We have paralleled the growth of our prospect database with significant investment in best-in-class marketing technology such as Salesforce Marketing Cloud, as well as leading marketing CRM practices designed to drive sales and marketing alignment.
We believe that, with COVID-19 travel restrictions beginning to ease, the resumption of “high-funnel” brand awareness media buys, especially when combined with new audience targeting techniques on streaming services and other emerging media platforms, has the potential to significantly increase awareness and word-of-mouth about Inspirato among affluent households.
Our People and Culture
Inspirato’s culture is embodied by our three core values: We Care. We Inspire. We Dream Big. By staying true to these values, we have created a company where talented people can do great work and drive value for all of our stakeholders. These values guide us in everything we do, from individual everyday tasks to high-level strategic planning. They foster a culture of dialogue, collaboration, recognition, achievement, and sense of family that contributes to our long-term success.
We engage and empower our team with ongoing career and learning and development opportunities. Fostering a growth mindset facilitates a culture where all voices are heard and team members can take informed risks, make mistakes, ask questions, and seek creative solutions to tough problems. This approach helps us build a strong bench of leaders for tomorrow’s business challenges. Continued growth and success will depend on the performance of our current and future employees, including certain key employees. Recruitment and retention of these individuals is vital to growing our business and meeting our business plans. We espouse the principal that all Inspirato team members can bring their whole selves to work and thrive.
As of December 31, 2021, we had 791 full-time employees across 35 states in the U.S., and approximately 14 employees located in one country outside of the U.S. These employees are highly concentrated in Operations (425 employees) and Sales and Marketing (156 employees). Our focus on customer-facing employees helps us to provide luxury service to our subscribers that we believe is industry-leading.
Importantly, our values and the culture they inspire extend to our relationships with every Inspirato subscriber. Led by our Sales and Care teams, we foster a long-term, personal, rapport with each Inspirato family, not only to promote our customer satisfaction and retention goals, but also to fulfill our mission of inspire lasting memories and relationships by changing the way family and friends experience the world. After more than ten years, we believe our culture is real, valued, deeply ingrained, and sustained in part by robust and scalable training that helps create consistently positive subscriber interactions and experiences.
Regulatory Compliance
Our overall business approach and strategy includes rigorous attention to regulatory compliance, as our operations are subject to regulations in the following principal areas, across a wide variety of jurisdictions.
Property and Accommodations Regulation
Our business is subject to U.S. and foreign federal, state and local laws and regulations that vary widely by city, country and property type. In many cities, local regulations affect our ability to offer accommodations for specified durations or in certain neighborhoods. Hospitality and transient accommodations operations are also subject to compliance with the U.S. Americans with Disabilities Act and other laws and regulations relating to accessibility, and to laws, regulations and standards in other areas such as zoning and land use, licensing, permitting and registrations, fire and life safety, environmental and other property condition matters, staffing and employee training, cleaning protocols and other COVID-19 requirements, and property “star” ratings where required. Additionally, our real estate owners are also responsible for their own compliance with laws, including with respect to their employees, property maintenance and operations, environmental laws and other matters.
Before signing any new leases in a new market, we engage local legal counsel to help identify relevant regulatory requirements. This research includes analysis on licensing and zoning, building code, accessibility and operations requirements, fire and life safety regulations, tax compliance, and local employment laws. Every leased property has unique characteristics, requiring further due diligence and regulatory analysis before each new lease signing.
We monitor regulatory changes in each existing market on an ongoing basis. To facilitate growth and compliance work in each city, we also proactively establish relationships with local regulatory agencies, elected officials, business and community groups to build trust and improve understanding of our business model.
Privacy and Data Protection Regulation
In processing travel transactions and information about guests and their stays, we receive and store a large volume of data, including a large volume of personal information. The collection, storage, processing, transfer, use, disclosure and protection of this information are increasingly subject to legislation and regulations in numerous jurisdictions around the world, such as the European Union’s General Data Protection Regulation (“GDPR”) and variations and implementations of that regulation in the member states of the European Union, as well as privacy and data protection laws and regulations in various U.S. states and other jurisdictions, such as the California Consumer Privacy Act (as amended by the California Privacy Rights Act), the Canadian Personal Information Protection and Electronic Documents Act (“PIPEDA”), and the UK General Data Protection Regulation and UK Data Protection Act.
We take a variety of technical and organizational security measures and other procedures and protocols to protect data, including data pertaining to guests and employees, and we are engaged in an ongoing process of evaluating and considering additional steps to comply with the California Consumer Privacy Act, GDPR, PIPEDA, the UK General Data Protection Regulation, and UK Data Protection Act.
Employment
We are also subject to laws governing its relationship with employees, including laws governing wages and hours, benefits, immigration, workplace safety and health, and hotel-specific ordinances.
Other Regulation
Our business is subject to various other laws and regulations, involving matters such as income tax and other taxes, consumer protection, online messaging, advertising and marketing, the U.S. Foreign Corrupt Practices Act and other laws governing bribery and other corrupt business activities, and regulations aimed at preventing money laundering or prohibiting business activities with specified countries or persons. As we expand into additional markets, we will be subject to additional laws and regulations.
The regulatory environment in each market is often complex and evolving, and can be subject to significant change. Some relevant laws and regulations are inconsistent and ambiguous, and could be interpreted by regulators and courts in ways that could adversely affect our business, results of operations, and financial condition. Moreover, certain laws and regulations have not historically been applied to an innovative hospitality provider such as us, which often makes their application to our business uncertain. For additional information regarding the laws and regulations that affect our business, see the section titled “Risk Factors” in this prospectus.
Intellectual Property
We rely on trademarks, domain names, copyrights, trade secrets, patents, contractual provisions, and restrictions on access and use to establish and protect its proprietary rights.

As of December 31, 2021, we had 109 trademark registrations and pending applications, including registrations for “Inspirato” in the U.S., Canada and various other countries.
In addition to trademark protection, we reserve and registers domain names when and where deemed appropriate and are the registered holder of more than 166 domain names, including “inspirato.com.”
As of December 31, 2021, we have 26 pending applications in the U.S. and the PCT and two issued US patent covering our subscription-based booking and service tailoring technology.
In addition to the protection provided by its intellectual property rights, we enter into confidentiality and proprietary rights agreements with certain of our employees, consultants, contractors and business partners. Certain employees and contractors are also subject to invention assignment agreements. We further control the use of our proprietary technology and intellectual property through provisions in our terms of use on our website and app.
Facilities and Office Space
Our global headquarters is located in Denver, Colorado, where we lease approximately 45,000 square feet of office space under a lease expiring in October 2026.
Since March 2020, a substantial percentage of our corporate staff has been working remotely due to the COVID-19 pandemic. We believe that our existing facilities are adequate for our near-term needs, and that suitable alternative space would be available if required in the future on commercially reasonable terms.
Legal Proceedings
We have been and expect to continue to become involved in litigation or other legal proceedings from time to time. We are not currently a party to any litigation or legal proceedings that, in the opinion of our management, is likely to have a material adverse effect on our business. Regardless of outcome, litigation and other legal proceedings can have an adverse impact on our business because of defense and settlement costs, diversion of management resources, possible restrictions on our business as a result of settlement or adverse outcomes, and other factors.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Other than compensation arrangements with directors and executive officers described under “Executive Compensation” and “Management” and elsewhere in this prospectus, below is a description of transactions since January 1, 2018 to which the Company, Thayer or Inspirato LLC was a party or will be a party, in which:
•
The amounts involved exceeded or will exceed $120,000; and

•
Any members of our managers, directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Thayer Relationships and Related Party Transactions Prior to the Business Combination
Founder Shares
On August 11, 2020, the Sponsor subscribed to purchase 5,031,250 shares of Thayer Class B Common Stock, par value $0.0001 per share, or the Founder Shares, for an aggregate price of $25,000. On August 13, 2020, the Sponsor paid $25,000 for certain offering costs on Thayer’s behalf in exchange for the issuance of the Founder Shares. On October 27, 2020, 718,750 Founder Shares were contributed back to us for no consideration, resulting in an aggregate of 4,312,500 Founder Shares issued and outstanding. On November 9, 2020, the Sponsor transferred 25,000 Founder Shares to each of the independent directors. The initial stockholders agreed to forfeit up to 562,500 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters, so that the Founder Shares would represent 20.0% of the issued and outstanding shares after the Thayer IPO. The underwriter exercised its over-allotment option in full on December 15, 2020; thus, these 562,500 Founder Shares were no longer subject to forfeiture.
The initial stockholders agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) one year after the completion of the Business Combination or (B) subsequent to the Business Combination, (x) if the last reported sale price of the shares of Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, or (y) the date on which Thayer completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the stockholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of the initial stockholders with respect to any Founder Shares.
On February 10, 2022, the Sponsor entered into the Sponsor Subscription Agreement, with Thayer and Inspirato LLC, pursuant to which Inspirato LLC agreed to waive Thayer’s obligation to satisfy the $140 million minimum cash condition contained in the Business Combination Agreement. In consideration for this waiver, the Sponsor agreed to (i) forfeit an additional 65,000 shares of Thayer Class B Common Stock at the Closing and (ii) purchase 490,197 shares of the Company’s Class A Stock for $10.20 per share, for aggregate proceeds of approximately $5.0 million, in a private placement prior to the 60th day following the Closing. In connection with the private placement, the Sponsor agreed to subject an additional 1.0 million shares of Thayer Class B Stock (which became 1.0 million shares of our Class A Common Stock upon the Closing) to forfeiture in the event the purchase and sale does not occur within the 60-day period. Thayer agreed to waive its right to appoint a director to the Board.
Private Placement Shares
Simultaneously with the closing of the Thayer IPO, Thayer issued 7,175,000 Private Warrants at a price of $1.00 per Private Warrant to the Sponsor, generating proceeds of $7.175 million.
Each Private Warrant is exercisable for one whole share of Class A Common Stock at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Warrants to the Sponsor was added to the proceeds from the Thayer IPO held in the Trust Account. The Private Warrants are non-redeemable for cash and exercisable on a cashless basis so long as they are held by the initial purchasers or their permitted transferees.

The purchasers of the Private Warrants agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Warrants (except to permitted transferees) until 30 days after the completion of the Business Combination. On February 14, 2022, all 7,175,000 Private Warrants were exercised on a cashless basis into 5,078,965 shares of our Class A Common Stock.
Related Party Loans
On August 11, 2020, the Sponsor agreed to loan Thayer up to $400,000 to cover expenses related to the Thayer IPO pursuant to a promissory note. This loan was non-interest bearing and payable on the earlier of the completion of the initial public offering or the date Thayer determined not to conduct an initial public offering. Thayer borrowed $400,000 under the promissory note, and on December 15, 2020, repaid the promissory note in full.
Administrative Support Agreement
Commencing on the date of the Thayer IPO and continuing until the Closing, Thayer paid the Sponsor $20,000 per month for office space and administrative and support services. The Sponsor has waived fees under such agreement since the Thayer IPO. As a result, no charges were incurred as of December 31, 2021.
The Sponsor, Thayer’s executive officers and directors, or their respective affiliates have not been reimbursed for any out-of-pocket expenses incurred in connection with activities on Thayer’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations targets to the extent such expenses have exceeded the amount required to be retained in the Trust Account, unless the Business Combination is consummated. Upon the Closing, the Administrative Support Agreement terminated.
Anchor Investors
CVI Investments, Inc., Glazer Capital, LLC and Polar Asset Management Partners Inc., each a qualified institutional buyer not affiliated with the Sponsor or any member of Thayer’s management team, purchased a total of 4,497,000 Units in the Thayer IPO, which comprised 26.1% of the Units sold in the Thayer IPO. In consideration of providing these significant indications of interest, the anchor investors purchased a membership interest in the Sponsor, for nominal consideration, entitling them to an aggregate interest in up to 13.6% of the Sponsor, subject to adjustment if the anchor investors do not hold a minimum number of shares of Class A Common Stock at the time of the Closing.
Pursuant to each anchor investor’s subscription agreement with the Sponsor, the anchor investors have not been granted any material additional stockholder or other rights and were issued a membership interest in the Sponsor with no right to control the Sponsor or vote or dispose of the anchor Founder Shares held by the Sponsor.
Sponsor Loans
In addition, in order to finance transaction costs in connection with the Business Combination, the Sponsor or an affiliate of the Sponsor or certain of Thayer’s officers and directors may, but were not obligated to, loan Thayer funds as may be required. The terms of such loans by Thayer’s officers and directors, if any, were not determined and no written agreements exist with respect to such loans.
Registration Rights Agreement
Please see the section titled “Thayer Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a description of this agreement.
Inspirato LLC Relationships and Related Party Transactions Prior to the Business Combination
Unless the context otherwise requires, any reference in this section of this prospectus to “Inspirato,” “we,” “us” or “our” refers to Inspirato LLC and its consolidated subsidiaries prior to the consummation of the Business Combination.

Exclusive Resorts
Inspirato leases 18 residences from Exclusive Resorts LLC (“Exclusive Resorts”). Exclusive Resorts is an affiliate of Revolution Portico Holdings LLC, which beneficially owns more than 5% of Inspirato’s equity interests. Since January 1, 2018, Inspirato has incurred expenses of approximately $16 million related to rent, maintenance, and utilities for the properties under such leases.
In December 2013, Inspirato entered into a commercial agreement with Exclusive Resorts which provides that Exclusive Resorts members may purchase Inspirato subscriptions without paying an initiation fee. Inspirato then provides certain hospitality services to the Exclusive Resorts’ members that are also Inspirato’s subscribers and these subscribers can book vacations with Inspirato using such subscriber’s Exclusive Resorts annual dues. Exclusive Resorts pays Inspirato for Exclusive Resorts’ members usage of Inspirato’s benefits and services. In the years ended December 31, 2019, 2020 and 2021, balances due from Exclusive Resorts under these arrangements were approximately $720,769, $504,462 and $385,813, respectively.
Series E Preferred Unit Financing
In connection with the Series E Preferred Unit Financing in 2017, Inspirato entered into the Inspirato LLCA, the Amended and Restated Investor Rights Agreement, and the Amended and Restated Right of First Refusal and Co-Sale Agreement with certain members of Inspirato including BRM Ventures, LLC, Inspirato Investors LLC, KPCB Investment I, Inc., Inspirato Group, Inc., Millennium Finance Co. IX, L.P., Revolution Portico Holdings LLC, and W Capital Partners III IBC, Inc., each at least 5% holders of Inspirato’s units, Brent Handler, Inspirato’s Chief Executive Officer and member of Inspirato’s board of managers, Brad Handler, Inspirato’s Executive Chairman and member of Inspirato’s board of managers, and Handler Investments, L.P., which is affiliated with Brad Handler. Ted Schlein, a member of Inspirato’s board of managers, is affiliated with KPCB Investment I, Inc. Todd Chaffee, a member of Inspirato’s board of managers, is affiliated with Inspirato Group, Inc. John Sabin, a member of Inspirato’s board of managers, is affiliated with Revolution Portico Holdings LLC. Upon the completion of the Business Combination, the Inspirato LLCA was amended and restated.
The Amended and Restated Investor Rights Agreement
The Amended and Restated Investor Rights Agreement grants to certain Inspirato members, including Inspirato Investors LLC, KPCB Investment I, Inc., Inspirato Group, Inc., Millennium Finance Co. IX, L.P., Revolution Portico Holdings LLC, and W Capital Partners III IBC, Inc., each at least 5% holders of Inspirato’s units, and Brent L. Handler Revocable Trust, an entity affiliated with Brent Handler, Inspirato’s Chief Executive Officer and member of Inspirato’s board of managers, HFIN 2020 Trust and Handler Children’s Remainder Trust, entities affiliated with Brad Handler, Executive Chairman and member of Inspirato’s board of managers, registration rights with respect to the registrable securities held by such member, and grants to BRM Ventures, LLC and Revolution Portico Holdings LLC pre-emptive rights over new equity issuances, and information rights. Upon the completion of the Business Combination, the Amended and Restated Investor Rights Agreement terminated.
The Amended and Restated Right of First Refusal and Co-Sale Agreement
The Amended and Restated Right of First Refusal and Co-Sale Agreement provided for Inspirato or its designees rights of first refusal, co-sale and drag-along rights in respect of sales of units by certain members including, BRM Ventures, LLC, Inspirato Investors LLC, KPCB Investment I, Inc., Inspirato Group, Inc., Millennium Finance Co. IX, L.P., Revolution Portico Holdings LLC, and W Capital Partners III IBC, Inc., each at least 5% holders of Inspirato’s units, and Brent Handler, Brent L. Handler Revocable Trust, an entity affiliated with Brent Handler, Inspirato’s Chief Executive Officer and member of Inspirato’s board of managers, Brad Handler, HFIN 2020 Trust and Handler Children’s Remainder Trust, entities affiliated with Brad Handler, Executive Chairman and member of Inspirato’s board of managers. Upon the completion of the Business Combination, the Amended and Restated Right of First Refusal and Co-Sale Agreement terminated.

Guarantee of Surety Bonds
Inspirato’s merchant services agreement with American Express Travel Related Services Company, Inc. requires Inspirato to maintain a reserve of $20,000,000, which Inspirato satisfied by means of a surety bond. The bond surety company required an additional indemnification for issuance of the bond. Inspirato had a reimbursement agreement with each of Brent Handler, Inspirato’s Chief Executive Officer and member of Inspirato’s board of managers, and Brad Handler, Inspirato’s Executive Chairman and member of Inspirato’s board of managers, from March 2018 to September 2019 under which Inspirato agreed to reimburse Messrs. Handler and Handler for indemnification payments made to the bond surety company and paid to Brent Handler and Brad Handler an aggregate of approximately $118,000 and $162,000, respectively, for each of their personal indemnification obligations to the bond surety company. Such amounts were computed as 7% per annum of the indemnified amount.
PIPE Investment
In connection with the Business Combination Agreement, certain PIPE Subscribers entered into Subscription Agreements with Thayer, pursuant to which the PIPE Subscribers subscribed for shares of Thayer Class A Common Stock in connection with the PIPE. Brent Handler Revocable Trust, an entity affiliated with Brent Handler, Inspirato’s Chief Executive Officer and a member of its board of managers, purchased 1.0 million shares of Thayer Class A Common Stock, Brad Handler, Inspirato’s Executive Chairman and a member of its board of managers, purchased 395,000 shares of Thayer Class A Common Stock, Elk Sierra, LLC, an entity affiliated with Scot Sellers, a member of Inspirato’s board of managers, purchased 84,432 shares of Thayer Class A Common Stock, and David Kallery, Inspirato’s President, purchased 25,000 shares of Thayer Class A Common Stock, each pursuant to a Subscription Agreement on substantially the same terms and conditions as the other PIPE Subscribers. KPCB Holdings, Inc., an entity affiliated with KPCB Investment I, Inc., which beneficently owns more than 5% of the outstanding shares of the Company’s Common Stock after the Business Combination, purchased 611,250 shares of Thayer Class A Common Stock, Institutional Venture Partners XIII, L.P., an entity affiliated with Inspirato Group, Inc. (IVP), which beneficently owns more than 5% of the outstanding shares of the Company’s Common Stock after the Business Combination, purchased 570,000 shares of Thayer Class A Common Stock, Alps Investment Holdings LLC, an entity affiliated with Revolution Portico LLC, which beneficently owns more than 5% of the outstanding shares of the Company’s Common Stock after the Business Combination, purchased 500,000 shares of Thayer Class A Common Stock, and W Capital Partners III, L.P., an entity affiliated with W Capital Partners III IBC, Inc., which beneficently owns more than 5% of the outstanding shares of the Company’s Common Stock after the Business Combination, purchased 395,155 shares of Thayer Class A Common Stock, each pursuant to a Subscription Agreement on substantially the same terms and conditions as the other PIPE Subscribers.
Lease Transactions
In June 2021, Inspirato’s board of managers approved a transaction whereby Brent Handler, Inspirato’s Chief Executive Officer and member of Inspirato’s board of managers, and Brad Handler, Inspirato’s Executive Chairman and member of Inspirato’s board of managers, who have each agreed to acquire a condominium from a third-party developer in Charleston, South Carolina and have agreed to lease these condominiums to Inspirato. Construction of the properties is expected to be completed in approximately 14-18 months and upon issuance of the certificates of occupancy, Brent and Brad Handler have agreed to purchase the properties. Inspirato expects to enter into lease agreements with each of Brad and Brent Handler on terms substantially similar to other landlords on Inspirato’s standard lease. Monthly payments under the lease agreements are expected to be approximately $13,000 for each property. Inspirato expects to make monthly payments of approximately $2,500 and $2,400 to Brent Handler and Brad Handler, respectively, through the construction completion date, but not to exceed 36 months, to offset upfront investment costs. Such monthly amounts were computed at 5.5% of the 20% upfront deposit to be paid annually.
Employment Agreements
Inspirato has entered into employment agreements and offer letter agreements with certain of its executive officers. See the section entitled “Executive Compensation — Named Executive Officer Employment Arrangements” and the following description of Inspirato’s employment agreements with Brad Handler.

For 2021, Brad Handler was paid $180,000 of salary with an expected bonus to be paid of $100,000. For 2020, Mr. Handler was paid $172,000 of salary with no cash incentive compensation, and he was granted 7,453 profits interests with an aggregate grant date fair value of $112,610. In September 2021, Inspirato entered into an employment agreement with Mr. Handler as executive chairman that provides for an annual base salary, eligibility to receive an annual target bonus, eligibility to participate in employee benefit or group insurance plans maintained from time to time by Inspirato, and certain travel benefits with Inspirato on terms consistent with those that have been in place since 2014. Additionally, Mr. Handler’s employment agreement provides for an initial grant of restricted stock units following the Closing with a number of shares determined to have a value of $6,250,000 based on the price per share of Class A Common Stock as of the Closing, vesting in sixteen equal quarterly installments. Effective on the Closing, Mr. Handler’s base annual salary is $257,500 and his annual target bonus is 37.5% of his base annual salary. Mr. Handler’s employment agreement provides for severance protection the same terms as those provided for Mr. Brent Handler in the section entitled “Executive Compensation — Potential Payments on Termination or Change in Control.”
Indemnification Agreements
Inspirato has entered into indemnification agreements with its executive officers and members of its board of managers. The indemnification agreements require Inspirato to indemnify its executive officers and members of its board of managers to the fullest extent permitted by Delaware law. Following the Business Combination, these agreements were replaced with new indemnification agreements for each post-Closing director and executive officer of Inspirato. For additional information, see “Management — Limitation on Liability and Indemnification of Directors and Officers.”
Policy for Approval of Related Party Transactions
The audit committee of our board of directors has adopted a charter, providing for the review, approval and/or ratification of “related party transactions,” which are those transactions required to be disclosed pursuant to Item 404 of Regulation S-K as promulgated by the SEC, by the audit committee. At its meetings, the audit committee shall be provided with the details of each new, existing, or proposed related party transaction, including the terms of the transaction, any contractual restrictions that the company has already committed to, the business purpose of the transaction, and the benefits of the transaction to the company and to the relevant related party. Any member of the committee who has an interest in the related party transaction under review by the committee shall abstain from voting on the approval of the related party transaction, but may, if so requested by the chairman of the committee, participate in some or all of the committee’s discussions of the related party transaction. Upon completion of its review of the related party transaction, the committee may determine to permit or to prohibit the related party transaction.
Director Independence
Please see the section titled “Management — Director Independence” and “Management — Board Committees” for information regarding the independence of the board of directors and the committees of the board of directors.

MANAGEMENT
Executive Officers and Directors
The following table sets forth the names, ages, and positions of our executive officers and directors as of the date of this prospectus:
Name	Age	Position
Executive Officers
Brent Handler	53	Chief Executive Officer and Director
Brad Handler(3)	54	Executive Chairman and Director
David Kallery	57	President
Web Neighbor	44	Chief Financial Officer
Non-Employee Directors
Michael Armstrong(1)(2)	49	Director
Eric Grosse(1)(2)	53	Director
Ann Payne(1)(3)	63	Director
Scot Sellers(2)(3)	65	Director

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

(3)
Member of the Nominating and Corporate Governance Committee.

Executive Officers
Brent Handler is a co-founder of Inspirato and has served as our Chief Executive Officer and on our Board since February 2022. He has also served as the Chief Executive Officer of Inspirato LLC and as a member of its Board of Managers since January 2010. Before co-founding Inspirato, Mr. Handler co-founded Exclusive Resorts and served as its President from 2002 to 2009. Mr. Handler holds a B.S. in Business from the University of Colorado, Boulder.
We believe Mr. Handler is qualified to serve as a member of the Board due to the perspective and experience he brings from decades of experience in the travel industry and leadership of Inspirato over the last ten years.
Brad Handler is a co-founder of Inspirato and has served as our Executive Chairman and on our Board since February 2022. He has also served as the Executive Chairman or Inspirato LLC and as a member of its Board of Managers since January 2010. Before co-founding Inspirato, Mr. Handler co-founded Exclusive Resorts and from 2002 to 2009 served in roles including Chairman and Chief Executive Officer. Mr. Handler holds a B.A. in history, from the University of Pennsylvania, a B.S.E in Economics with a concentration in Decision Science from the University of Pennsylvania and a J.D. from the University of Virginia School of Law.
We believe Mr. Handler is qualified to serve as a member of the Board due to the perspective and experience he brings from decades of experience in the travel industry and leadership of Inspirato over the last ten years.
David Kallery has served as our President since February 2022 and has served as the President of Inspirato LLC since March 2013. Mr. Kallery previously served as Inspirato LLC’s Chief Customer Officer from November 2012 to March 2013. Before joining Inspirato, Mr. Kallery served in a variety of senior executive roles at Exclusive Resorts from December 2004 to March 2012, including Chief Operating Officer and Senior Vice President of Sales and Marketing. Prior to that, Mr. Kallery served as Chief Operating Officer at Digital Foundry, Chief Operating Officer at PurpleTie, Vice President for Product and Operations at Visa (NYSE:V), and Director of Market Strategy at United Parcel Services (NYSE: UPS).

Web Neighbor has served as our Chief Financial Officer since February 2022 and has served as the Chief Financial Officer of Inspirato LLC since November 2020. Before joining Inspirato, Mr. Neighbor was a private investor and independent consultant from April 2016 through November 2020. Prior to that, Mr. Neighbor served as Executive Vice President of Strategic Initiatives of the Irvine Company, a real estate development and investment company, from 2013 to March 2016 and as Chief Financial Officer and Treasurer of Archstone, a Real Estate Investment Trust, from 2012 to 2013. Prior to that, Mr. Neighbor was a Senior Vice President at Lehman Brothers. Mr. Neighbor holds a B.S. in Civil Engineering from Oregon State University and an M.B.A. from the University of North Carolina where he was awarded a Kenan-Flagler Fellowship and a Leonard Wood Fellowship.
Non-Employee Directors
Michael Armstrong has served on our Board since February 2022. He has also been the Executive Vice President, Worldwide Television Licensing & Operations at ViacomCBS Global Distribution Group (Nasdaq:VIAC), a leading global media and entertainment company since August 2018. He spent most of his career at ViacomCBS developing and launching revenue generating media brands around the world. He is a global media expert and business development and operations executive. Mr. Armstrong previously served as General Manager of BET Networks (A division of ViacomCBS) from July 2017 to August 2018 and launched and led the BET Networks International division for over 11 years. He was also Executive Vice President and General Manager, Revenue & Emerging Brands at Viacom International Media Networks from December 2014 to July 2017. Mr. Armstrong has served as an Independent Director of Canada Goose (NYSE:GOOS, TSX:GOOS) since January 2021. Mr. Armstrong is on the board of non-profit audio journalism company PRX and is a member of the Board of Trustees at his alma mater, Hampton University. He previously chaired the boards of Dance Theatre of Harlem and National Association of Multi-Ethnicity in Communications (NAMIC). Mr. Armstrong is also a member of the International Academy of Television Arts & Sciences. He holds a B.S. from Hampton University and an M.B.A. from the University of Chicago, Booth School of Business, where he was honored in 2012 with the Distinguished Young Alumni Award.
We believe Mr. Armstrong is qualified to serve on the Board because of his strong executive and business operations skills.
Eric Grosse has served on our Board since February 2022. He has also been President of Suki AI, technology and services company that uses artificial intelligence and machine learning to deliver voice powered digital assistant solutions to physicians since November 2021. From October 2020 to October 2021, Mr. Grosse served as an advisor to a number of Bay Area technology companies. Mr. Grosse also co-founded Chairish, an online vintage furniture, and home accessories marketplace, in 2012 and rotated between the Chief Executive Officer, President and Chief Financial Officer roles from December 2012 and October 2020. From June 2012 to November 2012 he was an Executive in Residence at Matrix Partners, a venture capital firm. From October 2011 through June 2012, Mr. Grosse was Chief Executive Officer of TaskRabbit, Inc., an online marketplace that connects freelance labor with local demand. Mr. Grosse also served as President of Expedia Worldwide, part of Expedia Group Inc (NASDAQ: EXPE), an online travel company, from October 2008 through October 2010. Prior to Expedia Worldwide, Mr. Grosse Co-Founded Hotwire, Inc., an online travel company, in 2000 and held a number of senior executive positions before serving as President from January 2006 through October 2008. Mr. Grosse started his career in the Mergers & Acquisitions department of Morgan Stanley (NYSE: MS), and also spent time as a Research Analyst with DMG Technology Group, where he helped lead the Amazon.com IPO. Mr. Grosse holds a B.A. from Williams College and a M.B.A. from Harvard Business School.
We believe that Mr. Grosse is qualified to serve on the Board because of his extensive experience in the consumer technology and hospitality industries.
Ann Payne has served on our Board since February 2022. She previously served as an Audit Partner at PricewaterhouseCoopers LLP (“PwC”), a global accounting firm, from 1993 until her retirement in June 2019 and continued as a consultant until June 2020, where she gained expertise in auditing and accounting for IPOs, equity and debt financings, and mergers and acquisitions. At PwC, Ms. Payne provided professional services to domestic and international public and private corporations in the leisure, healthcare, and transportation sectors; led PwC’s first US based Audit outsourcing center from its opening to its maturity;

and provided support services for PwC’s Audit Practice’s National Quality Office. Ms. Payne currently holds leadership roles on several non-profit boards. Since September 2020, Ms. Payne has served as Chairman of the Foundation Board for St. Thomas Aquinas High School. Since September 1980, Ms. Payne has been involved with and currently serves as the Treasurer and Board Member for Jack & Jill Children’s Center. Since January 1981, Ms. Payne has been a member of the Junior League of Greater Fort Lauderdale where she held numerous positions including President. Ms. Payne has been a member of the National Association of Corporate Directors since 2019 and served on the Board of Governors for the Florida Institute of Certified Public Accountants from 2003 to 2007. She is a Certified Public Accountant in the state of Florida. Ms. Payne holds a B.S., summa cum laude, from Barry University, where she was honored in 2001 by the Alumni Association with a Professional Achievement Award. She also attended Yale University’s Women on Boards Program and earned a Scholar Certificate from the Kellogg School of Management’s Executive Education Program. She earned a CERT — Certificate in Cybersecurity Oversight from Carnegie Mellon University, earned a Certificate from the University of South Florida’s Diversity, Equity, and Inclusion in the Workplace Program, and completed the National Association of Corporate Directors’ Virtual Director Professionalism Program.
We believe that Ms. Payne is qualified to serve on the Board because of her extensive experience in auditing and accounting, along with her financial expertise.
Scot Sellers has served on our Board since February 2022 and has served as a member of Inspirato LLC’s Board of Managers since November 2011. From January 1993 through February 2013, Mr. Sellers served in various roles at Archstone, a real estate investment trust and member of the S&P 500, and its predecessor companies, including Chairman and Chief Executive Officer. Mr. Sellers has served on the board of directors of Howard Hughes Corporation (NYSE:HHC) since November 2010, and also serves on the boards of directors of the Irvine Company and Milhaus LLC. Mr. Sellers holds a B.S. from Lewis & Clark College and an M.B.A. from Stanford University, where he graduated as an Arjay Miller Scholar.
We believe that Mr. Sellers is qualified to serve on the Board because of his extensive experience in the real estate industry.
Family Relationships
Brent Handler and Brad Handler are brothers and co-founded Inspirato.
Director Independence
Our Board has determined that each of the directors on our Board other than Mr. Brent Handler and Mr. Brad Handler, will qualify as “independent directors,” as defined under the rules of Nasdaq, and our Board will consist of a majority of “independent directors,” as defined under the rules of the SEC and Nasdaq relating to director independence requirements. In addition, we are subject to the rules of the SEC and Nasdaq relating to the membership, qualifications, and operations of the audit committee, as discussed below.
Role of the Board in Risk Oversight/Risk Committee
One of the key functions of our Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, (i) our Board is responsible for monitoring and assessing major risks facing the Company, (ii) our Board oversees risks relating to financial matters, financial reporting and auditing, and (iii) the compensation committee of our Board oversees risks relating to the design and implementation of the Company’s compensation policies and procedures.
Board Committees
Our Board has three standing committees — an audit committee, a compensation committee, and a nominating and corporate governance committee. Copies of the charters for each committee are available on the Company’s website.

Audit Committee
Our audit committee consists of Michael Armstrong, Eric Grosse, and Ann Payne. The Board has determined that each of the members of the audit committee satisfies the independence requirements of Nasdaq and Rule 10A-3 under the Exchange Act and is able to read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, the Board examined each audit committee member’s scope of experience, the nature of their prior and/or current employment and all other factors determined to be relevant under the rules and regulations of Nasdaq and the SEC.
Ms. Payne serves as the chair of the audit committee. The Board determined that Ms. Payne qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of Nasdaq rules. In making this determination, the Board considered formal education and previous professional experience in financial roles. Both the Company’s independent registered public accounting firm and management will periodically meet privately with our audit committee.
The functions of the audit committee include, among other things:
•
evaluating the performance, independence and qualifications of the Company’s independent auditors and determining whether to retain the Company’s existing independent auditors or engage new independent auditors;

•
reviewing the Company’s financial reporting processes and disclosure controls;

•
reviewing and approving the engagement of the Company’s independent auditors to perform audit services and any permissible non-audit services;

•
reviewing the quality and adequacy of the Company’s internal control policies and procedures, including the responsibilities, budget and staffing of the Company’s internal audit function;

•
reviewing with the independent auditors, and internal audit department, if applicable, the annual audit plan;

•
obtaining and reviewing at least annually a report by the Company’s independent auditors describing the independent auditors’ internal quality control procedures, issues raised by the most recent internal quality-control review and all relationships between the independent auditor and the Company, if any;

•
monitoring the rotation of the lead partner of the Company’s independent auditor on the Company’s engagement team as required by law;

•
prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of the Company’s independent auditor;

•
reviewing the Company’s annual and quarterly financial statements and reports, including the disclosures contained in “Inspirato’ Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with the Company’s independent auditors and management;

•
reviewing with Company’s independent auditors and management significant issues in internal audit reports and responses by management;

•
reviewing with management and the Company’s auditors any earnings press releases and other public announcements;

•
establishing and overseeing procedures for the receipt, retention and treatment of complaints received by the Company’s regarding accounting, internal accounting controls or auditing matters;

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preparing the report that the SEC requires in our annual proxy statement;

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reviewing and providing oversight of any related party transactions in accordance with our related party transaction policy and reviewing and monitoring compliance with legal, regulatory and ethical responsibilities;

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reviewing the Company’s major financial risk exposures; and

•
reviewing and evaluating on an annual basis the performance of the audit committee and the audit committee charter.

The composition and function of the audit committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC rules and regulations. We will comply with future requirements to the extent they become applicable to us.
Compensation Committee
Our compensation committee consists of Michael Armstrong, Eric Grosse and Scot Sellers. The Board determined that each of the members of the compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and satisfies the independence requirements of Nasdaq. Mr. Armstrong serves as the chair of the compensation committee.
The functions of the committee include, among other things:
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reviewing and approving the corporate goals and objectives that pertain to the determination of executive compensation;

•
reviewing and approving the compensation and other terms of employment of our executive officers;

•
making recommendations to the Board regarding the adoption or amendment of equity and cash incentive plans and approving amendments to such plans to the extent authorized by the Board;

•
reviewing and making recommendations to the Board regarding the type and amount of compensation to be paid or awarded to the non-employee board members;

•
reviewing and establishing stock ownership guidelines for executive officers and non-employee board members;

•
reviewing and assessing the independence of compensation consultants, independent legal counsel and other advisors as required by Section 10C of the Exchange Act;

•
administering our equity incentive plans, to the extent such authority is delegated by the Board;

•
reviewing and approving the terms of any employment agreements, severance arrangements, transition or consulting agreements, retirement agreements and change-in-control agreements or provisions and any other material arrangements for our executive officers;

•
approving or recommending for approval the creation or revision of any clawback policy allowing the Company to recoup compensation paid to employees;

•
reviewing with management our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

•
preparing an annual report on executive compensation that the SEC requires in our annual proxy statement; and

•
reviewing and evaluating on an annual basis the performance of the compensation committee and recommending such changes as deemed necessary with the Board.

The composition and function of the compensation committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations. We will comply with future requirements to the extent they become applicable to us.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Brad Handler, Scot Sellers and Ann Payne. With the exception of Brad Handler who does not qualify as an independent director, all members of our nominating and corporate governance committee meet the requirements for independence under the listing standards of Nasdaq and SEC rules and regulations. Until our nominating and corporate governance committee is composed completely of independent directors, director nominees will either be selected, or recommended for the Board’s selection, by independent directors constituting a majority of our Board’s independent directors in a vote in which only independent directors participate.
Mr. Handler serves as the chair of our nominating and corporate governance committee. The functions of the nomination and corporate governance committee include, among other things:
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identifying, reviewing and making recommendations of candidates to serve on the Board;

•
evaluating the performance of the Board, committees of the Board and individual directors and determining whether continued service on the Board is appropriate;

•
evaluating nominations by stockholders of candidates for election to the Board;

•
evaluating the current size, composition and governance of the Board and its committees and making recommendations to the Board for approvals;

•
reviewing the Board’s leadership structure, including the separation of the Chairman and Chief Executive Officer roles and/or appointment of a lead independent director of the Board;

•
reviewing corporate governance policies and principles and recommending to the Board any changes to such policies and principles;

•
reviewing issues and developments related to corporate governance and identifying; and

•
reviewing periodically the nominating and corporate governance committee charter, structure and membership requirements and recommending any proposed changes to the Board, including undertaking an annual review of its own performance.

The composition and function of the nominating and corporate governance committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations. We will comply with future requirements to the extent they become applicable.
Compensation Committee Interlocks and Insider Participation
None of the members of our compensation committee has ever been an executive officer or employee of the Company. None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that serve as a member of the Board or compensation committee.
Limitation on Liability and Indemnification of Directors and Officers
Our Certificate of Incorporation limits our directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:
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for any transaction from which the director derives an improper personal benefit;

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for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•
for any unlawful payment of dividends or redemption of shares; or

•
for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the Company’s directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The DGCL and the Bylaws provide that the Company will, in certain situations, indemnify the Company’s directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.
In addition, we entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require that we will indemnify each of our directors, executive officers, and other key employees against any and all expenses incurred by such director, executive officer, or other key employee because of his or her status as one of our directors, executive officers, or other key employees, to the fullest extent permitted by Delaware law, our Certificate of Incorporation and our Bylaws. In addition, the indemnification agreements will provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors, executive officers, and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer, or key employee.
We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in our Certificate of Incorporation and our Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Code of Business Conduct and Ethics for Employees, Executive Officers, and Directors
Our Board adopted a code of business conduct and ethics, or Code of Conduct, applicable to all of our employees, executive officers and directors, as well as contractors, consultants and agents. The Code of Conduct is available on our website. Information contained on or accessible through our website is not a part of this prospectus. Our Board is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. Any waiver or modification of the Code of Conduct for the principal executive officer, principal financial officer, principal accounting officer, controller, or any other persons performing similar functions in the Company will be disclosed to stockholders if and as required by applicable law or Nasdaq rules.
Non-Employee Director Compensation
Our Board expects to review director compensation periodically to ensure that director compensation remains competitive such that we are able to recruit and retain qualified directors.
In April 2022, we adopted a compensation program for our non-employee directors that consists of annual retainer fees, a subscription to Inspirato Pass and long-term equity awards, or the “Outside Director Compensation Policy.” The Outside Director Compensation Policy was developed with input from an independent compensation consultant regarding practices and compensation levels at comparable companies. It is designed to attract, retain, and reward non-employee directors. Under the Outside Director Compensation Policy, each of our non-employee directors receives the cash and equity compensation for services described below. We will also continue to reimburse our non-employee directors for reasonable, customary, and documented travel expenses to Board or committee meetings.
The Outside Director Compensation Policy includes a maximum annual limit of $750,000 of cash retainers, a subscription to Inspirato Pass and fees and equity awards that may be paid, issued, or granted to a non-employee director in any fiscal year, increased to $1,500,000 in an individual’s first year of service as a non-employee director. Any cash compensation paid or equity awards granted to a person for their services as an employee, or for their services as a consultant (other than as a non-employee director), does not count for purposes of the limitation. For the purposes of the Outside Director Compensation Policy, the value of equity awards is determined in accordance with GAAP.
Cash Compensation
Each non-employee director will be paid, (i) a cash retainer of $40,000 per year and (ii) one subscription to Inspirato Pass with an aggregate value of $26,400 per year. There are no per meeting attendance fees for attending Board meetings or meetings of any committee of the Board.
Equity Compensation
On the effective date of the registration statement on Form S-8 covering the shares of our Class A Common Stock that will be subject to the 2021 Plan and on the first trading day following each annual meeting of the Company’s stockholders following the effective date of the Outside Director Compensation Policy, each non-employee director automatically will be granted an award of Restricted Stock Units (an “Annual Award”) covering a number of shares of Class A Common Stock having a value of $150,000; provided that the first Annual Award granted to an individual who first becomes a non-employee director following the effective date of the Outside Director Compensation Policy will have a value equal to the product of (A) $150,000 multiplied by (B) a fraction, (i) the numerator of which is the number of fully completed days between the Initial Start Date (as defined in the Outside Director Compensation Policy) and the date of the first annual meeting of the Company’s stockholders to occur after such individual first becomes a non-employee director, and (ii) the denominator of which is 365; and provided further that any resulting fraction shall be rounded down to the nearest whole Share. Each Annual Award will be scheduled to vest in full on the earlier of (i) the one-year anniversary of the grant date or (ii) the date of the next annual meeting of the Company’s stockholders following the grant date, in each case subject to the non-employee director continuing to be a non-employee director through the applicable vesting date.

EXECUTIVE COMPENSATION
Unless the context otherwise requires, any reference in this section of this prospectus to “Inspirato,” “we,” “us” or “our” refers to Inspirato LLC and its consolidated subsidiaries prior to the consummation of the Business Combination and to Inspirato and its consolidated subsidiaries following the Business Combination.
This section provides an overview of our executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.
For the year ended December 31, 2021, our named executive officers were:
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Brent Handler, our Chief Executive Officer;

•
David Kallery, our President; and

•
Web Neighbor, our Chief Financial Officer

Summary Compensation Table
The following table provides information regarding total compensation awarded to, earned by, and paid to our named executive officers for services rendered to us in all capacities for 2020 and 2021.
Name and Principal Position	Year	Salary	Bonus	Profits Interests(1)	All Other Compensation	Total
Brent Handler	2021	$460,000	$500,000	—	$31,040(2)	$991,040
Chief Executive Officer	2020	$438,000	—	$450,426	$32,250(3)	$920,676
David Kallery	2021	$440,000	$500,000	—	$37,500(4)	$977,500
President	2020	$419,000	$500,000	$2,522,049	$13,406(5)	$3,454,455
Web Neighbor	2021	$400,000	$200,000	—	$18,320(6)	$618,320
Chief Financial Officer	2020	$35,064(7)	$66,667	$961,581	$1,500(8)	$1,064,812

(1)
The amounts in the “Profits Interests” column reflect the aggregate grant date fair value of profits interests granted during 2020 or 2021 computed in accordance with FASB ASC Topic 718, rather than the amounts paid or realized by the named individual. No profits interest were granted in 2021.

(2)
The amount includes $1,500 for matching contributions under our 401(k) plan and $29,540 for personal use of travel benefits with Inspirato, estimated value charged to members, although such costs exceed the incremental cost to Inspirato of providing such benefits.

(3)
The amount includes $1,500 for matching contributions under our 401(k) plan and $30,750 for personal use of travel benefits with Inspirato, estimated value charged to members, although such costs exceed the incremental cost to Inspirato of providing such benefits.

(4)
The amount includes $1,500 for matching contributions under our 401(k) plan, and $36,000 for personal use of travel benefits with Inspirato, estimated value charged to members (although such costs exceed the incremental cost to Inspirato of providing such benefits), and the personal use of a club membership that is primarily maintained for business purposes.

(5)
The amount includes $1,500 for matching contributions under our 401(k) plan, personal use of travel benefits with Inspirato, estimated value charged to members (although such costs exceed the incremental cost to Inspirato of providing such benefits), and the personal use of a club membership that is primarily maintained for business purposes.

(6)
The amount includes $1,500 for matching contributions under our 401(k) plan and $16,820 for personal use of travel benefits with Inspirato and estimated value charged to members (although such costs exceed the incremental cost to Inspirato of providing such benefits).

(7)
The amount represents the amounts actually paid to Mr. Neighbor for the period from the commencement of his employment on November 30, 2020 through December 31, 2020.

(8)
The amount includes $1,500 for matching contributions under our 401(k) plan.

Outstanding Equity Awards as of December 31, 2021
The following table sets forth information regarding outstanding profits interests held by our named executive officers as of December 31, 2021. For additional information, please see below under the section titled “Executive Compensation — Employee Benefit and Stock Plans — Profits Interest Agreements.”
Name	Grant Date	Number of Unvested Profits Interests (#)	Threshold Price Per Profits Interest ($)
Brent Handler	8/11/2020	15,527(1)	$25.88
David Kallery	8/11/2020	10,846(2)	$25.88
	8/11/2020	1,706(3)	$25.88
Web Neighbor	12/01/2020	54,415(4)	$25.88

(1)
One forty-eighth (1/48th) of the original profits interest subject to the grant are scheduled to be released from the applicable forfeiture provision therein on each monthly anniversary of January 29, 2020, subject to Mr. Handler’s continuous service with Inspirato (or a subsidiary of Inspirato) through each applicable vesting date. Notwithstanding the foregoing, all outstanding profits interests will vest immediately prior to a “deemed liquidation event” (as defined in Inspirato’s operating agreement).

(2)
One forty-eighth (1/48th) of the original profits interest subject to the grant are scheduled to be released from the applicable forfeiture provision on each monthly anniversary of September 6, 2018, subject to Mr. Kallery’s continuous service with Inspirato (or a subsidiary of Inspirato) through each applicable vesting date. Notwithstanding the foregoing, all outstanding profits interests issued pursuant to the Kallery Interest will vest prior to a “deemed liquidation event” (as defined in Inspirato’s operating agreement).

(3)
One forty-eighth (1/48th) of the original profits interests subject to the grant are scheduled to be released from the applicable forfeiture provision on each monthly anniversary of August 11, 2021, subject to Mr. Kallery’s continuous service to Inspirato (or a subsidiary of Inspirato) through each applicable vesting date. Notwithstanding the foregoing, all outstanding profits interests will vest prior to a “deemed liquidation event” (as defined in Inspirato’s operating agreement). This profits interest was amended on August 6, 2021 to provide that an aggregate of 105,665 profits interests had been released from forfeiture as of that date with the remaining profits interests vesting in equal installments over the next 4 quarters.

(4)
The profits interests are scheduled to be released from the applicable forfeiture provision in two equal tranches, referred to respectively as the “Initial Neighbor Interest” and the “Delayed Neighbor Interest.” Twenty-five percent (25%) of the profits interests comprising the Initial Neighbor Interest are scheduled to be released from the forfeiture provision therein on the first anniversary of November 30, 2020, and one forty-eighth (1/48th) of such profits interests are scheduled to vest each month thereafter, subject to Mr. Neighbor’s continuous service with Inspirato (or a subsidiary of Inspirato) through each applicable vesting date. One forty-eighth (1/48th) of the profits interests subject to the Delayed Neighbor Interest are scheduled to be released from the forfeiture provision therein each month following the first anniversary of November 30, 2020 subject to Mr. Neighbor’s continuous service with Inspirato (or a subsidiary of Inspirato) through each applicable vesting date. Notwithstanding the foregoing, upon the occurrence of a “deemed liquidation event” (as defined in Inspirato’s operating agreement) prior to November 30, 2021, all outstanding profits interests subject to the Initial Neighbor Interest will immediately vest and all outstanding profits interests subject to the Delayed Neighbor Interest will continue to vest, as described above. Upon the occurrence of a deemed liquidation event which occurs after November 30, 2021, all outstanding profits interests subject to the Initial Neighbor Interest and the Delayed Neighbor Interest will immediately vest.

Named Executive Officer Employment Arrangements
We have entered into employment agreements setting forth the terms and conditions of employment for each of our named executive officers, as described below. These agreements provide for at-will employment. In addition, each of our named executive officers have executed our standard form of proprietary rights and invention assignment agreement.

Brent Handler
In September 2021, we entered into an employment agreement with Brent Handler, our chief executive officer, effective as of the Closing. Mr. Handler’s employment agreement provides for an annual base salary, eligibility to receive an annual target bonus, eligibility to participate in employee benefit or group insurance plans maintained from time to time by us, and certain travel benefits with us on terms consistent with those that have been in place since 2014. Additionally, Mr. Handler’s employment agreement provides for an initial grant of restricted stock units following the Closing with a number of shares determined to have a value of $12,500,000 based on the price per share of our Class A Common Stock as of the Closing, vesting in sixteen equal quarterly installments. Effective on the Closing, Mr. Handler’s base annual salary is $515,000 and his annual target bonus is 75% of his base annual salary.
David Kallery
In September 2021, we entered into an employment agreement with David Kallery, our President, effective as of the Closing. Mr. Kallery’s employment agreement provides for an annual base salary, eligibility to receive an annual target bonus, eligibility to participate in employee benefit or group insurance plans maintained from time to time by us, and certain travel benefits with us on terms no less favorable than those provided to similarly situated executives. Additionally, Mr. Kallery’s employment agreement provides for an initial grant of an annual equity award in 2022 with a target value of $1,575,000, that Mr. Kallery will be considered for annual equity awards in each subsequent year, that the size and structure of any annual equity award granted to Mr. Kallery will be established at the time of grant by our compensation committee, and, unless determined otherwise at the time of grant by our compensation committee, the service-based portion of any annual equity award granted to Mr. Kallery will vest in sixteen equal quarterly installments. Effective on the Closing, Mr. Kallery’s base annual salary is $475,000 and his annual target bonus is 50% of his base annual salary.
Web Neighbor
In September 2021, we entered into an employment agreement with Web Neighbor, our Chief Financial Officer, effective as of the Closing. Mr. Neighbor’s employment agreement provides for an annual base salary, eligibility to receive an annual target bonus, eligibility to participate in employee benefit or group insurance plans maintained from time to time by us, and certain travel benefits with us on terms no less favorable than those provided to similarly situated executives. Additionally, Mr. Neighbor’s employment agreement provides for an initial grant of an annual equity award in 2022 with a target value of $1,575,000, that Mr. Neighbor will be considered for annual equity awards in each subsequent year, that the size and structure of any annual equity award granted to Mr. Neighbor will be established at the time of grant by the Company’s compensation committee, and, unless determined otherwise at the time of grant by the Company’s compensation committee, the service-based portion of any annual equity award granted to Mr. Neighbor will vest in sixteen equal quarterly installments. Effective on the Closing, Mr. Neighbor’s base annual salary is $450,000 and his annual target bonus is 50% of his base annual salary.
Potential Payments upon Termination or Change in Control
Brent Handler
Under the terms of his employment agreement, if Mr. Handler’s employment is terminated by us without cause or by Mr. Handler for good reason (as such terms are defined in Mr. Handler’s employment agreement), then Mr. Handler will become eligible to receive the following benefits if he timely signs and does not revoke a release of claims in our favor and complies with his continuing restrictive covenant obligations, or the continuing obligations:
•
a lump-sum payment, less applicable withholdings, equal to the sum of 24 months of his annual base salary as in effect immediately prior to such qualifying termination;

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a lump sum payment, less applicable withholdings, equal to the sum of (i) any incentive compensation determined to have been earned in respect of the year preceding the year of termination but not yet paid, and (ii) 200% of his annual bonus as in effect immediately prior to the date of such qualifying termination, prorated based on the number of complete months of service provided to the Company in the year of termination;
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a monthly payment, less applicable withholdings, equal to the estimated cost of premiums for coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, for Mr. Handler and his eligible dependents, if any, for 24 months;

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100% accelerated vesting and exercisability (as applicable) of all outstanding time-based equity awards and extension of the post-termination exercise period for any stock options will be extended for 2 years after the termination of employment; and

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Continuation of his entitlement to Inspirato travel benefits.

David Kallery
Under the terms of his employment agreement, if Mr. Kallery’s employment is terminated by us without cause or by Mr. Kallery for good reason (as such terms are defined in Mr. Kallery’s employment agreement), then Mr. Kallery will become eligible to receive the following benefits if he timely signs and does not revoke a release of claims in our favor and complies with his continuing restrictive covenant obligations, or the continuing obligations:
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an amount equal to the sum of 24 months of his annual base salary as in effect immediately prior to such qualifying termination, payable bi-monthly over 24 months in substantially equal installments, less applicable withholdings;

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an amount equal to the sum of (i) any incentive compensation determined to have been earned in respect of the year preceding the year of termination but not yet paid, and (ii) 200% of his annual bonus as in effect immediately prior to the date of such qualifying termination, payable bi-monthly over 24 months in substantially equal installments, less applicable withholdings;

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subject to Mr. Kallery’s copayment of premium amounts at the applicable active employees’ rate and Mr. Kallery’s proper election to receive benefits under COBRA, pay to the group health plan provider, the COBRA provider or Mr. Kallery a monthly payment, for up to 24 months, equal to the monthly employer contribution that Inspirato would have made to provide health insurance to Mr. Kallery if Mr. Kallery had remained employed by Inspirato during such period; and

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the post-termination exercise period for any stock options will be extended for up to one year after the termination of employment, and (i) if a change in control (as such term is defined in Mr. Kallery’s employment agreement), occurs prior to, concurrent with, or within three months following Mr. Kallery’s date of termination, 100% accelerated vesting and exercisability (as applicable) of all outstanding time-based equity awards, or (ii) if a change in control has not or does not occur in the circumstances described in (i), 50% accelerated vesting and exercisability (as applicable) of all outstanding time-based equity awards.

Web Neighbor
Under the terms of his employment agreement, if Mr. Neighbor’s employment is terminated by us without cause or by Mr. Neighbor for good reason (as such terms are defined in Mr. Neighbor’s employment agreement), then Mr. Neighbor will become eligible to receive the following benefits if he timely signs and does not revoke a release of claims in our favor and complies with his continuing restrictive covenant obligations, or the continuing obligations:
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an amount equal to the sum of 24 months of his annual base salary as in effect immediately prior to such qualifying termination, payable bi-monthly over 24 months in substantially equal installments, less applicable withholdings;

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an amount equal to the sum of (i) any incentive compensation determined to have been earned in respect of the year preceding the year of termination but not yet paid, and (ii) 200% of his annual bonus as in effect immediately prior to the date of such qualifying termination, payable bi-monthly over 24 months in substantially equal installments, less applicable withholdings;

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subject to Mr. Neighbor’s copayment of premium amounts at the applicable active employees’ rate and Mr. Neighbor’s proper election to receive benefits under COBRA, pay to the group health plan provider, the COBRA provider or Mr. Neighbor a monthly payment, for up to 24 months, equal to the monthly employer contribution that we would have made to provide health insurance to Mr. Neighbor if Mr. Neighbor had remained employed by us during such period; and

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the post-termination exercise period for any stock options will be extended for up to one year after the termination of employment, and (i) if a change in control (as such term is defined in Mr. Neighbor’s employment agreement), occurs prior to, concurrent with, or within three months following Mr. Neighbor’s date of termination, 100% accelerated vesting and exercisability (as applicable) of all outstanding time-based equity awards, or (ii) if a change in control has not or does not occur in the circumstances described in (i), 50% accelerated vesting and exercisability (as applicable) of all outstanding time-based equity awards.

Employee Benefit and Stock Plans
Employee Incentive Compensation Plan
In connection with the Closing, our Board approved and ratified the Employee Plan, or Master Bonus Plan. The Master Bonus Plan is effective with respect to incentive compensation paid for 2021 and each of our named executive officers will participate in the Master Bonus Plan.
Unless and until the Board determines otherwise, our compensation committee administers the Master Bonus Plan. The Master Bonus Plan allows the administrator to provide awards to employees selected for participation, who may include our named executive officers, which awards may be based upon performance goals established by the administrator. The administrator, in its sole discretion, may establish a target award for each participant under the Master Bonus Plan, which may be expressed as a percentage of the participant’s average annual base salary for the applicable performance period, a fixed dollar amount, or such other amount or based on such other formula as the administrator determines to be appropriate.
Under the Master Bonus Plan, the administrator determines the performance goals, if any, applicable to any target award (or portion thereof) for a performance period, which may include, without limitation, goals related to: attainment of research and development milestones; sales bookings; business divestitures and acquisitions; capital raising; cash flow; cash position; contract awards or backlog; corporate transactions; customer renewals; customer retention rates from an acquired company, subsidiary, business unit or division; earnings (which may include any calculation of earnings, including but not limited to earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation and amortization and net taxes); earnings per share; expenses; financial milestones; gross margin; growth in stockholder value relative to the moving average of the S&P 500 Index or another index; internal rate of return; leadership development or succession planning; license or research collaboration arrangements; market share; net income; net profit; net sales; new product or business development; new product invention or innovation; number of customers; operating cash flow; operating expenses; operating income; operating margin; overhead or other expense reduction; patents; procurement; product defect measures; product release timelines; productivity; profit; regulatory milestones or regulatory-related goals; retained earnings; return on assets; return on capital; return on equity; return on investment; return on sales; revenue; revenue growth; sales results; sales growth; savings; stock price; time to market; total stockholder return; working capital; unadjusted or adjusted actual contract value; unadjusted or adjusted total contract value; and individual objectives such as peer reviews or other subjective or objective criteria. As determined by the administrator, the performance goals may be based on GAAP or non-GAAP results and any actual results may be adjusted by the administrator for onetime items or unbudgeted or unexpected items and/or payments of awards under the Master Bonus Plan when determining whether the performance goals have been met. The performance goals may be based on any factors the administrator determines relevant, including without limitation on an individual, divisional, portfolio, project, business unit, segment or company-wide basis. Any criteria used may be measured on such basis as the administrator determines, including without limitation: (a) in absolute terms, (b) in combination with another performance goal or goals (for example, but not by way of limitation, as a ratio or matrix), (c) in relative terms (including, but not limited to, results for other periods, passage of time and/or against another company or companies or an index or indices), (d) on a per-share basis, (e) against our performance as a whole or a segment and/or (f) on a pre-tax or after-tax basis. The performance goals may differ from participant to participant and from award to award. Failure to meet the applicable performance goals will result in a failure to earn the target award, subject to the administrator’s discretion to modify an award. The administrator also may determine that a target award (or portion thereof) will not have a performance goal associated with it but instead will be granted (if at all) as determined by the administrator.
The administrator may, in its sole discretion and at any time, increase, reduce or eliminate a participant’s actual award, and/or increase, reduce or eliminate the amount allocated to the bonus pool for a particular performance period. The actual award may be below, at or above a participant’s target award, in the administrator’s discretion. The administrator may determine the amount of any increase, reduction, or elimination on the basis of such factors as it deems relevant, and it is not required to establish any allocation or weighting with respect to the factors it considers.
Actual awards under the Master Bonus Plan generally will be paid in cash (or its equivalent) in a single lump sum only after they are earned and approved by the administrator, provided that the administrator reserves the right, in its sole discretion, to settle an actual award with a grant of an equity award with such terms and conditions, including vesting requirements, as determined by the administrator in its sole discretion. Unless otherwise determined by administrator, to earn an actual award, a participant must be employed by us (or one of our affiliates, as applicable) through the date the bonus is paid. Payment of bonuses occurs as soon as administratively practicable after the end of the applicable performance period, but in no case after the later of (i) the 15th day of the third month of the fiscal year immediately following the fiscal year in which the bonuses vest and (ii) March 15 of the calendar year immediately following the calendar year in which the bonuses are no longer subject to substantial risk of forfeiture.
Awards under the Master Bonus Plan are subject to reduction, cancellation, forfeiture, or recoupment in accordance with any clawback policy that we adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable laws. In addition, the administrator may impose such other clawback, recovery or recoupment provisions with respect to an award under the Master Bonus Plan as the administrator determines necessary or appropriate, including without limitation a reacquisition right in respect of previously acquired cash, stock, or other property provided with respect to an award.
The administrator has the authority to amend or terminate the Master Bonus Plan. However, such action may not materially alter or materially impair the existing rights of any participant with respect to any earned bonus without the participant’s consent. The Master Bonus Plan will remain in effect until terminated in accordance with the terms of the Master Bonus Plan.
2021 Equity Incentive Plan
The following paragraphs provide a summary of the principal features of the 2021 Plan and its operation. However, this summary is not a complete description of all of the provisions of the 2021 Plan and is qualified in its entirety by the specific language of the 2021 Plan.
Purposes of the 2021 Plan
The purposes of the 2021 Plan are to attract and retain personnel for positions with us, any parent or subsidiary, and any entity that is in control of, is controlled by or is under common control with us (such entities are referred to herein as the company group); to provide additional incentive to employees, directors, and consultants; and to promote the success of our business. These incentives will be provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, and performance awards as the administrator of the 2021 Plan may determine.
Eligibility
The 2021 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Code, to the Company’s employees and any parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights, performance units and performance shares to employees, directors and consultants of the Company and the company group. As of March 15, 2022, we have 4 non-employee directors and approximately 809 employees (including employee directors).
Authorized Shares
Subject to the adjustment provisions contained in the 2021 Plan and the evergreen provision described below, the maximum number of shares of our Class A Common Stock that may be issued pursuant to awards under the 2021 Plan is (i) 15,900,000 shares of Class A Common Stock, plus (ii) any shares of subject to stock options other awards that were assumed in the Business Combination and expire or otherwise terminate without having been exercised in full, are tendered to or withheld by the Company for payment of an exercise price or for tax withholding obligations, or are forfeited to or repurchased by the Company due to failure to vest, with the maximum number of shares to be added to the 2021 Plan pursuant to clause (ii) equal to 7,453,734 shares of Class A Common Stock. The 2021 Plan also includes an evergreen provision that provides for an automatic annual increase to the number of shares of Class A Common Stock available for issuance under the 2021 Plan on the first day of each fiscal year beginning with the 2022 fiscal year, equal to the least of:
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19,900,000 shares of Class A Common Stock;

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5% of the total number of shares of all classes of the Company’s common stock as of the last day of our immediately preceding fiscal year; and

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such lesser amount determined by the administrator.

The 2021 Plan provides that the evergreen provision will operate only until the tenth (10th) anniversary of the earlier of the Board or stockholder approval of the 2021 Plan.
Generally, if an award expires or becomes unexercisable without having been exercised in full, is surrendered under an exchange program described below, or, with respect to restricted stock, restricted stock units or performance awards, is forfeited to or reacquired by us due to the failure to vest, the unpurchased shares (or for awards other than options or stock appreciation rights, the forfeited or repurchased shares) that were subject to such awards will become available for future grant or sale under the 2021 Plan (unless it has terminated). With respect to stock appreciation rights, only shares actually issued will cease to be available. Shares that actually have been issued under the 2021 Plan under any award will not be returned to the 2021 Plan and will not become available for future distribution under the 2021 Plan. Shares used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award will become available for future grant or sale. To the extent an award is paid out in cash rather than shares, such cash payment will not reduce the number of shares available for issuance.
If any extraordinary dividend or other extraordinary distribution (whether in cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of shares or other securities of the Company, other change in the corporate structure of the Company affecting the shares, or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any of its successors) affecting the shares occurs (including a change in control of the Company), the administrator, to prevent diminution or enlargement of the benefits or potential benefits intended to be provided under the 2021 Plan, will adjust the number and class of shares that may be delivered under the 2021 Plan and/or the number, class, and price of shares covered by each outstanding award, and the numerical share limits contained in the 2021 Plan.
Plan Administration
The Board or a committee appointed by the Board administers the 2021 Plan and are referred to as the administrator. Different administrators may administer the 2021 Plan with respect to different groups of service providers. The Board may retain the authority to concurrently administer the 2021 Plan and revoke the delegation of some or all authority previously delegated.
Subject to the terms of the 2021 Plan and applicable laws, the administrator generally has the power, in its sole discretion, to make any determinations and perform any actions deemed necessary or advisable for administering the 2021 Plan. The administrator hasthe power to administer the 2021 Plan, including but not limited to the power to construe and interpret the 2021 Plan and awards granted under the 2021 Plan, and determine the terms of awards, including but not limited to the exercise price (if any), the number of shares of our Class A Common Stock subject to each award, the time when awards may vest or be exercised (including the ability to accelerate the vesting and exercisability of awards), and the form of consideration payable upon exercise, if applicable. The administrator may select the service providers to whom awards may be granted and approve forms of awards agreements under the 2021 Plan. The administrator also has the authority to amend awards (including but not limited to the discretionary authority to extend the post-termination exercisability period of awards and to extend the maximum term of an option) and to temporarily suspend the exercisability of an award if the administrator deems such suspension to be necessary or appropriate for administrative purposes, subject to the provisions of the 2021 Plan. The administrator may institute and determine the terms and conditions of an exchange program under which (i) outstanding awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) participants have the opportunity to transfer any outstanding awards to a financial institution or other person or entity selected by the administrator, and/or (iii) the exercise price of an outstanding award is increased or reduced. Unless a participant is on an approved leave of absence, the administrator has sole discretion to determine the date on which a participant stops actively providing services to the Company or the company group. The administrator’s decisions, determinations, and interpretations are final and binding on all participants and any other holders of awards.
Stock Options
Options may be granted under the 2021 Plan. Subject to the provisions of the 2021 Plan, the administrator determines the terms and conditions of options, including when such options vest and become exercisable (and the administrator has the discretion to accelerate the time at which such options will vest or become exercisable). The per share exercise price of any option generally must be at least 100% of the fair market value of a share on the date of grant, and the term of an incentive stock option may not be more than 10 years. However, with respect to any incentive stock option granted to an individual who owns 10% of the voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, the term of such option must not exceed 5 years, and the per share exercise price of such incentive stock option must be at least 110% of the fair market value of a share on the grant date. After a participant’s service terminates, he or she generally may exercise the vested portion of his or her option for the period of time stated in his or her option agreement. In no event may an option be exercised later than the expiration of its term, except in certain circumstances where the expiration occurs during a period where exercise is not permitted under applicable law, as described more fully in the 2021 Plan. Subject to the provisions of the 2021 Plan, the administrator determines the other terms of options, including but not limited to the acceptable forms of consideration for exercising an option.
Stock Appreciation Rights
Stock appreciation rights may be granted under the 2021 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of Class A Common Stock between the exercise date and the date of grant. Subject to the provisions of the 2021 Plan, the administrator determines the terms and conditions of stock appreciation rights, including when such rights vest and become exercisable (and the administrator has the discretion to accelerate the time at which such rights will vest or become exercisable) and whether to pay any increased appreciation in cash, shares, or a combination of both. The per share exercise price of a stock appreciation right must be at least 100% of the fair market value a share on the date of grant with respect to U.S. taxpayers, and the term of a stock appreciation right will be 10 years. After a participant’s service terminates, he or she generally may exercise the vested portion of his or her stock appreciation right for the period of time stated in his or her option agreement. However, in no event may a stock appreciation right be exercised later than the expiration of its terms, except in certain circumstances where the expiration occurs during a period where exercise is not permitted under applicable law, as described more fully in the 2021 Plan.
Restricted Stock
Restricted stock may be granted under the 2021 Plan. Restricted stock awards are grants of shares that vest in accordance with terms and conditions established by the administrator. The administrator determines the number of shares of restricted stock granted to any employee, director or consultant. The administrator may impose prior to grant whatever conditions to vesting it determines to be appropriate (for example, the administrator may set restrictions based on the achievement of specific performance goals or continued service to us or members of the company group), and the administrator has the discretion to accelerate the time at which any restrictions will lapse or be removed at any time. Recipients of restricted stock awards generally will have voting but will not have dividend rights with respect to such shares upon grant without regard to the restriction, unless the administrator provides otherwise. Shares of restricted stock as to which the restrictions have not lapsed are subject to our right of repurchase or forfeiture.
Restricted Stock Units
Restricted stock units may be granted under the 2021 Plan. Restricted stock units are bookkeeping entries representing an amount equal to the fair market value of one Share. The administrator determines the terms and conditions of restricted stock units including the vesting criteria (which may include accomplishing specified performance criteria or continued service to us) and the form and timing of payment. The administrator has the discretion to accelerate the time at which any restrictions will lapse or be removed and to settle earned restricted stock units in cash, shares, or a combination of both.
Performance Awards
Performance awards may be granted under the 2021 Plan. Performance awards are awards that will result in a payment to a participant only if objectives established by the administrator are achieved or the awards otherwise vest. The administrator establishes organizational or individual performance objectives in its discretion, which, depending on the extent to which they are met, will determine the value of the payout for the performance awards to be paid out to participants. The administrator has the discretion to reduce or waive any performance objectives or other vesting provisions for performance awards. Performance awards will have a threshold, target, and maximum payout value established by the administrator on or before to the grant date. The administrator has the discretion to pay earned performance awards in the form of cash, shares, or in some combination of both.
Non-Employee Directors
The 2021 Plan provides that any non-employee director, in any fiscal year, may not be paid, issued or granted cash retainer fees and equity awards (including awards under the 2021 Plan) with an aggregate value of more than $750,000, increased to $1,500,000 in connection with the non-employee director’s initial service, with the value of each equity award based on its grant date fair value. For purposes of this limitation, the grant date fair value is determined in accordance with U.S. generally accepted accounting principles. Any cash compensation or equity awards granted under the 2021 Plan to a non-employee director for his or her services as an employee, or for his or her services as a consultant (other than as a non-employee director), will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to our non-employee directors.
Non-Transferability of Awards
Unless the administrator provides otherwise, the 2021 Plan generally does not allow for the transfer or disposal of awards and only the recipient of an award may exercise an award during his or her lifetime. Any unauthorized transfer will be void.
Dissolution or Liquidation
If there is a proposed liquidation or dissolution of the Company, the administrator will notify participants at such time before the effective date of such event as the administrator determines and all awards, to the extent that they have not been previously exercised, will terminate immediately before the consummation of such event.
Merger or Change in Control
The 2021 Plan provides that if there is a merger or a “change in control” (as defined under the 2021 Plan) of the Company, each outstanding award will be treated as the administrator determines (subject to the following paragraph) without a participant’s consent, including that an award be continued by the successor corporation or that vesting of awards may accelerate automatically upon consummation of the transaction. The administrator will not be required to treat all awards, portions of awards or participants similarly and may modify awards, subject to the provisions of the 2021 Plan.
If the successor corporation does not continue an award (or some portion of such award), the participant will fully vest in (and have the right to exercise) 100% of then-unvested shares subject to his or her outstanding options and stock appreciation rights, all restrictions on 100% of the participant’s outstanding restricted stock and restricted stock units will lapse, and, regarding 100% of participant’s outstanding awards with performance-based vesting, all performance goals or other vesting criteria will be treated as achieved at 100% of target levels and all other terms and conditions met. In no event will vesting of an award accelerate as to more than 100% of the award. If options or stock appreciation rights are not continued when a change in control or a merger of the Company with or into another corporation or other entity occurs, the administrator will notify the participant in writing or electronically that the participant’s vested options or stock appreciation rights (after considering the foregoing vesting acceleration, if any) will be exercisable for a period of time determined by the administrator in its sole discretion and all of the participant’s options or stock appreciation rights will terminate upon the expiration of such period (whether vested or unvested).
With respect to awards held by a non-employee director, in the event of a change in control, the non-employee director will fully vest in and have the right to exercise his or her options and/or stock appreciation rights, all restrictions on his or her restricted stock and restricted stock units will lapse, and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable award agreement or other written agreement with the participant.
Forfeiture and Clawback
All awards granted under the 2021 Plan are subject to recoupment under any clawback policy that we are required to adopt under applicable law or listing standards. In addition, the administrator may impose such other clawback, recovery or recoupment provisions in an award agreement as the administrator determines necessary or appropriate, including without limitation to any reacquisition right regarding previously acquired shares or other cash or property. In addition, the administrator may provide in an award agreement that the recipient’s rights, payments, and benefits with respect to such award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an award.
Amendment or Termination
The 2021 Plan became effective upon the Closing and will continue in effect until terminated by the administrator, but (i) no incentive stock options may be granted after ten (10) years from the earlier of the Thayer Board or stockholder approval of the 2021 Plan and (ii) the 2021 Plan’s automatic share reserve increase (as described below) will operate only until the tenth (10th) anniversary of the earlier of the Board or stockholder approval of the 2021 Plan. In addition, the Board has the authority to amend, suspend, or terminate the 2021 Plan, but such action generally may not materially impair the rights of any participant without his or her written consent.
2021 Employee Stock Purchase Plan
The following paragraphs provide a summary of the principal features of the ESPP and its operation. However, this summary is not a complete description of all of the provisions of the ESPP and is qualified in its entirety by the specific language of the ESPP.
Purpose
The purpose of the ESPP is to provide eligible employees of the Company with an opportunity to purchase shares of Class A Common Stock through accumulated contributions, which generally will be made through payroll deductions. The ESPP permits the administrator (as discussed below) to grant purchase rights that qualify for preferential tax treatment under Code Section 423. In addition, the ESPP authorizes the grant of purchase rights that do not qualify under Code Section 423 pursuant to rules, procedures or sub-plans adopted by the administrator that are designed to achieve desired tax or other objectives. The Company intends to issue purchase rights that do not qualify under Code Section 423 unless and until it may issue purchase rights that are eligible to satisfy the requirements of Code Section 423.
Shares Available for Issuance
Subject to adjustment upon certain changes in the Company’s capitalization as described in the ESPP, the maximum number of shares of Class A Common Stock that are available for issuance under the ESPP is 3,200,000 shares. The shares may be authorized, but unissued, or reacquired A Common Stock. The number of shares available for issuance under the ESPP will be increased on the first day of each fiscal year beginning with the 2022 fiscal year equal to the least of:
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4,000,000 shares of Class A Common Stock;

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1% of the total number of shares of all classes of Common Stock as of the last day of our immediately preceding fiscal year; and

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such lesser amount determined by the administrator.

We currently are unable to determine how long this share reserve may last because the number of shares that will be issued in any year or offering period depends on a variety of factors that cannot be predicted with certainty, including, for example, the number of employees who elect to participate in the ESPP, the level of contributions made by participants and the future price of shares of Class A Common Stock.
Administration
The ESPP is administered by the Board or a committee appointed by the Board that is constituted to comply with applicable laws. We expect the Company’s compensation committee to be the administrator of the ESPP. Subject to the terms of the ESPP, the administrator has full and exclusive discretionary authority to construe, interpret and apply the terms of the ESPP, to delegate ministerial duties to any of our employees, to designate separate offerings under the ESPP, to designate subsidiaries and affiliates as participating in the Section 423 Component and the Non-Section 423 Component, to determine eligibility, to adjudicate all disputed claims filed under the ESPP and to establish such procedures that it deems necessary or advisable for the administration of the ESPP. The administrator is authorized to adopt rules and procedures in order to: determine eligibility to participate, determine the definition of compensation for the purposes of contributions to the ESPP, handle contributions to the ESPP, coordinate the making of contributions to the ESPP, establish bank or trust accounts to hold contributions to the ESPP, effect the payment of interest, effect the conversion of local currency, satisfy obligations to pay payroll tax, determine beneficiary designation requirements, implement and determine withholding procedures and determine procedures for the handling of stock certificates that vary with applicable local requirements. The administrator also is authorized to determine that, to the extent permitted by applicable law, the terms of a purchase right granted under the ESPP or an offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the ESPP or the same offering to employees resident solely in the U.S. Every finding, decision and determination made by the administrator will, to the full extent permitted by law, be final and binding upon all parties.
Eligibility
Generally, all of our employees are eligible to participate if they are customarily employed by the Company, or any participating subsidiary or affiliate of the Company, for at least 20 hours per week and more than five months in any calendar year. The administrator, in its discretion, may, prior to an enrollment date, for all options to be granted on such enrollment date in an offering, determine that an employee who (i) has not completed at least two years of service (or a lesser period of time determined by the administrator) since his or her last hire date, (ii) customarily works not more than 20 hours per week (or a lesser period of time determined by the administrator), (iii) customarily works not more than five months per calendar year (or a lesser period of time determined by the administrator), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is a highly compensated employee within the meaning of

Section 414(q) of the Code with compensation above a certain level or is an officer or subject to disclosure requirements under Section 16(a) of the U.S Securities Exchange Act of 1934, as amended, is or is not eligible to participate in such offering period.
However, an employee may not be granted rights to purchase shares under the ESPP if such employee:
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immediately after the grant would own capital stock and/or hold outstanding options to purchase such stock possessing 5% or more of the total combined voting power or value of all classes of capital stock of the Company or of any parent or subsidiary of the Company; or

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holds rights to purchase shares under all employee stock purchase plans of the Company or any parent or subsidiary of the Company that accrue at a rate that exceeds $25,000 worth of shares for each calendar year in which such rights are outstanding at any time.

As of March 15, 2022, the Company has 4 non-employee directors and approximately 809 employees (including employee directors).
Offering Periods
The ESPP includes a component that allows us to make offerings intended to qualify under Section 423 of the Code and a component that allows the Company to make offerings not intended to qualify under Section 423 of the Code to designated companies, as described in the ESPP. Offering periods will begin and end on such dates as may be determined by the administrator in its discretion, in each case on a uniform and nondiscriminatory basis, and may contain one or more purchase periods. The administrator may change the duration of offering periods (including commencement dates) with respect to future offerings so long as such change is announced prior to the scheduled beginning of the first offering period affected. No offering period may last more than twenty-seven (27) months.
Contributions
The ESPP permits participants to purchase shares of our Class A Common Stock through contributions (in the form of payroll deductions or otherwise to the extent permitted by the administrator) of up to 15% of their eligible compensation, which includes a participant’s base straight time gross earnings but excludes payments for commissions, incentive compensation, bonuses, payments for overtime and shift premium, equity compensation income and other similar compensation. Unless otherwise determined by the administrator, a participant may not change the rate of his or her contributions during an offering period.
Exercise of Purchase Right
Amounts contributed and accumulated by the participant will be used to purchase shares of Class A Common Stock at the end of each purchase period. A participant may purchase a maximum number of shares of during a purchase period as determined by the administrator in its discretion and on a uniform and nondiscriminatory basis. The purchase price of the shares will be 85% of the lower of the fair market value of Class A Common Stock on the first trading day of the offering period or on the exercise date, which is generally the last trading day of a purchase period. Participants may end their participation at any time during an offering period and will be paid their accrued contributions that have not yet been used to purchase shares. Participation ends automatically upon termination of employment with us.
Termination of Participation
Participation in the ESPP generally will terminate when a participating employee’s employment with us or a designated company ceases for any reason, the employee withdraws from the ESPP or the Company terminates or amends the ESPP such that the employee no longer is eligible to participate. An employee may withdraw his or her participation in the ESPP at any time in accordance with procedures, and prior to any applicable deadline, specified by the administrator. Upon withdrawal from the ESPP, in general the employee will receive all amounts credited to his or her account without interest (unless otherwise required under applicable law) and his or her payroll withholdings or contributions under the ESPP will cease.

Non-Transferability
Neither contributions credited to a participant’s account nor rights to purchase shares of our Class A Common Stock and any other rights and interests under the ESPP may be assigned, transferred, pledged or otherwise disposed of (other than by will, the laws of descent and distribution or beneficiary designation in the event of death). Any attempt at such prohibited disposition will be without effect, except that we may treat such act as an election to withdraw participation.
Certain Transactions
If any extraordinary dividend or other extraordinary distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of shares or the Company’s other securities, or other change in the Company’s corporate structure affecting Class A Common Stock, or any other similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any of its successors) affecting the shares of Class A Common Stock occurs (including a change in control), the administrator, to prevent diminution or enlargement of the benefits or potential benefits intended to be provided under the ESPP, will adjust the number and class of shares that may be delivered under the ESPP, the purchase price per share, the class and the number of shares covered by each purchase right under the ESPP that has not yet been exercised, and the numerical limits of the ESPP.
In the event of the Company’s proposed dissolution or liquidation, any ongoing offering periods will be shortened and will terminate immediately before completion of the proposed dissolution or liquidation following the purchase of shares under the shortened offering periods, unless provided otherwise by the administrator. Prior to the new exercise date, the administrator will notify participants regarding the new exercise date and the exercise to occur on such date.
In the event of our merger or “change in control” (as defined in the ESPP), each outstanding option under the ESPP will be assumed or substituted for by the successor corporation or its parent or subsidiary. In the event that options are not assumed or substituted for, the offering period will be shortened by setting a new exercise date on which the offering period will end, which will occur prior to the closing of the merger or change in control. Prior to the new exercise date, the administrator will notify participants regarding the new exercise date and the exercise to occur on such date.
Amendment; Termination
The administrator has the authority to amend, suspend or terminate the ESPP. The ESPP will automatically terminate in 2041, unless it is terminated sooner. If the administrator determines that the ongoing operation of the ESPP may result in unfavorable financial accounting consequences, the administrator may modify, amend or terminate the ESPP to reduce or eliminate such accounting consequence. If the ESPP is terminated, the administrator in its discretion may terminate all outstanding offering periods either immediately or after completion of the purchase of shares under the ESPP (which may be adjusted to occur sooner than originally scheduled), or in accordance with their terms. If options are terminated prior to their expiration, then all amounts credited to participants that have not been used to purchase shares will be returned, without interest (unless otherwise required under applicable law), as soon as administratively practicable.
2012 Unit Option Plan
The Inspirato 2012 Unit Option Plan, as amended, or 2012 Plan, was originally adopted by the Inspirato LLC board of managers and approved by the Inspirato Members in January 2012. The 2012 Plan was most recently amended in August 2019 and approved by the Inspirato Members in August 2019.
The 2012 Plan allowed Inspirato LLC to provide unit options (each, an “option” and the recipient of such option, an “optionee”) to eligible employees, managers, and consultants of Inspirato and any subsidiary of Inspirato. As of one business day prior to the Closing, the 2012 Plan terminated and Inspirato LLC will not grant any additional options under the 2012 Plan thereafter. However, the 2012 Plan will continue to govern the terms and conditions of the outstanding options previously granted under the 2012 Plan.
As of February 10, 2022, the following options were outstanding under the 2012 Plan: unit options to acquire 206,362 Inspirato LLC common units, or units.
Plan Administration
The 2012 Plan is administered by the Inspirato board of managers or one or more committees appointed by the Inspirato board of managers. The administrator has all authority and discretion necessary or appropriate to administer the 2012 Plan and to control its operation, including the authority to construe and interpret the terms of the 2012 Plan and the options granted under the 2012 Plan. The administrator’s decisions are final and binding on all optionees.
The administrator’s powers include the power to institute an exchange program under which (i) outstanding options are surrendered or cancelled in exchange for options of the same type (which may have higher or lower exercise prices and different terms), options of a different type or cash, (ii) optionees would have the opportunity to transfer any outstanding options to a financial institution or other person or entity selected by the administrator or (iii) the exercise price of an outstanding option is increased or reduced. The administrator’s powers also include the power to prescribe, amend and rescind rules and regulations relating to the 2012 Plan, to modify or amend each option and to make all other determinations deemed necessary or advisable for administering the 2012 Plan.
Eligibility
Employees, managers and consultants of Inspirato LLC and its subsidiary companies were eligible to receive options.
Unit Options
Options have been granted under the 2012 Plan. Subject to the provisions of the 2012 Plan, the administrator determines the term of an option, the number of units subject to an option and the time period in which an option may be exercised.
The term of an option is stated in the applicable option agreement, but the term of an option may not exceed ten years from the grant date. The administrator determines the exercise price of options, which may not be less than 100% of the fair market value of Inspirato units.
The administrator determines how an optionee may pay the exercise price of an option, and the permissible methods are generally set forth in the applicable option agreement. If an optionee’s status as a “service provider” (as defined in the 2012 Plan) terminates, that optionee may exercise the vested portion of his or her option through the termination date or for such other period of time stated in the applicable option agreement. Vested options generally will remain exercisable for six (6) months or such longer period of time as set forth in the applicable option agreement if an optionee’s status as a service provider terminates by reason of the optionee’s death or disability. In no event will an option remain exercisable beyond its original term. If an optionee does not exercise his or her option within the time specified in the option agreement, the option will terminate. Except as described above, the administrator has the discretion to determine the post-termination exercisability periods for an option.
If an optionee’s status as a service provider is terminated for any reason, Inspirato LLC has the right, but not the obligation to repurchase any units acquired pursuant to the exercise of the option for a per unit price equal to the purchase price paid by the optionee, or the repurchase right. Inspirato LLC may exercise its repurchase right for ninety (90) days from the longer of the date of termination or the end of the applicable post-termination exercise period.
Non-transferability of Options
Unless determined otherwise by the administrator, options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or the laws of descent and distribution. In addition, during an applicable optionee’s lifetime, only that optionee may exercise their option. If the administrator makes an option transferable, such option may only be transferred (i) by will, (ii) by the laws of descent and distribution of cash, (iii) to a revocable trust, or (iv) as permitted by Rule 701 of the Securities Act.
Trigger Event
Subject to the provisions of the merger, reorganization or other agreement setting forth the terms of a direct exchange, merger or other reorganization transaction, upon a “trigger event” (as defined in the 2012 Plan), all options granted under the 2012 Plan will be exchanged for or converted into, in such transaction, options to acquire shares of the resulting corporation’s common stock with terms substantially equivalent to the terms of the options, as the case may be, they are intended to replace. At the effective time of the Company Merger, outstanding unit options were converted into Assumed Inspirato Options.
Certain Adjustments
Subject to any required action by the Inspirato Members, in the event of any split, reverse split, dividend recapitalization, combination, reclassification, reorganization, merger, consolidation, split-up, spin-off, repurchase, exchange of units or other Inspirato LLC securities, other distribution of units or other securities of Inspirato LLC without the receipt of consideration by Inspirato LLC, or other change in Inspirato LLC’s corporate structure affecting the units, the administrator will make proportionate adjustments to the number and type of units that may be delivered under the 2012 Plan or the number, type and price of units covered by each outstanding option. The administrator’s determination regarding such adjustments will be final, binding and conclusive.
Dissolution or Liquidation
In the event of our proposed dissolution or liquidation, the administrator will notify each optionee as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an option will terminate immediately prior to the consummation of such proposed action.
Deemed Liquidation Event
In the event of a “deemed liquidation event” (as defined in the 2012 Plan) each outstanding option will be treated as the administrator determines, including, without limitation, that (i) options will be assumed, or substantially equivalent options will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a optionee, that the optionee’s options will terminate upon or immediately prior to the consummation of such deemed liquidation event; (iii) outstanding options will vest and become exercisable, in whole or in part prior to or upon consummation of such deemed liquidation event, and, to the extent the administrator determines, terminate upon or immediately prior to the effectiveness of such transaction; (iv) (A) the termination of an option in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such option as of the date of the occurrence of the transaction, or (B) the replacement of such option with other rights or property selected by the administrator in its sole discretion; or (v) any combination of the foregoing. The administrator will not be obligated to treat all options or all options held by an optionee, similarly.
Amendment and Termination
The Inspirato LLC board of managers may, at any time, terminate or amend the 2012 Plan in any respect, including, without limitation, amendment of any form of option agreement or instrument to be executed pursuant to the 2012 Plan. To the extent necessary and desirable to comply with applicable laws, Inspirato will obtain Member approval of any amendment to the 2012 Plan. No amendment or alteration of the 2012 Plan will impair the rights of an optionee, unless mutually agreed otherwise between the optionee and the administrator in writing. As noted above, one business day prior to the Closing, the 2012 Plan terminated and Inspirato LLC will not grant any additional options under our 2012 Plan thereafter.

Profits Interest Agreements
As described below, during 2020, certain profits interests were granted pursuant to profits interest agreements between the recipient and Inspirato LLC and the terms and conditions of the Amended and Restated Limited Liability Company Agreement of Inspirato dated February 9, 2020 (the “Operating Agreement”). A profits interest is a type of unit in Inspirato LLC and, accordingly, in connection with the Business Combination the profits interest were treated like other units in Inspirato LLC with respect to the consideration received as part of the Business Combination.
Brent Handler
Brent Handler was issued an award of 29,811 profits interests in August 2020, pursuant to a profits interest agreement between Mr. Handler and Inspirato LLC and the terms and conditions of the Operating Agreement. The profits interest agreement provides for a profits interest threshold amount of $25.88 per common unit, or approximately $771,509 in the aggregate. Pursuant to the profits interest agreement, 1/48th of the profits interests are scheduled to be released from the forfeiture provision therein on each monthly anniversary of January 29, 2019, subject to Mr. Handler’s continuous service to the Company through each applicable vesting date. Notwithstanding the foregoing, all outstanding profits interests will vest immediately prior to a “deemed liquidation event” (as defined in the Operating Agreement). In the event of Mr. Handler’s termination of service, any unvested profits interests will be forfeited to Inspirato LLC.
David Kallery
David Kallery was issued an award of 57,843 profits interests, or the “Initial Kallery Interest,” and an award of 109,076 profits interests, or the “Additional Kallery Interest”. Each award of profits interests was issued to Mr. Kallery in August 2020 pursuant to profits interest agreements between Mr. Kallery and Inspirato LLC and the terms and conditions of the Operating Agreement. Each profits interest agreement provides for a profits interest threshold amount of $25.88 per common unit, or approximately $1,496,977 in the aggregate with respect to the Initial Kallery Interest, and approximately $2,822,887 with respect to the Additional Kallery Interest. The Additional Kallery Interest was amended on August 6, 2021 to provide that an aggregate of 105,665 profits interests had been released from forfeiture as of that date with the remaining profits interests vesting in equal installments over the next 4 quarters, subject to Mr. Kallery’s continuous service to the Company through each applicable vesting date. Notwithstanding the foregoing, all outstanding profits interests issued pursuant to the Kallery Interest will vest prior to a “deemed liquidation event” (as defined in the Operating Agreement). In the event of Mr. Kallery’s termination of service, any unvested profits interests will be forfeited to Inspirato LLC.
Web Neighbor
Web Neighbor was issued an award of 63,705 profits interests in December 2020, pursuant to a profits interest agreement between Mr. Neighbor and Inspirato LLC and the terms and conditions of the Operating Agreement. The profits interest agreement provides for a profits interest threshold amount of $25.88 per common unit, or approximately $1,648,685 in the aggregate. Pursuant to the profits interest agreement, the profits interests are scheduled to be released from the forfeiture provision therein in two equal tranches, referred to respectively as the “Initial Neighbor Interest” and the “Delayed Neighbor Interest.” 25% of the profits interests comprising the Initial Neighbor Interest are scheduled to be released from the forfeiture provision therein on the first anniversary of November 30, 2020, and 1/48th of such profits interests are scheduled to vest each month thereafter, subject to Mr. Neighbor’s continuous service to the Company through each applicable vesting date. 1/48th of the profits interests subject to the Delayed Neighbor Interest are scheduled to be released from the forfeiture provision therein each month following the first anniversary of November 30, 2020 subject to Mr. Neighbor’s continuous service to the Company through each applicable vesting date. Notwithstanding the foregoing, upon the occurrence of a “deemed liquidation event” (as defined in the Operating Agreement) prior to November 30, 2021, all outstanding profits interests subject to the Initial Neighbor Interest will immediately vest and all outstanding profits interests subject to the Delayed Neighbor Interest will continue to vest, as described above. Upon the occurrence of a deemed liquidation event which occurs after November 30, 2021, all outstanding profits interests subject to the Initial

Neighbor Interest and the Delayed Neighbor Interest will immediately vest. In the event of Mr. Neighbor’s termination of service, any unvested profits interests will be forfeited to Inspirato.
Director Compensation
Historically, Inspirato LLC had neither had a formal compensation policy for its non-employee directors, nor has it had a formal policy of reimbursing expenses incurred by its non-employee directors in connection with their board service.
The following table presents the total compensation each of our non-employee directors received during 2020 and 2021:
Name	Year	Options(1)	All Other Compensation	Total
Scot Sellers	2021	—	$15,000	$15,000(2)
	2020	—	$15,000	$15,000(2)

(1)
Mr. Sellers had 23,312 outstanding unit options granted in connection with his service on Inspirato’s board of managers. These unit options were all outstanding and fully vested as of December 31, 2021. $92,646 represents the incremental fair value associated with the repricing of Mr. Sellers’s options as part of a broad based repricing of Inspirato options.

(2)
The amount represents $15,000 in Inspirato travel credits credited to Mr. Sellers.

Inspirato LLC did not provide any of its non-employee directors other than Mr. Sellers with any cash, equity or other compensation in 2020 or 2021. Neither Brent Handler nor Brad Handler received any additional compensation for service as a director in 2020 or 2021. The compensation of Brent Handler as a named executive officer is set forth above under “Executive Compensation — Summary Compensation Table.” The compensation of Brad Handler as an executive officer is set forth above under “Certain Relationships and Related Party Transactions — Employment Agreements.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of shares of our Common Stock as of April 10, 2022 by:
•
Each person who is the beneficial owner of more than 5% of issued and outstanding shares of our Common Stock;

•
Each of our named executive officers and directors; and

•
All of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days of the Ownership Date.
The expected beneficial ownership of shares is based on 52,427,638 shares of Class A Common Stock and 69,780,665 shares of Class V Common Stock outstanding as of April 10, 2022.
In computing the number of shares of common stock beneficially owned by a person and the percentage ownership by a person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the Ownership Date to be outstanding. We did not deem these shares to be outstanding, however, for the purpose of computing the percentage ownership of any other person.
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G or 13D filed with the SEC. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.
	Class A		Class V		Total Shares
	Number	%	Number	%	Number	%
Name and Address of Beneficial Owner(1)
5% or More Holders:
Revolution Portico Holdings LLC(2)	399,471	*	18,893,491	27.1%	19,292,962	15.9%
KPCB Holdings, Inc.(3)	11,890,097	22.9%	—	—	11,890,097	9.8%
Institutional Venture Partners XIII, L.P.(4)	10,716,458	20.6%	—	—	10,716,458	8.8%
Thayer Ventures Acquisition Holdings LLC(5)	3,112,697	5.9%	—	—	3,112,697	2.5%
W Capital Partners III, LP(6)	7,291,435	13.89	—	—	7,291,435	6.0%
Directors and Executive Officers of Inspirato
Brent Handler(7)	933,715	1.8%	27,766,065	39.8%	28,699,780	23.6%
Brad Handler(8)	363,358	*	902,646	1.3%	1,266,004	1.0%
David Kallery(9)	25,000	*	5,782,001	8.3%	5,807,001	4.8%
Web Neighbor	—	—	2,206,711	3.2%	2,206,711	1.8%
Michael Armstrong	—	—	—	—	—	—
Scot Sellers(10)	867,844	1.6%	1,534,703	2.2%	2,402,547	2.0%
Ann Payne	—	—	—	—	—	—
Eric Grosse	—	—	—	—	—	—
All executive officers and directors as a group (8 persons)	2,189,917	4.2%	37,917,203	54.3%	40,107,120	33.2%

*
Represents beneficial ownership or voting power of less than one percent.

(1)
Unless otherwise noted, the business address of each of those listed in the table above is 1544 Wazee Street Denver, Colorado 80202.

(2)
Consists of (i) 17,768,474 shares of Class V Common Stock held by Revolution Portico Holdings LLC and (ii) 399,471 shares of Class A Common Stock held by Alps Investment Holdings LLC, and (iii) and 1,125,017 shares of Class V Common Stock held by Exclusive Resorts LLC. Revolution Management Company LLC is the sole manager of Revolution Portico Holdings LLC, Alps Investment Holdings LLC, and Exclusive Resorts LLC. Stephen M. Case may be deemed to have voting and dispositive control over the shares held by Revolution Management Company LLC. The principal business address of each of the entities and individuals identified in this footnote is 1717 Rhode Island Avenue, NW, 10th Floor, Washington, D.C. 20036.

(3)
Consists of 10,962,670 shares of Class A Common Stock held by KPCB Holdings, Inc., as nominee for Kleiner Perkins Caufield & Byers XIV, LLC (“KPCB XIV”) and 927,427 shares of Class A Common Stock held by KPCB Holdings, Inc., as nominee for KPCB XIV Founders Fund, LLC (“KPCB XIV FF”). The managing member of KPCB XIV and KPCB XIV FF is KPCB XIV Associates, LLC (“KPCB XIV Associates”). L. John Doerr, Brook Byers, Theodore E. Schlein and William “Bing” Gordon, the managing members of KPCB XIV Associates, exercise shared voting and dispositive control over the shares held by KPCB XIV and KPCB XIV FF. The managing members disclaim beneficial ownership of all shares held by KPCB Holdings, Inc., which is the only holder of record, except to the extent of their pecuniary interest therein. The principal business address of Kleiner Perkins is c/o Kleiner Perkins, 2750 Sand Hill Road, Menlo Park, California 94025.

(4)
Consists of 10,716,458 shares of Class A Common Stock held by Institutional Venture Partners XIII, L.P. (“IVP XIII”). Institutional Venture Management XIII LLC (“IVM XIII”) is the general partner of IVP XIII. Todd C. Chaffee, Norman A. Fogelsong, Stephen J. Harrick, J. Sanford Miller and Dennis B. Phelps, Jr. as the managing directors of IVM XIII, may be deemed to have shared voting and dispositive control over the shares held by IVP XIII Each of IVP XIII, IVM XIII and the managing directors disclaims beneficial ownership of the shares described in this footnote, except to the extent of its or his respective pecuniary interest therein. The Managing Directors own no securities of the Issuer directly. The principal business address of each of the entities and individuals identified in this footnote is 3000 Sand Hill Road, Building 2, Suite 250, Menlo Park, California 94025.

(5)
Mark Farrell and Chris Hemmeter are each a manager of Thayer Ventures Acquisition Holdings LLC, and as such, each has voting and investment control with respect to the Founder Shares held of record by Thayer Ventures Acquisition Holdings LLC and may be deemed to have beneficial ownership of the Founder Shares held directly by Thayer Ventures Acquisition Holdings LLC. The principal business address of each of the entities and individuals identified in this footnote is 25852 McBean Parkway, Suite 508, Valencia, California 91355.

(6)
Robert Migliorino, David Wachter and Stephen Wertheimer, the managing members of W Capital Partners III, LP, exercise shared voting and dispositive control over such shares. The managing members disclaim beneficial ownership of all shares held by W Capital Partners III, LP except to the extent of their pecuniary interest therein. The principal business address of each of the entities and individuals identified in this footnote is c/o W Capital Partners, 400 Park Ave, New York, New York 10022.

(7)
Consists of (i) 1,032,639 shares of Class V Common Stock held by Mr. Handler in his individual capacity, (ii) 24,860,704 shares of Class V Common Stock held by BRM Ventures, LLC, (iii) 933,715 shares of Class A Common Stock and 646,936 shares of Class V Common Stock held by the Brent L. Handler Revocable Trust, (iv) 950,863 shares of Class V Common Stock held by the HFIN 2020 Trust, and (v) 274,923 shares of Class V Common Stock held by the SLH 2012 Descendants Trust. Mr. Handler is the Manager of BRM Ventures, LLC, and thus has voting and dispositive control over the shares held by BRM Ventures, LLC. Mr. Handler is the grantor of the Brent L. Handler Revocable Trust, and thus has voting and dispositive control over the shares held by the Brent L. Handler Revocable Trust. Mr. Handler is the designated investment advisor of the HFIN 2020 Trust, and in such capacity has voting and dispositive control over the shares held by HFIN 2020 Trust. Brent Handler and Brad Handler are the trustees of the SLH Descendant’s Trust, and each shares voting and dispositive control over the shares held by the SLH Descendant’s Trust.

(8)
Consists of (i) 363,358 shares of Class A Common Stock and 315,050 shares of Class V Common Stock held by Mr. Handler in his individual capacity, (ii) 312,673 shares of Class V Common Stock held by the Handler Children’s Remainder Trust, (iii) 274,923 shares of Class V Common Stock held by the SLH 2012 Descendants Trust. Mr. Handler is the trustee of the Handler Children’s Remainder Trust and thus has voting and dispositive control over the shares held by the Handler Children’s Remainder Trust. Brent Handler and Brad Handler are the trustees of the SLH Descendant’s Trust, and each shares voting and dispositive control over the shares held by the SLH Descendant’s Trust.

(9)
Consists of (i) 25,000 shares of Class A Common Stock and 1,838,113 shares of Class V Common Stock held by Mr, Kallery in his individual capacity, (ii) 2,312,781 shares of Class V Common Stock held by Patricia Kallery, Mr. Kallery’s spouse, and (iii) 1,631,107 shares of Class V Common Stock held by the David S. Kallery 2021 Trust fbo Patricia K. Kallery for which Patricia Kallery serves as trustee.

(10)
Consists of (i) 1,150,776 shares of Class V Common Stock held by Elk Sierra, LLC, (ii) 383,927 shares of Class V Common Stock held by Mr. Sellers in his individual capacity, and (iii) 867,844 shares of Class A Common Stock subject to stock options exercisable within 60 days of the Ownership Date. As the sole member and manager of Elk Sierra, LLC, Mr. Sellers has sole voting and dispositive control over the shares held by Elk Sierra, LLC. The principal business address of Elk Sierra, LLC and Mr. Sellers is 11757 Magnolia Park Court, Las Vegas, Nevada 89141.

SELLING SECURITYHOLDERS
This prospectus relates to the resale by the Selling Securityholders of up to 94,278,420 shares of Class A Common Stock (including (i) 30,393,285 Blocker Shares, (ii) 2,747,500 Founder Shares, (iii) 60,647,438 Continuing Member Shares, and (iv) 490,197 shares held by the Sponsor and certain of its affiliates).
The Selling Securityholders may from time to time offer and sell any or all of the Offered Shares set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the Company Class A Common Stock other than through a public sale.
The following table sets forth, as of April 10, 2022, the names of the Selling Securityholders, the aggregate number of shares of Class A Common Stock held by each Selling Securityholder immediately prior to any sale of the Offered Shares, the number of Offered Shares that may be sold by each Selling Securityholder under this prospectus the aggregate number of shares of Class A Common Stock that each Selling Securityholder will beneficially own after this offering. For purposes of the table below, we have assumed that all of the Offered Shares will be sold and that the Company will issue shares of Class A Common Stock upon exchange of all New Common Units and shares of Class V Common Stock.
We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of the Offered Shares. In particular, the Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their Offered Shares after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.
Please see the section entitled “Plan of Distribution” for further information regarding the Selling Securityholders’ method of distributing the Offered Shares.
We have determined beneficial ownership in accordance with the rules and regulations of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.

Name of Selling Securityholder	Class A Common Stock Beneficially Owned Prior to the Offering	Offered Shares	Class A Common Stock Beneficially Owned After This Offering
			Number	Percent
Securityholders affiliated with Brent Handler(1)	28,699,780	27,766,065	933,715*
Revolution Portico Holdings LLC(2)	19,292,962	18,893,491	399,471*
KPCB Holdings, Inc., as nominee(3)	11,890,097	11,278,847	611,250*
Institutional Venture Partners XIII, L.P.(4)	10,716,458	10,146,458	570,000*
W Capital Partners III, LP(5)	7,291,435	7,291,435	0	—
Securityholders affiliated with David Kallery(6)	5,807,001	5,782,001	25,000*	—
Securityholders affiliated with Millennium Technology Value Partners(7)	5,769,239	5,513,289	255,950*
Thayer Ventures Acquisition Holdings LLC(8)	3,112,697	3,112,697	0	—
Web Neighbor(9)	2,206,711	2,206,711	0	—
Securityholders affiliated with Scot Sellers(10)	2,402,547	1,534,703	867,844*
Securityholders affiliated with Brad Handler(11)	1,266,004	902,646	363,358*
H. Charles Floyd(12)	25,000	25,000	0	—
R. David Edelman(12)	25,000	25,000	0	—
Lawrence M. Kutscher(12)	25,000	25,000	0	—
Ren Riley(12)	25,000	25,000	0	—
Caroline Shin(12)	25,000	25,000	0	—

*
Represents beneficial ownership or voting power of less than one percent.

(1)
Class A Common Stock beneficially owned prior to the offering consists of (i) 1,032,639 shares of Class A Common Stock that may be issued upon the exchange of an equal number of Class V Common Stock and New Common Units held by Mr. Brent Handler in his individual capacity, (ii) 24,860,704 shares of Class A Common Stock that may be issued upon the exchange of an equal number of Class V Common Stock and New Common Units held by BRM Ventures, LLC, (iii) 933,715 shares of Class A Common Stock and 646,936 shares of Class A Common Stock that may be issued upon the exchange of an equal number of Class V Common Stock and New Common Units held by the
Brent L. Handler Revocable Trust, (iv) 950,863 shares of Class A Common Stock that may be issued upon the exchange of an equal number of Class V Common Stock and New Common Units held by the HFIN 2020 Trust, and (v) 274,923 shares of Class A Common Stock that may be issued upon the exchange of an equal number of Class V Common Stock and New Common Units held by the SLH 2012 Descendant’s Trust, which shares are also included in the Offered Shares of Securityholders affiliated with Brad Handler (see Footnote 11). The Offered Shares include the securities described in the foregoing sentence excluding 933,715 shares of Class A Common Stock held by the Brent L. Handler Revocable Trust. Mr. Brent Handler is the Manager of BRM Ventures, LLC, and thus has voting and dispositive control over the shares held by BRM Ventures, LLC. Mr. Brent Handler is the grantor of the Brent L. Handler Revocable Trust, and thus has voting and dispositive control over the shares held by the Brent L. Handler Revocable Trust. Mr. Handler is the designated investment advisor of the HFIN 2020 Trust, and in such capacity has voting and dispositive control over the shares held by HFIN 2020 Trust. Mr. Brent Handler and Mr. Brad Handler are the trustees of the SLH Descendant’s Trust, and each shares voting and dispositive control over the shares held by the SLH Descendant’s Trust. The principal business address of each of the entities and individuals identified in this footnote is 1544 Wazee Street Denver, Colorado 80202.

(2)
Class A Common Stock beneficially owned prior to the offering consists of (i) 17,768,474 shares of Class A Common Stock that may be issued upon the exchange of an equal number of Class V Common Stock and New Common Units held by Revolution Portico Holdings LLC, (ii) 399,471 shares of Class A Common Stock held by Alps Investment Holdings LLC, and (iii) and 1,125,017 shares of Class A Common Stock that may be issued upon the exchange of an equal number of Class V Common Stock and New Common Units held by Exclusive Resorts LLC. The Offered Shares include the securities described in the foregoing sentence excluding 399,471 shares of Class A Common Stock held by Alps Investment Holdings LLC. Revolution Management Company LLC is the sole manager of Revolution Portico Holdings LLC, Alps Investment Holdings LLC, and Exclusive Resorts LLC.
Stephen M. Case may be deemed to have voting and dispositive control over the shares held by Revolution Management Company LLC. The principal business address of each of the entities and individuals identified in this footnote is 1717 Rhode Island Avenue, NW, 10th Floor, Washington, D.C. 20036.
(3)
Class A Common Stock beneficially owned prior to the offering consists of 10,962,670 Class A Common Stock held by Kleiner Perkins Caufield & Byers XIV, LLC (“KPCB XIV”) and 927,427 Class A Common Stock held by KPCB XIV Founders Fund, LLC (“XIV FF”). The Offered Shares include the securities described in the foregoing sentence excluding 611,250 shares of Class A Common Stock held by KPCB Holdings, Inc., 563,573 of which shares are held on behalf of KPCB XIV and 47,677 of which shares are held on behalf of XIV FF. All shares are held for convenience in the name of “KPCB Holdings, Inc., as nominee” for the accounts of such entities. The managing member of KPCB XIV and KPCB XIV FF is KPCB XIV Associates, LLC (“KPCB XIV Associates”). L. John Doerr, Brook Byers, Theodore E. Schlein and William “Bing” Gordon, the managing members of KPCB XIV Associates, exercise shared voting and dispositive control over the shares held by KPCB XIV and KPCB XIV FF. The managing members disclaim beneficial ownership of all shares held by KPCB XIV and KPCB XIV FF except to the extent of their pecuniary interest therein. The principal business address of Kleiner Perkins is c/o Kleiner Perkins, 2750 Sand Hill Road, Menlo Park, California 94025.

(4)
Consists of 10,716,458 shares of Class A Common Stock held by Institutional Venture Partners XIII, L.P. (“IVP XIII”). Institutional Venture Management XIII LLC (“IVM XIII”) is the general partner of IVP XIII. Todd C. Chaffee, Norman A. Fogelsong, Stephen J. Harrick, J. Sanford Miller and Denni s B. Phelps, Jr. as the managing directors of IVM XIII, may be deemed to have shared voting and dispositive control over the shares held by IVP XIII. Each of IVP XIII, IVM XIII and the managing directors disclaims beneficial ownership of the shares described in this footnote, except to the extent of its or his respective pecuniary interest therein. The Managing Directors own no securities of the Issuer directly. The principal business address of each of the entities and individuals identified in this footnote is 3000 Sand Hill Road, Building 2, Suite 250, Menlo Park, California 94025.

(5)
Robert Migliorino, David Wachter and Stephen Wertheimer, the managing members of W Capital Partners III, LP, exercise shared voting and dispositive control over such shares. The managing members disclaim beneficial ownership of all shares held by W Capital Partners III, LP except to the extent of their pecuniary interest therein. The principal business address of each of the entities and individuals identified in this footnote is c/o W Capital Partners, 400 Park Ave, New York, New York 10022.

(6)
Class A Common Stock beneficially owned prior to the offering consists of (i) 25,000 PIPE Shares and 1,838,113 shares of Class A Common Stock that may be issued upon the exchange of an equal number of shares of Class V Common Stock and New Common Units held by Mr. Kallery in his individual capacity, (ii) 2,312,781 shares of Class A Common Stock that may be issued upon the exchange of an equal number of shares of Class V Common Stock and New Common Units held by Patricia Kallery, Mr. Kallery’s spouse, and (iii) 1,631,107 shares of Class A Common Stock that may be issued upon the exchange of an equal number of shares of Class V Common Stock and New Common Units held by the David S. Kallery 2021 Trust fbo Patricia K. Kallery for which Patricia Kallery serves as trustee. The Offered Shares include the securities described in the foregoing sentence, excluding 25,000 PIPE Shares (which are offered pursuant to a separate registration statement on Form S-1 (Registration No. 333-262472)). The principal business address of each of the entities and individuals identified in this footnote is c/o W Capital Partners, 400 Park Ave, New York, New York 10022.

(7)
Class A Common Stock beneficially owned prior to the offering consists of (i) 172,687 shares of Class A Common Stock and 3,812,773 shares of Class A Common Stock that may be issued upon the exchange of an equal number of Class V Common Stock and New Common Units held by Millennium Technology Value Partners II, L.P. and (ii) 1,759,808 shares of Class A Common Stock and 23,971 shares of Class A Common Stock that may be issued upon the exchange of an equal number of Class V Common Stock and New Common Units held by Millennium Technology Value Partners II-A, L.P. The Offered Shares include the securities described in the foregoing sentence excluding 172,687 shares of Class A Common Stock held by Millennium Technology Value Partners II, L.P. and 83,263 shares of

Class A Common Stock held by Millennium Technology Value Partners II-A, L.P. The principal business address of each of the entities identified in this footnote is 60 East 42nd Street, New York, New York 10165.
(8)
Mark Farrell and Chris Hemmeter are each a manager of Thayer Ventures Acquisition Holdings LLC, and as such, each has voting and investment control with respect to the Founder Shares held of record by Thayer Ventures Acquisition Holdings LLC and may be deemed to have beneficial ownership of the Founder Shares held directly by Thayer Ventures Acquisition Holdings LLC. The principal business address of each of the entities and individuals identified in this footnote is 25852 McBean Parkway, Suite 508, Valencia, California 91355.

(9)
Mr. Neighbor is the Chief Financial Officer of the Company.

(10)
Class A Common Stock beneficially owned prior to the offering consists of (i) 1,150,776 shares of Class A Common Stock that may be issued upon the exchange of an equal number of shares of Class V Common Stock and New Common Units held by Elk Sierra, LLC, (ii) 383,927 shares of Class A Common Stock that may be issued upon the exchange of an equal number of shares of Class V Common Stock and New Common Units held by Mr. Sellers in his individual capacity, and (iii) 867,844 shares of Class A Common Stock subject to stock options exercisable within 60 days of the Ownership Date. The Offered Shares include the securities described in the foregoing sentence excluding 867,844 shares of Class A Common Stock subject to stock options exercisable within 60 days of the Ownership Date. As the sole member and manager of Elk Sierra, LLC, Mr. Sellers has sole voting and dispositive control over the shares held by Elk Sierra, LLC. The principal business address of Elk Sierra, LLC and Mr. Sellers is 11757 Magnolia Park Court, Las Vegas, Nevada 89141.

(11)
Class A Common Stock beneficially owned prior to the offering consists of (i) 363,358 shares of Class A Common Stock and 315,050 shares of Class A Common Stock that may be issued upon the exchange of an equal number of Class V Common Stock and New Common Units held by
Mr. Brad Handler in his individual capacity, (ii) 312,673 shares of Class A Common Stock that may be issued upon the exchange of an equal number of Class V Common Stock and New Common Units held by the Handler Children’s Remainder Trust, (iii) 274,923 shares of Class A Common Stock that may be issued upon the exchange of an equal number of Class V Common Stock and New Common Units held by the SLH 2012 Descendant’s Trust, which shares are also included in the Offered Shares of Securityholders affiliated with Brent Handler (see Footnote 1). The Offered Shares include the securities described in the foregoing sentence excluding 363,358 shares of Class A Common Stock held by Mr. Brad Handler. Mr. Brad Handler is the trustee of the Handler Children’s Remainder Trust and thus has voting and dispositive control over the shares held by the Handler Children’s Remainder Trust. Mr. Brent Handler and Mr. Brad Handler are the trustees of the SLH Descendant’s Trust, and each shares voting and dispositive control over the shares held by the SLH Descendant’s Trust. The principal business address of each of the entities and individuals identified in this footnote is 1544 Wazee Street Denver, Colorado 80202.

(12)
The Selling Securityholder was a member of the board of directors of Thayer Venture Acquisition Corporation prior to the Business Combination. The principal business address of each of the individuals identified in this footnote is 25852 McBean Parkway, Suite 508, Valencia, California 91355.

DESCRIPTION OF SECURITIES
The following description is only a summary, and it does not contain all the information that may be important to you. For a complete description of the matters set forth in this section, you should refer to the Certificate of Incorporation, the Bylaws, the Warrant Agreement, and the Registration Rights Agreement, which are included as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of Delaware law.
Authorized and Outstanding Stock
The authorized capital stock of Inspirato consists of 1,500,000,000 shares of capital stock, $0.0001 par value per share, of which:
•
1,000,000,000 shares are designated as Class A Common Stock;

•
500,000,000 shares are designated as Class V Common Stock; and

•
100,000,000 shares are designated as preferred stock.

As of April 10, 2022, there were 52,427,638 shares of Class A Common Stock outstanding and 69,780,665 shares of Class V Common Stock outstanding and no shares of preferred stock outstanding.
Class A Common Stock Following the Business Combination
Voting Power
Holders of Class A Common Stock and Class V Common Stock are entitled to one vote for each share held as of the record date for the determination of the stockholders entitled to vote on such matters, except as otherwise required by law. The holders of Class A Common Stock and Class V Common Stock will at all times vote together as one class on all matters submitted to a vote of stockholders, unless otherwise required by Delaware law or the Certificate of Incorporation (as it may be amended from time to time). Delaware law could require holders of shares of a class of capital stock to vote separately as a single class in the following circumstances:
•
if we were to seek to amend the Certificate of Incorporation to increase or decrease the par value of a class of the capital stock, then that class would be required to vote separately to approve the proposed amendment; and

•
if we were to seek to amend the Certificate of Incorporation in a manner that alters or changes the powers, preferences, or special rights of a class of capital stock in a manner that affected its holders adversely, then that class would be required to vote separately to approve the proposed amendment.

Dividends
Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of Class A Common Stock will be entitled to receive dividends out of funds legally available if the Board in its discretion, determines to issue dividends and then only at the times that the Board may determine. Any dividends paid to the holders of shares of Class A Common Stock shall be paid on a pro rata basis. The holders of our Class V Common Stock shall not be entitled to receive any dividends out of any assets of the Company.
Liquidation, Dissolution and Winding Up
In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, and after the rights of the holders of the preferred stock, if any, have been satisfied, each holder of our Class V Common Stock outstanding at that time shall be entitled to receive $0.0001 per share and the remaining assets of whatever kind available for distribution to stockholders shall be distributable ratably among the holders of Class A Common Stock outstanding at that time.

Preemptive or Other Rights
Class A Common Stock and Class V Common Stock are not entitled to preemptive rights, and are not subject to conversion, redemption, or sinking fund provisions.
Election of Directors
Subject to the rights of holders of any series of preferred stock with respect to the election of directors, the number of directors that constitutes the Board will be fixed solely by resolution adopted by a majority of the Board. The Certificate of Incorporation provides for a classified board of directors consisting of three classes of approximately equal size, each serving staggered three-year terms. Only the directors in one class will be subject to election by a plurality of the votes cast at each annual meeting of stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms. Stockholders do not have the ability to cumulate votes for the election of directors.
Preferred Stock
The Certificate of Incorporation provides that shares of preferred stock may be issued from time to time in one or more series. The Board is authorized to fix the voting rights, if any, designations, powers and preferences, the relative, participating, optional or other special rights, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series of preferred stock. The Board will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of the Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management.
The Company has no preferred stock outstanding at the date hereof.
Warrants
Public Stockholders’ Warrants
Each whole warrant entitles the registered holder to purchase one share of Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of one year from the closing of our IPO or 30 days after the Closing, provided in each case that we have an effective registration statement under the Securities Act covering the shares of Class A Common Stock issuable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of Class A Common Stock. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least an even number of units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the Closing at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
We will not be obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue a share of Class A Common Stock upon exercise of a warrant unless the share of Class A Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A Common Stock underlying such unit.
We have agreed that as soon as practicable, but in no event later than 15 business days after the Closing, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A Common Stock issuable upon exercise of the warrants. We will use our best efforts to cause the same to become effective within 60 business days after the Closing and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the shares of Class A Common Stock issuable upon exercise of the warrants is not effective by the sixtieth day after the Closing, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. In addition, if Class A Common Stock is, at the time of any exercise of a warrant, not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of our public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we elect to do so, we will not be required to file or maintain in effect a registration statement, but we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering each such warrant for that number of shares of Class A Common Stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied the excess of the “fair market value” less the exercise price of the warrants by (y) the fair market value and (B) 0.361. The “fair market value” shall mean the volume weighted average price of the shares of Class A Common Stock for the ten trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.
In addition, if (x) we issue additional shares of Class A Common Stock or equity-linked securities for capital raising purposes in connection with the Closing at an issue price or effective issue price of less than $9.20 per share of Class A Common Stock (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our initial stockholders or their affiliates, without taking into account any Founder Shares held by our initial stockholders or such affiliates, as applicable, prior to such issuance including any transfer or reissuance of such shares (the “Newly Issued Price”)), (y) the aggregate gross proceeds from such issuances represent more than 50% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination, and (z) the volume weighted average trading price of the shares of Class A Common Stock during the 10 trading day period starting on the trading day after the day on which we consummate our initial business combination is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $10.00 and $18.00 per share redemption trigger prices described under “Redemption of Public Stockholders’ Warrants When the Price Per Share of Class A Common Stock Equals or Exceeds $10.00” and “Redemption of Public Stockholders’ Warrants When the Price Per Share of Class A Common Stock Equals or Exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 100% and 180% of the higher of the Market Value and the Newly Issued Price, respectively.
Redemption of Public Stockholders’ Warrants When the Price Per Share of Class A Common Stock Equals or Exceeds $18.00
Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the Private Warrants):
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon not less than 30 days’ prior written notice of redemption, or the 30-day redemption period, to each warrant holder; and

•
if, and only if, the last reported sale price of Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like and for certain issuances of Class A Common Stock and equity-linked securities for capital raising purposes in connection with the closing of our initial business combination as described elsewhere in this prospectus) for any 20 trading days within a 30-trading day period ending the third trading day before we send to the notice of redemption to the warrant holders (the “Reference Value”).

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of Class A Common Stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise the warrants.
We have established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise their warrant prior to the scheduled redemption date. However, the price of the shares of Class A Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like and for certain issuances of Class A Common Stock and equity-linked securities for capital raising purposes in connection with the Closing as described elsewhere in this prospectus) as well as the $11.50 warrant exercise price, subject to adjustments as described herein, after the redemption notice is issued.
Redemption of Public Stockholders’ Warrants When the Price Per Share of Class A Common Stock Equals or Exceeds $10.00
Once the warrants become exercisable, we may redeem the outstanding warrants:
•
in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption; provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of the shares of Class A Common Stock (as defined below);

•
if, and only if, the Reference Value (as defined above under “Redemption of Public Stockholders’ Warrants When the Price Per Share of Class A Common Stock Equals or Exceeds $18.00”) of the shares of Class A Common Stock equals or exceeds $10.00 per share (as adjusted per stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like and for certain issuances of Class A Common Stock and equity-linked securities for capital raising purposes in connection with the closing of our initial business combination as described elsewhere in this prospectus); and

•
if the Reference Value is less than $18.00 per share (as adjusted per stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like and for certain issuances of Class A Common Stock and equity-linked securities for capital raising purposes in connection with the closing of our initial business combination as described elsewhere in this prospectus), the Private Warrants must also be concurrently called for redemption at the same price (equal to a number of shares of Class A Common Stock) as the outstanding public warrants, as described above.

The numbers in the table below represent the number of shares of Class A Common Stock that a warrant holder will receive upon exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our shares of Class A Common Stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined based on the volume weighted average last reported sale price of our shares of Class A Common Stock for the 10 trading days immediately following the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. We will provide our warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.
The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of the warrant is adjusted as set forth under the heading “— Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted stock prices in the column headings will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the exercise price of the warrant after such adjustment and the denominator of which is the exercise price of the warrant immediately prior to such adjustment. In such an event, the number of shares in the table below shall be adjusted by multiplying such share amounts by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. If the exercise price of the warrant is adjusted as a result of raising capital in connection with the initial business combination, the adjusted share prices in the column headings will by multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “— Anti-dilution Adjustments” and the denominator of which is $10.00.
	Fair Market Value of Class A Common Stock
Redemption Date (period to expiration of warrants)	10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	>18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361
The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A Common Stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of our shares of Class A Common Stock as reported for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 shares of Class A Common Stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of our shares of Class A Common Stock for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 shares of Class A Common Stock for each whole warrant. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 shares of Class A Common Stock per warrant (subject to adjustment).
This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the shares of Class A Common Stock are trading at or above $10.00 per share, which may be at a time when the trading price of our shares of Class A Common Stock is below the exercise price of the warrants. We have established this redemption feature to provide us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “— Redemption of Public Stockholders’ Warrants When the Price Per Share of Class A Common Stock Equals or Exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the date of this prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed and we will be required to pay the redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the redemption price to the warrant holders.
As stated above, we can redeem the warrants when the shares of Class A Common Stock are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants when the shares of Class A Common Stock are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer shares of Class A Common Stock than they would have received if they had been able to exercise their warrants for shares of Class A Common Stock if and when such shares of Class A Common Stock were trading at a price higher than the exercise price of $11.50.
No fractional shares of Class A Common Stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A Common Stock to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the shares of Class A Common Stock pursuant to the warrant agreement (for instance, if we are not the surviving company in the Business Combination), the warrants may be exercised for such security. At such time as the warrants become exercisable for a security other than Class A Common Stock, the company (or the surviving company) will use its best efforts to registered under the Securities Act the security issuable upon exercise of the warrants.
A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the shares of Class A Common Stock issued and outstanding immediately after giving effect to such exercise.
Anti-Dilution Adjustments.   If the number of outstanding shares of Class A Common Stock is increased by a share dividend payable in shares of Class A Common Stock, or by a split-up of common stock or other similar event, then, on the effective date of such share dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding common stock. A rights offering to holders of common stock entitling holders to purchase shares of Class A Common Stock at a price less than the fair market value will be deemed a share dividend of a number of shares of Class A Common Stock equal to the product of

(i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of Class A Common Stock ) and (ii) one minus the quotient of (x) the price per share of Class A Common Stock paid in such rights offering and (y) the fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for shares of Class A Common Stock , in determining the price payable for shares of Class A Common Stock , there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of shares of Class A Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of shares of Class A Common Stock on account of such shares of Class A Common Stock (or other securities into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of shares of Class A Common Stock in connection with a proposed initial business combination or (d) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.
If the number of outstanding shares of Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.
Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock ), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A Common Stock ), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of shares of Class A Common Stock in such a transaction is payable in the form of shares of Class A Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating the fair market value where no quoted market price for an instrument is available.
The Public Warrants were issued in registered form subject to the Assignment, Assumption and Amendment Agreement, between Computershare Trust Company, N.A., as warrant agent, and us in respect of the Warrant Agreement between Thayer and Continental Stock Transfer & Trust Company. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders.
The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share of Class A Common Stock issued to such holder upon exercise of the warrants on all matters to be voted on by stockholders.
No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Class A Common Stock to be issued to the warrant holder.
Private Warrants
The Private Warrants (including the shares of Class A Common Stock issuable upon exercise of the Private Warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except pursuant to limited exceptions to our officers and directors and other persons or entities affiliated with the initial purchasers of the Private Warrants) and they will not be redeemable by us (except as described above under “— Redemption of Public Stockholders’ Warrants When the Price Per Share of Class A Common Stock Equals or Exceeds $10.00”) so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the Private Warrants on a cashless basis. Except as described below, the Private Warrants have terms and provisions that are identical to those of the warrants sold as part of the units. If the Private Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units.
Except as described above under “— Redemption of Public Stockholders’ Warrants When the Price Per Share of Class A Common Stock Equals or Exceeds $10.00,” if holders of the Private Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” will mean the average last reported sale price of the shares of Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the Sponsor and permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if they are in possession of material non-public information. Accordingly, unlike stockholders who could exercise their warrants and sell the shares of Class A Common Stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate. On February 14, 2022, all 7,175,000 Private Warrants were exercised on a cashless basis into 5,078,965 shares of our Class A Common Stock.
Certain Anti-Takeover Provisions of Delaware Law
Special Meeting of Stockholders
Our Bylaws provide that special meetings of our stockholders may be called by the chairperson of our board of directors, our Chief Executive Officer or our board of directors pursuant to adoption of a resolution.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
Our Bylaws provide, that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. Our Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.
Authorized but Unissued Shares
Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Exclusive Forum Selection
The Certificate of Incorporation is silent on forum selection. Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action arising pursuant to any provision of the Delaware General Corporation Law or our Certificate of Incorporation or Bylaws or (iv) any other action asserting a claim that is governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware), in all cases subject to the court having jurisdiction over indispensable parties named as defendants. Unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to this provision. Although we believe these provisions benefit us by providing increased consistency in the application of applicable law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors and officers.
Dividends
We have not paid any cash dividends on our shares of common stock to date. The payment of cash dividends in the future will be dependent upon our revenue and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future.

Limitation on Liability and Indemnification of Directors and Officers
The Certificate of Incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. The Certificate of Incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.
We have entered into agreements with our officers and directors to provide contractual indemnification. Our Bylaws permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We maintain a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duties. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be negatively impacted to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Transfer Agent and Registrar
The transfer agent for our Class A Common Stock is Computershare Trust Company, N.A..
Listing of Common Stock
Our Class A Common Stock and Warrants are listed on Nasdaq under the symbols “ISPO” and “ISPOW,” respectively.

RESTRICTIONS ON THE RESALE OF OUR SECURITIES
Rule 144
A person who has beneficially owned restricted shares of Class A Common Stock or Warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of Class A Common or restricted Warrants for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of securities that does not exceed the greater of:
•
1% of the then outstanding equity shares of the same class; and

•
the average weekly trading volume of Class A Common or Warrants, as applicable, during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by our affiliates under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about us.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
•
the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•
the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•
at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

While we were formed as a shell company, as a result of the completion of the Business Combination, we will no longer be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.
Lock-Ups
Bylaws
The Bylaws include a lock-up provision applicable to holders (the “Lock-Up Holders”) of shares of Inspirato Common Stock issued in connection with the Business Combination (excluding shares issued in connection with the PIPE), holders of all shares of Class V Common Stock, holders of shares of Class A Common Stock issued in connection with the exchange of New Common Units pursuant to the A&R Inspirato LLCA and shares of Class A Common Stock issued to directors, officers and employees of Inspirato or its subsidiaries upon the exercise of Assumed Inspirato Options (collectively, the “Lock-Up Shares”). The lock-up provides that the holders will not (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Lock-Up Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares, whether any such transaction described in clause (1) or

(2) above is to be settled by delivery of the Lock-Up Shares, in cash or otherwise, until the end of the period beginning on the Closing Date and ending on the date that is 180 days after the Closing Date (the “Lock-Up Period”).
Notwithstanding the restrictions described in the immediately preceding paragraph, Lock-Up Holders may transfer the Lock-Up Shares during the Lock-up Period:
(i)
as a bona fide gift or charitable contribution;

(ii)
to a trust, or other entity formed for estate planning purposes for the primary benefit of the spouse, domestic partner, parent, sibling, child or grandchild of such Lock-Up Holder or any other person with whom such Lock-Up Holder has a relationship by blood, marriage or adoption not more remote than first cousin;

(iii)
by will or intestate succession upon the death of the Lock-Up Holder;

(iv)
pursuant to a qualified domestic order, court order or in connection with a divorce settlement;

(v)
if such Lock-Up Holder is a corporation, partnership (whether general, limited or otherwise), limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that controls, is controlled by or is under common control or management with the Lock-Up Holder, or (B) to partners, limited liability company members or stockholders of the Lock-Up Holder, including, for the avoidance of doubt, where the Lock-Up Holder is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership;

(vi)
if such Lock-Up Holder is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(vii)
to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under subsections (i) through (vi) above;

(viii)
as a pledge of shares of Class A Common Stock or Class V Common Stock as security or collateral to any lender in connection with any borrowing or the incurrence of any indebtedness by such Lock-Up Holder; provided, however, that such borrowing or incurrence of indebtedness is part of a bona fide loan or similar agreement in connection with the purchase of shares of Class A Common Stock in the PIPE;

(ix)
pursuant to a bona fide third-party tender offer, merger, stock sale, recapitalization, consolidation or other transaction, each involving a change in control of the Company;

(x)
to the Company in connection with the repurchase of such Lock-Up Holder’s shares in connection with the termination of the Lock-Up Holder’s employment with the Company pursuant to contractual agreements with the Company;

(xi)
to satisfy tax withholding obligations in connection with the exercise of options to purchase shares of Class A Common Stock or the vesting of Company stock-based awards; or

(xii)
in payment on a “net exercise” or “cashless” basis of the exercise or purchase price with respect to the exercise of options or warrants to purchase shares of Class A Common Stock;

provided that any shares transferred pursuant to (i)-(xii) above shall remain subject to the lock-up restrictions during the Lock-Up Period, except that any lender (or its successors or assigns) to whom shares of Class A Common Stock or Class V Common Stock are pledged pursuant to (viii) above (collectively, the “Pledged Shares”) shall not be subject to the lock-up restrictions upon transfer of such Pledged Shares to such entity or person following a foreclosure or exercise of other remedies by such lender under the applicable loan or other agreement.
The Lock-Up Period is subject to early termination on the date that (i) the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property or (ii) the closing price of Class A Common Stock has equaled or exceeded $12.00 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 Trading Days within any 30 Trading Day period commencing at least 150 days after the Closing Date (the “Early Lock-Up Release”).
If (i) at least 120 days have elapsed since the Closing Date and (ii) the Lock-Up Period is scheduled to end during a period during which trading in the Company’s securities would not be permitted under the Company’s Insider Trading policy (a “Blackout Period”) or within five trading days prior to a Blackout Period, the Lock-Up Period shall end 10 trading days prior to the commencement of the Blackout Period (the “Blackout-Related Release”); provided, that (i) promptly upon the Company’s determination of the date of the Blackout-Related Release and in any event at least two trading days in advance of the Blackout-Related Release, the Company shall announce the date of the Blackout-Related Release through a major news service, or on a Form 8-K, and (ii) the Blackout-Related Release shall not occur unless the Company shall have publicly released its earnings results for the fiscal year ended December 31, 2021.
Registration Rights Agreement
Pursuant to the Registration Rights Agreement, the Sponsor, Mark E. Farrell, Christopher Hemmeter, H. Charles Floyd, Ren Riley, Lawrence M. Kutscher, Caroline Shin and R. David Edelman (collectively, the “Sponsor Lock-Up Holders”) agreed not to (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, such Inspirato Common Stock or Warrants or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Inspirato Common Stock or Warrants (collectively, the “Sponsor Lock-Up Shares”), whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Company’s capital stock, in cash or otherwise, until the period ending on the earlier of (A) one year after the Closing Date and (B) subsequent to the Business Combination, (x) if the closing price of the Inspirato Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination (provided that the Sponsor’s lock-up shall not terminate earlier than 180 days following the Closing Date by reason of this clause (x)) or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Inspirato Common Stock for cash, securities or other property or (ii) with respect to the Warrants, 30 days following the Closing Date (the “Sponsor Lock-Up Period”).
Notwithstanding the restrictions described in the immediately preceding paragraph, Sponsor Lock-Up Holders may transfer the Sponsor Lock-Up Shares during the Sponsor Lock-up Period:
(i)
as a bona fide gift or charitable contribution;

(ii)
to a trust, or other entity formed for estate planning purposes for the primary benefit of the spouse, domestic partner, parent, sibling, child or grandchild of such Sponsor Lock-Up Holder or any other person with whom such Sponsor Lock-Up Holder has a relationship by blood, marriage or adoption not more remote than first cousin;

(iii)
by will or intestate succession upon the death of the Sponsor Lock-Up Holder;

(iv)
pursuant to a qualified domestic order, court order or in connection with a divorce settlement;

(v)
if such Sponsor Lock-Up Holder is a corporation, partnership (whether general, limited or otherwise), limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that controls, is controlled by or is under common control or management with the Sponsor Lock-Up Holder, or (B) to partners, limited liability company members or stockholders of the Sponsor Lock-Up Holder, including, for the avoidance of doubt, where the Sponsor Lock-Up Holder is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership;

(vi)
if such Sponsor Lock-Up Holder is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(vii)
to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under subsections (i) through (vi) above;

(viii)
as a pledge of shares of Class A Common Stock as security or collateral in connection with any borrowing or the incurrence of any indebtedness by such Sponsor Lock-Up Holder; provided, however, that such borrowing or incurrence of indebtedness is either (A) secured by a portfolio of assets or equity interests issued by multiple issuers or (B) part of a transaction otherwise consented to by the Company;

(ix)
pursuant to a bona fide third-party tender offer, merger, stock sale, recapitalization, consolidation or other transaction, each involving a change in control of the Company;

(x)
in transactions relating to Inspirato Common Stock or other securities convertible into or exercisable or exchangeable for Inspirato Common Stock acquired in open market transactions after the Closing, provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise, other than a required filing on Schedule 13F, 13G or 13G/A) during the Sponsor Lock-Up Period; or

(xi)
in payment on a “net exercise” or “cashless” basis of the exercise or purchase price with respect to the exercise of options or warrants to purchase shares of Class A Common Stock;

provided that any shares transferred pursuant to (i)-(xi) above shall remain subject to the lock-up restrictions during the Sponsor Lock-Up Period.
A&R Inspirato LLCA
The A&R LLCA contains restrictions on transfers of units and requires the prior consent of the Company for such transfers, except, in each case, for (i) certain transfers to permitted transferees under certain conditions and (ii) exchanges of New Common Units for Class A Common Stock after the termination of the applicable Lock-Up Period included in the Bylaws.
Registration Rights
Pursuant to the Registration Rights Agreement, we agreed that within 15 business days after the Closing, we will file with the SEC (at our sole cost and expense) a shelf registration statement registering the resale of certain shares of Class A Common Stock from time to time, and we shall use commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as practicable after the filing thereof. The equityholders party to the Registration Rights Agreement may demand underwritten offerings, including block trades, of their registrable securities by us from time to time. Each such group of demanding holders may request to sell all or any portion of their registrable securities in an underwritten offering as long as the total offering price is expected to exceed in the aggregate $20.0 million. Parties subject to the Registration Rights Agreement will be entitled to unlimited piggyback registration rights, subject to certain exceptions in the case of demands for underwritten block trades.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS
The following is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of Class A Common Stock for Non-U.S. Holders (as defined below). This discussion is limited to Non-U.S. Holders who purchase our Class A Common Stock pursuant to this offering and who hold Class A Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).
This discussion is based on the provisions of the Code, U.S. Treasury regulations, administrative rulings and judicial decisions, all as of the date hereof, and all of which are subject to change, possibly with retroactive effect. We cannot assure you that a change in law (including, but not limited to, proposed legislation) will not significantly alter the tax considerations that we describe in this summary. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.
This summary does not address the Medicare contribution tax on certain net investment income, the alternative minimum tax, special tax accounting rules under Section 451(b) of the Code, U.S. federal estate or gift tax laws, or any state, local or non-U.S. tax laws. In addition, this discussion does not address all U.S. federal income tax considerations that may be important to a particular holder in light of the holder’s circumstances, or to certain categories of investors that may be subject to special rules, such as:
•
banks or other financial institutions;

•
tax-exempt entities;

•
insurance companies;

•
dealers in securities or foreign currencies;

•
traders in securities subject to a mark-to-market method of accounting for U.S. federal income tax purposes with respect to our Class A Common Stock;

•
partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

•
regulated investment companies, mutual funds or real estate investment trusts;

•
“controlled foreign corporations” or “passive foreign investment companies;”

•
persons that acquired our Class A Common Stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•
former citizens or long-term residents of the United States;

•
persons that hold our Class A Common Stock as a part of a straddle, hedge, integrated transaction or similar transaction;

•
persons that directly, indirectly or constructively own 5 percent or more (by vote or value) of our Class A Common Stock; or

•
persons deemed to sell our Class A Common Stock under the constructive sale provisions of the Code.

If a partnership (including an entity or arrangement treated as a partnership or other pass-thru entity for U.S. federal income tax purposes) holds our Class A Common Stock, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our Class A Common Stock, you are urged to consult your tax advisor regarding the tax consequences of the acquisition, ownership and disposition of such Class A Common Stock.

IF YOU ARE CONSIDERING THE PURCHASE OF OUR CLASS A COMMON STOCK, YOU SHOULD CONSULT YOUR OWN TAX ADVISORS CONCERNING THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SUCH CLASS A COMMON STOCK, AS APPLICABLE, AS WELL AS THE CONSEQUENCES TO YOU ARISING UNDER OTHER U.S. FEDERAL TAX LAWS, THE LAWS OF ANY OTHER TAXING JURISDICTION, OR ANY APPLICABLE TAX TREATY. IN ADDITION, YOU SHOULD CONSULT WITH YOUR TAX ADVISOR WITH RESPECT TO ANY POTENTIAL CHANGES IN U.S. FEDERAL TAX LAW AS WELL AS ANY POTENTIAL CHANGES IN STATE, LOCAL OR NON-U.S. TAX LAWS.
For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of our Class A Common Stock, that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not:
•
an individual who is a citizen or resident of the United States;

•
a corporation or other entity treated as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust (A) the administration of which is subject to the primary supervision of a U.S. court and that has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

Taxation of Distributions
If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to Non-U.S. Holders of Class A Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its Class A Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Non-U.S. Holder’s Class A Common Stock, and will be treated as described under “Gain on Sale, Taxable Exchange or Other Taxable Disposition of our Class A Common Stock.”
Subject to the discussions below regarding effectively connected income, backup withholding and FATCA, any dividend paid to a Non-U.S. Holder generally will be subject to U.S. federal withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty between the United States and the holder’s country of residence. In order to receive a reduced treaty rate, a Non-U.S. Holder must provide us or the applicable paying agent with an IRS Form W-8BEN or W-8BEN-E or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate. Under applicable Treasury Regulations, we may withhold up to 30% of the gross amount of the entire distribution even if the amount constituting a dividend, as described above, is less than the gross amount. A Non-U.S. Holder may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS. If a Non-U.S. Holder holds our Class A Common Stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through other intermediaries. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see the section entitled “Gain on Sale, Exchange or Other Taxable Disposition of our Class A Common Stock” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.
Dividends received by a Non-U.S. Holder that are treated as effectively connected with the holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, that are attributable to a permanent establishment or fixed base maintained by the holder in the United States) are generally exempt from the 30% U.S. federal withholding tax, subject to the discussions below regarding backup withholding and FATCA. In order to obtain this exemption, a Non-U.S. Holder must provide us or the applicable withholding agent with a properly executed IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to U.S. federal withholding tax, generally are taxed at the U.S. federal income tax rates applicable to U.S. persons, net of certain deductions and credits. In addition, dividends received by corporate Non-U.S. Holders that are effectively connected with the holder’s conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty between the United States and the holder’s country of residence. Non-U.S. Holders should consult their tax advisor regarding the tax consequences of the ownership and disposition of our Class A Common Stock, including the application of any applicable tax treaties that may provide for different rules.
Gain on Sale, Exchange or other Taxable Disposition of our Class A Common Stock
Subject to the discussions below regarding backup withholding and FATCA, a Non-U.S. Holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Class A Common Stock unless:
•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business (and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the holder in the United States);

•
the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

•
our Class A Common Stock constitutes a United States real property interest, or USRPI, by reason of our status as a “United States real property holding corporation,” or a USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the Non-U.S. Holder’s disposition of, or the holder’s holding period for, our Class A Common Stock.

We believe that we are not currently a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our U.S. and worldwide real property interests plus our other assets used or held for use in a trade or business, there can be no assurance that we will not become a USRPHC in the future. Even if we are or become a USRPHC, however, in the case where shares of our Class A Common Stock are regularly traded on an established securities market, the Non-U.S. Holder disposing of our Class A Common Stock will be treated as disposing of a USRPI only if it has owned, directly or constructively, more than 5% of our Class A Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of our Class A Common Stock. There can be no assurance that our Class A Common Stock will be treated as regularly traded or not regularly traded on an established securities market for this purpose.
Non-U.S. Holders described in the first bullet above generally will be required to pay tax on the gain derived from the sale (net of certain deductions and credits) under U.S. federal income tax rates applicable to U.S. persons, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. Individual Non-U.S. Holders described in the second bullet above will be subject to tax at 30% (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, which gain may be offset by U.S. source capital losses for the year, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses. Non-U.S. Holders should consult their tax advisors regarding any applicable income tax or other treaties that may provide for different rules.
Information Reporting and Backup Withholding
We must report annually to the IRS and to each Non-U.S. Holder the gross amount of the dividends we pay or are deemed to pay to such Holder and the tax withheld, if any, with respect to such dividends. A Non-U.S. Holder will have to comply with specific certification procedures to establish that the Holder is not a United States person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends. A Non-U.S. Holder generally will not be subject to U.S. backup withholding with respect to payments of dividends if such Holder establishes an exemption by certifying his, her or its Non-U.S. status by providing a valid IRS Form W-8BEN or W-8BEN-E or other appropriate IRS From W-8 (or other applicable or successor form); provided we do not have actual knowledge or reason to know that such Non-U.S. Holder is a U.S. person (as defined in the Code).
Information reporting and backup withholding will generally apply to the proceeds of a taxable disposition of our Class A Common Stock by a Non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the Holder establishes an exemption by certifying his, her or its status as a Non-U.S. Holder and satisfies certain other requirements. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the U.S. through a Non-U.S. office of a broker. However, for information reporting purposes, taxable dispositions effected through a Non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.
Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides or is incorporated under the provisions of a specific treaty or agreement.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder may be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability, if any, and may entitle such Holder to a refund, provided that the required information is timely furnished to the IRS.
Additional Withholding Requirements under the Foreign Account Tax Compliance Act
Subject to the following paragraph, the Foreign Account Tax Compliance Act and the Treasury Regulations and other official IRS guidance issued thereunder (collectively, “FATCA”) generally imposes a U.S. federal withholding tax of 30% on dividends on, and the gross proceeds from a sale or other disposition of, our Class A Common Stock paid to a “foreign financial institution” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners) or otherwise establishes an exemption. Subject to the following paragraph, FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on, and the gross proceeds from a sale or other disposition of, our Class A Common Stock paid to a “non-financial foreign entity” (as specially defined under these rules) unless such entity provides the withholding agent with a certification identifying the substantial direct and indirect U.S. owners of the entity, certifies that it does not have any substantial U.S. owners, or otherwise establishes an exemption. The withholding tax will apply regardless of whether the payment otherwise would be exempt from the U.S. nonresident withholding tax described above and backup withholding, including under the exemptions described above. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and the holder’s country of residence may modify the requirements described in this section. Holders should consult with your own tax advisors regarding the application of FATCA to your ownership and disposition of our Class A Common Stock.
The U.S. Treasury Department has issued proposed regulations that, if finalized in their present form, would eliminate FATCA withholding on gross proceeds of the sale or other disposition of our Class A Common Stock. The preamble of such proposed regulations states that they may be relied upon by taxpayers until final regulations are issued or until such proposed regulations are rescinded.
THE PRECEDING DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK.

PLAN OF DISTRIBUTION
We are registering the issuance by us of up to 69,780,665 shares of Class A Common Stock that may be issued upon the exchange of New Common Units and Class V Common Stock. We are also registering the resale by the Selling Securityholders or their permitted transferees of up to 94,278,420 shares of Class A Common Stock (including (i) 30,393,285 Blocker Shares, (ii) 2,747,500 Founder Shares, (iii) 60,647,438 Continuing Member Shares, and (iv) 490,197 shares held by the Sponsor and certain of its affiliates).
We will not receive any of the proceeds from the sale of the Offered Shares. The aggregate proceeds to the Selling Securityholders from the sale of the Securities will be the purchase price of the Securities less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Offered Shares. The Selling Securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Securities to be made directly or through agents.
The Offered Shares may be sold from time to time to purchasers:
•
directly by the Selling Securityholders;

•
through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Securityholders or the purchasers of the Securities; or

•
through a combination of any of these methods of sale.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Securities may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any underwriter, broker-dealer or agent regarding the sale of the Securities by the Selling Securityholders.
The securities may be sold in one or more transactions at:
•
fixed prices;

•
prevailing market prices at the time of sale;

•
prices related to such prevailing market prices;

•
varying prices determined at the time of sale; or

•
negotiated prices.

These sales may be effected in one or more transactions:
•
through one or more underwritten offerings on a firm commitment or best efforts basis;

•
settlement of short sales entered into after the date of this prospectus;

•
agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•
in privately negotiated transactions;

•
in options or other hedging transactions, whether through an options exchange or otherwise;

•
in distributions to members, limited partners or stockholders of Selling Securityholders;

•
any other method permitted by applicable law;

•
on any national securities exchange or quotation service on which the Securities may be listed or quoted at the time of sale, including Nasdaq;

•
in the over-the-counter market;

•
in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•
any other method permitted by applicable law; or

•
through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.
In connection with distributions of the Securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the Securities in the course of hedging transactions, broker-dealers or other financial institutions may engage in short sales of the Securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the Securities short and redeliver the Securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the Offered Shares, which Securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge the Securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged Securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell the Offered Shares, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge the Securities to a financial institution or other third party that in turn may sell the Securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
At the time a particular offering of the Securities is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Securityholders, the aggregate amount of Securities being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. We may suspend the sale of Securities by the Selling Securityholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.
The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our Securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.

The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Securityholders will sell any or all of the Securities under this prospectus. Further, we cannot assure you that the Selling Securityholders will not transfer, distribute, devise or gift the Securities by other means not described in this prospectus. In addition, any Offered Shares that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Securities may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.
The Selling Securityholders may, from time to time, pledge or grant a security interest in some shares of the Securities owned by them and, if a Selling Securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of the Securities, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Securityholders to include the pledgee, transferee or other successors in interest as the Selling Securityholders under this prospectus. The Selling Securityholders also may transfer shares of the Securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
A Selling Securityholder that is an entity may elect to make an in-kind distribution of the Securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradable shares of the Securities pursuant to the distribution through a registration statement.
For additional information regarding expenses of registration, see the section titled “Use of Proceeds” appearing elsewhere in this prospectus.
We have agreed with the Selling Securityholders to keep the registration statement of which this prospectus constitutes a part effective until such time as all of the Offered Shares have been disposed of pursuant to and in accordance with the registration statement or such securities have been withdrawn.

LEGAL MATTERS
The validity of the Securities offered hereby has been passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California, which has acted as our counsel in connection with this offering.
EXPERTS
The consolidated financial statements Inspirato LLC of as of December 31, 2020 and 2021, and for each of the years in the three-year period ended December 31, 2021, included in this prospectus, have been so included in reliance on the report of BDO USA LLP, an independent registered public accounting firm, appearing elsewhere herein, given on the authority of such firm as experts in auditing and accounting.
The consolidated financial statements of Thayer Ventures Acquisition Corp. as of and for the year ended December 31, 2021, and the financial statements as of December 31, 2020 and for the period from July 31, 2020 (inception) through December 31, 2020, appearing in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as stated in their report thereon and included in this prospectus, in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus constitutes only a part of the registration statement. Some items are contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or document referred to are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements and other information about issuers, like us, that file electronically with the SEC. We also maintain a website at www.inspirato.com. We make available, free of charge, on our investor relations website at https://inspirato.com/company/investor-relations/, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports as soon as reasonably practicable after electronically filing or furnishing those reports to the SEC. Information contained on our website is not a part of or incorporated by reference into this prospectus and the inclusion of our website and investor relations website addresses in this prospectus is an inactive textual reference only.

Report of Independent Registered Public Accounting Firm
Members and Board of Managers
Inspirato LLC
Denver, Colorado
Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated balance sheets of Inspirato LLC (the “Company”) as of December 31, 2021 and 2020, the related consolidated statements of operations and comprehensive loss, members’ deficit, and cash flows for each of the three years in the period ended December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ BDO USA, LLP
We have served as the Company’s auditor since 2021.
Denver, Colorado
March 10, 2022

INSPIRATO LLC
CONSOLIDATED BALANCE SHEETS
(in thousands except unit amounts)
	December 31,
	2020	2021
Assets
Current assets
Cash and cash equivalents	$62,772	$80,233
Restricted cash	4,229	2,720
Accounts receivable, net	2,978	2,389
Accounts receivable, net – related parties	504	386
Prepaid subscriber travel	11,804	17,183
Prepaid expenses	6,111	11,101
Other current assets	908	762
Total current assets	89,306	114,774
Property & equipment, net	8,954	8,695
Goodwill	21,233	21,233
Other long term assets	1,113	1,068
Total assets	$120,606	$145,770
Liabilities
Current liabilities
Accounts payable	$16,055	$33,140
Accrued liabilities	3,078	6,035
Deferred revenue	126,029	176,813
Debt	14,000	13,267
Deferred rent	1,423	457
Total current liabilities	160,585	229,712
Deferred revenue	22,933	14,450
Debt	9,550	—
Deferred rent	6,872	7,468
Warrants	91	547
Total liabilities	200,031	252,177
Commitments and contingencies (Note 9)
Temporary equity
Series A-1; 222,239 authorized; 222,239 and 217,204 issued and outstanding, respectively	13,108	12,809
Series A-2; 130,262 authorized, issued, and outstanding	5,489	5,489
Series B; 193,094 authorized, issued, and outstanding	19,860	19,860
Series B-1; 127,609 authorized; 123,621 issued and outstanding	15,282	15,282
Series D; 157,849 authorized, issued, and outstanding	20,125	20,125
Series E; 132,317 authorized; 97,667 and 96,127 issued and outstanding, respectively	9,916	9,719
Total temporary equity	83,780	83,284
Members’ deficit
Series C; 491,467 authorized, issued, and outstanding	21,477	21,477
Common units 4,470,000 authorized; 1,166,154 and 1,148,836 issued and outstanding, respectively	—	—
Accumulated deficit	(184,682)	(211,168)
Total members’ deficit	(163,205)	(189,691)
Total liabilities, temporary equity, and members’ deficit	$120,606	$145,770

INSPIRATO LLC
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands except per unit amounts)
	December 31,
	2019	2020	2021
Revenue	$217,079	$165,590	$234,747
Cost of revenue (including depreciation of $1,637, $1,734 and $1,656 in 2019, 2020 and 2021 respectively)	138,768	100,599	152,747
Gross margin	78,311	64,991	82,000
General and administrative (including equity-based compensation of $1,434, $2,790 and $3,258 in 2019, 2020 and 2021 respectively)	27,522	25,940	50,477
Sales and marketing	25,527	14,764	27,821
Operations	24,396	18,814	26,814
Technology and development	2,579	2,787	4,914
Depreciation and amortization	3,471	2,898	2,619
Interest, net	999	542	635
Warrant fair value losses (gains)	66	(214)	456
Gain on forgiveness of debt	—	—	(9,518)
Net loss and comprehensive loss	$(6,249)	$(540)	$(22,218)
Basic and diluted weighted average common units outstanding	1,166,154	1,166,154	1,166,063
Basic and diluted loss per common unit	$(5.36)	$(0.46)	$(19.05)

INSPIRATO LLC
CONSOLIDATED STATEMENTS OF MEMBERS’ DEFICIT
(in thousands except unit amounts)
	Common Units		Series C
					Accumulated
	Units	Value	Units	Value	Deficit	Total
Balance – January 1, 2019	1,166,154	$—	491,467	$21,477	$(186,764)	$(165,287)
Cumulative effect of change in accounting principle					4,647	4,647
Consolidated net loss					(6,249)	(6,249)
Equity-based compensation					1,434	1,434
Balance – December 31, 2019	1,166,154	—	491,467	21,477	(186,932)	(165,455)
Consolidated net loss					(540)	(540)
Equity-based compensation					2,790	2,790
Balance – December 31, 2020	1,166,154	—	491,467	21,477	(184,682)	(163,205)
Consolidated net loss					(22,218)	(22,218)
Redeemed units	(18,046)	—			(7,258)	(7,258)
Equity-based compensation					3,258	3,258
Issuance of common units upon exercise of unit option awards, net of shares withheld for income taxes	728	—			(148)	(148)
Distributions					(120)	(120)
Balance – December 31, 2021	1,148,836	$—	491,467	$21,477	$(211,168)	$(189,691)

INSPIRATO LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	Years Ended December 31,
	2019	2020	2021
Cash flows from operating activities:
Consolidated net loss	$(6,249)	$(540)	$(22,218)
Adjustments to reconcile consolidated net loss to net cash
Accounts receivable, net – related parties
Depreciation and amortization	5,108	4,632	4,275
Warrant fair value (gains) losses	66	(214)	456
Equity-based compensation	1,434	2,790	3,258
Gain on forgiveness of debt	—	—	(9,518)
Changes in current assets and liabilities:
Accounts receivable	6,233	7,782	589
Accounts receivable – related parties	(31)	216	118
Prepaid subscriber travel	(3,522)	2,355	(5,379)
Prepaid expenses	(797)	348	(4,990)
Other assets	(16)	7	191
Accounts payable	(62)	(5,907)	17,085
Accrued liabilities	(10)	(963)	2,957
Deferred revenue	527	765	42,301
Deferred rent	1,267	308	(370)
Net cash provided by operating activities	3,948	11,579	28,755
Cash flows from investing activities:
Development of internal-use software	(1,125)	(2,274)	(1,052)
Purchase of property and equipment	(3,300)	(1,618)	(2,964)
Net cash used in investing activities	(4,425)	(3,892)	(4,016)
Cash flows from financing activities:
Repayments of debt	(924)	(21,000)	(765)
Proceeds from debt	7,000	37,550	—
Common unit redemptions	—	—	(7,258)
Preferred unit redemptions	—	—	(496)
Employee tax withholding for unit option exercises	—	—	(148)
Distributions	—	—	(120)
Net cash provided by (used in) financing activities	6,076	16,550	(8,787)
Net increase in cash, cash equivalents, and restricted cash	5,599	24,237	15,952
Cash, cash equivalents, and restricted cash – beginning of year	37,165	42,764	67,001
Cash, cash equivalents, and restricted cash – end of year	$42,764	$67,001	$82,953
Supplemental cash flow information – cash paid for interest	$1,160	$584	$609
Significant noncash transaction:
Modified retrospective adjustment for accounting principle adoption	$4,647	$—	$—
Gain on forgiveness of debt	$—	$—	$9,518

INSPIRATO LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(1)   Nature of Business
Inspirato LLC was organized on May 12, 2010 as a Delaware limited liability company. Inspirato LLC and its subsidiaries (collectively referred to as the “Company”) is a subscription-based luxury travel company that provides unique solutions for (i) affluent travelers seeking superior service and certainty across a wide variety of accommodations and experiences and (ii) hospitality suppliers who want to solve pain points that include monetizing excess inventory and efficiently outsourcing the hassle involved in managing rental properties.
As of December 31, 2021, the Company had 38 subsidiaries and one branch, of which 29 are wholly owned domestic limited liability companies. The remaining 9 and the branch are as follows: (i) a wholly owned Mexican S.R.L; (ii) a wholly owned Turks and Caicos limited company; through direct domestic subsidiaries, (iii) a wholly owned Cayman exempted company; (iv) a wholly owned Costa Rican limited liability company; (v) a wholly owned Italian S.R.L.; (vi) a wholly owned Canadian unlimited liability company; (vii) a wholly owned Dominican Republic branch of a wholly owned domestic liability company; (viii) a wholly owned U.S. Virgin Islands’ limited liability company; (ix) a wholly owned Puerto Rican limited liability company; and (x) a wholly owned Grenadian limited liability company. These entities typically lease local properties.
On March 11, 2020, the World Health Organization declared the outbreak of a respiratory disease caused by a new coronavirus to be a pandemic. First identified in late 2019 and now known as COVID-19, the outbreak impacted thousands of individuals worldwide. In response, many countries, states, and localities implemented measures to combat the outbreak that impacted global business operations. The COVID-19 pandemic had a materially adverse impact on Inspirato’s results of operations and financial condition for the year ended and as of December 31, 2020. Revenues declined as a result of reduced travel and management undertook cost reduction methods in response. No impairments were recorded during the periods presented. In 2021 as restrictions were lifted across travel destinations, revenues recovered to pre-pandemic levels. However, due to the significant uncertainty surrounding the pandemic, including the potential adverse impact of the spread of COVID-19 variants, management’s judgment regarding this could change in the future. Management cannot estimate the length or impacts of the COVID-19 outbreak on the Company’s future operations, financial position and cash flows, particularly if there are significant impacts that continue in the future.
On February 11, 2022 Inspirato consummated a definitive business combination agreement with Thayer Ventures Acquisition Corporation (“Thayer”) and the Company became a subsidiary of Thayer and Thayer changed its name to Inspirato Incorporated.
(2)   Significant Accounting Policies
(a)   Basis of Presentation
The accompanying consolidated financial statements and related notes have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).
(b)   Principles of Consolidation
The accompanying consolidated financial statements include the accounts of Inspirato LLC and its subsidiaries and have been prepared in accordance with GAAP. All intercompany accounts and transactions have been eliminated in consolidation.
(c)   Use of Estimates
The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Changes in facts and circumstances or discovery of new information may result in revised estimates, and actual results could differ from those estimates.
The consolidated financial statements include amounts that are based on management’s best estimates and judgments. The most significant estimates relate to valuation and estimated economic lives of capitalized software and long-lived assets, contingencies, allowance accounts, expected length of certain subscription types, and the fair value of warrants and options.
(d)   Cash and Cash Equivalents
Cash and cash equivalents include cash and investments in highly liquid investments purchased with an original maturity of three months or less. Cash balances held in banks exceed the federal depository insurance limit. The Company’s cash is only insured up to the federal depository insurance limit. A significant portion of the Company’s cash balances are held at a single banking institution and the Company has not experienced any losses as a result of this concentration.
Amounts in transit from credit card processors are also considered cash equivalents because they are both short term and highly liquid in nature and are typically converted to cash within three days of the sales transaction.
(e)   Restricted Cash
The Company classifies deposits as required to be maintained by its credit card and ACH processors as restricted cash.
(f)   Accounts Receivable
Accounts receivables from customers are recorded at the original invoiced amounts, net of an allowance for doubtful accounts. The allowance for doubtful accounts is estimated based on historical experience, aging of receivables, economic trends and other factors that may affect the Company’s ability to collect from customers, and was not significant at December 31, 2020 and 2021.
(g)   Property and Equipment
Property and equipment are recorded at cost. The straight-line method is used for computing depreciation and amortization. Assets are depreciated over their estimated useful lives ranging from three to five years. Direct costs incurred in the development of internal-use software are capitalized once the preliminary project stage is completed, management has committed to funding the project, and completion and use of the software for its intended purpose is probable. The Company ceases capitalization of development costs once the software has been substantially completed and is ready for its intended use. Software development costs are amortized over their estimated useful lives of three years. The cost of leasehold improvements is depreciated over the lesser of the length of the related leases or the estimated useful lives of the assets. Costs of maintenance and repairs are charged to expense when incurred.
The carrying amounts of our long-lived assets, are periodically reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of these assets may not be recoverable or that the useful life is shorter than we had originally estimated. The recoverability of these assets is measured by comparing the carrying amount of each asset to the future undiscounted cash flows the asset is expected to generate over their remaining lives. If the asset is considered to be impaired, the amount of any impairment is measured as the difference between the carrying value and the fair value of the impaired asset. If the useful life is shorter than originally estimated, the remaining carrying value is amortized over the new shorter useful life. There was no impairment of any long-lived assets in the three years ended December 31, 2021.
(h)   Equity-Based Compensation
The Company accounts for equity-based compensation in accordance with GAAP for all transactions in which an entity exchanges its equity instruments for goods or services, which generally require the

Company to measure the cost of employee services received in exchange for an award of equity instruments in earnings based on the fair value and vesting provisions of the award on the date of grant. Historical data by participant groupings is used to estimate option forfeitures and record unit-based compensation expense only for those awards that are expected to vest. Compensation cost is recognized on a straight-line basis over the requisite service period.
(i)   Goodwill
Goodwill arose from the acquisition of certain assets of Portico Club, LLC (“Portico”) on December 16, 2013.
Goodwill was recorded based on management’s best estimates of the fair values of assets acquired and liabilities assumed at the date of acquisition. Goodwill is not amortized, but rather is assessed annually for impairment in the fourth quarter and when events and circumstances indicate that the fair value of a reporting unit with goodwill has been reduced below its carrying value. The Company has determined that the Company has one reporting unit. The test for impairment requires that the Company first perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. If it is concluded that this is the case, the Company then performs a quantitative impairment test. Otherwise, the quantitative impairment test is not required. The Company performs our annual impairment review of goodwill at December 1 and when a triggering event occurs between annual impairment tests. Under the quantitative impairment test, the Company would compare the estimated fair value of each reporting unit to its carrying value. The Company determined based on the qualitative assessments that it is not more likely than not that the fair value of the Company’s reporting unit is less than its carrying value, therefore no quantitative impairment tests were performed at December 31, 2021 and 2020 and no goodwill impairment charges were recognized in the years ended December 31, 2021, 2020 and 2019.
(j)   Revenue
Effective January 1, 2019, the Company adopted Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers, using the modified retrospective method. The adoption had a material impact to the financial statements, and the Company’s revenue recognition practices were adjusted as a result of applying ASC 606. The Company recognized an adjustment of $4.6 million to deferred revenue and accumulated deficit as of January 1, 2019 due to the implementation. The adjustment is the result of accelerated revenue recognition for certain performance obligations associated with subscription sales, which is partially offset by promotions that result in deferred revenue until a subscriber utilizes the promotion (for example, travel included with the purchase of a subscription). Revenue from contracts with customers would have been approximately $4.0 million higher for the year ended December 31, 2019 if the Company had not been required to adopt ASC 606.
The Company’s revenue is reported net of discounts and incentives as a reduction of the transaction price. Some of the Company’s contracts with customers contain multiple performance obligations. For customer contracts that include multiple performance obligations, the Company accounts for individual performance obligations if they are distinct. The transaction price is then allocated to each performance obligation based on its standalone selling price. The Company generally determines the standalone selling price based on the prices charged to customers.
Subscription Revenue
The Company’s contracts with customers grants access to book the Company’s residences and other privileges that vary based on the type of subscription. The Company offers Inspirato Club and Inspirato Pass subscriptions. Inspirato Club subscriptions grant access to its portfolio. In addition to Inspirato Club subscription benefits, Inspirato Pass subscriptions include the ability to book certain stays without paying additional nightly rates, taxes or fees. Subscriptions generally include an enrollment fee and monthly or annual fees, for which customers can prepay up to several years at once. The Company has an unconditional right to these fees in its contracts with customers for a subscription as the Company provides the right to book to its customers. Thus, the Company recognizes revenue from monthly or annual fees over their related time period. Certain legacy Inspirato Club subscriptions included substantive upfront enrollment fees.

These enrollment fees may have entitled the subscriber to reduced dues, travel or other perks. The value of those services, estimated based on their stand-alone selling price, were deferred and recognized when those services are provided. The remaining revenue is recognized on a straight-line basis over the expected average life of these subscription types. The average estimated life of these subscriptions is estimated to be five years. The option to renew is considered a material right of the customer and is treated herein as an additional performance obligation.
The calculation of the expected average life of legacy Inspirato Club subscriptions with substantive upfront enrollment fees is a critical estimate in the recognition of revenue associated with enrollment fees. The calculation includes certain management judgments and projections regarding the estimated period that customers are expected to remain subscribers and continue to benefit from these subscriptions along with annual renewal rates for these subscriptions. Management relies on multiple metrics to determine the average customer life. These include historical average renewal and attrition rates, expected future renewal rates, and other qualitative measures obtained through market research. The Company reviews its estimates and assumptions with regard to the average customer life based on the Company’s projections and historical experience on an annual basis. For the years ended December 31, 2019, 2020 and 2021, the expected average life of legacy Inspirato Club subscriptions with substantive upfront enrollment fees was five years.
Contracts are cancellable at the end of the monthly or annual contract term. The Company has determined that enrollment fees for subscriptions do not provide a material right to a customer and thus, these enrollment fees are recognized upon receipt.
In instances where the timing of revenue recognition differs from the timing of invoicing, we have determined our contracts generally do not include a significant financing component. The primary purpose of our invoicing terms is to provide customers with simplified and predictable ways of purchasing our products and services, such as invoicing at the beginning of a subscription term with revenue recognized ratably over the contract period, and not to receive financing from our customers. Any potential financing fees are considered insignificant in the context of our contracts.
Travel Revenue
Travel related fees for trips are recognized when performance obligations are met over the period of the stay.
The Company offers certain discounts for paying in advance or as promotions. These promotions are recognized when performance obligations are met or upon their expiration.
Deferred Revenue
The Company records any unrecognized portion of enrollment fees and travel to be delivered as deferred revenue until applicable performance obligations are met.
(k)   Operating Leases
The Company accounts for operating leases under ASC 840, Leases, and has entered into operating lease agreements for its vacation homes, hotels and corporate offices. Some of these operating leases contain provisions for future rent increases or periods in which rent payments are reduced. The Company records monthly rent expense equal to the total of the payments due over the lease term, divided by the number of months of the lease term. The difference between rent expense recorded and the amount paid is credited or charged to deferred rent obligation, except as described below. Tenant improvement allowances are recorded as deferred rent and are amortized over the life of the lease. As a result of the COVID-19 pandemic, the Company invoked force majeure clauses during 2020 in the majority of their operating leases allowing the Company to forego rent payments during the pandemic. The Company has accounted for this relief as a rent concession and recognized a reduction in rent expense associated with these leases during the force majeure period specific to each lease. As of January 1, 2022 the Company will adopt Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842). See Recently Issued Accounting Pronouncements for additional detail.

(l)   Advertising Costs
The Company incurs advertising expense including television and radio advertising and online advertising expense to promote our brand. We expense the production costs associated with advertisements in the period in which the advertisement first takes place. We expense the costs of communicating the advertisement (e.g., television airtime) as incurred each time the advertisement is shown. Advertising expenses are included within sales and marketing expense in the accompanying consolidated statements of operations and comprehensive loss and totaled $2.6 million, $2.1 million, and $8.5 million for the years ended December 31, 2019, 2020, and 2021, respectively.
(m)   Earnings (Loss) Per Common Unit
Basic earnings (loss) per common unit (“EPS”) is computed by dividing net earnings or loss attributable to common unitholders, as applicable, by the weighted average number of common units outstanding during the period. Diluted EPS is computed after adjusting the basic EPS computation for the effect of potentially dilutive securities outstanding during the period. The effect of non-vested units, if dilutive, is computed using the treasury stock method.
(n)   Segment Information
The Company provides hospitality services in the U.S. and in foreign countries with customers in North America and assets around the world. The Company is managed by a U.S. based management team and measures and evaluates financial and operational performance as a single enterprise. Services are sold from the U.S. and not differentiated based upon purchase location. Information is reported to the chief operating decision maker and the executive team on an aggregated world-wide basis, and strategic and financial decisions are determined centrally. Management has concluded that the Company operates as single segment.
(o)   Fair Value Measures
ASC Topic 820, Fair Value Measurements and Disclosures, clarifies the definition of fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This guidance also relates to all nonfinancial assets and liabilities that are not recognized or disclosed on a recurring basis (e.g., impairments of long-lived assets). The fair value is the price that the Company estimates would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A fair value hierarchy is used to prioritize inputs to valuation techniques used to estimate fair value. An asset or liability subject to the fair value requirements is categorized within the hierarchy based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability. The highest priority (Level 1) is given to unadjusted quoted market prices in active markets for identical assets or liabilities, and the lowest priority (Level 3) is given to unobservable inputs. Level 2 inputs are data, other than quoted prices included within Level 1, that are observable for the asset or liability, either directly or indirectly.
The carrying values on the consolidated balance sheet of the Company’s cash and cash equivalents, restricted cash, accounts receivable, prepaids, other current assets, accounts payable, accrued liabilities, deferred rent, deferred revenue, other liabilities, and debt approximate fair values due to their short-term maturities. The Company uses certain fair valuation techniques in performing its annual goodwill impairment test described below and in determining the value of warrants. These techniques generally use Level 3 inputs.
(p)   Recently Issued Accounting Pronouncements
The FASB issued ASU No. 2016-02, Leases (Topic 842), which will supersede the current lease requirements in Accounting Standards Codification 840. ASU 842 requires lessees to recognize a right-to-use asset and related lease liability for all leases, with a limited exception for short-term leases. Leases will be classified as either finance or operating, with the classification affecting the pattern of expense recognition in the statement of operations. Currently, leases are classified as either capital or operating, with only capital leases recognized on the balance sheet. The reporting of lease-related expenses in the statements of operations and cash flows will be generally consistent with the current guidance. The new lease guidance will be effective January 1, 2022 and we will adopt the standard using the modified retrospective transition method as of January 1, 2022, and we will not apply the standard to the comparative periods presented in the year of adoption.
The new standard provides a number of optional practical expedients in transition. We expect to elect the ‘package of practical expedients’ which permits us not to reassess under the new standard our prior conclusions about lease identification, lease classification, and initial direct costs. We do not expect to elect the use-of-hindsight or the practical expedient pertaining to land easements; the latter not being applicable to us. We also currently expect to elect the practical expedient to not separate lease and non-lease components for all of our leases.
The new lease standard will have a significant effect on the Company’s consolidated financial statements and disclosures as a result of the Company’s operating leases, as disclosed in Note 9, that will be reported on the consolidated balance sheet at adoption. Upon adoption, the Company will recognize a lease liability and corresponding right-of-use asset based on the present value of the minimum lease payments of approximately $203 million at January 1, 2022. Our estimate represents the net present value of lease payments from operating leases that commenced on or before December 31, 2021. We do not anticipate any change to our Income Statement or Statement of Cash Flows. We do not expect a significant change in our leasing activities between now and adoption and we do not expect this standard to have an effect on our current set of debt covenants.
In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The ASU includes changes to the accounting and measurement of financial assets, including the Company’s accounts receivable and held-to-maturity debt securities, by requiring the Company to recognize an allowance for all expected losses over the life of the financial asset at origination. This is different from the current practice where an allowance is not recognized until the losses are considered probable. The ASU also changes the way credit losses are recognized for available-for-sale debt securities. Credit losses are recognized through the recording of an allowance rather than as a write-down of the carrying value. The guidance is effective for the Company beginning January 1, 2023. Upon adoption, the ASU will be applied using a modified retrospective transition method to the beginning of the earliest period presented. A prospective transition approach is required for debt securities for which another-than-temporary impairment had been recognized before the effective date. Early adoption for all institutions is permitted for fiscal years beginning after December 15, 2018. We do not anticipate this standard to have a material impact on the Company’s financial statements.
(q)   Distinguishment of Liabilities from Equity
The Company has applied ASC 480, Distinguishing Liabilities from Equity, to classify as liability or equity certain redeemable and/or convertible instruments, including the Company’s preferred units. The Company determines the liability classification if the financial instrument is mandatorily redeemable, or if the financial instrument, other than outstanding shares, embodies a conditional obligation that the Company must or may settle by issuing a variable number of its equity shares.
If the Company determines that a financial instrument should not be classified as a liability, it then determines whether the financial instrument should be presented between the liability section and the equity section of the balance sheet as temporary equity. The Company determines financial instruments as temporary equity if the redemption of the preferred units or other financial instrument is outside the control of the Company. Otherwise, the Company accounts for the financial instrument as permanent equity.
Initial Measurement
The Company records temporary equity or permanent equity upon issuance at the fair value, or cash received.
Temporary Equity
At each balance sheet date, the Company evaluates the classification of its redeemable instruments. If an instrument is: (i) redeemable, or (ii) redemption is probable, or (iii) will become redeemable, or (iv) its redemption is outside the control of the Company, the Company records the instruments at its redemption value. If the instrument is not redeemable and it is probable that it will become redeemable, it is recorded at its fair value. The resulting increases or decreases in the carrying value of redeemable instruments are recognized as adjustments to additional paid in capital.
(r)   Warrant Liabilities
The Company evaluates all of its financial instruments, including warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC 815-15. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is assessed at the end of each reporting period. In accordance with ASC 825-10 “Financial Instruments”, offering costs attributable to the issuance of the derivative warrant liabilities have been allocated based on their relative fair value of total proceeds and are recognized in the statement of operations as incurred.
Warrants were issued in connection with the issuance of the Series B-1 and Series E preferred shares. These warrants are recognized as derivative liabilities in accordance with ASC 815-40. Accordingly, the Company recognizes the warrants as liabilities at fair value and adjusts the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statement of operations. The fair value of the initial measurement was estimated using a Black-Scholes options pricing model. These warrants were exercised in conjunction with the closing of the business combination. See Note 16 for additional information.
(3)   Revenue
Revenues are as follows:
	Years Ended December 31,
	2019	2020	2021
	(in thousands)
Travel	$144,073	$73,660	$134,373
Subscription	72,676	91,548	100,024
Other	330	382	350
Total	$217,079	$165,590	$234,747
The Company has recognized assets and liabilities related to contracts with customers as follows:
	December 31,
	2020	2021
	(in thousands)
Assets:
Accounts Receivable, net	$2,978	$2,389
Liabilities:
Deferred revenue, current and long term	$148,962	$191,263
As of December 31, 2021, deferred revenue is expected to be recognized as follows:
	Years Ending December 31,	Amount
	(in thousands)
2022		$176,813
2023		8,671
2024		3,636

	Years Ending December 31,	Amount
	(in thousands)
2025		490
2026		853
Thereafter		800
Total		$191,263

As of December 31, 2020, the balance of deferred revenue was $149.0 million. Significant movements in the deferred revenue balance during the period consisted of increases due to payments received prior to transfer of control of the underlying performance obligations to the customer, which were offset by decreases due to revenue recognized in the period. There were additional changes in the deferred revenue balance related to vacation cancellations and rescheduling that took place during the year as a result of the effects of COVID-19. During the year ended December 31, 2021, approximately $90.1 million of revenue was recognized that was included in the balance of deferred revenue as of December 31, 2020.
(4) Prepaid Expenses and Prepaid Subscriber Travel
Prepaid expenses
Prepaid expenses are as follows:
	December 31,
	2020	2021
	(in thousands)
Property operations	$2,797	$5,136
Software	2,185	2,979
Rent	633	1,094
Operating supplies	243	1,372
Insurance	253	520
Total	$6,111	$11,101
Prepaid Subscriber Travel
Prepaid subscriber travel of $11.8 million and $17.2 million at December 31, 2020 and 2021 respectively include deposits for future member travel.
(5) Property and Equipment
Property and equipment are as follows:
	Useful life (years)	December 31,
		2020	2021
		(in thousands)
Furniture, fixtures, and equipment	5	$1,187	$1,354
Corporate office leasehold improvements	3	5,151	5,156
Internal-use software	3	6,930	7,947
Computer equipment	3	765	1,265
Residence vehicles	5	235	315
Residence leasehold improvements	3	6,075	8,322

	Useful life (years)	December 31,
		2020	2021
		(in thousands)
Total Cost		20,343	24,359
Accumulated depreciation and amortization		11,389	15,664
Net property and equipment		$8,954	$8,695

(6)   Income Taxes
The Company is a partnership for U.S. federal, state, and local income tax purposes and makes no provision for such taxes, as its taxable income and losses are taken into account by the members of the limited liability company. The Company is qualified and intends to continue to qualify as a partnership for tax purposes.
The Company is required to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. As required by this standard, the Company performed a review of its material tax positions in accordance with recognition and measurement standards. The Company had no uncertain income tax positions at December 31, 2020 or 2021.The Company believes that there are no jurisdictions in which the outcome of these unresolved issues would result in a material adverse impact on the results of its operations, financial position, or cash flows.
The Company files income tax returns in the U.S., Italy, Mexico, and various other jurisdictions. Interest and penalties associated with tax positions are recorded in the period assessed. However, no interest or penalties have been assessed as of December 31, 2020 and 2021.
(7)   Debt
Loan Facility
In January 2019, the Company converted a $7.5 million term loan into a $10.0 million revolving line of credit. In October 2020, the Company terminated the revolving line of credit and obtained a new line of credit that matures October 2023. This revolving line of credit has a limit of $14.0 million. Interest rates associated with these loans adjust based on the prime rate and outstanding balance. The interest rate was 4.25% for both of the two years ended December 31, 2021. Interest expense related to the revolving lines of credit for the years ended December 31, 2019, 2020 and 2021 totaled $1.2 million, $0.6 million and $0.6 million, respectively.
To obtain these loans, the Company was required to pledge collateral in the form of the Company’s deposit accounts, intangible assets, and maintain a cash deposit with the holder of $7 million. As of December 31, 2021 all covenants associated with the loan facilities have been satisfied.
Paycheck Protection Program
During the year ended December 31, 2020, the Company received a Paycheck Protection Program (“PPP”) loan in the amount of $9.4 million with a maturity date of April 2022. The loan was an interest only loan with the full balance due upon maturity. The PPP Loan program was created under the Coronavirus Aid, Relief, and Economic Security (CARES) Act and was administered by the Small Business Administration (SBA). The Company submitted a request for forgiveness of the entire loan balance in September 2020, and in June 2021, the Company received notice from the SBA that the loan has been forgiven and the SBA repaid the lender on the Company’s behalf. The Company recorded a gain on forgiveness of $9.5 million in June 2021, representing the principal amount of the loan and accrued interest through the forgiveness date.
The SBA has the ability to review the Company’s loan file for a period subsequent to the date the loan being forgiven and repaid in full. The results of any review could result in the SBA requesting additional documentation to support the Company’s initial eligibility for the loan and request for loan forgiveness, with the potential for the SBA to pursue legal remedies at its discretion.
(8)   Earnings per Common Unit
The calculation of the basic earnings or loss per common unit amount is based on the profit or loss for the year attributable to ordinary equity holders of the Company and the weighted average number of common units outstanding during the year. The weighted average number of common units outstanding for purpose of calculating diluted earnings or loss per common unit has been adjusted by deducting the weighted average effect of preferred units, unit options, warrants and profits interests, to the extent such deductions are not anti-dilutive.
	Years Ended December 31,
	2019	2020	2021
Numerator
Net loss attributable to common unitholders (in thousands)	$(6,249)	$(540)	$(22,218)
Denominator
Weighted average common units – basic	1,166,154	1,166,154	1,166,063
Net loss per common unit – basic	$(5.36)	$(0.46)	$(19.05)
Weighted average common units – diluted	1,166,154	1,166,154	1,166,063
Net loss per common unit – diluted	$(5.36)	$(0.46)	$(19.05)
The following securities were anti-dilutive for the years ended December 31, 2019, 2020, 2021:
	2019	2020	2021
Preferred units	1,416,199	1,416,199	1,415,673
Stock options	343,918	299,728	214,855
Preferred warrants	13,684	13,684	13,684
Profits interests	92,146	197,764	267,888
Anti-dilutive preferred units, stock options, warrants, and profits interests	1,865,947	1,927,375	1,912,100
(9) Commitments and Contingencies
Operating Leases
The Company is party to numerous operating leases, primarily for vacation properties and corporate headquarters. These leases generally require the Company to pay taxes, insurance, utilities, and maintenance costs. During the year ended December 31, 2020, the Company claimed force majeure within a number of its lease agreements due to effects of the COVID-19 pandemic and did not require payment during the force majeure period. Total rent expense under all leases was $48.3 million, $39.8 million, and $64.1 million for the years ended December 31, 2019, 2020, and 2021 respectively.
Future minimum annual commitments under these operating leases are as follows:
	Years Ending December 31	Amount
		(in thousands)
2022		$69,329
2023		58,744
2024		37,850

	Years Ending December 31	Amount
		(in thousands)
2025		28,203
2026		20,345
Thereafter		25,716
Total		$240,187

Litigation
The Company may be named as a defendant in various actions and proceedings arising in the normal course of business. The Company believes that the impact of any such matters will not have a material adverse effect on its consolidated results of operations, financial position, or cash flows. As of December 31, 2021, the Company had no significant pending or threatened litigation.
Reimbursement and Security Agreement
In March 2017, in association with the execution of a surety bond agreement, the Company issued 11,690 warrants to five indemnitors to purchase Series E preferred units at an exercise price of $128.29 per unit, which expire at the earlier of a deemed liquidation event, as defined by the agreement, the closing on an initial public offering, or March 2022. The Company resolved to increase the number of Series E preferred units authorized as the warrants are exercised. The Company estimated the fair value of the warrants on the date of issuance to be $862 thousand using the Black-Scholes pricing model with the following assumptions: risk-free interest rate of 1.7%, no dividends, an expected volatility of 68.1%, and a contractual life of four years. The initial fair value was recorded as a deferred financing cost during the year ended December 31, 2017 and is amortized over the term of the agreement. As of December 31, 2021, no warrants had been exercised. However, all warrants were exercised in conjunction with the Thayer business combination discussed in Note 16 below.
In November 2018, the related reserve requirement and surety bond were reduced from $30 million to $20 million. The existing surety bond agreement scheduled to expire on March 1, 2019 was replaced with a new agreement backed by two individual indemnitors who are also related parties. The new agreement reduced the indemnitor requirement to $7.5 million or $3.8 million per indemnitor. Interest payable to the indemnitors is accrued at 7.0 percent per annum. The Company incurred interest expense of $1.2 million, $0 and $0 during the years ended December 31, 2019, 2020 and 2021 respectively, related to the surety bond agreement.
In September 2019, the existing surety bond agreement which was scheduled to expire on March 1, 2020, was replaced with a new agreement that removed the individual indemnitors leaving only a corporate Indemnity and removing the interest payable requirement. This agreement was renewed in September 2020 through September 2021, then additionally renewed September 2021 through September 2022.
(10)   Warrant Liabilities
In 2013, in association with a $10.0 million loan facility, the Company issued 1,994 warrants exercisable for Series B-1 preferred units at an exercise price of $125.38 per unit, which expire the later of April 25, 2020 or five years from the effective date of an initial public offering.
In 2017, in association with the issuance of Series E preferred units, the company issued 19,717 warrants at an exercise price of $128.29 per unit. The Company issued a total of 31,407 warrants during 2017. See Note 9 for additional detail on warrants issued in conjunction with the surety bond agreement.
As of December 31, 2020 and 2021, the Company used level 3 inputs for the valuation of its warrants liabilities. The fair value of the warrant liabilities is based in part on aggregate equity value indications, consistent with the analysis of the Company’s common unit valuation using the option pricing method.

Subsequent changes in the estimated fair value of the warrants are reflected in the change in fair value of warrant liabilities in the accompanying consolidated statement of operations.
The Company determined the estimated fair values for the outstanding warrants at December 31, 2020 and 2021 of $91 thousand and $547 thousand, respectively. All warrants were exercised in conjunction with the business combination discussed in Note 16 below.
(11)   Members’ Equity and Temporary Equity
The Company was organized on May 12, 2010 as a Delaware limited liability company and, for the year ended December 31, 2021, is operating under the Sixth Amended and Restated Limited Liability Company Agreement (the “Operating Agreement”). The Operating Agreement provides for eight classes of units: common units, Series A-1 convertible preferred units (Series A-1 preferred units), Series A-2 convertible preferred units (Series A-2 preferred units), Series B convertible preferred units (Series B preferred units), Series B-1 convertible preferred units (Series B-1 preferred units), Series C convertible preferred units (Series C preferred units), Series D convertible preferred units (Series D preferred units), and Series E convertible preferred units (Series E preferred units).
The Company’s Operating Agreement was amended in February 2020. Effective on that date, the Company is authorized to issue common and preferred units as disclosed on the Company’s Consolidated Balance Sheets. In September 2018 and August 2019, the board authorized the increase of common units reserved for issuance to employees, managers, and others to 325,045 and 385,045 common units, respectively. Neither Series C preferred units nor the common units are redeemable at the option of the holder. The liquidation preferences of the preferred units are all pari passu and then based on the original issue prices, less certain items, all as defined in the Operating Agreement.
Series A-1, A-2, B, B-1, D, and E preferred unit issuances with redemption provisions that permit the issuer to settle in either cash or common units, at the option of the issuer, were evaluated to determine whether temporary or permanent equity classification on the consolidated balance sheet was appropriate. As per the provisions of ASC 480-10-S99-3A, preferred units are required to be classified as temporary equity if any event that is outside the Company’s control regardless of probability could trigger the security to become redeemable. As such, the Company determined that the Series A-1, A-2, B, B-1, D, and E preferred units are redeemable upon the occurrence of an event that is not within the Company’s control resulting in these preferred units being classified as temporary equity.
Profits, losses, and distributions are allocated to the members in proportion to their respective number of units on an as converted to common units’ basis.
Each common unit holder is entitled to cast one vote on any matter requiring approval of such units, and each preferred unit holder is entitled to cast one vote for each common unit into which such preferred unit is then convertible, on an aggregate basis for each holder of preferred units, on any matter requiring approval of such units. The holders of preferred units and common units vote together on all matters as a single class.
Any holder of preferred units has the right, at his or her option, to convert all or any portion of the holder’s units into common units. Upon either (i) the closing of a qualified public offering, or (ii) written consent by the requisite preferred unit holders, all preferred units will automatically be converted into common units. Each preferred unit will be convertible into that number of common units that is equal to the preferred unit issue price divided by the preferred unit conversion price; however, certain circumstances, such as common unit splits, dividends, or otherwise, may impact this conversion ratio.
In December 2021, the Company redeemed 5,035 Series A-1 units, 1,540 Series E units, and 18,046 common units for an aggregate cash amount of $7.8 million.
(12)   Equity Based Compensation
Unit Option Plan
In December 2011, the board approved the Unit Option Plan, which provides for the granting of options to purchase the Company’s common units to employees, managers, and consultants.

The units are unvested and subject to each employee’s continued employment with the Company. The vesting start date for units issued to existing employees as part of the first grant is equal to the employee’s hire date. Subsequent unit grants have a vesting start date equal to the unit grant date. Once granted, the units vest over a period of three to five years. The term of each option is stated in the individual option agreement, provided, however, that the term is no more than 10 years from the date of the grant thereof. The unit exercise price is no less than the fair market value per unit established on the date of grant.
In 2020, the Company granted profits interests to certain key employees of the Company. The awards contain both a service condition and a performance condition that is contingent on a change in control event, as defined in the agreement, and which was not considered probable as of December 31, 2021. The business combination with Thayer was not a change in control as defined in the agreement.
The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used:
	2019	2020	2021
Approximate risk-free rate	1.55%	0.33%	0.49%
Average expected life	6 years	6 years	6 years
Volatility	64.3%	65.2%	47.6%
Estimated per unit fair value of options granted	$35.80	$16.67	$12.89
As of December 31, 2021 unit option expense remaining to be recognized was $1.5 million and will be recognized over the next eight years. There were 226,357 and 210,200 unit options outstanding at December 31, 2020 and 2021, respectively, with 0 and 1,255 units exercised during 2020 and 2021, respectively.
Profits Interests
In 2020, the Company authorized and issued 172,781 profits interests to certain executives of the Company. No profits interests were issued in 2021. The profits interests vest over the time period defined in each individual grant agreement or upon a change of control event. Profits interests are non-voting profits interest incentive units pursuant to individual award agreements, which set forth such additional terms and conditions, including the vesting and forfeiture terms. The profits interests participate in the distributions upon vesting of the units. As of December 31, 2021 and 2020, 267,888 profits interests were issued and outstanding, and $1.2 million in profits interest expense remained to be recognized.
(13)   Employee Benefit Plan
The Company sponsors a defined contribution 401(k) plan (the “Plan”) that covers substantially all employees. Employees are eligible to begin participating in the Plan at the beginning of the first month following 30 days of employment with the Company. Employees participating in the Plan may contribute an unlimited percentage of their compensation up to Internal Revenue Service (IRS) annual limitations. The Company matches 50 percent of an employee’s contribution up to 6 percent of eligible pay with immediate 100 percent vesting. This match has a $1,500 per employee cap each year. Costs incurred in connection with the Plan were minimal for the years ended December 31, 2019, 2020 and 2021. The Plan provides for the Company to make a discretionary matching contribution. Thus, contributions to the Plan totaled $286 thousand, $286 thousand and $914 thousand for the years ended December 31, 2019, 2020 and 2021, respectively. The Company discontinued the match policy effective March 31, 2020 and fully reinstated the policy as of January 1, 2021.
(14)   Related Party Transactions
As of December 31, 2021, the founders collectively own 705,303 common units, either directly or indirectly, through an entity called BRM Ventures LLC. Other related parties own 58,468 common units. Certain of the Company’s founders also own stock in Exclusive Resorts LLC (“Exclusive Resorts”).
As part of the 2013 Portico acquisition, Inspirato entered into certain ancillary and commercial arrangements with Exclusive Resorts, primarily involving the continuation of services to Portico members until such memberships terminate. At December 31, 2020 and 2021, balances due from related parties for these arrangements totaled $504 thousand and $386 thousand, respectively.
Under the property usage agreements, Inspirato pays Exclusive Resorts to use and operate certain Exclusive Resorts homes for Inspirato subscribers’ usage. At December 31, 2021, Inspirato had paid all amounts related to the property usage agreements.
Inspirato’s merchant services agreement with American Express Travel Related Services Company, Inc. requires Inspirato to maintain a reserve, which Inspirato satisfied by means of a surety bond. The bond surety company required an additional indemnification for issuance of the bond. Inspirato had a reimbursement agreement with each of Brent Handler, Inspirato’s Chief Executive Officer and member of Inspirato’s board of managers, and Brad Handler, Inspirato’s Executive Chairman and member of Inspirato’s board of managers, from March 2018 to September 2019 under which Inspirato agreed to reimburse Messrs. Handler and Handler for indemnification payments made to the bond surety company and paid to Brent Handler and Brad Handler an aggregate of approximately $118 thousand and $162 thousand, respectively, for each of their personal indemnification obligations to the bond surety company. Such amounts were computed as 7% per annum of the indemnified amount.
(15)   Geographical Information
The following summary provides information concerning our principal geographic areas related to long lived assets for the years ended December 31, 2020 and 2021.
	December 31,
	2020	2021
	(in thousands)
United States	$28,875	$28,740
Rest of world	1,312	1,188
Total	$30,187	$29,928
Long lived assets consist of property and equipment, software, and intangible assets. All software and intangible assets of as December 31, 2020 and 2021 were attributable to the United States.
Revenue earned from travel and subscription services are charged on a bundled basis, without regard to where services are delivered, and periodically include a portion of services provided outside of the US. It is impracticable to separate those amounts by geographic location.
(16)   Subsequent Events
On February 11, 2022, the Company and Thayer consummated the transaction contemplated in the Business Combination Agreement dated June 30, 2021 whereby certain blocker entities merged within and into Inspirato LLC with Inspirato LLC as the surviving company (the “Closing”), resulting in Inspirato LLC becoming a subsidiary of Thayer.
In connection with the Closing, among other things, (i) Thayer changed its name to “Inspirato Incorporated” (ii) each of the then issued and outstanding shares of Class A and Class B common stock of Thayer (the “Thayer Class A Common Stock”), converted automatically, on a one-for-one basis, into a share of Class A common stock of Inspirato Incorporated (“Inspirato Class A Common Stock”), (iii) each of the then issued and outstanding warrants of Thayer (the “Thayer Warrants”) converted automatically into a redeemable warrant to purchase one share of Inspirato Class A Common Stock (the “Inspirato Warrants”), and (iv) each of the then issued and outstanding units of Thayer that had not been previously separated into the underlying Thayer Class A Common Stock and Thayer Public Warrant upon the request of the holder thereof (the “Thayer Units”), were cancelled and entitled the holder thereof to one share of Inspirato Class A Common Stock and one-half of one Inspirato Warrant.
As a result of the Closing, each outstanding unit of Inspirato was cancelled and each unitholder received either (i) a number of shares of Inspirato Class A Common Stock equal to approximately 37.2275 (the “Exchange Ratio”) for each unit of Inspirato LLC owned and certain rights under the Tax Receivable

Agreement; or (ii) a number of New Common Units of Inspirato LLC equal to the Exchange Ratio, an equal number of shares of Class V common stock of Inspirato Incorporated (the “Inspirato Class V Common Stock”, and together with the Inspirato Class A Common Stock, the “Inspirato Common Stock”), which has no economic value, but entitles the holder thereof to one vote per share, and certain rights under the Tax Receivable Agreement; and (iii) each option to purchase Inspirato units converted into an option to purchase Inspirato Class A Common Stock. This exchange resulted in Inspirato Incorporated owning 43.7% of the issued and outstanding units of Inspirato LLC at closing.

Report of Independent Registered Public Accounting Firm
To the Stockholders and the Board of Directors of
Thayer Ventures Acquisition Corp.
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Thayer Ventures Acquisition Corp. (the “Company”) as of December 31, 2020, and the related statements of operations, changes in stockholders’ deficit and cash flows for the period from July 31, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from July 31, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Restatement of Financial Statements
As discussed in Note 2 to the financial statements, the 2020 financial statements have been restated to correct certain misstatements.
Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, if the Company is unable to complete a business combination by June 15, 2022, then the Company will cease all operations except for the purpose of liquidating. The date for mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ WithumSmith+Brown, PC
We have served as the Company’s auditor since 2020.
New York, New York
May 17, 2021, except for the effects of the restatement disclosed in Note 2, as to which the date is December 2, 2021

THAYER VENTURES ACQUISITION CORP.
BALANCE SHEET
As Restated — See Note 2
December 31, 2020
Assets:
Current assets:
Cash	$1,242,226
Prepaid expenses	509,248
Total current assets	1,751,474
Investments held in Trust Account	175,950,325
Total Assets	$177,701,799
Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Deficit:
Current liabilities:
Accounts payable	$296,718
Accrued expenses	70,000
Franchise tax payable	83,836
Total current liabilities	450,554
Deferred underwriting commissions	6,900,000
Derivative warrant liabilities	15,871,750
Total Liabilities	23,222,304
Commitments and Contingencies
Class A common stock; 14,654,852 shares subject to possible redemption at $10.20 per share	175,950,000
Stockholders’ Deficit:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 2,595,148 shares issued and outstanding (excluding 14,654,852 shares subject to possible redemption)	—
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 4,312,500 shares issued and outstanding	431
Additional paid-in capital	—
Accumulated deficit	(21,470,936)
Total stockholders’ deficit	(21,470,936)
Total Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Deficit	$177,701,799
The accompanying notes are an integral part of these financial statements.

THAYER VENTURES ACQUISITION CORP.
STATEMENT OF OPERATIONS
As Restated — See Note 2
For the Period from July 31, 2020 (inception) to December 31, 2020
General and administrative expenses	$108,674
Franchise tax expenses	83,836
Loss from operations	(192,510)
Interest and investment income .	325
Financing costs – derivative warrant liabilities .	(410,849)
Change in fair value of derivative warrant liabilities .	(2,355,500)
Net Loss	$(2,958,534)
Weighted average shares outstanding of Class A common stock	2,079,787
Basic and diluted net loss per share, Class A	$(0.50)
Weighted average shares outstanding of Class B common stock	3,817,819
Basic and diluted net loss per share, Class B	$(0.50)
The accompanying notes are an integral part of these financial statements.

THAYER VENTURES ACQUISITION CORP.
STATEMENT OF CHANGES IN STOCKHOLERS’ DEFICIT
As Restated — See Note 2
For the Period from July 31, 2020 (inception) to December 31, 2020
	Common Stock
	Class A		Class B		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance – July 31, 2020 (inception) . . . . .	—	$—	—	$—	$—	$—	$—
Issuance of common stock to Sponsor	—	—	4,312,500	431	24,569	—	25,000
Excess of cash received over fair value of private placement warrants	—	—	—	—	1,076,250	—	1,076,250
Accretion of Class A common stock subject to possible redemption	—	—	—	—	(1,100,819)	(18,512,402)	(19,613,221)
Net loss	—	—	—	—	—	(2,958,534)	(2,958,534)
Balance – December 31, 2020 (restated)	—	$—	4,312,500	$431	$—	$(21,470,936)	$(21,470,505)
The accompanying notes are an integral part of these financial statements.

THAYER VENTURES ACQUISITION CORP.
STATEMENT OF CASH FLOWS
As Restated — See Note 2
For the Period from July 31, 2020 (inception) to December 31, 2020
Cash Flows from Operating Activities:
Net loss	$(2,958,534)
Adjustments to reconcile net loss to net cash used in operating activities:
General and administrative expenses paid by Sponsor under note payable	18,500
Income earned on investments held in Trust Account	(325)
Financing costs – derivative warrant liabilities	410,849
Change in fair value of derivative warrant liabilities	2,355,500
Changes in operating assets and liabilities:
Prepaid expenses	(509,248)
Accounts payable	61,811
Franchise tax payable	83,836
Net cash used in operating activities	(537,611)
Cash Flows from Investing Activities
Cash deposited in Trust Account	(175,950,000)
Net cash used in investing activities	(175,950,000)
Cash Flows from Financing Activities:
Proceeds from note payable to related party	265,312
Repayment of note payable to related party	(400,000)
Proceeds received from initial public offering, gross	172,500,000
Proceeds received from private placement	7,175,000
Offering costs paid, net of reimbursement from underwriters	(1,810,475)
Net cash provided by financing activities	177,729,837
Net change in cash	1,242,226
Cash – beginning of the period	—
Cash – end of the period	$1,242,226
Supplemental disclosure of noncash financing activities:
Offering costs paid in exchange for issuance of common stock to Sponsor	$25,000
Offering costs included in accrued expenses	$70,000
Offering costs included in accounts payable	$234,907
Offering costs included in note payable	$116,188
Deferred underwriting commissions in connection with the initial public offering	$6,900,000
The accompanying notes are an integral part of these financial statements.

THAYER VENTURES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS (As Restated)
Note 1 — Description of Organization, Business Operations and Basis of Presentation
Thayer Ventures Acquisition Corporation (the “Company”) is a blank check company incorporated in Delaware on July 31, 2020. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of December 31, 2020, the Company had not commenced any operations. All activity for the period from July 31, 2020 (inception) through December 31, 2020 relates to the Company’s formation and the initial public offering (“the Initial Public Offering”) described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income on investments made using cash and cash equivalents from the proceeds derived from the Initial Public Offering.
The Company’s sponsor is Thayer Ventures Acquisition Holdings LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on December 10, 2020. On December 15, 2020, the Company consummated its Initial Public Offering of 17,250,000 units (the “Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares”), including 2,250,000 additional Units to cover over-allotments (the “Over-Allotment Units”), at $10.00 per Unit, generating gross proceeds of $172.5 million, and incurring offering costs of approximately $9.2 million, inclusive of $6.9 million in deferred underwriting commissions (Note 5) and net of reimbursement from underwriters of approximately $1.7 million.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 7,175,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant to the Sponsor, generating proceeds of approximately $7.2 million (Note 4).
Upon the closing of the Initial Public Offering and the Private Placement, approximately $176.0 million ($10.20 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement were placed in a trust account (“Trust Account”) located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the value of the funds held in the Trust Account (as defined below) (excluding the amount of deferred underwriting discounts held in Trust and taxes payable on the interest earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company only intends to complete a Business Combination if the post- transaction company owns or acquires 50% or more of the voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).
The Company will provide the holders of the Company’s outstanding Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion

THAYER VENTURES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS (As Restated)
of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then held in the Trust Account (currently at $10.20 per Public Share). The per-share amount to be distributed to Public Stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5). These Public Shares are recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” If the Company seeks stockholder approval, the Company will proceed with a Business Combination if a majority of the shares voted are voted in favor of the Business Combination. The Company will not redeem the Public Shares in connection with a Business Combination in an amount that would cause its net tangible assets to be less than $5,000,001. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its amended and restated Certificate of Incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or do not vote at all or are not a holder of record of Public Shares on the record date established in connection with a Business Combination. If the Company seeks stockholder approval in connection with a Business Combination, the initial stockholders (as defined below) agreed to vote their Founder Shares (as defined below in Note 4) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the initial stockholders agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.
The Certificate of Incorporation will provide that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.
The holders of the Founder Shares (the “initial stockholders”) agreed not to propose an amendment to the Certificate of Incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or with respect to any other material provisions relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.
If the Company is unable to complete a Business Combination within 18 months from the closing of the Initial Public Offering, or June 15, 2022, (the “Combination Period”) and the Company’s stockholders have not amended the Certificate of Incorporation to extend such Combination Period, the Company will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the board of

THAYER VENTURES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS (As Restated)
directors, liquidate and dissolve, subject in each case, to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
The initial stockholders agreed to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters agreed to waive their rights to the deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.20. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party (except for the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a letter of intent, confidentiality or other similar agreement or business combination agreement (a “Target”), reduce the amount of funds in the Trust Account to below the lesser of (i) $10.20 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.20 per Public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or Target that executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (excluding the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Basis of Presentation
The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for financial information and pursuant to the rules and regulations of the SEC.
As described in Note 2 — Restatement of Previously Issued Financial Statements, the Company’s financial statements as of December 31, 2020 and for the period from July 31, 2020 (inception) through December 31, 2020 (the “Affected Period”), are restated in this Annual Report on Form 10-K/A (Amendment No. 1) (this “Annual Report”) to correct the misapplication of accounting guidance related to the Company’s warrants in the Company’s previously issued audited financial statements for such period. The restated financial statements are indicated as “Restated” in the audited financial statements and accompanying notes, as applicable. See Note 2 — Restatement of Previously Issued Financial Statements for further discussion.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

THAYER VENTURES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS (As Restated)
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Liquidity and Capital Resources
As of December 31, 2020, the Company had approximately $1.2 million outside of the Trust account and working capital of approximately $1.4 million, excluding approximately $0.1 million of franchise tax payable.
The Company’s liquidity needs prior to the consummation of the Initial Public Offering were satisfied through the payment of $25,000 from the Sponsor to cover for certain offering costs on behalf of the Company in exchange for issuance of Founders Shares (as defined in Note 4), and loan proceeds from the Sponsor of $400,000 under the Note (as defined Note 4). The Company repaid the Note in full on December 15, 2020. Subsequent to the consummation of the Initial Public Offering, the Company’s liquidity have been satisfied through the net proceeds from the consummation of the Initial Public Offering and the Private Placement held outside of the Trust Account.
Liquidity and Going Concern
As of December 31, 2020, the Company had approximately $1.2 million outside of the Trust account and working capital of approximately $1.4 million, excluding approximately $0.1 million of franchise tax payable.
The Company’s liquidity needs prior to the consummation of the Initial Public Offering were satisfied through the payment of $25,000 from the Sponsor to cover for certain offering costs on behalf of the Company in exchange for issuance of Founders Shares (as defined in Note 4), and loan proceeds from the Sponsor of $400,000 under the Note (as defined Note 4). The Company repaid the Note in full on December 15, 2020. Subsequent to the consummation of the Initial Public Offering, the Company’s liquidity have been satisfied through the net proceeds from the consummation of the Initial Public Offering and the Private Placement held outside of the Trust Account.
In connection with the Company’s assessment of going concern considerations in accordance with FASB Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after June 15, 2022. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.
Note 2 — Restatement of Previously Issued Financial Statements
The Company concluded it should restate its previously issued financial statements by amending Amendment No. 1 to its Annual Report on Form 10-K/A, filed with the SEC on May 19, 2021, to classify all Class A common stock subject to possible redemption in temporary equity. In accordance with the SEC

THAYER VENTURES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS (As Restated)
and its staff’s guidance on redeemable equity instruments, ASC 480, paragraph 10-S99, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity. The Company had previously classified a portion of its Class A common stock in permanent equity, or total stockholders’ equity. Although the Company did not specify a maximum redemption threshold, its charter currently provides that, the Company will not redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001. Previously, the Company did not consider redeemable stock classified as temporary equity as part of net tangible assets. Effective with these financial statements, the Company revised this interpretation to include temporary equity in net tangible assets. Also, in connection with the change in presentation for the Class A common stock subject to possible redemption, the Company also revised its earnings per share calculation to allocate income and losses shared pro rata between the two classes of shares. This presentation contemplates a Business Combination as the most likely outcome, in which case, both classes of shares share pro rata in the income and losses of the Company. As a result, the Company restated its previously filed financial statements to present all redeemable Class A common stock as temporary equity, recognize accretion from the initial book value to redemption value at the time of its Initial Public Offering and in accordance with ASC 480 and to calculate earnings per share by allocating income and losses pro rata for each class of common stock.
The Company’s previously filed financial statements that contained the error were initially reported in the Company’s Form 8-K filed with the SEC on December 21, 2020 (the “Post-IPO Balance Sheet”), and the Company’s Annual Report on 10-K for the annual period ended December 31, 2020, which were previously restated in the Company’s Amendment No. 1 to its Form 10-K as filed with the SEC on May 19, 2021, as well as the Form 10-Qs for the quarterly periods ended March 31, 2021 and June 30, 2021 (the “Affected Periods”). These financial statements restate the Company’s previously issued audited financial statements covering the periods through December 31, 2020. The unaudited financial statements for the quarterly periods ended March 31, 2021 and June 30, 2021 will be restated in the Company’s Form 10-Q for the quarterly period ended September 30, 2021. The unaudited financial statements for the quarterly period ended September 30, 2021 already applied the updated classification of the Class A common stock subject to possible redemption. Please see Note 1, Note 3, Note 8 and Note 9, which have been updated to reflect the restatement of the financials contained in this Annual Report.
The change in the carrying value of the redeemable shares of Class A common stock in the Post-IPO Balance Sheet resulted in a decrease of approximately $5.5 million in additional paid-in capital and an increase of approximately $18.5 million to accumulated deficit, as well as a reclassification of 2,355,182 shares of Class A common stock from permanent equity to temporary equity as presented below.
As of December 15, 2020:	As Previously Reported	Adjustment	As Restated
Total assets	$178,262,938	$—	$178,262,938
Total liabilities	$21,335,781	$—	$21,335,781
Class A common stock subject to possible redemption	151,927,148	24,022,852	175,950,000
Preferred stock	—	—	—
Class A common stock	235	(235)	—
Class B common stock	431	—	431
Additional paid-in capital	5,510,215	(5,510,215)	—
Accumulated deficit	(510,872)	(18,512,402)	(19,023,274)
Total stockholders’ equity (deficit)	$5,000,009	$(24,022,852)	$(19,022,843)
Total Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Equity (Deficit)	$178,262,938	$—	$178,262,938
Total assets	$177,701,799	$—	$177,701,799
Total liabilities	$23,222,304	$—	$23,222,304

THAYER VENTURES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS (As Restated)
As of December 15, 2020:	As Previously Reported	Adjustment	As Restated
Class A common stock subject to possible redemption	149,479,490	26,470,510	175,950,000
Preferred stock	—	—	—
Class A common stock	260	(260)	—
Class B common stock	431	—	431
Additional paid-in capital	7,957,848	(7,957,848)	—
Accumulated deficit	(2,958,534)	(18,512,402)	(21,470,936)
Total stockholders’ equity (deficit)	$5,000,005	$(26,470,510)	$(21,470,505)
Total Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Equity (Deficit)	$177,701,799	$—	$177,701,799

The table below presents the effect of the financial statement adjustments related to the restatement discussed above of the Company’s previously reported balance sheet as of December 31, 2020:
The Company’s statement of stockholders’ equity has been restated to reflect the changes to the impacted stockholders’ equity accounts described above.
The table below presents the effect of the financial statement adjustments related to the restatement discussed above of the Company’s previously reported statement of cash flows for the period from July 31, 2020 (inception) through December 31, 2020:
For the Period from July 31, 2020 (inception) through December 31, 2020
	As Restated	Adjustment	As Restated
Supplemental Disclosure of Noncash Financing Activities:
Initial value of Class A common stock subject to possible redemption	$165,443,398	$(165,443,398)	$—
Change in value of Class A common stock subject to possible redemption	$(15,963,908)	$15,963,908	$—
The impact to the reported amounts of weighted average shares outstanding and basic and diluted earnings per share is presented below for the period from July 31, 2020 (inception) through December 31, 2020:
	Earnings Per Share for Class A Common Stock
	As Previously Reported	Adjustment	As Restated
For the Period from July 31, 2020 (inception) through December 31, 2020
Net loss	$(2,958,534)	$—	$(2,958,534)
Weighted average shares outstanding	17,250,000	(15,170,213)	2,079,787
Basic and diluted earnings per share	$0.00	$(0.50)	$(0.50)
	Earnings Per Share for Class B Common Stock
	As Previously Reported	Adjustment	As Restated
For the Period from July 31, 2020 (inception) through December 31, 2020
Net loss	$(2,958,534)	$—	$(2,958,534)
Weighted average shares outstanding	3,817,819	0	3,817,819

THAYER VENTURES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS (As Restated)
	Earnings Per Share for Class B Common Stock
	As Previously Reported	Adjustment	As Restated
Basic and diluted earnings per share	$(0.77)	$0.27	$(0.50)
In connection with the Company’s assessment of going concern considerations in accordance with FASB Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after June 15, 2022. The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.
Note 3 — Summary of Significant Accounting Policies
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Actual results could differ from those estimates.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Corporation limit of $250,000 and investments held in Trust Account. As of December 31, 2020, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts. The Company’s investments held in the Trust Account is comprised of investments in U.S. Treasury securities with an original maturity of 185 days or less or investments in a money market funds that comprise only U.S. Treasury securities, or a combination thereof.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. As of December 31, 2020, there were no cash equivalents in the Company’s operating cash account.
Investments held in Trust Account
The Company’s portfolio of investments held in trust is comprised solely of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities, or a combination thereof. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these investments are included in net gain from investments held in Trust Account in the accompanying statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.
Financial Instruments
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes

THAYER VENTURES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS (As Restated)
a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:
•
Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
As of December 31, 2020, the carrying values of cash, prepaid expenses, accounts payable, accrued expenses, and franchise taxes payable approximate their fair values primarily due to the short-term nature of the instruments.
The Company’s investments held in Trust Account are comprised of investments in U.S. Treasury securities with an original maturity of 185 days or less or investments in a money market funds that comprise only U.S. treasury securities and are recognized at fair value. The fair value of investments held in Trust Account is determined using quoted prices in active markets, other than for investments in open-ended money, in which case the Company uses NAV as a practical expedient to fair value.
Derivative warrant liabilities
The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC 815-15. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. In accordance with ASC 825-10 “Financial Instruments”, offering costs attributable to the issuance of the derivative warrant liabilities have been allocated based on their relative fair value of total proceeds and are recognized in the statement of operations as incurred.
The 8,625,000 issued in connection with the Initial Public Offering (the “Public Warrants”) and the 7,175,000 Private Placement Warrants are recognized as derivative liabilities in accordance with ASC 815-40. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjust the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statement of operations. The fair value of the Public Warrants issued in connection with the Initial Public Offering have been measured at fair value using a Monte Carlo simulation model. The fair value of the warrants issued in the Private Placement were estimated using Black-Scholes.
Offering Costs Associated with the Initial Public Offering
Offering costs consisted of legal, accounting, and underwriting fees and other costs incurred that were directly related to the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with warrant liabilities are expensed as incurred, presented as non-operating expenses in the statement of operations. Offering costs associated with the Class A common stock issued were charged against the carrying value of the shares of Class A common stock upon the completion of the

THAYER VENTURES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS (As Restated)
Initial Public Offering. Of the total offering costs of the Initial Public Offering, approximately $0.4 million is included in financing cost — derivative warrant liabilities in the statement of operations. The Company classifies deferred underwriting commissions as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.
Class A Common Stock Subject to Possible Redemption
The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption (if any) is classified as liability instruments and are measured at fair value. Conditionally redeemable Class A common stock (including Class A common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A common stock is classified as stockholders’ equity. The Company’s Class A common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events.
Accordingly, as of the IPO, 17,250,000 shares of Class A common stock subject to possible redemption are presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.
Effective with the closing of the IPO, the Company recognized the accretion from initial book value to redemption amount, which resulted in charges against additional paid-in capital (to the extent available) and accumulated deficit.
Net Income (Loss) Per Common Stock
The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” The Company has two classes of shares, which are referred to as Class A common stock and Class B common stock. Income and losses are shared pro rata between the two classes of shares. Net income (loss) per common share is calculated by dividing the net income (loss) by the weighted average shares of common stock outstanding for the respective period.
The calculation of diluted net income (loss) per common stock does not consider the effect of the warrants issued in connection with the IPO (including exercise of the over-allotment option) and the Private Placement to purchase an aggregate of 15,800,000 shares of Class A common stock in the calculation of diluted income (loss) per share, because their exercise is contingent upon future events and their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted net income (loss) per share is the same as basic net income (loss) per share for the period from July 31, 2020 (inception) through December 31, 2020. Accretion associated with the redeemable Class A common stock is excluded from earnings per share as the redemption value approximates fair value.
The following table reflects presents a reconciliation of the numerator and denominator used to compute basic and diluted net income (loss) per share for each class of common stock:
	The Period From July 31, 2020 (Inception) through December 31, 2020
	Class A	Class B
Basic and diluted net loss per common stock:
Numerator:
Allocation of net loss	$(1,043,325)	$(1,915,209)
Denominator:
Basic and diluted weighted average common stock outstanding	2,079,787	3,817,819

THAYER VENTURES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS (As Restated)
	The Period From July 31, 2020 (Inception) through December 31, 2020
	Class A	Class B
Basic and diluted net loss per common stock	$(0.50)	$(0.50)

Income Taxes
Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2020. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
Recent Accounting Pronouncements
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.
Note 4 — Initial Public Offering
On December 15, 2020, the Company consummated its Initial Public Offering of 17,250,000 Units, including 2,250,000 Over-Allotment Units, at $10.00 per Unit, generating gross proceeds of $172.5 million, and incurring offering costs of approximately $9.2 million, inclusive of $6.9 million in deferred underwriting commissions and net of reimbursement from underwriters of approximately $1.7 million. Of the 17,250,000 Units sold, 4,944,550 Units were purchased by three qualified institutional buyers not affiliated with the Sponsor or any member of the management team (the “Anchor Investors”).
Each Unit consists of one share of Class A common stock, and one-half of one redeemable warrant (each, a “Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 6).
Note 5 — Related Party Transactions
Founder Shares and Private Placement Shares
On August 11, 2020, the Sponsor subscribed to purchase 5,031,250 shares of the Company’s Class B common stock, par value $0.0001 per share (the “Founder Shares”) for an aggregate price of $25,000. On August 13, 2020, the Sponsor paid $25,000 for certain offering costs on behalf of the Company in exchange for issuance of the Founder Shares. On October 27, 2020, 718,750 Founder Shares were contributed back to the Company for no consideration, resulting in an aggregate of 4,312,500 Founder Shares issued and outstanding. All shares and associated amounts have been retroactively restated to reflect the share surrender. On November 9, 2020, the Sponsor transferred 25,000 Founder Shares to each of the independent director

THAYER VENTURES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS (As Restated)
nominees. The initial stockholders agreed to forfeit up to 562,500 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters, so that the Founder Shares would represent 20.0% of the Company’s issued and outstanding shares after the Initial Public Offering. The underwriter exercised its over-allotment option in full on December 15, 2020; thus, these 562,500 Founder Shares were no longer subject to forfeiture.
The initial stockholders agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the last reported sale price of the shares of Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of the initial stockholders with respect to any Founder Shares.
Private Placement Warrants
Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 7,175,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant to the Sponsor, generating proceeds of approximately $7.2 million.
Each Private Placement Warrant is exercisable for one whole share of Class A common stock at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants to the Sponsor was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable for cash and exercisable on a cashless basis so long as they are held by the initial purchasers or their permitted transferees.
The purchasers of the Private Placement Warrants agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants (except to permitted transferees) until 30 days after the completion of the initial Business Combination.
Related Party Loans
On August 11, 2020, the Sponsor agreed to loan the Company an aggregate of up to $400,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This loan is non-interest bearing and payable on the earlier of the completion of the Initial Public Offering or the date the Company determines not to conduct an Initial Public Offering. The Company borrowed $400,000 under the Note. On December 15, 2020, the Company repaid the Note in full.
In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination or, at the lenders’ discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any,

THAYER VENTURES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS (As Restated)
have not been determined and no written agreements exist with respect to such loans. As of December 31, 2020, the Company had no borrowings under the Working Capital Loans.
Administrative Support Agreement
Commencing on the date of the final prospectus of the Initial Public Offering and continuing until the earlier of the Company’s consummation of a Business Combination and the Company’s liquidation, the Company will pay the Sponsor a total of $20,000 per month for office space and administrative and support services. No charges were incurred as of December 31, 2020.
The Sponsor, executive officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. The Company’s audit committee will review, on a quarterly basis, all payments that were made to the Sponsor, executive officers or directors, or the Company or their affiliates.
Note 6 — Commitments and Contingencies
Registration Rights
The holders of Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans) are entitled to registration rights pursuant to a registration rights agreement signed upon the consummation of the Initial Public Offering. These holders will be entitled to certain demand and “piggyback” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements. However, the registration and stockholder rights agreement will provide that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until termination of the applicable lock-up period.
Underwriting Agreement
The underwriters were entitled to an underwriting discount of $0.20 per Unit, or approximately $3.45 million in the aggregate, paid upon the closing of the Initial Public Offering. An additional fee of $0.40 per Unit, or $6.9 million in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
The underwriters also made a payment to the Company in an amount equal to 1.0% of the gross proceeds of the Initial Public Offering, or approximately $1.7 million in the aggregate to reimburse certain of the Company’s expenses.
Deferred Consulting Fees
In September 2020, the Company entered into an engagement letter with a consultant to obtain advisory services in connection with its search for a business combination target, pursuant to which the Company agreed to pay a $10,000 initial fee upon execution and a deferred success fee of $50,000 upon the consummation of the Initial Business Combination.
Risks and Uncertainties
Management continues to evaluate the impact of the COVID-19 global pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial

THAYER VENTURES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS (As Restated)
position and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Note 7 — Derivative Warrant Liabilities
As of December 31, 2020, the Company has 8,625,000 and 7,175,000 Public Warrants and Private Placement Warrants, respectively, outstanding.
Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its best efforts to file with the SEC and have an effective registration statement covering the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed. If a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Company’s shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
The warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Company’s initial stockholders or their affiliates, without taking into account any Founder Shares held by the Company’s initial stockholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 50% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the common stock during the 20 trading day period starting on the trading day after the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $10.00 and $18.00 per share redemption trigger price described below under “Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00” and “Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 100% and 180% of the higher of the Market Value and the Newly Issued Price, respectively.

THAYER VENTURES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS (As Restated)
The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so long as they are held by the Sponsor or its permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00:    Once the warrants become exercisable, the Company may call the outstanding warrants for redemption (except as described herein with respect to the Private Placement Warrants):
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon a minimum of 30 days’ prior written notice of redemption; and

•
if, and only if, the last reported sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like and for certain issuances of Class A common stock and equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders (the “Reference Value”).

The Company will not redeem the warrants unless an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period.
Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00: After the warrants become exercisable, the Company may redeem the outstanding warrants:
•
in whole and not in part;

•
at a price of $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that during such 30 day period holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares of Class A common stock determined by reference to an agreed table based on the redemption date and the “fair market value” of the shares of Class A common stock (as defined below); provided, further, that if the warrants are not exercised on a cashless basis or otherwise during such 30 day period, the Company shall redeem such warrants for $0.10 per share;

•
if, and only if, the Reference Value equals or exceeds $10.00 per share (as adjusted per stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like and for certain issuances of Class A common stock and equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination) on the trading day prior to the date on which the Company sends the notice of redemption to the warrant holders; and

•
if the Reference Value is less than $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like and for certain issuances of Class A common stock and equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination) then the Private Placement Warrants must also concurrently be called for redemption on the same terms (equal to a number of shares of Class A common stock) as the outstanding Public Warrants as described above.

The “fair market value” of Class A common stock for the above purpose shall mean the average reported last sale price of Class A common stock for the 10 trading days ending on the third trading day

THAYER VENTURES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS (As Restated)
prior to the date on which the notice of redemption is sent to the holders of warrants. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 shares of Class A common stock per warrant (subject to adjustment).
In no event will the Company be required to net cash settle any warrant. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
Note 8 — Class A Common Stock Subject to Possible Redemption
The Company’s Class A common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of future events. The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of the Company’s Class A common stock are entitled to one vote for each share. As of the Initial Public Offering, there were 17,250,000 shares of Class A common stock outstanding, which were all subject to possible redemption and classified outside of permanent equity in the balance sheet.
The Class A common stock subject to possible redemption reflected on the balance sheet is reconciled on the following table:
Gross proceeds from Initial Public Offering	$172,500,000
Less:
Fair value of Public Warrants at issuance	(7,417,500)
Offering costs allocated to Class A common stock subject to possible redemption	(8,745,721)
Plus:
Accretion on Class A common stock subject to possible redemption amount	19,613,221
Class A common stock subject to possible redemption	$175,950,000
Note 9 — Stockholders’ Deficit
Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2020, there were no preferred shares outstanding.
Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of December 31, 2020, there were 17,250,000 shares of Class A common stock outstanding, which were all subject to possible redemption and classified outside of permanent equity in the balance sheet.
Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. As of December 31, 2020, there were 4,312,500 shares of Class B common stock issued and outstanding.
Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. With respect to any matter submitted to a vote of the stockholders, including any vote in connection with the initial Business Combination, except as required by law or the applicable rules of Nasdaq then in effect, holders of the shares of Class A common stock and shares of Class B common stock will vote together as a single class on all matters submitted to a vote of the stockholders.
The Class B common stock will automatically convert into Class A common stock at the time of the initial Business Combination on a one-for-one basis (subject to adjustment for stock splits, stock dividends,

THAYER VENTURES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS (As Restated)
reorganizations, recapitalizations and the like), and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of the Business Combination, including pursuant to a specified future issuance, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the initial stockholders agree to waive such adjustment with respect to any such issuance or deemed issuance, including a specified future issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the Business Combination (after giving effect to any redemptions of shares of Class A common stock by Public Stockholders) (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Warrants issued to the Sponsor, officers or directors upon conversion of Working Capital Loans). The Sponsor may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time. In no event will the shares of the Company’s Class B common stock convert into shares of the Company’s Class A common stock at a rate of less than one-to-one.
Note 10 — Fair Value Measurements
The following table presents information about the Company’s financial assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2020 by level within the fair value hierarchy:
Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investments held in Trust Account	$172,500,000	$—	$—
Liabilities:
Derivative warrant liabilities	$—	$—	$15,871,750
Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period. There were no transfers between levels for the period from July 31, 2020 (inception) through December 31, 2020.
Level 1 instruments include investments in mutual funds invested in government securities. The Company uses inputs such as actual trade data, benchmark yields, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments. Level 3 instruments are comprised of derivative warrant liabilities measured at fair value using a Monte Carlo simulation model and Black-Scholes.
The fair value of the Public Warrants issued in connection with the Public Offering have been measured at fair value using a Monte Carlo simulation model. The fair value of the warrants issued in the Private Placement were estimated using Black-Scholes.
The estimated fair value of the Private Placement Warrants and the Public Warrants is determined using Level 3 inputs. Inherent in a Monte Carlo simulation and Black-Scholes are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock warrants based on implied volatility from the Company’s traded warrants and from historical volatility of select peer company’s common stock that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the

THAYER VENTURES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS (As Restated)
warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.
The following table provides quantitative information regarding Level 3 fair value measurements inputs as their measurement dates:
	As of December 15, 2020	As of December 31, 2020
	Public and Private	Public and Private
Exercise price	$11.50	$11.50
Volatility	15.0%	15.0%
Stock price	$9.57	$9.98
Expected life of the options to convert	6.54	6.5
Risk-free rate	0.58%	0.58%
Dividend yield	0.0%	0.0%
The change in the fair value of the derivative warrant liabilities for the period ended December 31, 2020 is summarized as follows:
Derivative warrant liabilities at July 31, 2020 (inception)	$—
Issuance of Public and Private Warrants	13,516,250
Change in fair value of derivative warrant liabilities	2,355,500
Derivative warrant liabilities at December 31, 2020	$15,871,750
Note 11 — Income Taxes
The Company’s taxable income primarily consists of interest income on the Trust Account. The Company’s general and administrative expenses are generally considered start-up costs and are not currently deductible. There was no income tax expense for the period from July 31, 2020 (inception) through December 31, 2020.
The income tax provision (benefit) consists of the following:
December 31, 2020
Current
Federal	$—
State	—
Deferred
Federal	(40,359)
State	—
Valuation allowance	40,359
Income tax provision	$—
The Company’s net deferred tax assets are as follows:
December 31, 2020
Deferred tax assets:
Net operating loss carryover	$17,537
Start-up/Organization costs	22,822
Total deferred tax assets	40,359

THAYER VENTURES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS (As Restated)
December 31, 2020
Valuation allowance	(40,359)
Deferred tax asset, net of allowance	$—

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance.
There were no unrecognized tax benefits as of December 31, 2020. No amounts were accrued for the payment of interest and penalties at December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
A reconciliation of the statutory federal income tax rate (benefit) to the Company’s effective tax rate (benefit) is as follows:
December 31, 2020
Statutory Federal income tax rate	21.0%
Financing cost – derivative warrant liabilities	(16.72)%
Change in fair value of derivative warrant liabilities	(2.92)%
Change in Valuation Allowance	(1.4)%
Income Taxes Benefit	0.0%
Note 12 — Subsequent Events
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Other than as described herein, including in Note 2 — Restatement of Previously Issued Financial Statements, based upon this review, the Company did not identify any other subsequent events that would have required adjustment or disclosure in the financial statements.
Proposed Business Combination
On June 30, 2021, the Company, Passport Merger Sub I Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Blocker Merger Sub 1”), Passport Merger Sub II Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Blocker Merger Sub 2”), Passport Merger Sub III Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Blocker Merger Sub 3” and, together with Blocker Merger Sub 1 and Blocker Merger Sub 2, the “Blocker Merger Subs”, and together with the Company Merger Sub (as defined below), the “Merger Subs”), KPCB Investment I, Inc., a Delaware corporation (“KPCB Blocker”), Inspirato Group, Inc., a Delaware corporation (“IVP Blocker”), W Capital Partners III IBC, Inc., a Delaware corporation (“W Capital Blocker”, and together with KPCB Blocker and the IVP Blocker, the “Blockers”), Passport Company Merger Sub, LLC a Delaware limited liability company (“Company Merger Sub”, and together with the Company and the Blocker Merger Subs, the “TVAC Parties”), and Inspirato LLC, a Delaware limited liability company (“Inspirato”), entered into a business combination agreement (the “Business Combination Agreement”), pursuant to which (i) KPCB Blocker will merge with and into Blocker Merger Sub 1, with Blocker Merger Sub 1 as the surviving company and wholly-owned subsidiary of the Company (the “KPCB Blocker Merger”), (ii) IVP Blocker will merge with an into Blocker Merger Sub 2, with Blocker Merger Sub 2 as the surviving company and

THAYER VENTURES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS (As Restated)
wholly-owned subsidiary of the Company (the “IVP Blocker Merger”), (iii) W Capital Blocker will merge with and into Blocker Merger Sub 3, with Blocker Merger Sub 3 as the surviving company and wholly-owned subsidiary of the Company (the “W Capital Blocker Merger,” and together with the KPCB Blocker Merger and the IVP Blocker Merger and any mergers involving blockers that are not party to the Business Combination Agreement (if any), the “Blocker Mergers”) and (iv) immediately following the Blocker Mergers, Company Merger Sub will merge with and into Inspirato, with Inspirato as the surviving company (“Surviving Company”), resulting in Inspirato becoming a subsidiary of the Company (the “Company Merger,” together with the Blocker Mergers, the “Mergers” and together with the other transactions related thereto, the “Proposed Transactions”).
Transaction Consideration
Upon the consummation of the Mergers, the aggregate consideration to be paid or issued in exchange for the units of Inspirato will be (i) approximately $1.07 billion (the “Valuation”) of equity consideration, payable in the form of shares of the Company’s Class A Common Stock, in the case of the Blockers, or New Company Units and shares of the Company’s Class V Common Stock in the case of all other unitholders of Inspirato, (ii) an amount in cash (if any), to be determined by the Inspirato prior to the closing of the Proposed Transactions (the “Closing”), subject to the limitations set forth in the Business Combination Agreement, and (iii) certain rights under the Tax Receivables Agreement (as described below). The Valuation will be adjusted upward on a dollar- for-dollar basis by (a) the amount by which Inspirato’s net cash at the Closing exceeds $20 million, and (b) the amount by which the Company’s transaction expenses exceeds $15 million. The aggregate equity and cash consideration payable in the Mergers will be allocated among the Blockers and other unitholders of Inspirato in accordance with his, her or its respective pro rata share. Options to purchase Common Units of Inspirato will be converted into options to purchase shares of the Company’s Class A Common Stock at an exchange ratio based on the value of equity and cash consideration (but excluding the value of any rights payable under the Tax Receivables Agreement) payable to the unitholders of Inspirato, and will be subject to the same terms and conditions, including vesting.

Report of Independent Registered Public Accounting Firm
To the Stockholders and the Board of Directors of
Thayer Ventures Acquisition Corp.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Thayer Ventures Acquisition Corp. (the “Company”) as of December 31, 2021 and 2020, and the related consolidated statements of operations, changes in stockholders deficit and cash flows for the year ended December 31, 2021 and for the period from July 31, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the year ended December 31, 2021 and for the period from July 31, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Going Concern
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, if the Company is unable to raise additional funds to alleviate liquidity needs and complete a business combination by June 15, 2022 then the Company will cease all operations except for the purpose of liquidating. The liquidity condition and date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ WithumSmith+Brown, PC
We have served as the Company’s auditor since 2020.
New York, New York
February 9, 2022
PCAOB ID NUMBER 100

THAYER VENTURES ACQUISITION CORPORATION
CONSOLIDATED BALANCE SHEETS
	December 31,
	2021	2020
Assets:
Current assets:
Cash	$112,881	$1,242,226
Prepaid expenses	158,852	509,248
Total current assets	271,733	1,751,474
Investments held in Trust Account	175,992,381	175,950,325
Total Assets	$176,264,114	$177,701,799
Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Deficit:
Current liabilities:
Accounts payable	$2,971,179	$296,718
Accrued expenses	1,129,500	70,000
Franchise tax payable	178,303	83,836
Total current liabilities	4,278,982	450,554
Deferred underwriting commissions	6,900,000	6,900,000
Derivative warrant liabilities	15,484,000	15,871,750
Total Liabilities	26,662,982	23,222,304
Commitments and Contingencies
Class A common stock subject to possible redemption; $0.0001 par value; 17,250,000 shares issued and outstanding at redemption value of $10.20 per share at December 31, 2021 and 2020	175,950,000	175,950,000
Stockholders’ Deficit:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; no non-redeemable shares issued or outstanding	—	—
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 4,312,500 shares issued and outstanding at December 31, 2021 and 2020	431	431
Additional paid-in capital	—	—
Accumulated deficit	(26,349,299)	(21,470,936)
Total Stockholders’ deficit	(26,348,868)	(21,470,505)
Total Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Deficit	$176,264,114	$177,701,799
The accompanying notes are an integral part of these consolidated financial statements.

THAYER VENTURES ACQUISITION CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
	For the Year Ended December 31, 2021	For the Period from July 31, 2020 (inception) through December 31, 2020
General and administrative expenses	$5,155,793	$108,674
Franchise tax expenses	152,376	83,836
Loss from operations	(5,308,169)	(192,510)
Other income (expenses):
Income earned on investments held in Trust Account	42,056	325
Financing costs – derivative warrant liabilities	—	(410,849)
Change in fair value of derivative warrant liabilities	387,750	(2,355,500)
Net loss	$(4,878,363)	$(2,958,534)
Weighted average shares outstanding of Class A common stock	17,250,000	2,079,787
Basic and diluted net loss per share, Class A common stock	$(0.23)	$(0.50)
Weighted average shares outstanding of Class B common stock	4,312,500	3,817,819
Basic and diluted net loss per share, Class B common stock	$(0.23)	$(0.50)
The accompanying notes are an integral part of these consolidated financial statements.

THAYER VENTURES ACQUISITION CORPORATION
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
For the Year Ended December 31, 2021
	Common Stock
	Class A		Class B		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance – December 31, 2020	—	$—	4,312,500	$431	$—	$(21,470,936)	$(21,470,505)
Net income	—	—	—	—	—	(4,878,363)	(4,878,363)
Balance – December 31, 2021	—	$—	4,312,500	$431	$—	$(26,349,299)	$(26,348,868)
For the Period from July 31, 2020 (inception) through December 31, 2020
	Common Stock
	Class A		Class B		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance – July 31, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of common stock to Sponsor	—	—	4,312,500	431	24,569	—	25,000
Excess cash received over the fair value of the private warrants	—	—	—	—	1,076,250	—	1,076,250
Accretion of Class A common stock subject to possible redemption	—	—	—	—	(1,100,819)	(18,512,402)	(19,613,221)
Net loss	—	—	—	—	—	(2,958,534)	(2,958,534)
Balance – December 31, 2020	—	$—	4,312,500	$431	$—	$(21,470,936)	$(21,470,505)
The accompanying notes are an integral part of these consolidated financial statements.

THAYER VENTURES ACQUISITION CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
	For the Year Ended December 31, 2021	For the Period from July 31, 2020 (inception) through December 31, 2020
Cash Flows from Operating Activities:
Net loss	$(4,878,363)	$(2,958,534)
Adjustments to reconcile net loss to net cash used in operating activities:
Income earned on investments held in Trust Account	(42,056)	(325)
Financing costs – derivative warrant liabilities	—	410,849
Change in fair value of derivative warrant liabilities	(387,750)	2,355,500
General and administrative expenses paid by Sponsor under note payable	—	18,500
Changes in operating assets and liabilities:
Accounts payable	2,674,461	61,811
Accrued expenses	1,059,500	—
Franchise tax payable	94,467	83,836
Net cash used in operating activities	(1,129,345)	(537,611)
Cash Flows from Investing Activities
Cash deposited in Trust Account	—	(175,950,000)
Net cash used in investing activities	—	(175,950,000)
Cash Flows from Financing Activities:
Prepaid expenses	350,396	(509,248)
Proceeds from note payable to related party	—	265,312
Repayment of note payable to related party	—	(400,000)
Proceeds received from initial public offering, gross	—	172,500,000
Proceeds received from private placement	—	7,175,000
Offering costs paid, net of reimbursement from underwriters	—	(1,810,475)
Net cash provided by financing activities	—	177,729,837
Net change in cash	(1,129,345)	1,242,226
Cash – beginning of the period	1,242,226	—
Cash – end of the period	$112,881	$1,242,226
Supplemental disclosure of noncash financing activities:
Offering costs paid in exchange for issuance of common stock to Sponsor	$—	$25,000
Offering costs included in accrued expenses	$—	$70,000
Offering costs included in accounts payable	$—	$234,907
Offering costs included in note payable	$—	$116,188
Deferred underwriting commissions in connection with initial public offering	$—	$6,900,000
The accompanying notes are an integral part of these consolidated financial statements.

THAYER VENTURES ACQUISITION CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 1.   Description of Organization, Business Operations and Basis of Presentation.
Thayer Ventures Acquisition Corporation (the “Company”) is a blank check company incorporated in Delaware on July 31, 2020. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of December 31, 2021, the Company had not commenced any operations. All activity for the period from July 31, 2020 (inception) through December 31, 2021 relates to the Company’s formation and the initial public offering (the “IPO”) described below, and, subsequent to the IPO, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of income earned on the proceeds derived from the IPO.
The Company’s sponsor is Thayer Ventures Acquisition Holdings LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Company’s IPO was declared effective on December 10, 2020. On December 15, 2020, the Company consummated its IPO of 17,250,000 units (the “Units” and, with respect to the Class A common stock included in the Units offered, the “Public Shares”), including 2,250,000 additional Units to cover over-allotments (the “Over-Allotment Units”), at $10.00 per Unit, generating gross proceeds of $172.5 million, and incurring offering costs of approximately $9.2 million, inclusive of $6.9 million in deferred underwriting commissions (Note 5) and net of reimbursement from the underwriters of approximately $1.7 million.
Simultaneously with the closing of the IPO, the Company consummated a private placement (“Private Placement”) of 7,175,000 warrants to purchase Class A common stock (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant to the Sponsor, generating proceeds of approximately $7.2 million (Note 4).
Upon the closing of the IPO and the Private Placement, approximately $176.0 million ($10.20 per Unit) of the net proceeds of the IPO and certain of the proceeds of the Private Placement were placed in a trust account (“Trust Account”) located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940 (as amended (the “Investment Company Act”) which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the value of the funds held in the Trust Account (as defined below) (excluding the amount of deferred underwriting discounts held in Trust and taxes payable on the interest earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company only intends to complete a Business Combination if the post- transaction company owns or acquires 50% or more of the voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.
The Company will provide the holders of the Company’s outstanding Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business

Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then held in the Trust Account (currently at $10.20 per Public Share). The per-share amount to be distributed to Public Stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5). These Public Shares are recorded at a redemption value and classified as temporary equity upon the completion of the IPO in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, Distinguishing Liabilities from Equity. If the Company seeks stockholder approval, the Company will proceed with a Business Combination if a majority of the shares voted are voted in favor of the Business Combination. The Company will not redeem the Public Shares in connection with a Business Combination in an amount that would cause its net tangible assets to be less than $5,000,001. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its amended and restated certificate of incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or do not vote at all or are not a holder of record of Public Shares on the record date established in connection with a Business Combination. If the Company seeks stockholder approval in connection with a Business Combination, the initial stockholders (as defined below) agreed to vote their Founder Shares (as defined below in Note 4) and any Public Shares purchased during or after the IPO in favor of a Business Combination. In addition, the initial stockholders agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.
The Certificate of Incorporation provides that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company. The holders of the Founder Shares (the “initial stockholders”) agreed not to propose an amendment to the Certificate of Incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or with respect to any other material provisions relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.
If the Company is unable to complete a Business Combination within 18 months from the closing of the IPO, or June 15, 2022, (the “Combination Period”) and the Company’s stockholders have not amended the Certificate of Incorporation to extend such Combination Period, the Company will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the board of directors, liquidate and dissolve, subject in each case, to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
The initial stockholders agreed to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders acquire Public Shares in or after the IPO, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the

Company fails to complete a Business Combination within the Combination Period. The underwriters agreed to waive their rights to the deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.20. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party (except for the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a letter of intent, confidentiality or other similar agreement or business combination agreement (a “Target”), reduce the amount of funds in the Trust Account to below the lesser of (i) $10.20 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.20 per Public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or Target that executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (excluding the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Proposed Business Combination
On June 30, 2021, the Company, Passport Merger Sub I Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Blocker Merger Sub 1”), Passport Merger Sub II Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Blocker Merger Sub 2”), Passport Merger Sub III Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Blocker Merger Sub 3” and, together with Blocker Merger Sub 1 and Blocker Merger Sub 2, the “Blocker Merger Subs”, and together with the Company Merger Sub (as defined below), the “Merger Subs”), KPCB Investment I, Inc., a Delaware corporation (“KPCB Blocker”), Inspirato Group, Inc., a Delaware corporation (“IVP Blocker”), W Capital Partners III IBC, Inc., a Delaware corporation (“W Capital Blocker”, and together with KPCB Blocker and the IVP Blocker, the “Blockers”), Passport Company Merger Sub, LLC a Delaware limited liability company (“Company Merger Sub”, and together with the Company and the Blocker Merger Subs, the “TVAC Parties”), and Inspirato LLC, a Delaware limited liability company (“Inspirato”), entered into a business combination agreement (the “Business Combination Agreement”), pursuant to which (i) KPCB Blocker will merge with and into Blocker Merger Sub 1, with Blocker Merger Sub 1 as the surviving company and wholly-owned subsidiary of the Company (the “KPCB Blocker Merger”), (ii) IVP Blocker will merge with an into Blocker Merger Sub 2, with Blocker Merger Sub 2 as the surviving company and wholly-owned subsidiary of the Company (the “IVP Blocker Merger”), (iii) W Capital Blocker will merge with and into Blocker Merger Sub 3, with Blocker Merger Sub 3 as the surviving company and wholly-owned subsidiary of the Company (the “W Capital Blocker Merger,” and together with the KPCB Blocker Merger and the IVP Blocker Merger and any mergers involving blockers that are not party to the Business Combination Agreement (if any), the “Blocker Mergers”) and (iv) immediately following the Blocker Mergers, Company Merger Sub will merge with and into Inspirato, with Inspirato as the surviving company (“Surviving Company”), resulting in Inspirato becoming a subsidiary of the Company (the “Company Merger,” together with the Blocker Mergers, the “Mergers” and together with the other transactions related thereto, the “Proposed Transactions”).
Transaction Consideration
Upon the consummation of the Mergers, the aggregate consideration to be paid or issued in exchange for the units of Inspirato will be (i) approximately $1.07 billion (the “Valuation”) of equity consideration, payable in the form of shares of the Company’s Class A Common Stock, in the case of the Blockers, or New Company Units and shares of the Company’s Class V Common Stock in the case of all other unitholders of Inspirato, (ii) an amount in cash (if any), to be determined by the Inspirato prior to the closing of the

Proposed Transactions (the “Closing”), subject to the limitations set forth in the Business Combination Agreement, and (iii) certain rights under the Tax Receivables Agreement (as described below). The Valuation will be adjusted upward on a dollar-for-dollar basis by (a) the amount by which Inspirato’s net cash at the Closing exceeds $20 million, and (b) the amount by which the Company’s transaction expenses exceeds $15 million. The aggregate equity and cash consideration payable in the Mergers will be allocated among the Blockers and other unitholders of Inspirato in accordance with his, her or its respective pro rata share. Options to purchase Common Units of Inspirato will be converted into options to purchase shares of the Company’s Class A Common Stock at an exchange ratio based on the value of equity and cash consideration (but excluding the value of any rights payable under the Tax Receivables Agreement) payable to the unitholders of Inspirato, and will be subject to the same terms and conditions, including vesting.
Refer to the Company’s current report on Form 8-K, filed with the SEC on June 30, 2021, for more information.
Basis of Presentation
The accompanying consolidated financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for financial information and pursuant to the rules and regulations of the SEC.
Principles of Consolidation
The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Risks and Uncertainties
Management continues to evaluate the impact of the COVID-19 global pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Liquidity and Going Concern
As of December 31, 2021, the Company had approximately $113,000 outside of the Trust Account and a working capital deficit of approximately $3.8 million (not taking into account approximately $178,000 in tax obligations that may be paid using investment income classified in the Trust Account).
The Company’s liquidity needs prior to the consummation of the IPO were satisfied through the payment of $25,000 from the Sponsor to cover for certain offering costs on behalf of the Company in exchange for the issuance of the Founders Shares (as defined in Note 4), and loan proceeds from the Sponsor of $400,000 under the Note (as defined Note 4). The Company repaid the Note in full on December 15, 2020. Subsequent to the consummation of the IPO, the Company’s liquidity have been satisfied through the net proceeds from the consummation of the IPO and the Private Placement held outside of the Trust Account.
In connection with the Company’s assessment of going concern considerations in accordance with FASB Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the liquidity, mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after June 15, 2022. The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.
Note 2.   Significant Accounting Policies
Use of Estimates
The preparation of consolidated financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting periods. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Corporation coverage limit of $250,000 and investments held in Trust Account. As of December 31, 2021 and 2020, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Investments Held in Trust Account
The Company’s portfolio of investments is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in income on investments held in the Trust Account in the accompanying consolidated statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of December 31, 2021 and 2020.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities which qualify as financial instruments under the FASB ASC Topic 820, “Fair Value Measurements,” equal or approximate the carrying amounts represented in the consolidated balance sheets.
Fair Value Measurements
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers consist of:
•
Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

•
Level 2: Quoted prices in markets that are not active or financial instruments for which significant inputs to models are observable (including but not limited to quoted prices for similar securities, interest rates, foreign exchange rates, volatility and credit risk), either directly or indirectly;

•
Level 3: Prices or valuations that require significant unobservable inputs (including the Management’s assumptions in determining fair value measurement).

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
Derivative Warrant Liabilities
The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. In accordance with ASC Topic 825-10 “Financial Instruments”, offering costs attributable to the issuance of the derivative warrant liabilities have been allocated based on their relative fair value of total proceeds and are recognized in the consolidated statement of operations as incurred.
The warrants to purchase Class A common stock issued in connection with the IPO (the “Public Warrants”) and the Private Placement Warrants are recognized as derivative liabilities in accordance with ASC 815. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjusts the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s consolidated statement of operations. The initial fair value of the Public Warrants have been measured at fair value using a Monte Carlo simulation model and the Private Placement Warrants were estimated using Black-Scholes. The fair value of the Public Warrants as of December 31, 2021 is based on observable listed prices for such warrants. As the transfer of Private Placement Warrants to anyone who is not a permitted transferee would result in the Private Placement Warrants having substantially the same terms as the Public Warrants, the Company determined that the fair value of each Private Placement Warrant is equivalent to that of each Public Warrant. The determination of the fair value of the warrant liability may be subject to change as more current information becomes available and accordingly the actual results could differ significantly.

Derivative warrant liabilities are classified as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.
Deferred Underwriting Commissions
The Company classifies deferred underwriting commissions as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.
Class A Common Stock Subject to Possible Redemption
The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption (if any) is classified as liability instruments and are measured at fair value. Conditionally redeemable Class A common stock (including Class A common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A common stock is classified as stockholders’ equity. The Company’s Class A common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of the IPO, 17,250,000 shares of Class A common stock subject to possible redemption are presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s consolidated balance sheets.
Effective with the closing of the IPO, the Company recognized the accretion from initial book value to redemption amount, which resulted in charges against additional paid-in capital (to the extent available) and accumulated deficit.
Net Loss Per Share of Common Stock
The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” The Company has two classes of shares, which are referred to as Class A common stock and Class B common stock. Income and losses are shared pro rata between the two classes of shares. Net loss per common share is calculated by dividing the net loss by the weighted average shares of common stock outstanding for the respective period.
The calculation of diluted net loss per common stock does not consider the effect of the warrants issued in connection with the IPO (including exercise of the over-allotment option) and the Private Placement to purchase an aggregate of 15,800,000 shares of Class A common stock in the calculation of diluted loss per share, because their exercise is contingent upon future events and their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted net loss per share is the same as basic net loss per share for the year ended December 31, 2021 and for the period from July 31, 2020 (inception) through December 31, 2020. Accretion associated with the redeemable Class A common stock is excluded from earnings per share as the redemption value approximates fair value.
The following table reflects presents a reconciliation of the numerator and denominator used to compute basic and diluted net loss per share for each class of common stock:

	For the Year Ended December 31, 2021		For the Period from July 31, 2020 (inception) through December 31, 2020
	Class A	Class B	Class A	Class B
Basic and diluted net loss per common stock:
Numerator:
Allocation of net loss	$(3,902,690)	$(975,673)	$(1,043,325)	$(1,915,209)
Denominator:
Basic and diluted weighted average common stock outstanding	17,250,000	4,312,500	2,079,787	3,817,819
Basic and diluted net loss per common stock	$(0.23)	$(0.23)	$(0.50)	$(0.50)
Income Taxes
Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. As of December 31, 2021 and 2020, the Company had deferred tax assets of approximately $1.1 million and $40,000, respectively, with a full valuation allowance against them.
FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2021 and 2020. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of December 31, 2021 and 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to potential income tax examinations by major taxing authorities.
Recent Adopted Accounting Standards
In August 2020, the FASB issued ASU No. 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies accounting for convertible instruments by removing major separation models required under current U.S. GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception and it also simplifies the diluted earnings per share calculation in certain areas. The Company early adopted the ASU on January 1, 2021 using the modified retrospective method for transition. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.
Management does not believe that any recently issued, but not yet effective, accounting standards updates, if currently adopted, would have a material effect on the accompanying consolidated financial statements.
Note 3.   Initial Public Offering.
On December 15, 2020, the Company consummated its IPO of 17,250,000 Units, including 2,250,000 Over- Allotment Units, at $10.00 per Unit, generating gross proceeds of $172.5 million, and incurring offering costs of approximately $9.2 million, inclusive of $6.9 million in deferred underwriting commissions and net of reimbursement from underwriters of approximately $1.7 million. Of the 17,250,000 Units sold, 4,944,550 Units were purchased by three qualified institutional buyers not affiliated with the Sponsor or any member of the management team (the “Anchor Investors”).
Each Unit consists of one share of Class A common stock, and one-half of one redeemable warrant (each, a “Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 6).
Note 4.   Related Party Transactions.
Founder Shares
On August 11, 2020, the Sponsor subscribed to purchase 5,031,250 shares of the Company’s Class B common stock, par value $0.0001 per share (the “Founder Shares”) for an aggregate price of $25,000. On August 13, 2020, the Sponsor paid $25,000 for certain offering costs on behalf of the Company in exchange for issuance of the Founder Shares. On October 27, 2020, 718,750 Founder Shares were contributed back to the Company for no consideration, resulting in an aggregate of 4,312,500 Founder Shares issued and outstanding. All shares and associated amounts have been retroactively restated to reflect the share surrender. On November 9, 2020, the Sponsor transferred 25,000 Founder Shares to each of the independent director nominees. The initial stockholders agreed to forfeit up to 562,500 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters, so that the Founder Shares would represent 20.0% of the Company’s issued and outstanding shares after the IPO. The underwriter exercised its over-allotment option in full on December 15, 2020; thus, these 562,500 Founder Shares were no longer subject to forfeiture.
The initial stockholders agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the last reported sale price of the shares of Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of the initial stockholders with respect to any Founder Shares.
Private Placement Warrants
Simultaneously with the closing of the IPO, the Company consummated the Private Placement of 7,175,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant to the Sponsor, generating proceeds of approximately $7.2 million.
Each Private Placement Warrant is exercisable for one whole share of Class A common stock at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants to the Sponsor was added to the proceeds from the IPO held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable for cash and exercisable on a cashless basis so long as they are held by the initial purchasers or their permitted transferees.
The purchasers of the Private Placement Warrants agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants (except to permitted transferees) until 30 days after the completion of the initial Business Combination.
Related Party Loans
On August 11, 2020, the Sponsor agreed to loan the Company an aggregate of up to $400,000 to cover expenses related to the IPO pursuant to a promissory note (the “Note”). This loan was non-interest bearing and payable on the earlier of the completion of the IPO or the date the Company determines not to conduct an IPO. The Company borrowed $400,000 under the Note. On December 15, 2020, the Company repaid the Note in full. Subsequent to repayment, the facility was no longer available to the Company.
In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination or, at the lenders’ discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of December 31, 2021 and 2020, the Company had no borrowings under the Working Capital Loans.
Administrative Support Agreement
Commencing on the date of the final prospectus of the IPO and continuing until the earlier of the Company’s consummation of a Business Combination or the Company’s liquidation, the Company will pay the Sponsor a total of $20,000 per month for office space and administrative and support services. The Sponsor has waived fees under such agreement since the IPO, as such there were no charges incurred or accrued for as of December 31, 2021.
The Sponsor, executive officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. The Company’s audit committee will review, on a quarterly basis, all payments that were made to the Sponsor, executive officers or directors, or the Company or their affiliates. For the year ended December 31, 2021, no charges were incurred or accrued.
Note 5.   Commitments and Contingencies.
Registration Rights
The holders of Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans) are entitled to registration rights pursuant to a registration rights agreement signed upon the consummation of the IPO. These holders will be entitled to certain demand and “piggyback” registration rights following the consummation of the initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements. However, the registration rights agreement provides that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until termination of the applicable lock-up period.
Underwriting Agreement
The underwriters were entitled to an underwriting discount of $0.20 per Unit, or approximately $3.45 million in the aggregate, paid upon the closing of the IPO. An additional fee of $0.40 per Unit, or $6.9 million in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
The underwriters also made a payment to the Company in an amount equal to 1.0% of the gross proceeds of the IPO, or approximately $1.7 million in the aggregate to reimburse certain of the Company’s expenses.

Deferred Consulting Fees
In September 2020, the Company entered into an engagement letter with a consultant to obtain advisory services in connection with its search for a business combination target, pursuant to which the Company agreed to pay a $10,000 initial fee upon execution and a deferred success fee of $50,000 upon the consummation of the initial Business Combination.
Note 6.   Derivative Warrant Liabilities.
As of December 31, 2021 and 2020, the Company had 8,625,000 Public Warrants and 7,175,000 Private Placement Warrants outstanding.
Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the IPO; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its best efforts to file with the SEC and have an effective registration statement covering the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed. If a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Company’s shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
The Public Warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire five years after the completion of the initial Business Combination or earlier upon redemption or liquidation. In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Company’s initial stockholders or their affiliates, without taking into account any Founder Shares held by the Company’s initial stockholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 50% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the common stock during the 20 trading day period starting on the trading day after the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $10.00 and $18.00 per share redemption trigger price described below under “Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00” and “Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 100% and 180% of the higher of the Market Value and the Newly Issued Price, respectively.

The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so long as they are held by the Sponsor or its permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
Redemption of Warrants when the price per share of Class A common stock equals or exceeds $18.00:
Once the warrants become exercisable, the Company may call the outstanding warrants for redemption (except as described herein with respect to the Private Placement Warrants):
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon a minimum of 30 days’ prior written notice of redemption; and

•
if, and only if, the last reported sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like and for certain issuances of Class A common stock and equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders (the “Reference Value”).

The Company will not redeem the warrants unless an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period.
Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00:
After the warrants become exercisable, the Company may redeem the outstanding warrants:
•
in whole and not in part;

•
at a price of $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that during such 30 day period holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares of Class A common stock determined by reference to an agreed table based on the redemption date and the “fair market value” of the shares of Class A common stock (as defined below); provided, further, that if the warrants are not exercised on a cashless basis or otherwise during such 30 day period, the Company shall redeem such warrants for $0.10 per share;

•
if, and only if, the Reference Value equals or exceeds $10.00 per share (as adjusted per stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like and for certain issuances of Class A common stock and equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination) on the trading day prior to the date on which the Company sends the notice of redemption to the warrant holders; and

•
if the Reference Value is less than $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like and for certain issuances of Class A common stock and equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination) then the Private Placement Warrants must also concurrently be called for redemption on the same terms (equal to a number of shares of Class A common stock) as the outstanding Public Warrants as described above.

The “fair market value” of Class A common stock for the above purpose shall mean the average reported last sale price of Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 shares of Class A common stock per warrant (subject to adjustment). In no event will the Company be required to net cash settle any warrant. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
Note 7.   Class A Common Stock Subject to Possible Redemption
The Company’s Class A common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of future events. The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of the Company’s Class A common stock are entitled to one vote for each share. As of December 31, 2021 and 2020, there were 17,250,000 shares of Class A common stock outstanding, which were all subject to possible redemption and are classified outside of permanent equity in the balance sheet.
The Class A common stock subject to possible redemption reflected on the balance sheet is reconciled on the following table:
Gross proceeds from Initial Public Offering	$172,500,000
Less:
Fair value of Public Warrants at issuance	(7,417,500)
Offering costs allocated to Class A common stock subject to possible redemption	(8,745,721)
Plus:
Accretion on Class A common stock subject to possible redemption amount	19,613,221
Class A common stock subject to possible redemption	$175,950,000
8.   Stockholders’ Deficit
Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2021 and 2020, there were no preferred shares issued or outstanding.
Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of December 31, 2021 and 2020, there were 17,250,000 shares of Class A common stock issued and outstanding, all subject to possible redemption and therefore classified as temporary equity on the accompanying consolidated balance sheet (see Note 7).
Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. As of December 31, 2021 and 2020, there were 4,312,500 shares of Class B common stock issued and outstanding.
Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. With respect to any matter submitted to a vote of the stockholders, including any vote in connection with the initial Business Combination, except as required by law or the applicable rules of Nasdaq then in effect, holders of the shares of Class A common stock and shares of Class B common stock will vote together as a single class on all matters submitted to a vote of the stockholders.
The Class B common stock will automatically convert into Class A common stock at the time of the initial Business Combination on a one-for-one basis (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like), and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the IPO and related to the closing of the Business Combination, including pursuant to a specified future issuance, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the initial stockholders agree to waive such adjustment with respect to any such issuance or deemed issuance, including a specified future issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon completion of the IPO plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the Business Combination (after giving effect to any redemptions of shares of Class A common stock by Public Stockholders) (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Warrants issued to the Sponsor, officers or directors upon conversion of Working Capital Loans). The Sponsor may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time. In no event will the shares of Class B common stock convert into shares of Class A common stock at a rate of less than one-to-one.
Note 9.   Fair Value Measurements.
The following table presents information about the Company’s assets that are measured at fair value on a recurring basis and indicate the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value.
December 31, 2021
Description	Quoted Prices in Active Markets (Level 1)	Significant Other Unobservable Inputs (Level 3)	Significant Other Observable Inputs (Level 2)
Assets:
Investments held in Trust Account	$175,992,381	$—	$—
Liabilities:
Derivative warrant liabilities (public)	$8,452,500	$—	$—
Derivative warrant liabilities (private)	$—	$7,031,500	$—
December 31, 2020
Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investments held in Trust Account	$175,950,325	$—	$—
Liabilities:
Derivative warrant liabilities (public)	$—	$—	$8,625,000
Derivative warrant liabilities (private)	$—	$—	$7,246,750
Transfers to/from Levels 1, 2, and 3 are recognized at the beginning of the reporting period. The estimated fair value of Public Warrants was transferred from a Level 3 fair value measurement to a Level 1 measurement, when the Public Warrants were separately listed and traded in February 2021. The estimated fair value of the Private Warrants was transferred from a Level 3 measurement to a Level 2 fair value measurement as of February 2021, as the transfer of Private Placement Warrants to anyone who is not a permitted transferee would result in the Private Placement Warrants having substantially the same terms as the Public Warrants, the Company determined that the fair value of each Private Placement Warrant is equivalent to that of each Public Warrant. There were no other transfers to/from Levels 1, 2, and 3 during the year ended December 31, 2021.
Level 1 assets include investments in mutual funds that invest solely in U.S. government securities. The Company uses inputs such as actual trade data, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.

The fair value of the Public Warrants and Private Placement Warrants were initially measured at fair value using a Monte Carlo simulation model and Black-Scholes option pricing model. For periods subsequent to the detachment of the Public Warrants from the Units, the Public Warrants’ listed price in an active market was used as the fair value for determining the fair value of the Public Warrants and Private Placement Warrants. For the year ended December 31, 2021, the Company recognized a non-operating gain resulting from a decrease in the fair value of liabilities of approximately $388,000, presented as change in fair value of derivative warrant liabilities on the accompanying consolidated statements of operations. The estimated fair value of the Private Placement Warrants, and the Public Warrants prior to being separately listed and traded, is determined using Level 3 inputs. Inherent in a Monte Carlo simulation are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock based on historical volatility of select peer companies that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.
The following table provides quantitative information regarding Level 3 fair value measurements inputs at their initial measurement date:
At initial issuance
Exercise price	$11.50
Volatility	15.4%
Stock price	$9.98
Expected life of the options to convert	6.54
Risk-free rate	0.58%
Dividend yield	0.0%
The change in the fair value of the derivative warrant liabilities, measured using Level 3 inputs, for the year ended December 31, 2021 is summarized as follows:
Derivative warrant liabilities at January 1, 2021	$15,871,750
Transfer of public warrant liabilities to Level 1	(8,625,000)
Change in fair value of warrant liabilities	(2,870,000)
Derivative warrant liabilities at March 31, 2021	4,376,750
Transfer of private warrant liabilities to Level 1	(4,376,750)
Change in fair value of warrant liabilities	—
Derivative warrant liabilities at December 31, 2021	$—
Note 10.   Income Taxes
The Company’s taxable income primarily consists of interest income on the Trust Account. The Company’s general and administrative expenses are generally considered start-up costs and are not currently deductible. There was no income tax expense for the period from July 31, 2020 (inception) through December 31, 2021.

The income tax provision (benefit) consists of the following:
	December 31, 2021	December 31, 2020
Current
Federal	$—	$—
State	—	—
Deferred
Federal	(1,111,168)	(40,359)
State	—	—
Valuation allowance	1,111,168	40,359
Income tax provision	$—	$—
The Company’s net deferred tax assets are as follows:
	December 31, 2021	December 31, 2020
Deferred tax assets:
Net operating loss carryover	$5,630	$17,537
Start-up/Organization costs	1,105,538	22,822
Total deferred tax assets	1,111,168	40,359
Valuation allowance	(1,111,168)	(40,359)
Deferred tax asset, net of allowance	$—	$—
In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance.
There were no unrecognized tax benefits as of December 31, 2021 and 2020. No amounts were accrued for the payment of interest and penalties at December 31, 2021 and 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
A reconciliation of the statutory federal income tax rate (benefit) to the Company’s effective tax rate (benefit) is as follows:
	December 31, 2021	December 31, 2020
Statutory Federal income tax rate	21.0%	21.0%
Financing cost – derivative warrant liabilities	0.0%	(2.92)%
Change in fair value of derivative warrant liabilities	1.67%	(16.72)%
Change in Valuation Allowance	(22.7)%	(1.4)%
Income Taxes Expense (Benefit) .	0.0%	0.0%
Note 11.   Subsequent Events
The Company evaluated subsequent events and transactions that occurred up to the date the consolidated financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

Primary Offering of
69,780,665 Shares of Class A Common Stock Issuable Upon the Exchange of New Common Units and Class V Common Stock
Secondary Offering of
94,278,420 Shares of Class A Common Stock
INSPIRATO INCORPORATED

PROSPECTUS

May 9, 2022